UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Guaranty Bancorp

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Proxy Statement and Prospectus of Independent Bank Group	Proxy Statement of Guaranty Bancorp

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On May 22, 2018, Guaranty Bancorp, or “Guaranty,” and Independent Bank Group, Inc., or “Independent,” entered into an Agreement and Plan of Reorganization (which, as it may be amended, supplemented or modified from time to time, we refer to as the “reorganization agreement”), pursuant to which Guaranty will merge with and into Independent. Immediately following the completion of the merger, Guaranty Bank and Trust Company, a wholly owned bank subsidiary of Guaranty, will merge with and into Independent Bank, Independent’s wholly owned bank subsidiary, with Independent Bank continuing as the surviving bank (which we refer to as the “bank merger”).

In the merger, each share of Guaranty common stock will be converted into the right to receive 0.45 shares (which we refer to as the “exchange ratio”) of Independent common stock (which we refer to as the “merger consideration”). Based on Independent’s closing price of $78.60 per share on May 21, 2018, the last trading day before the announcement of the reorganization agreement, and the number of shares of Guaranty common stock outstanding as of May 21, 2018, the merger consideration represented approximately $35.37 for each share of Guaranty common stock and aggregate consideration of approximately $1.0 billion. Based on Independent’s closing price of $69.30 per share on August 14, 2018, the last practicable trading day before the date of the enclosed joint proxy statement/prospectus, and the number of shares of Guaranty common stock outstanding as of such date, the merger consideration represented approximately $31.19 for each share of Guaranty common stock and aggregate consideration of approximately $913.9 million. We encourage you to obtain current market quotations for the common stock of Independent and Guaranty before you vote. Independent common stock is currently quoted on the NASDAQ Global Select Market (which we refer to as the “NASDAQ”) under the symbol “IBTX.” Guaranty common stock is currently quoted on the NASDAQ under the symbol “GBNK.”

The number of shares of Independent common stock to be delivered to holders of shares of Guaranty common stock upon completion of the merger is approximately 13,188,000 shares, based on the number of shares of Guaranty common stock and restricted stock awards in respect of Guaranty common stock outstanding as of August 14, 2018.

Independent and Guaranty will each hold a special meeting of their respective shareholders in connection with the merger. Independent shareholders will be asked to vote to approve and adopt the reorganization agreement and related matters, as well as to approve the other matters to be considered at the special meeting, as described in the attached joint proxy statement/prospectus. Guaranty stockholders will be asked to vote to approve and adopt the reorganization agreement and approve related matters, as described in the attached joint proxy statement/prospectus.

The special meeting of Independent shareholders will be held on September 24, 2018, at 3:30 p.m. Central Time, at 1600 Redbud Boulevard, Suite 400, McKinney, TX 75069. The special meeting of Guaranty stockholders will be held on September 25, 2018, at 1:00 p.m. Mountain Time, at The Ritz Carlton Hotel, 881 Curtis Street, Denver, Colorado 80202.

Your vote is important. We cannot complete the merger unless Independent’s shareholders and Guaranty’s stockholders approve and adopt the reorganization agreement. Approval and adoption of the reorganization agreement requires (1) the affirmative vote of the holders of two-thirds of the outstanding shares of Independent common stock entitled to vote on the proposal and (2) the affirmative vote of the holders of a majority of the outstanding shares of Guaranty common stock entitled to vote on the proposal. Regardless of whether or not you plan to attend your special meeting, please take the time to vote your shares in accordance with the instructions contained in the enclosed joint proxy statement/prospectus.

The Independent board of directors recommends that Independent shareholders vote “FOR” the approval and adoption of the reorganization agreement and “FOR” the other matters to be considered at the Independent special meeting.

The Guaranty board of directors recommends that Guaranty stockholders vote “FOR” the approval and adoption of the reorganization agreement and “FOR” the other matters to be considered at the Guaranty special meeting.

The enclosed joint proxy statement/prospectus describes the special meetings, the merger, the documents related to the merger and other related matters. Please carefully read the entire joint proxy statement/prospectus, including the “Risk Factors” section, beginning on page 44, for a discussion of the risks relating to the proposed merger. You also can obtain information about Independent and Guaranty from documents that each has filed with the Securities and Exchange Commission.

If you have any questions concerning the merger, Independent shareholders should please contact Jan Webb, Independent’s Corporate Secretary, at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257, or (972) 562-9004, and Guaranty stockholders should please contact Guaranty Bancorp Investor Relations at 1331 Seventeenth Street, Suite 200, Denver, Colorado 80202, or (303) 675-1194. We look forward to seeing you at the meetings.

David R. Brooks Chairman of the Board and Chief Executive Officer Independent Bank Group, Inc.	Paul W. Taylor President and Chief Executive Officer Guaranty Bancorp

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities that Independent is offering through this document are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated August 15, 2018, and is first being mailed or otherwise delivered to Independent shareholders and Guaranty stockholders on or about August 17, 2018.

Guaranty Bancorp

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

(303) 675-1194

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Guaranty Bancorp (“Guaranty”), will be held at The Ritz Carlton Hotel, 881 Curtis Street, Denver, Colorado 80202, at 1:00 p.m. Mountain Time, on September 25, 2018 for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 22, 2018, by and between Independent Bank Group, Inc., or Independent, and Guaranty Bancorp, or Guaranty, as it may be amended, supplemented or modified from time to time, pursuant to which Guaranty will merge with and into Independent (the “merger”), as more fully described in the enclosed joint proxy statement/prospectus (which we refer to as the “Guaranty merger proposal”);

2. To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Guaranty may receive in connection with the merger pursuant to existing agreements or arrangements with Guaranty (which we refer to as the “Guaranty compensation proposal”); and

3. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if the board of directors of Guaranty determines such an adjournment is necessary or appropriate to permit solicitation of additional proxies in favor of the Guaranty merger proposal (which we refer to as the “Guaranty adjournment proposal”).

Guaranty will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The above proposals are described in more detail in this document, which you should read carefully in its entirety before you vote. A copy of the reorganization agreement is attached as Appendix A to this document.

The Guaranty board of directors has set August 14, 2018 as the record date for the Guaranty special meeting. Only holders of record of Guaranty common stock at the close of business on August 14, 2018 will be entitled to notice of and to vote at the Guaranty special meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the Guaranty special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Guaranty common stock.

Your vote is very important. To ensure your representation at the Guaranty special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the Guaranty special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Guaranty special meeting.

The Guaranty board of directors has approved the reorganization agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Guaranty merger proposal, “FOR” the Guaranty compensation proposal and “FOR” the Guaranty adjournment proposal (if necessary or appropriate).

By Order of the Board of Directors,

Paul W. Taylor

President and Chief Executive Officer

Denver, Colorado

August 15, 2018

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Independent:

A special meeting of shareholders of Independent will be held on September 24, 2018, at 3:30 p.m. Central Time, at 1600 Redbud Boulevard, Suite 400, McKinney, TX 75069, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 22, 2018, by and between Independent Bank Group, Inc., or Independent, and Guaranty Bancorp, or Guaranty, as it may be amended, supplemented or modified from time to time, pursuant to which Guaranty will merge with and into Independent (the “merger”), as more fully described in the enclosed joint proxy statement/prospectus (which we refer to as the “Independent merger proposal”); and

2. To consider and vote upon any proposal to adjourn the special meeting to a later date or dates, if the board of directors of Independent determines such an adjournment is necessary or appropriate to permit solicitation of additional proxies in favor of the Independent merger proposal (which we refer to as the “Independent adjournment proposal”).

Independent will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

Only shareholders of Independent of record as of 5:00 p.m. Central Time, on August 14, 2018, will be entitled to notice of and to vote at the special meeting and any adjournments thereof.

Approval of the Independent merger proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Independent common stock entitled to vote. The Independent adjournment proposal requires the affirmative vote of a majority of votes cast by the Independent shareholders entitled to vote on such proposal at the Independent special meeting.

The board of directors of Independent recommends that you vote “FOR” the Independent merger proposal and the Independent adjournment proposal.

Your vote is very important. We cannot complete the merger unless Independent’s shareholders approve the Independent merger proposal.

A proxy card is enclosed. Whether or not you plan to attend the Independent special meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy in the manner described in the joint proxy statement/prospectus at any time before it is exercised. If you attend the Independent special meeting, you may vote in person if you desire, even if you have previously returned your proxy card or submitted your vote via the Internet or by telephone.

If you have any questions concerning the merger or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus or need help voting your shares of Independent common stock, please contact Jan Webb, Independent’s Corporate Secretary, at (972) 562-9004.

By Order of the Board of Directors,

David R. Brooks

Chairman of the Board, President and Chief

Executive Officer

McKinney, Texas

August 15, 2018

HOW TO OBTAIN ADDITIONAL INFORMATION

Certain important business and financial information about Independent and Guaranty included in documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) has not been included in or incorporated by reference in this document. This information is described under “Where You Can Find More Information.” With respect to Independent, you can obtain free copies of this information by writing or calling:

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

Attention: Michelle S. Hickox

Executive Vice President and Chief Financial Officer

(972) 562-9004

With respect to Guaranty, you can obtain free copies of this information by writing or calling:

Guaranty Bancorp

Attention: Investor Relations

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

(303) 675-1194

To obtain timely delivery of the documents before the special meeting of shareholders of Independent or Guaranty, you must request the information by no later than five (5) business days prior to the Independent special meeting, or September 17, 2018, or five (5) business days prior to the Guaranty special meeting, or September 18, 2018.

In addition, if Independent shareholders have specific questions about the merger or the Independent special meeting, need additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation for the Independent special meeting, they may contact Jan Webb, Independent’s Corporate Secretary, at the following address or by calling the following telephone number:

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

If Guaranty stockholders have specific questions about the merger or the Guaranty special meeting, need additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation for the Guaranty special meeting, they may contact Guaranty Bancorp Investor Relations at the following address or by calling the following telephone number:

Guaranty Bancorp

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

(303) 675-1194

PLEASE NOTE

We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

This joint proxy statement/prospectus has been prepared as of August 15, 2018. There may be changes in the affairs of Guaranty or Independent after that date that are not reflected in this document.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following are some questions that you may have regarding the Agreement and Plan of Reorganization, or the “reorganization agreement,” dated as of May 22, 2018, by and between Independent Bank Group, Inc., or “Independent,” and Guaranty Bancorp, or “Guaranty,” pursuant to which Guaranty will merge with and into Independent, with Independent being the surviving entity following the merger, which transaction is referred to herein as the “merger,” and the special meetings, and brief answers to those questions. Independent and Guaranty advise you to read carefully the remainder of this joint proxy statement/prospectus because the information contained in this section does not provide all of the information that might be important to you with respect to the merger and the special meetings. Additional important information is also referred to under the caption “Where You Can Find More Information” beginning on page 158.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

In order to approve and adopt the reorganization agreement and related matters, Independent has called a special meeting of its shareholders. This document serves as a proxy statement for the Independent special meeting and describes the proposals to be presented at the Independent special meeting.

Guaranty has also called a special meeting of its stockholders to approve and adopt the reorganization agreement and approve related matters. This document serves as a proxy statement for the Guaranty special meeting and describes the proposals to be presented at the Guaranty special meeting. Finally, this document is also a prospectus that is being delivered to Guaranty stockholders because, in connection with the merger, Independent is offering shares of Independent common stock to Guaranty stockholders.

This joint proxy statement/prospectus contains important information about the merger, the reorganization agreement and the other proposals being voted on at the Independent and Guaranty special meetings and important information to consider in connection with an investment in Independent common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending your special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:	What are Guaranty stockholders being asked to vote upon?

A:

Guaranty is proposing to be acquired by Independent through certain merger transactions. As part of the overall transaction, the holders of Guaranty common stock are being asked to consider and vote on the following proposals:

•

to approve and adopt the reorganization agreement, pursuant to which Guaranty will merge with and into Independent (which we refer to as the “Guaranty merger proposal”), as is further described in the section entitled “The Merger” beginning on page 65 and “The Reorganization Agreement” beginning on page 104;

•

to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Guaranty may receive in connection with the merger pursuant to existing agreements or arrangements with Guaranty (which we refer to as the “Guaranty compensation proposal”), which is further described in the section entitled “Guaranty Compensation Proposal” beginning on page 131; and

•

to approve the adjournment of the Guaranty special meeting to a later date or dates if the board of directors of Guaranty determines it is necessary or appropriate to permit solicitation of additional proxies in favor of the Guaranty merger proposal (which we refer to as the “Guaranty adjournment proposal”), which is further described in the section entitled “Guaranty Adjournment Proposal” beginning on page 132.

No other business may be conducted at the Guaranty special meeting.

Q:	What are Independent shareholders being asked to vote upon?

A:	Independent is proposing to acquire Guaranty through the merger. As part of the overall transaction, the shareholders of Independent are being asked to consider and vote on the following proposals:

•

to approve and adopt the reorganization agreement, pursuant to which Guaranty will merge with and into Independent (which we refer to as the “Independent merger proposal”), as is further described in the section entitled “The Merger” beginning on page 65 and “The Reorganization Agreement” beginning on page 104; and

•

to approve the adjournment of the Independent special meeting to a later date or dates, if the board of directors of Independent determines it is necessary or appropriate to permit solicitation of additional proxies in favor of the Independent merger proposal (which we refer to as the “Independent adjournment proposal”), as is further described in the section entitled “Independent Adjournment Proposal” beginning on page 133.

No other business may be conducted at the Independent special meeting.

Q:	What will happen in the merger?

A:

In the merger, Guaranty will be merged with and into Independent, with Independent being the surviving entity. At the effective time of the merger, Guaranty will cease to exist. Upon the merger of Guaranty with and into Independent, the then-outstanding shares of Guaranty common stock will be converted into the right to receive the merger consideration described below. Immediately following the merger, Guaranty Bank and Trust Company (which we refer to as “Guaranty Bank”) will be merged with and into Independent Bank, with Independent Bank being the surviving bank. The merger of Guaranty Bank with and into Independent Bank is referred to in this joint proxy statement/prospectus as the “bank merger.” Guaranty Bank will cease to exist after the bank merger occurs. Guaranty Bank is a Colorado banking association with its home office in Denver, Colorado, and is a wholly owned subsidiary of Guaranty. Independent Bank is a Texas banking association headquartered in McKinney, Texas, and is a wholly owned subsidiary of Independent.

Q:	What will Guaranty stockholders receive in the merger?

A:

If the merger is completed, Guaranty stockholders will receive 0.45 (which we refer to as the “exchange ratio”) shares of Independent common stock (which we refer to as the “merger consideration”) for each share of Guaranty common stock held immediately prior to the merger. No fractional shares of Independent common stock will be issued in the merger. In lieu of the issuance of any such fractional shares, Independent will pay to each former holder of Guaranty shares otherwise entitled to receive such fractional shares an amount of cash (rounded to the nearest whole cent) determined by multiplying (i) the average of the daily volume-weighted average sales price per Independent share on the NASDAQ, for the twenty (20) consecutive full trading days ending on and including the third trading day preceding the closing date, as reported by Bloomberg, by (ii) the fraction of an Independent share such holder would otherwise be entitled to receive pursuant to the reorganization agreement.

Q:	What consideration will holders of outstanding Guaranty restricted stock awards receive in the merger?

A:

At the effective time of the merger (which we refer to as the “effective time”), each unvested award of restricted Guaranty common stock granted under Guaranty’s Amended and Restated 2005 Stock Incentive Plan, as amended, that is outstanding as of immediately prior to the effective time (which we refer to as a “Guaranty 2005 RSA”) will vest and be entitled to receive the merger consideration in respect of each share of Guaranty common stock subject to such Guaranty 2005 RSA, less applicable withholding taxes.

At the effective time, subject to certain exceptions, each unvested award of restricted Guaranty common stock granted under Guaranty’s 2015 Long-Term Incentive Plan, as amended, that is outstanding as of immediately prior to the effective time (which we refer to as a “Guaranty 2015 RSA”), will be converted into an award of restricted shares of Independent common stock (which we refer to as an “Adjusted RSA”) with the same terms and conditions as were applicable under such Guaranty 2015 RSA immediately prior to the effective time, except as described in the following sentences. With respect to any performance-vesting Guaranty 2015 RSA, the performance-based vesting conditions applicable to such Guaranty 2015 RSA immediately prior to the effective time will not apply from and after the effective time, and such Guaranty 2015 RSA will become a service-vesting Adjusted RSA only. The Adjusted RSA will relate to the number of shares of Independent common stock equal to the product of (i) the number of shares of Guaranty common stock subject to such Guaranty 2015 RSA immediately prior to the effective time (with respect to any performance-vesting Guaranty 2015 RSA for which the performance period has not been completed as of the effective time, the number of shares shall be the target number of shares subject to such Guaranty 2015 RSA), multiplied by (ii) the exchange ratio, with any fractional shares rounded up to the next whole number of shares. See “The Reorganization Agreement—Treatment of Guaranty Restricted Stock Awards” beginning on page 106 for additional information.

Q:	Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the effective time?

A:

Yes. Although the exchange ratio is fixed, the value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value of shares of Independent common stock. Any fluctuation in the market price of Independent shares after the date of this joint proxy statement/prospectus will change the value of the shares of Independent common stock that Guaranty stockholders will receive.

Q:	What are the U.S. federal income tax consequences of the merger to Guaranty stockholders?

A:

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and it is a condition to the respective obligations of Independent and Guaranty to complete the merger that each of Independent and Guaranty receives a legal opinion to that effect. Accordingly, holders of Guaranty common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Guaranty common stock for shares of Independent common stock in the merger, except with respect to any cash received instead of fractional shares of Independent common stock.

For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger.” The U.S. federal income tax consequences described above may not apply to all holders of Guaranty common stock. The tax consequences to a holder of Guaranty common stock will depend on his or her individual situation. Accordingly, we strongly urge holders of Guaranty common stock to consult their tax advisors for a full understanding of the particular tax consequences of the merger to them.

Q:	Will Independent shareholders receive any consideration as a result of the merger?

A:

No. Whether or not the merger is completed, Independent shareholders will retain the shares of Independent common stock that they currently own. They will not receive any merger consideration, whether cash or any additional shares of Independent common stock in the merger. If the merger is consummated, the issuance of the shares of Independent common stock to the Guaranty stockholders in the merger will result in the existing Independent shareholders’ ownership interest in and voting power with respect to Independent being diluted.

Q:	When do you expect the merger to be completed?

A:

We are working to complete the merger in the fourth quarter of 2018. However, neither Independent nor Guaranty can assure you of when or if the merger will be completed. Independent must obtain the approval of Independent shareholders to approve the Independent merger proposal at its special meeting, and Guaranty must obtain the approval of Guaranty stockholders to approve the Guaranty merger proposal at its special meeting. Independent and Guaranty must also obtain required regulatory approvals in addition to satisfying certain other closing conditions under the terms of the reorganization agreement.

Q:	Are there any risks I should consider in deciding whether I will vote for the reorganization agreement and the other proposals to be considered at the Independent special meeting?

A:	Yes. Set forth under the heading of “Risk Factors,” beginning on page 44, are a number of risk factors that you should consider carefully.

Q:	When and where will the special shareholders’ meetings be held?

A:

Guaranty stockholders: The Guaranty special stockholders’ meeting is scheduled to take place at 1:00 p.m. Mountain Time, on September 25, 2018, at The Ritz Carlton Hotel, 881 Curtis Street, Denver, Colorado 80202.

Independent shareholders: The Independent special shareholders’ meeting is scheduled to take place at 3:30 p.m. Central Time, on September 24, 2018, at 1600 Redbud Boulevard, Suite 400, McKinney, TX 75069.

Q:	Who is entitled to vote at the special meeting?

A:

Guaranty stockholders: The holders of record of Guaranty common stock, as of 5:00 p.m. Mountain Time, on August 14, 2018, which is the date that Guaranty’s board of directors has fixed as the record date for the Guaranty special meeting, or the Guaranty record date, are entitled to vote at the Guaranty special meeting.

Independent shareholders: The holders of record of Independent common stock, as of 5:00 p.m. Central Time, on August 14, 2018, which is the date that Independent’s board of directors has fixed as the record date for the Independent special meeting, are entitled to vote at the Independent special meeting.

Q:	What are my choices when voting?

A:

With respect to each of the proposals, holders of common stock entitled to vote may vote for, against or abstain from voting on the proposals in question presented at either the Guaranty special meeting or the Independent special meeting, as the case may be.

Q:	What constitutes a quorum at the Guaranty special meeting and the Independent special meeting?

A:

Guaranty stockholders: The presence at the Guaranty special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Guaranty common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker nonvotes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

If a quorum is not present, Guaranty may adjourn the Guaranty special meeting.

Independent shareholders: The presence at the Independent special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Independent common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker nonvotes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

If a quorum is not present, Independent may adjourn the Independent special meeting.

Q:	What votes are required for approval and adoption of the reorganization agreement?

A:

Guaranty stockholders: Approval of the Guaranty merger proposal by Guaranty stockholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Guaranty common stock entitled to vote on such proposal at the Guaranty special meeting (which we refer to as the “requisite Guaranty stockholder approval”).

Independent shareholders: Approval of the Independent merger proposal by Independent shareholders requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Independent common stock entitled to vote on such proposal at the Independent special meeting (which we refer to as the “requisite Independent shareholder approval”).

Q:	What vote is required to approve, on an advisory (non-binding) basis, the Guaranty compensation proposal?

A:

Approval of the Guaranty compensation proposal by Guaranty stockholders requires the affirmative vote of a majority of votes cast by the Guaranty stockholders entitled to vote on such proposal at the Guaranty special meeting.

Q:	What votes are required to approve the adjournment proposals?

A:

Guaranty stockholders: Approval of the Guaranty adjournment proposal by Guaranty stockholders requires the affirmative vote of a majority of votes cast by the Guaranty stockholders entitled to vote on such proposal at the Guaranty special meeting.

Independent shareholders: Approval of the Independent adjournment proposal by Independent shareholders requires the affirmative vote of a majority of votes cast by the Independent shareholders entitled to vote on such proposal at the Independent special meeting.

Q:	How does the board of directors of Guaranty recommend that I vote at the special meeting?

A:

The board of directors of Guaranty recommends that Guaranty stockholders vote their shares “FOR” the Guaranty merger proposal, “FOR” the Guaranty compensation proposal and “FOR” the Guaranty adjournment proposal.

Q:	How does the board of directors of Independent recommend that I vote at the Independent special meeting?

A:	The board of directors of Independent recommends that Independent shareholders vote their shares “FOR” the Independent merger proposal and “FOR” the Independent adjournment proposal.

Q:	Am I entitled to dissenters’ or appraisal rights?

A:

No. Under the Delaware General Corporation Law (which we refer to as the “DGCL”), holders of Guaranty common stock are not entitled to dissenters’ or appraisal rights in connection with the merger. Under the Texas Business Organizations Code (which we refer to as the “TBOC”), holders of shares of Independent common stock are not entitled to dissenters’ or appraisal rights in connection with the merger or the share issuance in connection with the merger.

Q:	What happens if I transfer my shares after the record date for the special meetings?

A:

Guaranty stockholders: The record date for the Guaranty special meeting is earlier than the expected date of completion of the merger. Therefore, if you transfer your shares of Guaranty common stock after the record date, but prior to the effective time of the merger, you will retain the right to vote at the Guaranty special meeting, but the right to receive the merger consideration will transfer with the shares of Guaranty common stock.

Independent shareholders: The record date for the Independent special meeting is earlier than the expected date of completion of the merger. Therefore, if you transfer your shares of Independent common stock after the record date, but prior to the completion of the merger, you will retain the right to vote at the Independent special meeting but will no longer own such shares of the combined company upon completion of the merger.

Q:	What do I need to do now?

A:

Guaranty stockholders: After you have thoroughly read and considered the information contained in this joint proxy statement/prospectus and have decided how you wish to vote your shares of Guaranty common stock, please vote your shares promptly so that your shares are represented and voted at the Guaranty special meeting. The process for voting your shares depends on how your shares are held. Generally you may hold shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a broker, bank, trustee or other nominee). If you hold shares in “street name,” you are considered the beneficial owner of those shares.

If you are a record holder on the record date for the Guaranty special meeting, you may vote by proxy or you may attend the Guaranty special meeting and vote in person. If you are a record holder on the record date for the Guaranty special meeting and want to vote your shares by proxy, you have three ways to vote:

•

simply indicate on the proxy card(s) applicable to your Guaranty common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible, but in any event no later than the time necessary for your proxy card(s) to be actually received by Guaranty prior to the vote at the Guaranty special meeting;

•	call 1 (800) 690-6903 using a touch-tone telephone and follow the instructions for telephone voting provided on the call; or

•	go to the website www.proxyvote.com and follow the instructions for Internet voting on that website.

Your proxy card must be received by Guaranty no later than the time the polls close for voting at the Guaranty special meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m. Eastern Time, on September 24, 2018.

Voting your shares by proxy will enable your shares of Guaranty common stock to be represented and voted at the Guaranty special meeting if you do not attend the Guaranty special meeting and vote your shares in person.

Independent shareholders: After you have thoroughly read and considered the information contained in this joint proxy statement/prospectus and have decided how you wish to vote your shares of Independent common stock, please vote your shares promptly so that your shares are represented and voted at the Independent special meeting. The process for voting your shares depends on how your shares are held. Generally you may hold shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a broker, bank, trustee or other nominee). If you hold shares in “street name,” you are considered the beneficial owner of those shares.

If you are a record holder on the record date for the Independent special meeting, you may vote by proxy or you may attend the Independent special meeting and vote in person. If you are a record holder on the record date for the Independent special meeting and want to vote your shares by proxy, you have three ways to vote:

•

simply indicate on the proxy card(s) applicable to your Independent common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible, but in any event no later than the time necessary for your proxy card(s) to be actually received by Independent prior to the vote at the Independent special meeting;

•	call 1 (866) 883-3382 using a touch-tone telephone and follow the instructions for telephone voting provided on the call; or

•	go to the website www.proxypush.com/ibtx and follow the instructions for Internet voting on that website.

Your proxy card must be received by Independent no later than the time the polls close for voting at the Independent special meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m. Central Time, on September 23, 2018. All references in this joint proxy statement/prospectus to a particular time of day refer to Central Time to the extent such references relate to the Independent special meeting, and Mountain Time to the extent such references relate to the Guaranty special meeting.

Voting your shares by proxy will enable your shares of Independent common stock to be represented and voted at the Independent special meeting if you do not attend the Independent special meeting and vote your shares in person.

Q:	If my shares of common stock are held in “street name” by my broker, bank, trustee or other nominee, will my broker, bank, trustee or other nominee vote my shares for me?

A:	No. Your broker, bank, trustee or other nominee cannot vote your shares without instructions from you.

If you hold your shares in “street name,” you should have received access to these proxy materials from your broker, bank, trustee or other nominee with instructions on how to instruct your broker, bank, trustee or other nominee to vote your shares on the proposals. Please follow the voting instructions provided by the broker, bank, trustee or other nominee. You may not vote shares held in “street name” by returning a proxy card directly to Guaranty or Independent, or by voting in person at the Guaranty special meeting or the Independent special meeting, unless you provide a legal proxy, which you must obtain from your broker, bank, trustee or other nominee. Further, brokers, banks, trustees or nominees who hold shares of Guaranty common stock or Independent common stock on behalf of their customers may not give a proxy to Guaranty or Independent to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, trustees or nominees do not have discretionary voting power on these matters. If you do not provide instructions to your broker, bank, trustee or other nominee, your shares will not be voted, which will have the same effect as a vote against the proposal to approve and adopt the reorganization agreement.

Q:	How will my shares be voted if I return a signed and dated proxy card but do not specify how my shares will be voted?

A:	Guaranty stockholders: The shares to which such proxy card relates will be voted FOR the Guaranty merger proposal, FOR the Guaranty compensation proposal and FOR the Guaranty adjournment proposal.

Independent shareholders: The shares to which such proxy card relates will be voted FOR the Independent merger proposal and FOR the Independent adjournment proposal.

Q:	Can I attend the special meeting and vote in person?

A:

Guaranty stockholders: Yes. All Guaranty stockholders are invited to attend the Guaranty special meeting. Stockholders of record of Guaranty common stock on the record date for the Guaranty special meeting can vote in person at the Guaranty special meeting.

If you plan to attend your meeting, you must hold your shares in your own name and bring evidence of your stock ownership, such as your most recent account statement, or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of government-issued personal photo identification with you in order to be admitted to the meeting.

If your shares of Guaranty are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” in person at the special meeting, you must bring a legal proxy, executed in your favor, from the broker, bank, trustee or other nominee that was the record holder of your shares held in “street name” as of the record date (i) confirming that you were the beneficial owner of those shares as of the record date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, trustee or other nominee, and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the special meeting.

Whether or not you intend to be present at the Guaranty special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting by ballot at the Guaranty special meeting.

Independent shareholders: Yes. All Independent shareholders are invited to attend the Independent special meeting. Shareholders of record of Independent common stock on the record date for the Independent special meeting can vote in person at the Independent special meeting.

If you plan to attend your meeting, you must hold your shares in your own name and bring evidence of your stock ownership, such as your most recent account statement, or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of government-issued personal photo identification with you in order to be admitted to the meeting.

If your shares of Independent are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” in person at the special meeting, you must bring a legal proxy, executed in your favor, from the broker, bank, trustee or other nominee that was the record holder of your shares held in “street name” as of the record date (i) confirming that you were the beneficial owner of those shares as of the record date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, trustee or other nominee, and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the special meeting.

Whether or not you intend to be present at the Independent special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting by ballot at the Independent special meeting.

Q:	May I change my vote after I have submitted my proxy card?

A:

Guaranty stockholders: Yes. If you are a holder of record of shares of Guaranty common stock, you may change your vote, prior to the time the polls close for voting at the Guaranty special meeting, by:

•

delivering to Guaranty prior to the Guaranty special meeting a written notice of revocation addressed to: Guaranty Bancorp, Attention: Corporate Secretary, 1331 Seventeenth Street, Suite 200, Denver, Colorado 80202;

•

completing, signing and returning a new proxy card with a later date than the date on your original proxy card prior to the time the polls close for voting at the Guaranty special meeting, in which case any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions indicated on the proxy card prior to 11:59 p.m. Eastern Time, on September 24, 2018; or

•

attending the Guaranty special meeting and voting in person, in which case any earlier proxy will be revoked. However, simply attending the Guaranty special meeting without voting on a proposal will not revoke your proxy previously provided as to that proposal.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, trustee or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Independent shareholders: Yes. Regardless of the method used to cast a vote, if you are a holder of record, you may change your vote by:

•

delivering to Independent prior to the Independent special meeting a written notice of revocation addressed to: Independent Bank Group, Inc., Attention: Jan Webb, Corporate Secretary, 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257;

•

completing, signing and returning a new proxy card with a later date than the date on your original proxy card prior to the time the polls close for voting at the Independent special meeting, in which case any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions indicated on the proxy card prior to 11:59 p.m. Central Time, on September 23, 2018; or

•

attending the Independent special meeting and voting in person, in which case any earlier proxy will be revoked. However, simply attending the Independent special meeting without voting on a proposal will not revoke your proxy previously provided as to that proposal.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, trustee or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q:	What happens if I mark “ABSTAIN” on my proxy card, instruct my broker to vote “ABSTAIN,” or fail to instruct my broker to vote?

A:

Guaranty stockholders: If you are a record holder of Guaranty common stock and you mark “ABSTAIN” on your proxy card or if you hold your shares of Guaranty common stock in “street name” and you instruct your broker, bank, trustee or other nominee to mark “ABSTAIN” or you fail to instruct your broker, bank, trustee or other nominee to vote your shares and the broker, bank, trustee or other nominee submits a proxy, referred to as a broker nonvote, then the abstention or broker nonvote of shares of Guaranty common stock will be counted towards a quorum at the Guaranty special meeting, but such shares will have the same effect as a vote “AGAINST” the Guaranty merger proposal.

Abstentions and broker nonvotes will have no effect on the Guaranty compensation proposal or the Guaranty adjournment proposal.

Independent shareholders: If you are a record holder of Independent common stock and you mark “ABSTAIN” on your proxy card or if you hold your shares of Independent common stock in “street name” and you instruct your broker, bank, trustee or other nominee to mark “ABSTAIN” or you fail to instruct your broker, bank, trustee or other nominee to vote your shares and the broker, bank, trustee or other nominee submits a proxy, referred to as a broker nonvote, then the abstention or broker nonvote of shares of Independent common stock will be counted towards a quorum at the Independent special meeting, but such shares will have the same effect as a vote “AGAINST” the Independent merger proposal.

Abstentions and broker nonvotes will have no effect on the Independent adjournment proposal.

Q:	What happens if I fail to submit a proxy card or vote in person at the special meeting?

A:

Guaranty stockholders: If you fail to submit a proxy card or vote in person at the Guaranty special meeting, then it will have the same effect as a vote “AGAINST” the Guaranty merger proposal and it will have no effect on the Guaranty compensation proposal or the Guaranty adjournment proposal.

Independent shareholders: If you fail to submit a proxy card or vote in person at the Independent special meeting, then it will have the same effect as a vote “AGAINST” the Independent merger proposal, and it will have no effect on the Independent adjournment proposal.

Q:	Should Guaranty stockholders send in their stock certificates now?

A:

No. As soon as practical after the effective time, and no later than five (5) business days after the effective time, Independent will use commercially reasonable efforts to cause its exchange agent, EQ Shareowner Services, to send the Guaranty stockholders written instructions for exchanging their stock certificates. Guaranty stockholders should not send any Guaranty stock certificates with their proxy cards.

Q:	Who can help answer my questions?

A:

Guaranty stockholders: If you have additional questions about the merger, you should contact Guaranty Bancorp Investor Relations, 1331 Seventeenth Street, Suite 200, Denver, Colorado 80202, telephone (303) 675-1194.

Independent shareholders: If you have additional questions about the merger, you should contact Jan Webb, Corporate Secretary, Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069, telephone (972) 562-9004.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you regarding the merger and related matters. Independent and Guaranty urge you to carefully read this entire document and the other information that is referred to in this joint proxy statement/prospectus or contained in the reports and documents incorporated by reference in this joint proxy statement/prospectus. These documents will give you a more complete description of the items for consideration at the special meeting. For more information about Independent and Guaranty, see “Where You Can Find More Information” on page 158. Independent and Guaranty have included page references in this summary to direct you to other places in this joint proxy statement/prospectus where you can find a more complete description of the topics that Independent and Guaranty have summarized.

The Companies (pages 134 and 135)

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

www.ibtx.com

Independent, a Texas corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or the “BHC Act.” Through Independent Bank, its wholly owned subsidiary bank, which is a Texas banking association, Independent provides a wide range of relationship driven, commercial banking products and services. Independent currently operates 74 banking offices in the Dallas/North Texas area, including McKinney, Dallas, Fort Worth, and Sherman/Denison, the Austin/Central Texas area, including Austin and Waco, the Houston Texas metropolitan area and along the Colorado Front Range area, including Denver and Colorado Springs. As of June 30, 2018, on a consolidated basis, Independent had total assets of approximately $10.0 billion, total loans of approximately $7.6 billion, total deposits of approximately $7.5 billion and total shareholders’ equity of approximately $1.5 billion.

Independent’s common stock is traded on the NASDAQ under the symbol “IBTX.”

Guaranty Bancorp

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

(303) 675-1194

www.GBNK.com

Guaranty Bancorp, a Delaware corporation, is a bank holding company registered under the BHC Act and headquartered in Colorado. Guaranty’s principal business is to serve as a holding company for Guaranty Bank and Trust Company, which we refer to as “Guaranty Bank.” Guaranty Bank is the sole member of a limited liability company that holds real estate and the sole owner of an investment management firm, Private Capital Management LLC. Guaranty currently operates 32 branches and one investment management firm in Colorado. As of June 30, 2018, on a consolidated basis, Guaranty had total assets of approximately $3.8 billion, total loans of approximately $2.9 billion, total deposits of approximately $2.9 billion and total stockholders’ equity of approximately $419 million.

Proposed Merger (page 65)

The reorganization agreement is attached to this joint proxy statement/prospectus as Appendix A. Please read the entire reorganization agreement. It is the legal document that governs the merger.

Terms of the Merger (page 65)

The reorganization agreement provides for the merger of Guaranty with and into Independent, with Independent being the surviving corporation following the merger. Independent is the sole shareholder of Independent Bank, a Texas banking association, and Guaranty is the sole shareholder of Guaranty Bank, a Colorado banking corporation. Pursuant to the reorganization agreement, immediately following the effectiveness of the merger, Guaranty Bank will merge with and into Independent Bank, with Independent Bank being the surviving bank following the bank merger.

Merger Consideration (page 104)

At the effective time, each share of Guaranty common stock, except for certain specified shares of Guaranty common stock owned directly by Independent or Guaranty, including shares of Guaranty common stock held in the treasury of Guaranty (other than shares of Guaranty common stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties or that are held directly or indirectly by Independent or Guaranty in respect of a debt previously contracted), will be converted into the right to receive 0.45 shares of Independent common stock, without interest and with cash paid in lieu of fractional shares.

As a result of the foregoing, based on the number of shares of Independent common stock and shares of Guaranty common stock (including shares of Guaranty common stock subject to certain Guaranty restricted stock awards) outstanding as of August 14, 2018, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, we expect that Guaranty stockholders as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 30% of the issued and outstanding shares of Independent common stock immediately following the closing of the merger (without giving effect to any shares of Independent common stock held by Guaranty stockholders prior to the merger).

No fractional shares of Independent common stock will be issued in the merger. In lieu of the issuance of any such fractional shares, Independent will pay to each former holder of Guaranty shares otherwise entitled to receive such fractional shares an amount of cash (rounded to the nearest whole cent) determined by multiplying (i) the average of the daily volume-weighted average sales price per Independent share on the NASDAQ, for the twenty (20) consecutive full trading days ending on and including the third trading day preceding the closing date, as reported by Bloomberg, by (ii) the fraction of an Independent share such holder would otherwise be entitled to receive pursuant to the reorganization agreement.

The implied value of the merger consideration will fluctuate as the market price of Independent common stock fluctuates before the completion of the merger. This price will not be known at the time of the Guaranty special meeting and may be more or less than the current price of Independent common stock or the price of Independent common stock at the time of the Guaranty special meeting.

Set forth below is a table showing the hypothetical implied value of the merger consideration based on a range of market prices for Independent common stock. The table does not reflect the fact that cash will be paid instead of fractional shares.

Hypothetical Independent Common Stock Closing Prices		Fraction of Independent Share to be Exchanged for each Guaranty Share	Hypothetical Implied Value
$60.00		0.45	$27.00
65.00		0.45	29.25
69.30	(1)	0.45	31.19
70.00		0.45	31.50
73.50	(2)	0.45	33.08
75.00		0.45	33.75
80.00		0.45	36.00
85.00		0.45	38.25

(1)	Based on the closing price for Independent common stock on August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus.
(2)	Based on the closing price for Independent common stock on April 27, 2018, the date that Independent and Guaranty entered into a letter of intent.

The examples above are illustrative only. The value of the merger consideration that a Guaranty stockholder actually receives will be based on the actual closing price on NASDAQ of Independent common stock upon completion of the merger, which may be outside the range of the amounts set forth above, and as a result, the actual value of the merger consideration per share of Guaranty common stock at closing may not be shown in the above table.

Treatment of Guaranty Restricted Stock Awards (page 106)

Pursuant to the terms of the reorganization agreement, at the effective time, each Guaranty 2005 RSA, consistent with the terms of the Guaranty 2005 Equity Plan, will vest and be entitled to receive the merger consideration in respect of each vested share of Guaranty common stock subject to such Guaranty 2005 RSA, less applicable withholding taxes.

At the effective time, subject to certain exceptions, each Guaranty 2015 RSA will be converted into an Adjusted RSA with the same terms and conditions as were applicable under such Guaranty 2015 RSA immediately prior to the effective time, except as described in the following sentences. With respect to any performance-vesting Guaranty 2015 RSA, the performance-based vesting conditions applicable to such Guaranty 2015 RSA immediately prior to the effective time will not apply from and after the effective time, and such Guaranty 2015 RSA will become a service-vesting Adjusted RSA only. The Adjusted RSA will relate to the number of shares of Independent common stock equal to the product of (i) the number of shares of Guaranty common stock subject to such Guaranty 2015 RSA immediately prior to the effective time (with respect to any performance-vesting Guaranty 2015 RSA for which the performance period has not been completed as of the effective time, the number of shares shall be the target number of shares subject to such Guaranty 2015 RSA), multiplied by (ii) the exchange ratio, with any fractional shares rounded up to the next whole number of shares.

Recommendation of the Guaranty Board and Its Reasons for the Merger (page 69)

Based on the reasons discussed elsewhere in this joint proxy statement/prospectus, the board of directors of Guaranty believes that the merger is in the best interests of Guaranty and the stockholders of Guaranty and recommends that Guaranty stockholders vote FOR the Guaranty merger proposal, FOR the Guaranty compensation proposal and FOR the Guaranty adjournment proposal. For a discussion of the circumstances surrounding the merger and the factors considered by Guaranty’s board of directors in approving the reorganization agreement, see the discussion beginning on page 69.

Recommendation of the Independent Board and Its Reasons for the Merger (page 72)

Based on the reasons discussed elsewhere in this joint proxy statement/prospectus, the board of directors of Independent believes that the merger is in the best interests of Independent and the shareholders of Independent and recommends that Independent shareholders vote FOR the Independent merger proposal and FOR the Independent adjournment proposal. For a discussion of the circumstances surrounding the merger and the factors considered by Independent’s board of directors in approving the reorganization agreement, see the discussion beginning on page 72.

Opinion of Guaranty’s Financial Advisor (page 80; Appendix C)

In connection with the merger, Guaranty’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated May 22, 2018, to the Guaranty board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Guaranty common stock of the exchange ratio in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix C to this joint proxy statement/prospectus. The opinion was for the information of, and was directed to, the Guaranty board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Guaranty to engage in the merger or enter into the reorganization agreement or constitute a recommendation to the Guaranty board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Guaranty common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter.

Fairness Opinion Provided to Independent (page 73; Appendix B)

Stephens Inc., or “Stephens,” has delivered a written opinion, dated May 22, 2018, to the board of directors of Independent that, as of the date of the reorganization agreement, based upon and subject to certain matters stated in the opinion, the consideration to be paid in the merger by Independent is fair, from a financial point of view, to Independent. This opinion is attached to this joint proxy statement/prospectus as Appendix B. The opinion of Stephens is not a recommendation to any Independent shareholder as to how to vote on the Independent merger proposal. You should read this opinion completely to understand the procedures followed, matters considered and limitations on the reviews undertaken by Stephens in providing its opinion.

Financial Interests of Directors and Officers of Guaranty in the Merger (page 95)

Guaranty’s executive officers and directors may have interests in the merger that are different from, or in addition to, the interests of Guaranty’s stockholders generally. Such interests include payments in connection with employment agreements with certain executive officers, Independent and Independent Bank entering into a new employment agreement with one of Guaranty Bank’s executive officers, payments made in connection with a change in control severance plan and the right to indemnification and insurance coverage following the consummation of the merger. The members of the Guaranty board of directors were aware of and considered these interests, among other matters, when they approved the reorganization agreement and recommended that Guaranty stockholders approve the Guaranty merger proposal. These interests are described in more detail under the section entitled “The Merger—Financial Interests of Directors and Officers of Guaranty in the Merger” beginning on page 95.

The Independent Board of Directors After the Merger (page 101)

Effective immediately after the effective time, Independent will appoint Edward B. Cordes, Guaranty’s current Chairman, and Paul W. Taylor, Guaranty’s current President and Chief Executive Officer, to the Independent board of directors, each for a term expiring at the next annual meeting of the shareholders of Independent following the effective time. Independent will also nominate, and recommend that Independent shareholders elect, each of Mr. Cordes and Mr. Taylor as a Class III director at the 2019 annual meeting of Independent shareholders, subject to each nominee’s compliance with Independent’s governance and ethics policies in place from time to time, as reasonably determined by Independent’s Corporate Governance and Nominating Committee.

Independent Plans to Continue Payment of Quarterly Dividends (page 101)

As approved by Independent’s board of directors, Independent declared and paid a $0.08 per share dividend to holders of Independent common stock in the first three fiscal quarters of 2016 and a $0.10 per share dividend paid in the fourth fiscal quarter of 2016 and in each fiscal quarter of 2017, a $0.12 per share dividend to holders of Independent common stock in the first fiscal quarter of 2018 and a $0.14 per share dividend in the second fiscal quarter of 2018. On July 25, 2018, Independent declared a quarterly cash dividend in the amount of $0.14 per share of common stock.

Independent intends to continue to pay regular quarterly cash dividends on its common stock in the fourth fiscal quarter of 2018 and following the merger, when, as and if declared by Independent’s board of directors out of funds legally available for that purpose and subject to regulatory restrictions.

Issued Independent Shares Will Be Eligible for Trading (page 101)

Independent shares are listed for trading on the NASDAQ under the symbol “IBTX” and Guaranty common stock is listed for trading on the NASDAQ under the symbol “GBNK.” Upon completion of the merger, Guaranty common stock will no longer be listed for trading on the NASDAQ.

Under the reorganization agreement, Independent has agreed to file all documents required to be filed to have the shares of Independent common stock to be issued approved for listing on the NASDAQ prior to closing and to use its commercially reasonable efforts to effect such listing. The obligations of the parties to complete the merger are subject to such shares having been approved for listing on the NASDAQ and such approval having not been withdrawn or revoked.

Market Prices of Independent and Guaranty Common Stock (page 136)

On May 21, 2018, the last trading day before the merger was announced, Independent common stock closed at $78.60 per share. On August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus, Independent common stock closed at $69.30 per share.

On May 21, 2018, the last trading day before the merger was announced, Guaranty common stock closed at $30.70 per share. On August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus, Guaranty common stock closed at $31.05 per share.

The market price of Independent common stock and Guaranty common stock will fluctuate prior to the merger. You should obtain the most recent closing price for Independent common stock and Guaranty common stock on the NASDAQ prior to deciding how to vote.

Dissenters’ Rights (page 102)

Under applicable Delaware law, holders of Guaranty common stock are not entitled to dissenters’ or appraisal rights in connection with the merger. Under the TBOC, the holders of shares of Independent common stock are not entitled to dissenters’ or appraisal rights in connection with the merger or the share issuance in connection with the merger.

Regulatory Approvals Required for the Merger (page 102)

The acquisition of Guaranty and Guaranty Bank by Independent requires the approval of the Federal Reserve. The bank merger requires the approval of the FDIC and the Texas Department of Banking (which we refer to as the “TDB”). The acquisition of Guaranty and Guaranty Bank by Independent and Independent Bank requires the approval of the Colorado State Banking Board (which we refer to as the “CSBB”). On June 28, 2018, Independent filed the required application with the Federal Reserve and Independent Bank and Guaranty Bank filed the required applications with the FDIC and TDB. On June 29, 2018, Independent and Independent Bank filed the required application with the CSBB and on August 9, 2018, Independent and Independent Bank received approval from the CSBB.

Exchange Procedures (page 106)

After the effective time of the merger, the Guaranty stockholders will receive a letter of transmittal and instructions from EQ Shareowner Services, acting as Independent’s exchange and transfer agent, or the exchange agent, describing the procedures for surrendering their certificate or certificates representing shares of Guaranty common stock (which we refer to as a “Guaranty certificate,” which is deemed to include reference to book-entry accounts relating to the ownership of shares of Guaranty common stock).

When you properly surrender your Guaranty certificates or provide other satisfactory evidence of ownership, and return the letter of transmittal duly executed and completed in accordance with its instructions, EQ Shareowner Services will promptly cancel the surrendered stock certificates and deliver to you a notice specifying, among other things, the number of shares of Independent common stock, which will be solely in uncertificated book-entry form credited to the account of the holder of record as established in the Direct Registration System, and cash for fractional shares, if any, to which you are entitled under the reorganization agreement. No Independent stock certificates will be issued with respect to the Independent common stock to be issued under the reorganization agreement.

Please do not send Guaranty or Independent any of your Guaranty stock certificates until you receive these instructions, which will be as soon as practicable after the effective time.

Effective Time of the Merger (page 107)

The merger will become effective at the date and time specified in the certificate of merger to be filed with the Secretary of State of Texas and the certificate of merger to be filed with the Secretary of State of Delaware, which is expected to be 12:01 a.m. on the first day of the calendar month immediately following the calendar month in which all conditions are satisfied or (subject to applicable law) waived (other than conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver thereof). It is anticipated that the bank merger will be effective immediately thereafter. If the shareholders of Guaranty and Independent approve and adopt the reorganization agreement at their respective special meetings, it is currently anticipated that the completion of the merger will occur in the fourth quarter of 2018, but completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger.

Independent and Guaranty cannot assure you that the necessary shareholder and regulatory approvals will be obtained or that the other conditions to completion of the merger can or will be satisfied. See “Risk Factors—

Risks Related to the Merger—The merger of Independent and Guaranty may not be completed, may take longer than expected or may be subject to conditions imposed by government entities that are not presently anticipated or cannot be met.”

Conditions to Completion of the Merger (page 107)

The reorganization agreement contains a number of customary conditions to the obligations of Independent and Guaranty to complete the merger that must be satisfied as of the closing date, including the approval and adoption of the reorganization agreement by the requisite Independent shareholder vote and the requisite Guaranty stockholder vote, as well as the receipt of all required regulatory approvals.

Any condition to the completion of the merger may, to the extent permitted by law, be waived in writing by the party or parties to the reorganization agreement entitled to the benefit of such condition.

No Negotiation with Others (page 114)

Pursuant to the reorganization agreement, Guaranty agreed that it will not, and that it will cause each Guaranty subsidiary and the respective employees, directors, officers, financial advisors, agents and other representatives of Guaranty and each Guaranty subsidiary (which we collectively refer to as the “Guaranty representatives”) not to (i) solicit, knowingly encourage or facilitate, initiate or participate in any negotiations or discussions with any third party (except for the limited purpose of notifying such person of the existence of the non-solicitation provisions of the reorganization agreement) regarding an acquisition proposal, whether by acquisition, business combination, purchase of securities or assets or otherwise; (ii) disclose to any third party any information concerning the business, properties, books or records of Guaranty or any Guaranty subsidiary in connection with any acquisition proposal; or (iii) cooperate with any third party to make any acquisition proposal. Promptly upon receipt of any unsolicited offer, Guaranty will communicate to Independent the terms of any proposal or request for information and the identity of the parties involved.

Provided that it has complied with the foregoing provisions, if at any time after the date of the reorganization agreement and before the receipt of the requisite Guaranty stockholder approval, Guaranty and the Guaranty representatives receives a bona fide, unsolicited written acquisition proposal, Guaranty and the Guaranty representatives may engage in negotiations and discussions with, and furnish any information and other access (so long as all such information and access has previously been made available to Independent or is made available to Independent before or concurrently with the time such information or access is made available to such person) to, any person making such acquisition proposal if, and only if, the Guaranty board of directors determines in good faith, after consultation with outside legal and financial advisors, that (i) such acquisition proposal constitutes or is reasonably likely to become a superior proposal and (ii) the failure of the Guaranty board of directors to furnish such information or access or enter into such discussions or negotiations would be inconsistent with its fiduciary duties under applicable law; provided that before furnishing any such information, Guaranty has received from the person making such acquisition proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such person as the confidentiality agreement entered into with Independent, which confidentiality agreement may not prohibit Guaranty from complying with the terms of the reorganization agreement.

Termination of the Reorganization Agreement (page 123)

Independent and Guaranty can mutually agree at any time to terminate the reorganization agreement without completing the merger. In addition, either Independent or Guaranty may terminate the reorganization agreement as follows:

•

if the closing has not occurred on or before April 2, 2019 (except that this right to terminate will not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the closing to occur on or before such date and such action or failure to act constitutes a material breach of the reorganization agreement);

•

if (i) any regulatory approval required to be obtained has been denied by the relevant governmental authority and such denial has become final and nonappealable or if any such regulatory approval includes, or will not be issued without, the imposition of a burdensome condition, or (ii) any governmental authority of competent jurisdiction has issued an order, injunction, decree or ruling or taken any other action permanently restraining, enjoining, invalidating or otherwise prohibiting the reorganization agreement or any other agreement contemplated thereby, or the transactions contemplated thereby and such order, injunction, decree, ruling or other action is final and nonappealable;

•

if (i) the requisite Guaranty stockholder approval has not been obtained at the Guaranty special meeting, or any adjournment or postponement thereof, called for such purpose at which a vote on the reorganization agreement is taken, or (ii) the requisite Independent shareholder approval has not been obtained at the Independent special meeting, or any adjournment or postponement thereof, called for such purpose at which a vote on the reorganization agreement is taken (except that this right to terminate will not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the requisite Guaranty stockholder approval or the requisite Independent shareholder approval, as applicable, to be obtained and such action or failure to act constitutes a material breach of the reorganization agreement); or

•

if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the reorganization agreement, which breach or failure, if continuing on the closing date, would, individually or together with all other such uncured breaches or failures by such party, constitute grounds for the conditions relating to accuracy of the representations and warranties and performance of obligations of such party not to be satisfied on the closing date, and such breach or failure has not been cured within a period of thirty (30) calendar days after written notice from the non-breaching party (or such fewer days as remain prior to April 2, 2019).

In addition, Guaranty may terminate the reorganization agreement:

•

if Independent or the Independent board of directors has failed to comply in any material respect with its obligations described under “The Reorganization Agreement—Independent Shareholder Meeting and Recommendation of the Independent Board of Directors”; or

•	at any time within two (2) business days following the determination date (defined below) if both of the following conditions are satisfied:

•

the number obtained by dividing the average of the daily volume-weighted average sales price per Independent share on the NASDAQ for the twenty (20) consecutive full trading days ending on and including the third trading day preceding the closing date (which we refer to as the “determination date”), as reported by Bloomberg, by $78.60 (which we refer to as the “IBG Ratio”) is less than 0.85; and

•

the IBG Ratio is less than the number obtained by dividing (i) the average of the NASDAQ Bank Index closing prices for the 20 consecutive full trading days ending on and including the determination date by (ii) 4,310.34 and subtracting 0.15 from the quotient.

If Guaranty elects to exercise its termination right pursuant to this provision it must give written notice to Independent. Following its receipt of such notice, Independent will have the option, at its sole discretion, to increase the consideration to be received by the Guaranty stockholders by adjusting the exchange ratio (calculated to the nearest ten-thousandth) to a number (rounded to the nearest ten-thousandth) equal to the quotient of (A) the product of (i) the product of $78.60, multiplied by 0.85, multiplied by (ii) the exchange ratio, divided by (B) the average of the daily volume-weighted average sales price per Independent share on the NASDAQ for the twenty (20) consecutive full trading days ending on and including the third trading day preceding the closing date, as reported by Bloomberg. If Independent so elects, it will give prompt written notice to Guaranty of such election and the revised exchange ratio, whereupon no termination will have occurred pursuant to this provision and the reorganization agreement will remain in effect in accordance with its terms (except as the exchange ratio has been so modified).

In addition, Independent may terminate the reorganization agreement:

•

if Guaranty or the Guaranty board of directors has made a change in recommendation or failed to comply in any material respect with its obligations described under “The Reorganization Agreement—Guaranty Stockholder Meeting and Recommendation of the Guaranty Board of Directors” or “The Reorganization Agreement—No Negotiation with Others.”

Termination Fee (page 125)

Guaranty will pay Independent a $40 million termination fee if the reorganization agreement is terminated in the following circumstances:

•

if (i) after the date of the reorganization agreement and prior to the termination of the reorganization agreement, a bona fide acquisition proposal has been made known to senior management or the board of directors of Guaranty or has been made directly to its stockholders generally, or any person has publicly announced an acquisition proposal, (ii) thereafter the reorganization agreement is terminated (A) by Guaranty or Independent because the closing has not occurred on or prior to April 2, 2019 (if the requisite Guaranty stockholder approval has not theretofore been obtained but all other conditions precedent to the obligations of Independent had been satisfied or were capable of being satisfied prior to such termination), (B) by Independent as a result of a willful breach of the reorganization agreement by Guaranty, or (C) by Guaranty or Independent if the requisite Guaranty stockholder approval is not obtained, and (iii) prior to the date that is twelve (12) months after the date of such termination, Guaranty consummates a transaction included within the definition of acquisition proposal or enters into a definitive agreement with respect to an acquisition proposal, in each case, whether or not relating to the same acquisition proposal as that referenced in clause (i); provided that, for purposes of this provision, all references in the definition of acquisition proposal to “20%” will instead refer to “50%”; or

•

if the reorganization agreement is terminated by Independent if Guaranty or the Guaranty board of directors has made a change in recommendation or failed to comply in any material respect with its obligations described under “The Reorganization Agreement—Guaranty Stockholder Meeting and Recommendation of the Guaranty Board of Directors” or “The Reorganization Agreement—No Negotiation with Others.”

Independent will pay Guaranty a $40 million termination fee if the reorganization agreement is terminated by Guaranty because Independent or the Independent board of directors has failed to comply in any material respect with its obligations described under “The Reorganization Agreement—Independent Shareholder Meeting and Recommendation of the Independent Board of Directors.”

Amendment or Waiver of the Reorganization Agreement (page 125)

Independent and Guaranty may amend the reorganization agreement and each party may waive its right to require the other party to adhere to any term or satisfy any condition of the reorganization agreement in accordance with the terms of the reorganization agreement. However, after the approval and adoption of the reorganization agreement by the Guaranty stockholders and Independent shareholders, there may not be any amendment that requires further approval of such stockholders or shareholders, as applicable, under applicable law, without obtaining such approval.

Voting Agreements (page 126)

Each of the directors of Guaranty and certain entities they represent have entered into a voting agreement with Independent and Guaranty, solely in their capacities as stockholders of Guaranty, pursuant to which they have agreed, among other things, to vote in favor of the Guaranty merger proposal, the Guaranty compensation proposal and the Guaranty adjournment proposal, and against any alternative acquisition proposal, as well as certain other customary restrictions with respect to the voting and (other than the voting agreements executed by certain private equity-affiliated directors of Guaranty) transfer of his or her shares of Guaranty common stock. As of August 14, 2018, the record date for the Guaranty special meeting, Guaranty stockholders who are parties to the Guaranty voting agreements beneficially owned and were entitled to vote approximately 3,079,368 shares of Guaranty common stock representing approximately 10.5% of the shares of Guaranty common stock outstanding on that date.

Each of the directors of Independent, along with Mr. Vincent J. Viola, who is the largest shareholder of Independent and the father of Mr. Michael T. Viola, a director of Independent, have entered into a voting agreement with Guaranty and Independent, solely in their capacities as shareholders of Independent, pursuant to which they have agreed, among other things, to vote in favor of the Independent merger proposal and the Independent adjournment proposal, as well as certain other customary restrictions with respect to the voting of his or her shares of Independent common stock. As of August 14, 2018, the record date for the Independent special meeting, Independent shareholders who are parties to the Independent voting agreements beneficially owned and were entitled to vote approximately 7,289,593 shares of Independent common stock representing approximately 23.9% of the shares of Independent common stock outstanding on that date.

Material U.S. Federal Income Tax Consequences of the Merger (page 128)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of Independent and Guaranty to complete the merger that each of Independent and Guaranty receives a legal opinion to that effect. Accordingly, holders of Guaranty common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Guaranty common stock for shares of Independent common stock in the merger, except with respect to any cash received instead of fractional shares of Independent common stock. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger.” The U.S. federal income tax consequences described above may not apply to all holders of Guaranty common stock. The tax consequences to a holder of Guaranty common stock will depend on his or her individual situation. Accordingly, we strongly urge holders of Guaranty common stock to consult their tax advisors for a full understanding of the particular tax consequences of the merger to them.

Accounting Treatment (page 127)

The merger will be accounted for as an acquisition of Guaranty and Guaranty Bank by Independent and Independent Bank under the acquisition method of accounting in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 805, “Business Combinations.”

The Guaranty Special Meeting (page 60)

The special meeting of stockholders of Guaranty will be held on September 25, 2018, at 1:00 p.m. Mountain Time, at The Ritz Carlton Hotel, 881 Curtis Street, Denver, Colorado 80202. At the Guaranty special meeting, Guaranty’s stockholders will be asked to consider and vote on the following:

•	Guaranty merger proposal: a proposal to approve and adopt the reorganization agreement;

•

Guaranty compensation proposal: a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Guaranty may receive in connection with the merger pursuant to existing agreements or arrangements with Guaranty; and

•

Guaranty adjournment proposal: a proposal to adjourn the Guaranty special meeting to a later date or dates if the board of directors of Guaranty determines such adjournment is necessary or appropriate to permit solicitation of additional proxies in favor of the Guaranty merger proposal.

You may vote on the proposals to come before special meeting of Guaranty stockholders if you owned shares of Guaranty common stock of record as of the record date. You can cast one vote for each share of Guaranty common stock that you owned of record at that time. As of the record date, there were 29,306,668 shares of Guaranty common stock outstanding.

At the close of business on the record date for the Guaranty special meeting, Guaranty directors and executive officers and their respective affiliates were entitled to vote approximately 3,562,317 shares of Guaranty common stock, or approximately 12.2% of the shares of Guaranty common stock outstanding on that date.

Guaranty Proposals: Required Vote and Treatment of Abstentions and Failure to Vote (page 62)

The Guaranty merger proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Guaranty common stock entitled to vote at the Guaranty special meeting. Failures to vote, broker nonvotes and abstentions will have the same effect as a vote against this proposal.

The Guaranty compensation proposal requires the affirmative vote of a majority of the votes cast by the Guaranty stockholders entitled to vote on such proposal at the Guaranty special meeting. Failures to vote, broker nonvotes and abstentions will have no effect on the vote for the proposal.

The Guaranty adjournment proposal requires the affirmative vote of a majority of votes cast by the Guaranty stockholders entitled to vote on such proposal at the Guaranty special meeting. Failures to vote, broker nonvotes and abstentions will have no effect on the vote for the proposal.

A holder of Guaranty common stock may vote his or her shares of Guaranty common stock by attending the special meeting and voting in person, by completing and mailing the enclosed proxy card, or by following the instructions to vote via the Internet or by telephone as indicated on the proxy card and elsewhere in this joint proxy statement/prospectus. If you are the record holder of such shares, you can revoke your proxy at any time before the vote is taken at the Guaranty special meeting by sending a written notice revoking the proxy or submitting a later-dated proxy to Guaranty Bancorp, Attention: Corporate Secretary, 1331 Seventeenth Street, Suite 200, Denver, Colorado 80202, which notice or later-dated proxy must be received no later than immediately prior to the vote at the Guaranty special meeting, or by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions indicated on the proxy card prior to 11:59 p.m. Eastern Time, on September 24, 2018. You may also revoke your proxy by voting in person at the Guaranty special meeting. If your shares of Guaranty common stock are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of such shares of Guaranty common stock of which you are the beneficial owner, you should contact the broker, bank, trustee or other nominee holding such shares in “street name” in order to direct a change in the manner your shares of Guaranty common stock will be voted. See “The Guaranty Special Meeting—Voting of Proxies by Holders of Record,” “—Attending the Meeting; Voting in Person” and “—Revocation of Proxies.”

The Independent Special Meeting (page 55)

The special meeting of shareholders of Independent will be held on September 24, 2018, at 3:30 p.m. Central Time, at 1600 Redbud Boulevard, Suite 400, McKinney, TX 75069. At the Independent special meeting, Independent’s shareholders will be asked to consider and vote on the following:

•	Independent merger proposal: a proposal to approve and adopt the reorganization agreement; and

•

Independent adjournment: a proposal to adjourn the Independent special meeting to a later date or dates if the board of directors of Independent determines such adjournment is necessary or appropriate to permit solicitation of additional proxies in favor of the Independent merger proposal.

You may vote at the special meeting of Independent shareholders if you owned Independent common stock of record as of the record date. You can cast one vote for each share of Independent common stock you owned of record at that time. As of the record date, there were 30,475,148 shares of Independent common stock outstanding.

At the close of business on the record date for the Independent special meeting, Independent directors and executive officers and their respective affiliates were entitled to vote approximately 3,120,322 shares of Independent common stock, or approximately 10.2% of the shares of Independent common stock outstanding on that date. In addition, Mr. Vincent J. Viola, who is the largest shareholder of Independent and the father of Mr. Michael T. Viola, a director of Independent, owned and was entitled to vote approximately 4,350,748 shares of Independent common stock as of the close of business on the record date for the Independent special meeting.

Independent Proposals: Required Vote and Treatment of Abstentions and Failure to Vote (page 57)

The required votes to approve the Independent proposals are as follows:

The Independent merger proposal requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Independent common stock entitled to vote at the Independent special meeting. Failures to vote, broker nonvotes and abstentions will have the same effect as a vote against this proposal.

The Independent adjournment proposal requires the affirmative vote of a majority of votes cast by the Independent shareholders entitled to vote on such proposal at the Independent special meeting. Failures to vote, broker nonvotes and abstentions will have no effect on the vote for the proposal.

You may vote your shares of Independent common stock by attending the special meeting and voting in person, by completing and mailing the enclosed proxy card or by following the instructions to vote via the Internet or by telephone as indicated on the proxy card and elsewhere in this joint proxy statement/prospectus. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the Independent special meeting by sending a written notice revoking the proxy or submitting a later dated proxy to the Corporate Secretary of Independent, which must be received no later than immediately prior to the vote at the Independent special meeting, or by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions indicated on the proxy card prior to 11:59 p.m. Central Time, on September 23, 2018. You may also revoke your proxy by voting in person at the Independent special meeting. If your shares of Independent common stock are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, trustee or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted. See “The Independent Special Meeting—Voting of Proxies by Holders of Record,” “—Attending the Meeting; Voting in Person” and “—Revocation of Proxies.”

Comparison of Rights of Shareholders of Guaranty and Independent (page 142)

Guaranty is a Delaware corporation that is a registered bank holding company, and the rights of stockholders of Guaranty are governed by Delaware law and Guaranty’s certificate of incorporation and bylaws. Independent is a Texas corporation that is a registered bank holding company, and the rights of Independent’s shareholders are governed by Texas law and Independent’s certificate of formation and bylaws. Upon completion of the merger, Guaranty stockholders will become shareholders of Independent and their rights as shareholders of Independent will be governed by Independent’s certificate of formation and bylaws, in addition to Texas law. Independent’s certificate of formation and bylaws will not be amended in the merger, but could be later restated, amended or, with respect to the bylaws, repealed.

CERTAIN FINANCIAL INFORMATION REGARDING INDEPENDENT AND GUARANTY

Selected Financial Information of Independent

The following selected historical consolidated financial information of Independent as of and for the six months ended June 30, 2018 and June 30, 2017, has been derived from Independent’s unaudited consolidated financial statements as of and for the six months ended June 30, 2018 and June 30, 2017, respectively, incorporated by reference in this joint proxy statement/prospectus. The following selected consolidated financial information of Independent as of and for the years ended December 31, 2017, 2016 and 2015, has been derived from Independent’s audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus, and the selected consolidated financial information as of and for the years ended December 31, 2014 and 2013, has been derived from Independent’s audited consolidated financial statements not appearing or incorporated by reference in this joint proxy statement/prospectus.

You should read the following financial information relating to Independent in conjunction with other information contained in this joint proxy statement/prospectus, including consolidated financial statements of Independent and related accompanying notes appearing in Independent’s Annual Report on Form 10-K most recently filed with the SEC and in the Quarterly Reports on Form 10-Q of Independent filed with the SEC after that Annual Report on Form 10-K was filed, and in any Current Report on Form 8-K of Independent containing consolidated financial statements of Independent that was filed with the SEC after such Annual Report on Form 10-K, each of which reports is incorporated by reference in this joint proxy statement/prospectus. Independent’s historical results for any prior period are not necessarily indicative of results to be expected in any future period, and Independent’s historical results for the six months ended June 30, 2018, are not necessarily indicative of its results to be expected for all of 2018. Independent has consummated several acquisitions in recent fiscal periods. The results and other financial information of those acquired operations are not included in the table below for the periods or dates prior to their respective acquisition dates and, therefore, the results for these prior periods are not comparable in all respects and may not be predictive of Independent’s future results. In addition, the selected financial information in the table immediately below does not include, on any basis, the results or financial condition of Guaranty for any period or as of any date.

(dollars in thousands except per share data)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Selected Income Statement Data
Interest income	$185,196	$135,822	$307,914	$210,049	$174,027	$140,132	$87,214
Interest expense	32,320	18,455	42,436	26,243	19,929	15,987	12,281
Net interest income	152,876	117,367	265,478	183,806	154,098	124,145	74,933
Provision for loan losses	5,425	4,495	8,265	9,440	9,231	5,359	3,822
Net interest income after provision for loan losses	147,451	112,872	257,213	174,366	144,867	118,786	71,111
Noninterest income	19,588	15,578	41,287	19,555	16,128	13,624	11,021
Noninterest expense	94,116	79,356	176,813	113,790	103,198	88,512	57,671
Income tax expense	14,324	15,289	45,175	26,591	19,011	14,920	4,661
Net income	58,599	33,805	76,512	53,540	38,786	28,978	19,800
Preferred stock dividends	n/a	n/a	n/a	8	240	169	n/a
Net income available to common shareholders	58,599	33,805	76,512	53,532	38,546	28,809	19,800
Pro forma net income(1) (unaudited)	n/a	n/a	n/a	n/a	n/a	n/a	16,174
Per Share Data (Common Stock)
Earnings:
Basic	$2.04	$1.45	$2.98	$2.89	$2.23	$1.86	$1.78
Diluted(2)	2.04	1.44	2.97	2.88	2.21	1.85	1.77

(dollars in thousands except per share data)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Pro forma earnings:(1) (unaudited)
Basic	n/a	n/a	n/a	n/a	n/a	n/a	1.45
Diluted(2)	n/a	n/a	n/a	n/a	n/a	n/a	1.44
Dividends(3)	0.26	0.20	0.40	0.34	0.32	0.24	0.77
Book value(4)	50.49	45.33	47.28	35.63	32.79	30.35	18.96
Tangible book value per common share(5)	25.23	21.71	23.76	21.19	17.85	16.15	15.89
Selected Period End Balance Sheet Data
Total assets	$10,017,037	$8,593,979	$8,684,463	$5,852,801	$5,055,000	$4,132,639	$2,163,984
Cash and cash equivalents	447,049	579,900	431,102	505,027	293,279	324,047	93,054
Securities available for sale	791,065	754,139	763,002	316,435	273,463	206,062	194,038
Loans, held for sale	30,056	25,218	39,202	9,795	12,299	4,453	3,383
Loans, held for investment, excluding mortgage warehouse purchase loans	7,479,977	6,119,305	6,309,549	4,572,771	3,989,405	3,201,084	1,723,160
Mortgage warehouse purchase loans	164,790	120,217	164,694	—	—	—	—
Allowance for loan losses	43,308	35,881	39,402	31,591	27,043	18,552	13,960
Goodwill and core deposit intangible	769,630	656,255	664,702	272,496	275,000	241,912	37,852
Other real estate owned	4,200	11,476	7,126	1,972	2,168	4,763	3,322
Noninterest-bearing deposits	2,170,639	1,885,138	1,907,770	1,117,927	1,071,656	818,022	302,756
Interest-bearing deposits	5,362,766	4,784,150	4,725,052	3,459,182	2,956,623	2,431,576	1,407,563
Borrowings (other than junior subordinated debentures)	887,724	584,349	667,578	568,045	371,283	306,147	195,214
Junior subordinated debentures(6)	27,753	27,555	27,654	18,147	18,147	18,147	18,147
Series A Preferred Stock	—	—	—	—	23,938	23,938	—
Total stockholders’ equity	1,538,269	1,259,592	1,336,018	672,365	603,371	540,851	233,772
Selected Performance Metrics(7)
Return on average assets(8)	1.33%	0.95%	0.96%	0.98%	0.88%	0.87%	1.04%
Return on average equity(8)	8.54	7.07	6.71	8.42	6.83	6.65	9.90
Return on average common equity(8)	8.54	7.07	6.71	8.42	7.13	6.89	9.90
Pro forma return on average assets(1) (8) (unaudited)	n/a	n/a	n/a	n/a	n/a	n/a	0.85
Pro forma return on average equity(1) (8) (unaudited)	n/a	n/a	n/a	n/a	n/a	n/a	8.09
Net interest margin(9)	4.02	3.75	3.84	3.81	4.05	4.19	4.30
Efficiency ratio(10)	52.99	58.26	56.13	54.99	59.71	63.32	66.28
Dividend payout ratio(11)	12.73	13.79	13.42	11.76	14.35	12.90	14.20
Credit Quality Ratios
Nonperforming assets to total assets	0.17%	0.30%	0.26%	0.34%	0.36%	0.36%	0.58%
Nonperforming loans to total loans held for investment(12)(16)	0.17	0.24	0.24	0.39	0.37	0.32	0.53
Allowance for loan losses to nonperforming loans(12)	344.70	248.19	255.62	177.06	181.99	183.43	152.39
Allowance for loan losses to total loans held for investment(16)	0.58	0.59	0.62	0.69	0.68	0.58	0.81
Net charge-offs to average loans outstanding(7) (unaudited)	0.05	0.01	0.01	0.12	0.02	0.03	0.09
Capital Ratios
Common equity tier 1 capital to risk-weighted assets(13)	9.31%	9.03%	9.61%	8.20%	7.94%	n/a	n/a
Tier 1 capital to average assets	9.71	8.23	8.92	7.82	8.28	8.15%	10.71%
Tier 1 capital to risk-weighted assets(13)	9.67	9.46	10.05	8.55	8.92	9.83	12.64
Total capital to risk-weighted assets(13)	11.85	11.60	12.56	11.38	11.14	12.59	13.83
Total stockholders’ equity to total assets	15.36	14.66	15.38	11.49	11.94	13.09	10.80
Total common equity to total assets(14)	15.36	14.66	15.38	11.49	11.94	12.51	10.80
Tangible common equity to tangible assets(15)	8.31	7.60	8.37	7.17	6.87	7.07	9.21

(1)

Prior to April 1, 2013, Independent elected to be taxed for federal income tax purposes as an S corporation under the provisions of Sections 1361 through 1379 of the Code, and, as a result, Independent did not pay U.S. federal income taxes and has not been required to make any provision or recognize any liability for federal income tax in its consolidated financial statements for any period ended on or before March 31, 2013. As of April 1, 2013, Independent terminated its S corporation election and commenced being subject to federal income taxation as a C corporation. Independent has calculated its pro forma net income, pro forma earnings per share on a basic and diluted basis, pro forma return on average assets and pro forma return on average equity for each period presented by calculating a pro forma provision for federal income taxes using an assumed annual effective federal income tax rate of 33.9% for the year ended December 31, 2013 and adjusting its historical net income for each period presented to give effect to the pro forma provision for federal income taxes for such period.

(2)

Independent calculates its diluted earnings per share for each period shown as its net income divided by the weighted-average number of its common shares outstanding during the relevant period adjusted for the dilutive effect of its outstanding warrants to purchase shares of common stock. Earnings per share on a basic and diluted basis and pro forma earnings per share on a basic and diluted basis were calculated using the following outstanding share amounts, which includes participating shares (those shares with dividend rights):

	As of and for the Six Months Ended June 30,		For the Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Weighted average shares outstanding-basic	28,695,166	23,370,145	25,636,292	18,501,663	17,321,513	15,208,544	10,921,777
Weighted average shares outstanding-diluted	28,787,353	23,476,195	25,742,362	18,588,309	17,406,108	15,306,998	10,990,245

(3)

Dividends declared for the year ended December 31, 2013 include quarterly cash distributions paid to Independent’s shareholders as to the three months ended March 31, 2013 to provide them with funds to pay their federal income tax liabilities incurred as a result of the pass-through of Independent’s net taxable income for such periods to its shareholders as holders of shares in an S corporation for federal income tax purposes. The aggregate amounts of such cash distributions relating to the payment of tax liabilities were $0.52 per share for the year ended December 31, 2013.

(4)

Book value per share equals Independent’s total common stockholders’ equity (excludes preferred stock) as of the date presented divided by the number of shares of its common stock outstanding as of the date presented. The number of shares of its common stock outstanding as of June 30, 2018 and 2017, was 30,468,413 and 27,790,144, respectively, and as of December 31, 2017, 2016, 2015, 2014 and 2013 was 28,254,893 shares, 18,870,312 shares, 18,399,194 shares, 17,032,669 shares, and 12,330,158 shares, respectively.

(5)

Independent calculates tangible book value per share as of the end of a period as total common stockholders’ equity (excluding preferred stock) less goodwill and other intangible assets at the end of the relevant period divided by the outstanding number of shares of its common stock at the end of that period. Tangible book value per common share is a non-GAAP financial measure, and, as Independent calculates tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. Independent believes that the presentation of tangible book value per common share provides useful information to investors regarding its financial condition because, as do its management, banking regulators, many financial analysts and other investors, you can use the tangible book value in conjunction with more traditional bank capital ratios to assess its capital adequacy without the effect of its goodwill and other intangible assets and compare its capital adequacy with the capital adequacy of other banking organizations with significant amounts of goodwill and/or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. A reconciliation of tangible book value is presented below.

(6)

Each of seven wholly owned, but nonconsolidated, subsidiaries of Independent holds a series of Independent’s junior subordinated debentures purchased by the subsidiary in connection with, and paid for with the proceeds of, the issuance of trust issued preferred securities by that subsidiary. Independent has guaranteed the payment of the amounts payable under each of those issues of trust preferred securities.

(7)

The values for the selected performance metrics and for the net charge-offs to average loans outstanding ratio presented for the six months ended June 30, 2018 and 2017, other than the dividend payout ratio, are annualized.

(8)

Independent has calculated its return on average assets and return on average equity for a period by dividing net income for that period by its average assets and average equity, as the case may be, for that period. Independent has calculated its pro forma return on average assets and pro forma return on average equity for a period by calculating its pro forma net income for that period as described in note (1) above and dividing that by its average assets and average equity, as the case be, for that period. Independent calculates its average assets and average equity for a period by dividing the sum of its total asset balance or total stockholder’s equity balance, as the case may be, as of the close of business on each day in the relevant period and dividing by the number of days in the period. Independent calculates its return on average common equity by excluding the preferred stock dividends to derive at net income available to common shareholders and excluding the average balance of its Series A preferred stock from the total average equity to derive at common average equity.
(9)	Net interest margin for a period represents net interest income for that period divided by average interest-earning assets for that period.
(10)

Efficiency ratio for a period represents noninterest expenses, excluding the amortization of core deposit intangibles, for that period divided by the sum of net interest income and noninterest income for that period.

(11)

Independent calculates its dividend payout ratio for each period presented as the dividends paid per share for such period (excluding cash distributions made to shareholders in connection with tax liabilities as described in note (3) above) divided by its basic earnings per share for such period.

(12)	Nonperforming loans include nonaccrual loans, loans past due 90 days or more and still accruing interest, and accruing loans modified under troubled debt restructurings.
(13)

Prior to 2015, Independent calculated its risk-weighted assets using the standardized method of the Basel II Framework, as implemented by the Federal Reserve and the FDIC. Beginning January 1, 2015, Independent calculated its risk-weighted assets using the Basel III Framework. The common equity tier 1 capital to risk- weighted assets ratio was a new ratio required under the Basel III Framework, effective January 1, 2015. This ratio is not applicable for periods prior to January 1, 2015.

(14)	Independent calculates common equity as of the end of the period as total stockholders’ equity less the preferred stock at period end.
(15)

Independent calculates tangible common equity as of the end of a period as total common equity (excluding preferred stock) less goodwill and other intangible assets as of the end of the period and calculates tangible assets as of the end of a period as total assets less goodwill and other intangible assets as of the end of the period. Tangible common equity to tangible assets is a non-GAAP financial measure, and as Independent calculates tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total common equity to total assets. Independent believes that the presentation of tangible common equity to tangible assets provides useful information to investors regarding its financial condition because, as do its management, banking regulators, many financial analysts and other investors, you can use the tangible common equity in conjunction with more traditional bank capital ratios to assess its capital adequacy without the effect of its goodwill and core deposit intangibles and compare its capital adequacy with the capital adequacy of other banking organizations with significant amounts of goodwill and/or core deposit intangibles. A reconciliation of the ratios of tangible common equity to tangible assets to the ratios of total common equity to total assets is presented below.

(16)	Excludes mortgage purchase loans.

Reconciliations of Non-GAAP Financial Measures

The following information reconciles: (i) Independent’s tangible book value per common share, a non-GAAP financial measure, as of the dates presented to Independent’s book value per common share, a financial measure calculated and presented in accordance with GAAP, as of the dates presented; and (ii) its ratio of tangible common equity to tangible assets, a non-GAAP financial measure, as of the dates presented to Independent’s ratio of total common equity to total assets, a financial measure calculated and presented in accordance with GAAP, as of the dates presented.

	June 30		December 31,
	2018	2017	2017	2016	2015	2014	2013
(dollars in thousands except per share)	(unaudited)
Tangible Common Equity
Total common equity	$1,538,269	$1,259,592	$1,336,018	$672,365	$603,371	$516,913	$233,772
Adjustments:
Goodwill	(721,578)	(607,263)	(621,458)	(258,319)	(258,643)	(229,457)	(34,704)
Core deposit intangibles, net	(48,052)	(48,992)	(43,244)	(14,177)	(16,357)	(12,455)	(3,148)

Tangible Common Equity	$768,639	$603,337	$671,316	$399,869	$328,371	$275,001	$195,920

Common shares outstanding	30,468,413	27,790,144	28,254,893	18,870,312	18,399,194	17,032,669	12,330,158
Book value per common share	$50.49	$45.33	$47.28	$35.63	$32.79	$30.35	$18.96
Tangible book value per common share	25.23	21.71	23.76	21.19	17.85	16.15	15.89
Tangible Assets
Total assets—GAAP	$10,017,037	$8,593,979	$8,684,463	$5,852,801	$5,055,000	$4,132,639	$2,163,984
Adjustments:
Goodwill	(721,578)	(607,263)	(621,458)	(258,319)	(258,643)	(229,457)	(34,704)
Core deposit intangibles	(48,052)	(48,992)	(43,244)	(14,177)	(16,357)	(12,455)	(3,148)

Tangible Assets	$9,247,407	$7,937,724	$8,019,761	$5,508,305	$4,780,000	$3,890,727	$2,126,132

Total common equity to total assets	15.36%	14.66%	15.38%	11.49%	11.94%	12.51%	10.80%
Tangible common equity to tangible assets	8.31	7.60	8.37	7.17	6.87	7.07	9.21

Selected Financial Information of Guaranty

The following selected historical consolidated financial information of Guaranty as of and for the six months ended June 30, 2018 and June 30, 2017, has been derived from Guaranty’s unaudited consolidated financial statements as of and for the six months ended June 30, 2018 and June 30, 2017, incorporated by reference in this joint proxy statement/prospectus. The following selected consolidated financial information of Guaranty as of and for the years ended December 31, 2017, 2016 and 2015 has been derived from Guaranty’s audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus, and the selected consolidated financial information as of and for the years ended December 31, 2014 and 2013 has been derived from Guaranty’s audited consolidated financial statements not appearing or incorporated by reference in this joint proxy statement/prospectus.

You should read the following financial information relating to Guaranty in conjunction with other information contained in this joint proxy statement/prospectus or incorporated by reference, including the consolidated financial statements of Guaranty and related accompanying notes appearing in Guaranty’s Annual Report on Form 10-K most recently filed with the SEC and in the Quarterly Reports on Form 10-Q of Guaranty filed with the SEC after that Annual Report on Form 10-K was filed, and in any Current Report on Form 8-K of Guaranty containing consolidated financial statements of Guaranty that was filed with the SEC after such Annual Report on Form 10-K, each of which reports is incorporated by reference in this joint proxy statement/

prospectus. Guaranty’s historical results for any prior period are not necessarily indicative of results to be expected in any future period, and Guaranty’s historical results for the six months ended June 30, 2018, are not necessarily indicative of its results to be expected for all of 2018. Guaranty has consummated multiple acquisitions in recent fiscal periods. The results and other financial information of those acquired operations are not included in the table below for the periods or dates prior to their respective acquisition dates and, therefore, the results for these prior periods are not comparable in all respects and may not be predictive of Guaranty’s future results.

Please see the section entitled “Where You Can Find More Information” for instructions on how to obtain the information that has been incorporated by reference. You should not assume the results of operations for past years indicate results for any future period.

	Year Ended December 31,
	2017(1)	2016(2)	2015	2014	2013
	(In thousands. Except share data and ratios)
Consolidated Statement of Income (Loss) Data:
Interest income	$134,302	99,853	82,330	75,520	70,638
Interest expense	13,503	9,465	5,351	6,707	7,068

Net interest income	120,799	90,388	76,979	68,813	63,570
Provision for loan losses	992	143	96	14	296

Net interest income after provision for loan losses	119,807	90,245	76,883	68,799	63,274
Noninterest income	25,444	19,257	17,180	16,695	13,799
Noninterest expense	86,795	72,787	60,339	65,746	56,688

Income before income taxes	58,456	36,715	33,724	19,748	20,385
Income tax expense	19,832	11,988	11,270	6,236	6,356

Net income	$38,624	24,727	22,454	13,512	14,029

Common Share Data:
Basic earnings per common share(3)	$1.38	1.06	1.07	0.64	0.67
Diluted earnings per common share(3)	$1.36	1.05	1.06	0.64	0.67
Dividends declared per common share	$0.50	0.46	0.40	0.20	0.08
Book value per common share(3)	$13.86	12.44	10.21	9.57	8.89
Weighted average common shares outstanding-basic(3)	28,056,588	23,267,108	21,065,590	20,957,702	20,867,064
Weighted average common shares outstanding-diluted(3)	28,343,657	23,559,947	21,272,336	21,086,543	20,951,237
Common shares outstanding at end of period(3)	29,222,264	28,334,004	21,704,852	21,628,873	21,303,707

(1)	Includes amounts relating to the acquisition of Castle Rock Bank Holding Company (“Castle Rock”), which occurred on October 27, 2017.
(2)	Includes amounts relating to the acquisition of Home State Bancorp (“Home State”), which occurred on September 8, 2016.

(3)	Share and per share amounts have been adjusted to reflect Guaranty’s 1-for-5 reverse stock split on May 20, 2013.

	Six Months Ended June 30,
	2018	2017
	(In thousands, except share data and ratios)
Consolidated Statement of Income Data:
Interest income	$74,099	64,274
Interest expense	9,128	6,603

Net interest income	64,971	57,671

Provision for loan losses	718	211

Net interest income after provision for loan losses	64,253	57,460
Noninterest income	14,325	12,744
Noninterest expense	44,617	41,032

Income before income taxes	33,961	29,172
Income tax expense	7,141	9,207

Net income	26,820	19,965

Common Share Data:
Basic earnings per common share	0.93	0.72
Diluted earnings per common share	0.92	0.71
Dividends declared per common share	0.33	0.25
Book value per common share at end of period	$14.29	12.94
Weighted-average common shares outstanding: basic	28,843,295	27,890,446
Weighted-average common shares outstanding: diluted	29,067,349	28,120,746
Common shares outstanding at end of period	29,308,857	28,406,758

	As of and for the Year Ended December 31,
	2017(e)	2016(f)	2015	2014	2013
	(In thousands, except share data and ratios)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$51,553	50,111	26,711	32,441	28,077
Time deposits with banks	254	254	—	—	—
Total investments	614,312	590,856	424,692	449,482	442,300
Net loans (including loans held for sale)	2,784,138	2,495,888	1,791,536	1,518,944	1,299,419
Total assets	3,698,890	3,366,427	2,368,525	2,124,778	1,911,032
Deposits	2,941,627	2,699,084	1,801,845	1,685,324	1,528,457
Debt	337,255	299,097	333,098	219,582	180,058
Stockholders’ equity	404,899	352,378	221,639	206,939	189,394

Selected Other Balance Sheet Data:
Average assets	3,451,789	2,668,035	2,226,794	2,001,552	1,863,578
Average earning assets	3,206,340	2,510,332	2,098,995	1,882,194	1,755,693
Average stockholders’ equity	373,233	264,474	215,513	201,082	189,534

Selected Financial Ratios:
Return on average assets(a)	1.12%	0.93%	1.01%	0.68%	0.75%
Return on average equity(b)	10.35%	9.35%	10.42%	6.72%	7.40%
Net interest margin(c)	3.77%	3.60%	3.67%	3.66%	3.62%
Efficiency ratio (tax equivalent)(d)	52.13%	57.46%	60.20%	65.56%	66.79%

	As of and for the Year Ended December 31,
	2017(e)	2016(f)	2015	2014	2013
	(In thousands, except share data and ratios)
Selected Asset Quality Ratios:
Nonperforming assets to total assets	0.17%	0.17%	0.64%	0.70%	1.04%
Nonperforming loans to loans, net of deferred costs and fees	0.20%	0.21%	0.80%	0.82%	1.17%
Allowance for loan losses to total loans, net of deferred costs and fees, held for investment	0.83%	0.92%	1.27%	1.46%	1.59%
Allowance for loan losses to nonperforming loans, held for investment	418.62%	443.11%	158.91%	178.25%	135.73%
Net charge-offs (recoveries) to average loans, held for investment	0.04%	(0.01)%	(0.03)%	(0.10)%	0.36%

(a)	Return on average assets is determined by dividing net income (loss) by average assets.
(b)	Return on average stockholders’ equity is determined by dividing net income (loss) by average stockholders’ equity.
(c)	Net interest margin is determined by dividing net interest income by average interest-earning assets.
(d)

Efficiency ratio is determined by dividing total noninterest expense less intangible amortization expense, less select nonrecurring charges, by an amount equal to net interest income plus noninterest income, plus incremental tax benefit from tax exempt bonds and bank-owned life insurance.

(e)	Includes amounts relating to the acquisition of Castle Rock, which occurred on October 27, 2017.
(f)	Includes amounts relating to the acquisition of Home State, which occurred on September 8, 2016.

	As of and for the Six Months Ended June 30,
	2018	2017
	(In thousands, except share data and ratios)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$72,438	$46,582
Time deposits with banks	254	254
Total investments	598,316	569,812
Net loans, including loans held for sale	2,852,971	2,555,347
Total assets	3,775,967	3,403,852
Deposits	2,947,795	2,763,623
Debt	392,662	257,248
Stockholders’ equity	418,951	367,529

Selected Other Balance Sheet Data:
Average assets	3,722,952	3,389,212
Average earning assets	3,457,539	3,149,038
Average stockholders’ equity	412,364	361,145

Selected Financial Ratios:
Return on average assets(a)	1.45%	1.19%
Return on average equity(b)	13.12%	11.15%
Net interest margin(c)	3.79%	3.69%
Efficiency ratio on a tax equivalent basis(d)	51.81%	54.53%

Selected Financial Ratios:
Nonperforming assets to total assets	0.15%	0.14%
Nonperforming loans to total loans, net of deferred costs and fees, held for investment	0.17%	0.18%
Allowance for loan losses to total loans, net of deferred costs and fees, held for investment	0.83%	0.90%
Allowance for loan losses to nonperforming loans, held for investment	487.18%	500.32%
Net charge-offs (recoveries) to average loans, held for investment (annualized)	0.02%	0.03%

(a)	Return on average assets is determined by dividing net income by average assets.
(b)	Return on average shareholders’ equity is determined by dividing net income by average stockholders’ equity.
(c)	Net interest margin is determined by dividing net interest income by average interest-earning assets.
(d)

Efficiency ratio is determined by dividing total noninterest expense less intangible amortization expense, less select nonrecurring charges, by an amount equal to net interest income plus noninterest income, plus incremental tax benefit from tax exempt bonds and bank-owned life insurance.

Unaudited Pro Forma Combined Financial Information

Independent has prepared the unaudited pro forma consolidated income statements appearing below to present on a pro forma basis the consolidated income statements of Independent assuming that the merger with Guaranty was consummated on January 1, 2017, and assuming that Independent’s acquisition of Carlile Bancshares, Inc., which we refer to as “Carlile Bancshares,” was consummated on January 1, 2017, and to provide information with respect to the pro forma consolidated results of operations that Independent would have had for the year ended December 31, 2017, and the six months ended June 30, 2018, had the merger with Guaranty been consummated on January 1, 2017 and had Independent’s acquisition of Carlile Bancshares been consummated on January 1, 2017. Independent has prepared the unaudited pro forma combined balance sheet appearing below to present on a pro forma basis the consolidated financial position of Independent assuming that the merger with Guaranty was consummated on June 30, 2018. The merger of Independent and Guaranty will be accounted for as an acquisition of Guaranty and Guaranty Bank by Independent and Independent Bank under the acquisition method of accounting in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 805, “Business Combinations.” The unaudited pro forma combined financial statements of Independent and the other pro forma combined financial information appearing below have been prepared using the acquisition method of accounting.

Independent has not had sufficient time to completely evaluate the significant identifiable long-lived tangible and identifiable intangible assets of Guaranty. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information. Certain reclassifications have been made to the historical financial statements of Guaranty to conform to the presentation in Independent’s financial statements. Accordingly, the unaudited pro forma combined financial statements and other unaudited pro forma combined financial information are presented for illustrative purposes only and are not necessarily indicative of the results that might have occurred had the merger taken place on January 1, 2017, for statement of income purposes and on June 30, 2018, for balance sheet purposes, and is not intended to be a projection of future results. Historical results for any prior period are not necessarily indicative of results to be expected in any future period, and historical results for the six months ended June 30, 2018, are not necessarily indicative of results to be expected for all of 2018. A final determination of the acquisition consideration and fair values of Guaranty’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of Guaranty that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of Independent and Guaranty following the completion of the merger, Independent anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, could be incurred. Independent is not able to determine the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges could affect the results of operations of Independent and Guaranty, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Direct transaction related expenses estimated at $1.65 million for Independent and $9.6 million for Guaranty are not included in the unaudited pro forma consolidated income statements.

In addition, future results may differ materially from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 44 and appearing under the caption “Risk Factors” in Independent’s and Guaranty’s most recently filed Annual Reports on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference in this joint proxy statement/prospectus, and the factors discussed under the caption “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this joint proxy statement/prospectus. Among other factors, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of:

•	changes in the trading price for Independent’s common stock;

•	net cash used or generated in Guaranty’s operations between the signing of the reorganization agreement and the completion of the merger;

•

the timing of the completion of the merger, changes in total merger-related expenses, and integration costs, including costs associated with systems implementation, severance, and other costs related to exit or disposal activities;

•	other changes in Guaranty’s net assets that occur prior to the completion of the merger, which could cause material differences in the information presented below; and

•	changes in the financial results of the combined company.

The unaudited pro forma combined financial statements are provided for information purposes only. The unaudited pro forma combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined financial statements;

•

Independent’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in Independent’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

Independent’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, included in Independent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018;

•

Guaranty’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in Guaranty’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

Guaranty’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, included in Guaranty’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018; and

•

other information pertaining to Independent and Guaranty contained in or incorporated by reference into this joint proxy statement/prospectus. See “—Selected Financial Information of Independent” and “—Selected Financial Information of Guaranty” included elsewhere in this joint proxy statement/prospectus.

The unaudited pro forma combined income statement data for the year ended December 31, 2017 and for the six months ended June 30, 2018 presents the consolidated results of operations giving pro forma effect to the following transactions as if they had occurred as of January 1, 2017:

•	the full-year impact of Guaranty’s income statement, including pro forma amortization and accretion of purchase accounting adjustments on securities, loans and intangible assets;

•	the issuance of additional Independent common stock, applying the 0.45 exchange ratio to the shares outstanding of Guaranty in determining EPS;

•	the full-year impact of Carlile Bancshares’ income statement, including pro forma amortization and accretion of purchase accounting adjustments on loans, other borrowings and intangible assets; and

•

the issuance of additional Independent common stock in connection with the merger of Carlile Bancshares with and into Independent, applying the 0.2517 exchange ratio in that merger to the shares outstanding of Carlile Bancshares in determining EPS.

The unaudited pro forma combined income statement data does not give pro forma effect to Independent’s acquisition of Integrity Bancshares, Inc., which was consummated on June 1, 2018, for any period prior to the date of consummation.

The unaudited pro forma combined balance sheet as of June 30, 2018 presents the consolidated financial position giving pro forma effect to the following transactions as if they had occurred as of June 30, 2018:

•

The completion of Independent’s acquisition of Guaranty, including the issuance of 13,188,986 shares of Independent common stock (based on the number of shares outstanding of Guaranty common stock as of June 30, 2018 and the exchange ratio of 0.45); and

•	$9.6 million in estimated direct transaction costs related to Guaranty and $1.65 million related to Independent, including professional fees.

Pro Forma Consolidated Income Statement

(Unaudited)

	Six Months Ended June 30, 2018
	Independent	Guaranty			Pro Forma
(in thousands, except per share data)	6/30/2018 (as reported)	6/30/2018 (as reported)	Pro Forma Adjustments		6/30/2018 Combined
Interest income
Interest and fees on loans	$174,889	$65,664	$3,156	(a)	$243,709
Interest on securities	8,776	7,564	2,073	(b)	18,413
Interest on other	1,531	871	—		2,402

Total interest income	185,196	74,099	5,229		264,524

Interest expense
Interest on deposits	22,626	5,048	—		27,674
Interest on other borrowings	9,694	4,080	—		13,774

Total interest expense	32,320	9,128	—		41,448

Net interest income	152,876	64,971	5,229		223,076
Provision for loan losses	5,425	718	—		6,143

Net interest income after provision	147,451	64,253	5,229		216,933
Noninterest income
Service charges	7,018	6,967	—		13,985
Investment management and trust	—	4,764	—		4,764
Mortgage banking revenue	7,023	—	—		7,023
Gain on sale of assets	(213)	502	—		289
Other	5,760	2,092	—		7,852

Total non interest income	19,588	14,325	—		33,913

Noninterest expense
Salaries and employee benefits	51,958	25,774	—		77,732
Occupancy	11,682	5,510	—		17,192
Merger expenses	3,989	1,108	—		5,097
Other	26,487	12,225	1,961	(c)	40,673

Total non interest expense	94,116	44,617	1,961		140,694

Income before taxes	72,923	33,961	3,268		110,152
Income tax expense	14,324	7,141	670	(d)	22,135

Net income	$58,599	$26,820	$2,598		$88,017

Pro Forma Combined Per Share Data (Common Stock)(1)
Earnings:
Basic	$2.04	$0.93			$2.10

Diluted(2)	2.04	0.92			2.10

Dividends(3)	0.26	0.33			0.26

Weighted average shares outstanding:(2)
Basic	28,695,166	28,843,295			41,884,152
Diluted	28,787,353	29,067,349			41,976,339

Guaranty Pro Forma Adjustments:

(a)	Adjustment to interest income for accretion on acquired loans based on expected fair market value adjustment to such loans.
(b)	Adjustment to interest income for securities discounted to fair market value as of June 30, 2018.
(c)	Expected incremental amortization of core deposit intangible based on a 10 year life using the straight-line amortization method.
(d)	Tax adjustment related to pro forma adjustments calculated at a 20.5% effective tax rate.

Pro Forma Consolidated Income Statement

(Unaudited)

	Year Ended December 31, 2017
	Independent	Carlile Bancshares			Guaranty			Pro Forma
(in thousands, except per share data)	12/31/2017 (as reported)	3/31/2017 (as reported)	Adjustments		12/31/2017 (as reported)	Adjustments		12/31/2017 Combined
Interest income
Interest and fees on loans	$290,357	$17,846	$1,150	(a)	$118,674	$6,311	(e)	$434,338
Interest on securities	12,106	1,797	—		14,197	4,145	(f)	32,245
Interest on other	5,451	334	—		1,431			7,216

Total interest income	307,914	19,977	1,150		134,302	10,456		473,799
Interest expense
Interest on deposits	28,518	1,115	—		7,344	—		36,977
Interest on other borrowings	13,918	213	40	(b)	6,159	—		20,330

Total interest expense	42,436	1,328	40		13,503	—		57,307

Net interest income	265,478	18,649	1,110		120,799	10,456		416,492
Provision for loan losses	8,265	338	—		992	—		9,595

Net interest income after provision	257,213	18,311	1,110		119,807	10,456		406,897
Noninterest income
Service charges	12,955	1,023	—		13,951	—		27,929
Investment management and trust	—	—	—		6,005	—		6,005
Mortgage banking revenue	13,755	2,525	—		—	—		16,280
Gain on sale of assets	4,242	194	—		1,250	—		5,686
Other	10,335	3,136	—		4,238	—		17,709

Total non interest income	41,287	6,878	—		25,444	—		73,609
Noninterest expense
Salaries and employee benefits	95,741	12,398	—		46,762	—		154,901
Occupancy	22,079	2,273	—		10,562	—		34,914
Merger Expenses	12,898	155	—		3,587	—		16,640
Other	46,095	4,799	733	(c)	25,884	3,921	(g)	81,432

Total non interest expense	176,813	19,625	733		86,795	3,921		287,887

Income before taxes	121,687	5,564	377		58,456	6,535		192,619
Income tax expense	45,175	1,423	132	(d)	19,832	2,287	(h)	68,849

Net income	$76,512	$4,141	$245		$38,624	$4,248		$123,770

Pro Forma Combined Per Share Data (Common Stock)(1)
Earnings:
Basic	$2.98				$1.38			$3.02

Diluted(2)	2.97				1.36			3.01

Dividends(3)	0.40				0.50			0.40

Weighted average shares outstanding:(2)
Basic	25,636,292				28,056,588			40,996,299
Diluted	25,742,362				28,343,687			41,102,369

Carlile Bancshares Pro Forma Adjustments:

(a)	Adjustment to interest income for accretion on acquired loans based on recorded fair market value adjustment to such loans.
(b)	Adjustment to interest expense for amortization on trust preferred securities discount based on recorded fair market value adjustment.
(c)	Incremental amortization of recorded core deposit intangible based on a 10 year life using the straight-line amortization method.
(d)	Tax adjustment related to pro forma adjustments is calculated at a 35% rate.

Guaranty Pro Forma Adjustments:

(e)	Adjustment to interest income for accretion on acquired loans based on expected fair market value adjustment to such loans.
(f)	Adjustment to interest income for securities discounted to fair market value as of June 30, 2018.
(g)	Expected incremental amortization of estimated core deposit intangible based on a 10 year life using the straight-line amortization method.
(h)	Tax adjustment related to pro forma adjustments is calculated at a 35% rate.

Footnotes to Pro Forma Consolidated Income Statements

(1)

The per share amounts and the weighted average shares outstanding for each of the periods shown have been adjusted for the assumed issuance of a total of 13,188,986 and 8,804,699 shares of Independent’s common stock to Guaranty’s and Carlile Bancshares’ shareholders, respectively, in the respective mergers, effective as of January 1, 2017.

(2)

The pro forma combined diluted earnings per share for each period presented are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Independent’s common shares outstanding during that period adjusted for the dilutive effect of outstanding warrants to purchase shares of Independent common stock, and adjusted for the assumed issuance of a total of 13,188,986 and 8,804,699 shares of Independent’s common stock to Guaranty’s and Carlile Bancshares’ shareholders, respectively, in the respective mergers, effective as of January 1, 2017. See Note 1 to Independent’s consolidated financial statements appearing in Independent’s Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this joint proxy statement/prospectus, for more information regarding the dilutive effect of its outstanding warrants and regarding certain nonvested shares of common stock, the effect of which is anti-dilutive.

(3)

Independent declared and paid total dividends of $7.4 million for the six months ended June 30, 2018, and $10.2 million for the year ended December 31, 2017. Guaranty declared and paid total dividends of $7.0 million in the first six months of 2018, and $14.1 million for the year ended December 31, 2017.

Pro Forma Consolidated Balance Sheet

(Unaudited)

	Independent 6/30/18 (as reported)	Guaranty 6/30/18 (as reported)	Adjustments		Pro Forma 6/30/18 Consolidated
(in thousands)
Assets:
Cash and cash equivalents	$447,049	$72,348	$—		$519,397
Certificates of deposit held in other banks	1,225	254	—		1,479
Securities available for sale	791,065	316,499	—		1,107,564
Securities held to maturity	—	253,398	(7,706	) (a)	245,692
Loans held for sale	30,056	1,766	—		31,822
Loans (gross)	7,641,952	2,874,955	(28,400	) (b)	10,488,507
Allowance for loan losses	(43,308)	(23,750)	23,750	(c)	(43,308)
Premises and equipment, net	155,187	63,957	5,000	(d)	224,144
Other real estate	4,200	629	—		4,829
Goodwill	721,578	67,917	453,742	(e)	1,243,237
Other intangible assets, net	48,052	16,738	39,206	(f)	103,996
Deferred tax asset	14,790	3,136	(9,961	) (g)	7,965
Other assets	205,191	128,120	—		333,311

Total Assets	$10,017,037	$3,775,967	$475,631		$14,268,635

Liabilities and Stockholders’ Equity
Deposits:
Noninterest bearing	$2,170,639	$924,415	$—		$3,095,054
Interest bearing	5,362,766	2,023,380	—		7,386,146

Total deposits	7,533,405	2,947,795	—		10,481,200
FHLB advances	750,626	270,700			1,021,326
Repurchase agreements	—	56,856	—		56,856
Other borrowings	137,098	39,332	—		176,430
Junior subordinated debentures	27,753	25,774	—		53,527
Other liabilities	29,886	16,559	11,250	(j)	57,695

Total Liabilities	8,478,768	3,357,016	11,250		11,847,034

Stockholders’ equity:
Total Stockholders’ Equity	1,538,269	418,951	464,381	(h)(i)	2,421,601

Total Liabilities and Stockholders’ Equity	$10,017,037	$3,775,967	$475,631		$14,268,635

Purchase Accounting and Pro Forma Adjustments:

(a)	Estimated fair market value adjustment on securities held to maturity.
(b)	Estimated fair market value adjustment on the acquired loan portfolio.
(c)	Eliminate Guaranty’s allowance for loan loss.
(d)	Estimated fair market value adjustment on premises acquired related to increased land values.
(e)	Record goodwill for amount of consideration and liabilities assumed over fair value of the assets received.
(f)	Estimated core deposit intangible at 2.25% of the acquired non-time deposits.
(g)	Record tax effect related to estimated net fair value adjustments at an effective tax rate of 20.5%.
(h)	Eliminate Guaranty capital accounts.
(i)	Record sale of 13,188,986 shares of Independent’s common stock, net of cost.
(j)	Adjustment reflects $9.6 million in estimated direct transaction costs related to Guaranty and $1.65 million related to Independent.

The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities assumed in the merger (in thousands, except per share data):

Guaranty common shares outstanding of 29,308,857 as of June 30, 2018 at exchange ratio of 0.45		13,189
Price per share, based upon Independent closing price as of July 31, 2018		$67.10

Total pro form purchase price		$884,982

Assets of acquired bank:
Cash and cash equivalents	$72,348
Certificates of deposit held in other banks	254
Securities	562,191
Loans	2,848,321
Premises and equipment	68,957
Core deposit intangible	55,944
Other real estate	629
Other assets	128,120

Total assets acquired	3,736,764

Liabilities of acquired bank:
Deposits	2,947,795
FHLB advances	270,700
Subordinated debentures	65,106
Deferred tax liability	6,825
Other liabilities	83,015

Total liabilities assumed	3,373,441

Net assets acquired		363,323

Preliminary Pro Forma Goodwill		$521,659

Fair value estimates for securities, loans, premises and the core deposit intangible are subject to adjustment upon receipt of third party appraisals.

Comparative Historical and Unaudited Pro Forma Per Share Financial Data

The following table presents: (1) historical per share information for Independent; (2) historical per share information for Guaranty; (3) pro forma per share information of the combined company after giving effect to the merger; and (4) equivalent pro forma per share information for Guaranty.

The combined company pro forma per share information was derived by combining information from the historical financial information presented above under “—Selected Financial Information of Independent,” “—Selected Financial Information of Guaranty” and “—Unaudited Pro Forma Combined Financial Information.” You should read this table together with the financial information discussed under those headings and the consolidated financial statements of Independent and the consolidated financial statements of Guaranty incorporated by reference in this joint proxy statement/prospectus. You should not rely on the pro forma per share information as being necessarily indicative of actual results had the merger been effective on January 1, 2017, for purposes of net income per share data, or June 30, 2018, for purposes of book value per share data.

The information appearing in the column captioned “Combined Pro Forma” in the table below was prepared assuming that 13,188,986 shares of Independent common stock were issued to the stockholders of Guaranty in the merger and that the merger was completed as of January 1, 2017, for purposes of net income per share data, and June 30, 2018, for purposes of book value per share data. The information appearing in the column captioned “Per Equivalent Guaranty Share” was obtained by multiplying the pro forma amounts by 0.45, the exchange ratio in the merger.

(unaudited)	Independent	Guaranty	Combined Pro Forma	Per Equivalent Guaranty Share
Book value per share
As of December 31, 2017	$47.28	$13.86	$53.55	$24.10
As of June 30, 2018	47.76	14.29	55.47	24.96
Cash dividends
For the year ended December 31, 2017	$0.40	$0.50	$0.40	$0.18
For the six months ended June 30, 2018	0.26	0.33	0.26	0.12
Basic income (loss) from continuing operations
For the year ended December 31, 2017	$2.98	$1.38	$3.02	$1.36
For the six months ended June 30, 2018	2.04	0.93	2.10	0.95
Diluted income (loss) from continuing operations
For the year ended December 31, 2017	$2.97	$1.36	$3.01	$1.35
For the six months ended June 30, 2018	2.04	0.92	2.10	0.95

Historical Consolidated Financial Statements of Independent and Guaranty

Independent’s consolidated financial statements as of and for the three years ended December 31, 2017, the related accompanying notes thereto, the report of RSM US LLP, Independent’s registered independent public accounting firm, with respect to their audit of those consolidated financial statements, and Independent’s management’s discussion and analysis of financial condition and results of operations relating to such consolidated financial statements appear in Independent’s Annual Report on Form 10-K for the year ended December 31, 2017. Independent’s consolidated financial statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and June 30, 2017, the related accompanying notes thereto and its management’s discussion and analysis of financial condition and results of operations relating to such consolidated financial statements are included in Independent’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. You may review those reports, which are incorporated by reference in this joint proxy statement/prospectus as described under “Incorporation of Certain Documents by Reference,” and obtain copies of those reports as described below in “Where You Can Find More Information.”

Guaranty’s consolidated financial statements as of and for the three years ended December 31, 2017, the related accompanying notes thereto, the report of Crowe LLP (formerly, Crowe Horwath LLP), Guaranty’s registered independent public accounting firm, with respect to their audit of those consolidated financial statements, and Guaranty’s management’s discussion and analysis of financial condition and results of operations relating to such consolidated financial statements appear in Guaranty’s Annual Report on Form 10-K for the year ended December 31, 2017. Guaranty’s condensed consolidated financial statements as of and for the six months ended June 30, 2018 and June 30, 2017, the related accompanying notes thereto and its management’s discussion and analysis of financial condition and results of operations relating to such condensed consolidated financial statements are included in Guaranty’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. You may review those reports, which are incorporated by reference in this joint proxy statement/prospectus as described under “Incorporation of Certain Documents by Reference,” and obtain copies of those reports as described below in “Where You Can Find More Information.”

We urge you to review the historical financial statements, the related accompanying notes thereto and the related management’s discussions and analyses of financial condition and results of operations described above and incorporated by reference into this joint proxy statement/prospectus, as well as the selected financial information and pro forma financial statements appearing above, when considering how to vote on each proposal on which you are asked to vote as a shareholder of Guaranty or Independent.

Comparative Stock Prices

The following table shows (1) the market values of Independent common stock and Guaranty common stock at the close of business on May 21, 2018, the business day prior to the announcement of the proposed merger, and as of the most recent date practicable preceding the date of this joint proxy statement/prospectus and (2) the equivalent pro forma value of a share of Guaranty common stock at such dates based on the value of the consideration to be received in the merger with respect to each share.

	Independent Common Stock(1)	Guaranty Common Stock(2)	Equivalent Price per Guaranty Share(3)
May 21, 2018	$78.60	$30.70	$35.37
August 14, 2018	$69.30	$31.05	$31.19

(1)	Represents the closing price of Independent common stock on the NASDAQ on the date indicated.
(2)	Represents the closing price of Guaranty common stock on the NASDAQ on the date indicated.
(3)

Equivalent price per share of Guaranty common stock represents the closing price of Independent common stock on the NASDAQ on the date indicated, multiplied by the exchange ratio of 0.45 shares of Independent common stock for each share of Guaranty common stock.

Dividends

Dividend Payments

As approved by Independent’s board of directors, Independent declared and paid a $0.08 per share dividend to holders of Independent common stock in the first three fiscal quarters of 2016 and a $0.10 per share dividend paid in the fourth fiscal quarter of 2016 and in each of its four fiscal quarters of 2017, a $0.12 per share dividend paid in the first fiscal quarter of 2018 and a $0.14 per share dividend in the second fiscal quarter of 2018. On July 25, 2018, Independent declared a quarterly cash dividend in the amount of $0.14 per share of common stock.

Independent intends to continue to pay regular quarterly cash dividends on its common stock in the fourth fiscal quarter of 2018 and following the merger, when, as and if declared by Independent’s board of directors out of funds legally available for that purpose and subject to regulatory restrictions. Except as described herein, no dividends payable in the future have been declared by Independent’s board of directors.

Independent’s dividend policy may change with respect to the payment of dividends as a return on investment, and Independent’s board of directors may change or eliminate the payment of future dividends at its discretion, without notice to Independent’s shareholders. There can be no assurance that Independent will continue to pay dividends in the future. Future dividends on Independent common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, Independent’s ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the board of directors of Independent.

Dividend Restrictions; Source of Strength

Under the terms of its junior subordinated debentures issued in connection with the issuance of trust preferred securities by subsidiaries of Independent, Independent is not permitted to pay any dividends on its common stock if it is in default on any payments required to be made on the junior subordinated debentures.

Independent is regarded as a legal entity separate and distinct from Independent Bank. The principal source of Independent’s revenues is dividends received from Independent Bank. Texas state law places limitations on the amount that state banks may pay in dividends, which Independent Bank must adhere to when paying dividends to Independent. The Federal Reserve has issued a policy statement that provides that a bank holding company should not pay dividends unless (a) its net income over the last four quarters (net of dividends paid) has been sufficient to fully fund the dividends, (b) the prospective rate of earnings retention appears to be consistent with the capital needs, asset quality and overall financial condition of the bank holding company and its subsidiaries, and (c) the bank holding company will continue to meet minimum required capital adequacy ratios.

Accordingly, Independent should not pay cash dividends that exceed its net income in any year or that can only be funded in ways that weaken its financial strength, including by borrowing money to pay dividends. Regulatory authorities could impose administratively stricter limitations on the ability of Independent Bank to pay dividends to Independent if such limits were deemed appropriate to preserve certain capital adequacy requirements.

Under Federal Reserve policy, bank holding companies have historically been required to act as a source of financial and managerial strength to each of its banking subsidiaries, and the Dodd-Frank Wall Street Reform and Consumer Protection Act codified this policy as a statutory requirement. Under this requirement, Independent is expected to commit resources to support Independent Bank, including at times when Independent may not be in a financial position to provide such resources. Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. A bank holding company, in certain circumstances, could be required to guarantee the capital restoration plan of an undercapitalized banking subsidiary.

Dividends paid by Independent Bank have provided a substantial part of Independent’s operating funds, and for the foreseeable future, it is anticipated that dividends paid by Independent Bank to Independent will continue to be Independent’s principal source of operating funds. However, capital adequacy requirements serve to limit the amount of dividends that may be paid by Independent Bank. Under federal law, Independent Bank cannot pay a dividend if, after paying the dividend, it would be undercapitalized. The FDIC may declare a dividend payment to be unsafe and unsound even though Independent Bank would continue to meet its capital requirements after payment of the dividend.

Additionally, under the credit agreement among Independent, the lenders from time to time party thereto, and U.S. Bank National Association, or “U.S. Bank,” as administrative agent, Independent cannot make any cash dividend payments or certain other payments or distributions; provided, however, that, so long as no default under the credit agreement has occurred and is continuing, or will occur as a result of any such payment, Independent may pay dividends and distributions to its shareholders as permitted by applicable governmental laws and regulations.

RISK FACTORS

An investment by Guaranty’s stockholders in Independent common stock as a result of the exchange of shares of Independent common stock for shares of Guaranty common stock in the merger involves certain risks. Similarly, a decision on the part of Independent shareholders to approve and adopt the reorganization agreement and the transactions contemplated thereby also involves risks for the shareholders of Independent, who will continue to hold their shares of Independent common stock after the merger. Certain material risks and uncertainties connected with the merger and ownership of Independent common stock are discussed below. In addition, Independent and Guaranty discuss certain other material risks connected with the ownership of Independent common stock and with Independent’s business, and with the ownership of Guaranty common stock and Guaranty’s business, respectively, under the caption “Risk Factors” appearing in their Annual Reports on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that each files with the SEC after the date of this joint proxy statement/prospectus, each of which reports is or will be incorporated by reference in this joint proxy statement/prospectus.

Holders of Guaranty common stock and holders of Independent common stock should carefully read and consider all of these risks and all other information contained in this joint proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this joint proxy statement/prospectus, in deciding whether to vote for approval of the various proposals for which they may vote at the special meeting of the Guaranty stockholders or the special meeting of the Independent shareholders described herein. If any of the risks described in this joint proxy statement/prospectus or those documents incorporated by reference herein result in effects on Independent or Independent Bank, the value of Independent common stock that you, as an existing Independent shareholder, currently hold or that you, as an existing Guaranty stockholder, would hold upon consummation of the merger could decline significantly, and the current holders of Independent common stock and/or the holders of Guaranty common stock could lose all or part of their respective investments in the Independent common stock.

The value of the shares of Independent common stock to be received by the Guaranty stockholders in the merger is dependent upon the market price of Independent’s common stock, which is subject to fluctuation and may decline over time and reduce the economic benefits to be received by holders of Guaranty common stock upon completion of the merger.

In instances in this joint proxy statement/prospectus, Independent has valued the Independent common stock to be issued in the merger to the holders of Guaranty common stock based on the closing price of Independent’s common stock on May 21, 2018, the last trading day before the merger was announced, of $78.60 per share, or on August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus, of $69.30 per share. However, the value of each share of Independent common stock is subject to fluctuations in the marketplace, resulting in the possibility that its value could decrease between the date of this joint proxy statement/prospectus and the date of the Guaranty special meeting when holders of Guaranty common stock will be asked to approve and adopt the reorganization agreement, as well as between the date of that special meeting and the date of the closing of the merger. If the reorganization agreement is approved and adopted at the Guaranty special meeting, there is the possibility that the value of the Independent common stock could decline materially prior to the issuance of the Independent common stock to the holders of Guaranty common stock upon the completion of the merger and thereafter.

The merger of Independent and Guaranty may not be completed, may take longer than expected or may be subject to conditions imposed by government entities that are not presently anticipated or cannot be met.

Completion of the merger of Independent and Guaranty is subject to regulatory approval of the applications and notices filed with the Federal Reserve Board, the FDIC, TDB and CSBB. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals Required for the Merger” on page 102. An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. If Independent is not successful in obtaining the required regulatory approval, the merger will not be completed. Even if such regulatory approval is received, the timing of that regulatory approval could result in certain closing conditions of the merger not being satisfied or in a delay in the consummation of the merger. Furthermore, these regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See “The Merger—Regulatory Approvals Required for the Merger” on page 102.

The consummation of the merger is also subject to other conditions precedent as set forth in the reorganization agreement. Those conditions precedent include, among others, the approval of the merger by Independent’s shareholders and Guaranty’s stockholders, there being no material adverse change with respect to Guaranty, on the one hand, or Independent, on the other hand, and various other closing conditions. If a condition to either party’s obligation to consummate the merger is not satisfied or waived, the transaction would not be consummated or its consummation could be delayed. See “The Reorganization Agreement—Conditions to Completion of the Merger” on page 107 for a discussion of the conditions to the completion of the merger.

Guaranty and Guaranty Bank will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Guaranty and Guaranty Bank and, consequently, on Independent and Independent Bank. Uncertainties surrounding the merger may impair the ability of one or more of Independent, Independent Bank, Guaranty and Guaranty Bank to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with either of the banks to seek to change their existing business relationships with such bank. In addition, the reorganization agreement restricts Guaranty and Guaranty Bank from taking specified actions until the merger occurs without Independent’s consent. These restrictions may prevent Guaranty or Guaranty Bank from pursuing attractive business opportunities that may arise prior to the merger’s completion.

Integrating Guaranty Bank into Independent Bank’s operations may be more difficult, costly or time-consuming than Independent expects.

Independent Bank and Guaranty Bank have operated and, until the merger is completed, will continue to operate, independently. Accordingly, the process of integrating Guaranty Bank’s operations into Independent Bank’s operations could result in the disruption of operations, the loss of Guaranty Bank customers and employees and make it more difficult to achieve the intended benefits of the merger. Inconsistencies between the standards, controls, procedures and policies of Independent Bank and those of Guaranty Bank could adversely affect Independent Bank’s ability to maintain relationships with current customers and employees of Guaranty Bank if and when the merger is completed.

As with any merger of banking institutions, business disruptions may occur that may cause Independent Bank to lose customers or may cause Guaranty Bank’s customers to withdraw their deposits from Guaranty Bank prior to the merger’s consummation and from Independent Bank thereafter. The realization of the anticipated benefits of the merger may depend in large part on Independent’s ability to integrate Guaranty Bank’s operations into Independent Bank’s operations, and to address differences in business models and cultures. If Independent is unable to integrate the operations of Guaranty and Guaranty Bank into Independent’s and Independent Bank’s operations successfully and on a timely basis, some or all of the expected benefits of the merger may not be realized. Difficulties encountered with respect to such matters could result in an adverse effect on the financial condition, results of operations, capital, liquidity or cash flows of Independent Bank and Independent.

Independent may fail to realize the cost savings anticipated from the merger.

Although Independent anticipates that it would realize certain cost savings as to the operations of Guaranty and Guaranty Bank and otherwise from the merger if and when the operations of Guaranty and Guaranty Bank are fully integrated into Independent’s and Independent Bank’s operations, it is possible that Independent may not realize all of the cost savings that Independent has estimated it can realize from the merger. For example, for a variety of reasons, Independent may be required to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced as a result of the merger. Independent’s realization of the estimated cost savings also will depend on Independent’s ability to combine the operations of Independent and Independent Bank with the operations of Guaranty and Guaranty Bank in a manner that permits those cost savings to be realized. If Independent is not able to integrate the operations of Guaranty and Guaranty Bank into Independent’s and Independent Bank’s operations successfully and to reduce the combined costs of conducting the integration operations of the two banks, the anticipated cost savings may not be fully realized, if at all, or may take longer to realize than expected. Independent’s failure to realize those cost savings could materially adversely affect Independent’s financial condition, results of operations, capital, liquidity or cash flows.

The unaudited pro forma combined financial statements included in this joint proxy statement/prospectus are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma combined financial statements in this joint proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Independent’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined financial statements reflect adjustments to illustrate the effect of the merger had it been completed on the dates indicated, which are based upon preliminary estimates, to record the Guaranty identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this joint proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Guaranty as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. For more information, see “Certain Financial Information Regarding Independent and Guaranty—Unaudited Pro Forma Combined Financial Information” on page 33.

The completion of Independent’s merger with Guaranty would result in the immediate dilution of Independent’s existing shareholders’ ownership percentages in Independent’s common stock and their voting power, which could adversely affect the market for Independent’s common stock.

The merger of Guaranty with and into Independent would result in the issuance of a substantial number of additional shares of Independent’s common stock. That issuance would result in the immediate dilution of the percentage ownership and voting power of the existing holders of Independent’s common stock. As a result, Independent shareholders will have less influence on the management and policies of Independent than they now have. Factors associated with the consummation of the merger of Guaranty with and into Independent, such as those discussed above, could adversely affect the market for Independent’s common stock.

The fairness opinion of Guaranty’s financial advisor delivered to the Guaranty board of directors and the fairness opinion of Stephens delivered to the Independent board of directors prior to the parties’ entry into the reorganization agreement will not reflect any changes in circumstances subsequent to the date of the fairness opinions.

KBW, Guaranty’s financial advisor in connection with the proposed merger, and Stephens delivered to the boards of directors of Guaranty and Independent, respectively, their opinions on May 22, 2018. The opinions of

KBW and Stephens, which are based upon and subject to the factors and assumptions set forth therein, speak only as of that date and are necessarily based on economic, market, regulatory and other conditions as in effect on, and the information made available to KBW and Stephens, as of the date of their opinions. Events occurring after the date of the opinions such as changes in the operations and prospects of Independent and Guaranty, economic, market, regulatory and other conditions and other factors beyond the control of Independent or Guaranty may materially alter or affect the relative values of Independent and Guaranty or the prices of shares of Independent common stock or Guaranty common stock by the time the merger is completed.

Termination of the reorganization agreement could negatively impact Guaranty or Independent.

There may be various negative consequences if the reorganization agreement is terminated. For example, Guaranty’s or Independent’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the reorganization agreement is terminated, the market price of Guaranty’s or Independent’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the reorganization agreement is terminated under certain circumstances, Guaranty may be required to pay to Independent, or Independent may be required to pay to Guaranty, a termination fee of $40 million.

Some of the directors and officers of Guaranty may have interests and arrangements that may have influenced their decisions to support or recommend that you approve and adopt the reorganization agreement.

The interests of some of the directors and officers of Guaranty may be different from those of Guaranty stockholders. The directors and certain officers of Guaranty are or will be participants in arrangements relating to, or that are affected by the merger that are different from, or in addition to, those of Guaranty stockholders. These interests are described in more detail in the section of this joint proxy statement/prospectus entitled “The Merger—Financial Interests of Directors and Officers of Guaranty in the Merger” beginning on page 95.

If the merger is not completed, Independent and Guaranty will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of Independent and Guaranty has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the reorganization agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC and fees to other regulators in connection with the merger. If the merger is not completed, Independent and Guaranty would have to recognize these and other expenses without realizing the expected benefits of the merger.

The reorganization agreement limits Guaranty’s ability to pursue an alternative acquisition proposal and requires it to pay a termination fee of $40 million under certain circumstances.

The reorganization agreement prohibits Guaranty from soliciting, knowingly encouraging or facilitating, initiating or participating in negotiations or discussions with respect to certain alternative acquisition proposals with any third party, subject to exceptions set forth in the reorganization agreement. See “The Reorganization Agreement—No Negotiation with Others” on page 114. The reorganization agreement also provides that Guaranty must pay to Independent a termination fee in the amount of $40 million in the event that the reorganization agreement is terminated for certain reasons, including circumstances involving a change in recommendation by the Guaranty board of directors. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Guaranty from considering or proposing such an acquisition. See “The Reorganization Agreement—Termination Fee and Effect of Termination” on page 125.

The reorganization agreement requires Independent to pay a termination fee of $40 million under certain circumstances.

The reorganization agreement provides that Independent must pay to Guaranty a termination fee in the amount of $40 million in the event that the reorganization agreement is terminated because Independent or the Independent board of directors has failed to comply in any material respect with its obligations described under “The Reorganization Agreement—Independent Shareholder Meeting and Recommendation of the Independent Board of Directors.” See “The Reorganization Agreement—Termination Fee and Effect of Termination” on page 125.

The pro forma combined company is expected to exceed $10 billion in assets, which could result in increased costs and/or reduced revenues to the resulting entity and subject it to increased regulatory scrutiny by its primary federal regulators with respect to its risk management and other activities.

The pro forma combined company is expected to exceed $10 billion in assets, subjecting Independent to additional regulation and oversight that could impact its revenues or expenses. Such regulation and oversight include becoming subject to: (i) the examination and enforcement authority of the Consumer Financial Protection Bureau with respect to consumer and small business products and services; (ii) deposit insurance premium assessments based on an FDIC scorecard based on, among other things, Independent Bank’s CAMELS rating and results of asset-related stress testing and funding-related stress testing; and (iii) a cap on interchange transaction fees for debit cards, as required by Federal Reserve regulations, which may reduce Independent’s interchange revenue after the mergers. It is difficult to predict the overall compliance cost of these provisions. However, compliance with these provisions may require additional staffing, engagement of external consultants and other operating costs that could adversely affect the combined company.

The market price of Independent common stock after the merger may be affected by factors different from those affecting the shares of Guaranty or Independent currently.

Upon completion of the merger, holders of Guaranty common stock will become holders of Independent common stock. Independent’s business differs in important respects from that of Guaranty, and, accordingly, the results of operations of the combined company and the market price of Independent common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Guaranty and Independent.

Guaranty stockholders will have a reduced ownership and voting interest in Independent after the merger than they now have in Guaranty and will exercise less influence over Independent’s management than they now exercise over Guaranty’s management.

Guaranty’s shareholders currently have the right to vote in the election of the board of directors of Guaranty and on other matters affecting Guaranty. The merger will transfer control of the operations of Guaranty to Independent and to the shareholders of Independent. When the merger occurs, each Guaranty stockholder will become a shareholder of Independent with a percentage ownership of Independent smaller than such shareholder’s percentage ownership of Guaranty immediately prior to the merger. As a result, Guaranty stockholders will have less influence on the management and policies of Independent than they now have on the management and policies of Guaranty.

The shares of Independent common stock to be received by Guaranty stockholders as a result of the merger will have different rights than the shares of Guaranty common stock and in some cases may be less favorable.

The rights associated with Guaranty common stock are different from the rights associated with Independent common stock. In some cases, the rights associated with the Independent common stock may be less favorable to shareholders than those associated with the Guaranty common stock. For example, holders of Guaranty common stock currently elect each member of their board of directors at each annual meeting of the Guaranty stockholders. Upon consummation of the merger, the holders of Guaranty common stock will hold Independent common stock that provides that the members of only one of three classes of directors are elected at each annual meeting of Independent shareholders, which could have an anti-takeover effect and may delay, discourage or prevent an attempted acquisition or change in control of Independent. See “Comparison of Rights of Shareholders of Guaranty and Independent” on page 142 for a more detailed description of the shareholder rights of each of Independent and Guaranty.

Guaranty stockholders will not be entitled to dissenters’ or appraisal rights in the merger.

Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the DGCL, dissenters’ rights are not available to shareholders that receive merger consideration consisting of stock of any other corporation that is listed on a national securities exchange. Because Independent common stock is traded on the NASDAQ, a national securities exchange, Guaranty stockholders will not be entitled to dissenters’ or appraisal rights in the merger under applicable Delaware law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this joint proxy statement/prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of operations of Independent or Guaranty before or after the merger is completed as well as information about the merger, including Independent’s or Guaranty’s future revenues, income, expenses, provision for taxes, effective tax rate, earnings per share and cash flows, Independent’s or Guaranty’s future capital expenditures and dividends, Independent’s or Guaranty’s future financial condition and changes therein, including changes in Independent’s or Guaranty’s loan portfolio and allowance for loan losses, Independent’s or Guaranty’s future capital structure or changes therein, the plan and objectives of management for future operations, Independent’s future or proposed acquisitions, the future or expected effect of acquisitions on Independent’s operations, results of operations and financial condition, Independent’s or Guaranty’s future economic performance, statements about the benefits of the proposed transaction, and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that Independent and Guaranty make are based on Independent’s and Guaranty’s current expectations and assumptions regarding Independent’s and Guaranty’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect the future financial results and performance of each of Independent and Guaranty before the merger or Independent after the merger, and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	Independent’s or Guaranty’s ability to sustain its current internal growth rate and total growth rate;

•

changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in Independent’s or Guaranty’s target markets, particularly in Texas and Colorado;

•

worsening business and economic conditions nationally, regionally and in Independent’s or Guaranty’s target markets, particularly in Texas and Colorado, and the geographic areas in those states in which Independent or Guaranty operates;

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the reorganization agreement;

•	the outcome of any legal proceedings that may be instituted against Independent or Guaranty;

•	delays in completing the merger;

•

the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the merger on a timely basis or at all;

•

the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Independent and Guaranty do business;

•

the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger, and Independent’s ability to complete the acquisition and integration of Guaranty successfully;

•	the dilution caused by Independent’s issuance of additional shares of its common stock in connection with the transaction;

•	Independent’s revenues after the Guaranty acquisition may be less than expected;

•	Independent’s or Guaranty’s dependence on its management team and its ability to attract, motivate and retain qualified personnel;

•	the concentration of Independent’s or Guaranty’s business within its geographic areas of operation in Texas and Colorado;

•	changes in asset quality, including increases in default rates and loans and higher levels of nonperforming loans and loan charge-offs;

•

concentration of the loan portfolio of Independent Bank or Guaranty Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate, values and sales volumes of commercial and residential real estate;

•

the ability of Independent Bank or Guaranty Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks;

•

inaccuracy of the assumptions and estimates that the managements of Independent or Guaranty and the financial institutions that it acquires make in establishing reserves for probable loan losses and other estimates;

•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity, that Independent or Guaranty currently has;

•	material increases or decreases in the amount of deposits held by Independent Bank, Guaranty Bank, or other financial institutions that Independent acquires and the cost of those deposits;

•	access to the debt and equity markets and the overall cost of funding operations;

•	regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support Independent’s anticipated growth;

•

changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank, Guaranty Bank, and the financial institutions that Independent acquires and the net interest income of each of Independent Bank, Guaranty Bank, and the financial institutions that Independent acquires;

•	fluctuations in the market value and liquidity of the securities Independent or Guaranty holds for sale, including as a result of changes in market interest rates;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	changes in economic and market conditions that affect the amount and value of the assets of Independent Bank, Guaranty Bank, and financial institutions that Independent acquires;

•

the institution and outcome of, and costs associated with, litigation and other legal proceedings against one or more of Independent, Independent Bank, Guaranty, Guaranty Bank, and financial institutions that Independent acquires or to which any of such entities is subject;

•	the occurrence of market conditions adversely affecting the financial industry generally;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by Independent’s regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, including the Dodd-Frank Act stress testing and other requirements that will apply if Independent exceeds $10 billion in total assets, which is currently expected to occur when the merger and the bank merger are completed, and changes in federal government policies;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, or CABO, as the case may be;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC insurance and other coverage;

•

the effects of war or other conflicts, acts of terrorism (including cyber attacks) or other catastrophic events, including storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions;

•

Independent’s actual cost savings resulting from previous or future acquisitions may be less than expected, it may be unable to realize those cost savings as soon as expected, or it may incur additional or unexpected costs;

•	Independent’s revenues after previous or future acquisitions may be less than expected;

•	the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that Independent acquires;

•

deposit attrition, operating costs, customer loss and business disruption before and after Independent’s completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than Independent expected;

•

the effects of the combination of the operations of financial institutions that Independent acquired in the recent past or may acquire in the future with Independent’s operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that Independent expects;

•	the impact of investments that Independent or Independent Bank may have made or may make and the changes in the value of those investments;

•

the quality of the assets of financial institutions and companies that Independent has acquired in the recent past or may acquire in the future being different than Independent determined or determine in its due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•

Independent’s ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain its growth, to expand its presence in its markets and to enter new markets;

•	general business and economic conditions in Independent’s or Guaranty’s markets may change or may be less favorable than expected;

•	changes may occur in business conditions and inflation;

•	an increase in the rate of personal or commercial customers’ bankruptcies;

•	technology-related changes may be harder to make or may be more expensive than expected;

•

attacks on the security of, and breaches of, Independent’s, Independent Bank’s, Guaranty’s, or Guaranty Bank’s digital information systems, the costs Independent, Independent Bank, Guaranty, or Guaranty Bank incur to provide security against such attacks and any costs and liability Independent, Independent Bank, Guaranty or Guaranty Bank may incur in connection with any breach of those systems; and

•	the potential impact of technology and “FinTech” entities on the banking industry generally.

For other factors, risks and uncertainties that could cause actual results to differ materially from estimates contained in forward-looking statements, please read the “Risk Factors” section of this joint proxy statement/prospectus, and the “Risk Factors” sections of Independent’s and Guaranty’s respective Annual Reports on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Independent and Guaranty urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made in this joint proxy statement/prospectus. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this joint proxy statement/prospectus or made by Independent or Guaranty in any report, filing, document or information incorporated by reference in this joint proxy statement/prospectus, speaks only as of the date on which it is made. Neither Independent nor Guaranty undertakes any obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this joint proxy statement/prospectus or incorporated by reference herein.

GENERAL INFORMATION

This document constitutes a joint proxy statement/prospectus of Guaranty and Independent and is being furnished to all record holders of Guaranty common stock on the record date for the Guaranty special meeting and all record holders of Independent common stock on the record date for the Independent special meeting in connection with the solicitation of proxies by the boards of directors of Guaranty and Independent to be used at the special meetings of shareholders of Guaranty and Independent to be held on September 25, 2018 and September 24, 2018, respectively.

The purpose of the special meetings is to consider and vote to approve and adopt the reorganization agreement, which provides for, among other things, the merger of Guaranty with and into Independent, with Independent being the surviving entity, followed by the merger of Guaranty Bank with and into Independent Bank, with Independent Bank being the surviving bank. This document also constitutes a prospectus relating to the offer and sale of Independent common stock to be issued in connection with the merger to holders of Guaranty common stock.

Independent has supplied all of the information contained herein relating to Independent and Independent Bank, and Guaranty has supplied all of the information contained herein relating to Guaranty and Guaranty Bank.

THE INDEPENDENT SPECIAL MEETING

This joint proxy statement/prospectus is being provided to the Independent shareholders as part of a solicitation of proxies by the Independent board of directors for use at the Independent special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides Independent shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Independent special meeting.

Date, Time and Place

The special meeting of Independent shareholders will be held on September 24, 2018, at 3:30 p.m. Central Time, at 1600 Redbud Boulevard, Suite 400, McKinney, TX 75069.

Purpose of the Independent Special Meeting

At the Independent special meeting, Independent shareholders will be asked to consider and vote on the following:

Independent merger proposal: to approve and adopt the reorganization agreement and the transactions contemplated thereby, including the merger and the issuance of Independent common stock pursuant to the reorganization agreement; and

Independent adjournment proposal: to approve the adjournment of the Independent special meeting to a later date or dates, if the board of directors of Independent determines it is necessary or appropriate to permit solicitation of additional proxies in favor of the Independent merger proposal.

Completion of the merger is conditioned on, among other things, the approval and adoption of the reorganization agreement by the requisite Independent shareholder vote, as well as the receipt of all required regulatory approvals.

Recommendation of the Independent Board of Directors

At a special meeting held on May 22, 2018, the Independent board of directors determined that the merger and the other transactions contemplated by the reorganization agreement, including the issuance of shares of Independent common stock to Guaranty stockholders in connection with the merger, are in the best interests of Independent and its shareholders.

Accordingly, the Independent board of directors recommends that Independent shareholders vote as follows:

“FOR” the Independent merger proposal; and

“FOR” the Independent adjournment proposal.

Independent shareholders should carefully read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Appendices in their entirety, for more detailed information concerning the merger and the transactions contemplated by the reorganization agreement.

Independent Record Date; Shareholders Entitled to Vote

The record date for the Independent special meeting is August 14, 2018, or the Independent record date. Only record holders of shares of Independent common stock at 5:00 p.m. Central Time, which is the close of business, on the Independent record date are entitled to notice of, and to vote at, the Independent special meeting or any adjournment or postponement thereof. At the close of business on the Independent record date, the only outstanding voting securities of Independent were shares of common stock, and 30,475,148 shares of Independent common stock were issued and outstanding.

Each share of Independent common stock outstanding on the Independent record date is entitled to one vote on each proposal.

Voting by Independent’s Directors and Executive Officers and a Significant Shareholder of Independent

At the close of business on the record date for the Independent special meeting, Independent directors and executive officers and their respective affiliates were entitled to vote approximately 3,120,322 shares of Independent common stock, or approximately 10.2% of the shares of Independent common stock outstanding on that date. In addition, Mr. Vincent J. Viola, who is the largest shareholder of Independent and the father of Mr. Michael T. Viola, a director of Independent, owned and was entitled to vote approximately 4,350,748 shares of Independent common stock as of the close of business on the record date for the Independent special meeting.

Each of the directors of Independent, along with Mr. Vincent J. Viola, who is the largest shareholder of Independent and the father of Mr. Michael T. Viola, a director of Independent, have entered into a voting agreement with Guaranty and Independent, solely in their capacities as shareholders of Independent, pursuant to which they have agreed, among other things, to vote in favor of the Independent merger proposal and the Independent adjournment proposal, as well as certain other customary restrictions with respect to the voting of his or her shares of Independent common stock. A total of approximately 7,289,593 shares of Independent common stock, or approximately 23.9% of the shares of Independent common stock outstanding on the record date for the Independent special meeting, were subject to such voting agreements. For more information regarding the voting agreements, see “The Reorganization Agreement—Voting Agreements.”

We currently expect that Independent executive officers and their affiliates will vote their shares in favor of all of the Independent proposals, although they are under no obligation to do so (other than those executive officers who are also directors and entered into voting agreements as described above).

Quorum and Adjournment

No business may be transacted at the Independent special meeting unless a quorum is present. Shareholders who hold shares representing at least a majority of the shares outstanding and entitled to vote at the Independent special meeting must be present in person or represented by proxy to constitute a quorum.

If a quorum is not present, then the Independent special meeting may be adjourned to allow for the solicitation of additional proxies. The Independent special meeting may be adjourned by the holders of a majority of the votes entitled to be cast by the shareholders present in person or represented by proxy.

Other than announcement at the meeting of the time and place to which the meeting is adjourned, no notice of an adjourned Independent special meeting need be given unless the adjournment is for more than thirty (30) days or, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each Independent shareholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned Independent special meeting.

All shares of Independent common stock represented at the Independent special meeting, including shares that are represented but that vote to abstain and broker nonvotes, will be treated as present for purposes of determining the presence or absence of a quorum.

Required Vote

The required votes to approve the Independent proposals are as follows:

The Independent merger proposal requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Independent common stock entitled to vote at the Independent special meeting. Failures to vote, broker nonvotes and abstentions will have the same effect as a vote against this proposal.

The Independent adjournment proposal requires the affirmative vote of a majority of votes cast by the Independent shareholders entitled to vote on such proposal at the Independent special meeting. Failures to vote, broker nonvotes and abstentions will have no effect on the vote for this proposal.

Voting of Proxies by Holders of Record

If you were a record holder of Independent common stock at the close of business on the record date of the Independent special meeting, a proxy card is enclosed for your use. Independent requests that you vote your shares as promptly as possible by doing one of the following:

•

simply indicate on the proxy card(s) applicable to your Independent common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed, postage-paid envelope as soon as possible, but in any event no later than the time necessary for your proxy card to be actually received by Independent immediately prior to the vote at the Independent special meeting;

•	call 1 (866) 883-3382 using a touch-tone telephone and follow the instructions for telephone voting provided on the call; or

•	Go to the website www.proxypush.com/ibtx and follow the instructions at that website.

Your proxy card must be received by Independent by no later than the time the polls close for voting at the Independent special meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m. Central Time, on September 23, 2018.

When the accompanying proxy card is properly executed, dated and returned, the shares of Independent common stock represented by it will be voted at the Independent special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy card is returned without an indication as to how the shares of Independent common stock represented by it are to be voted with regard to a particular proposal, the shares of Independent common stock represented by the proxy will be voted in accordance with the recommendation of the Independent board of directors and, therefore such shares will be voted:

“FOR” the Independent merger proposal; and

“FOR” the Independent adjournment proposal.

As of the date hereof, the Independent board of directors has no knowledge of any business that will be presented for consideration at the Independent special meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in Independent’s Notice of Special Meeting of Shareholders.

No other matters can be brought up or voted on at the Independent special meeting.

Your vote is important. Accordingly, if you were a record holder of Independent common stock at the close of business on the record date of the Independent special meeting, please sign and return the enclosed proxy card or vote via the Internet or telephone whether or not you plan to attend the Independent special meeting in person. Proxies submitted through the specified Internet website or by phone must be received by 11:59 p.m. Central Time, on September 23, 2018.

Attending the Meeting; Voting in Person

Only record holders of Independent common stock on the record date, their duly appointed proxies and invited guests may attend the Independent special meeting. All attendees must present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any, that attendees must bring to gain admittance to the Independent special meeting depend on whether they are shareholders of record, beneficial owners, or proxy holders.

An Independent shareholder who holds shares directly registered in such shareholder’s name with Independent’s transfer agent, EQ Shareowner Services, and who desires to attend the Independent special meeting in person should bring government-issued photo identification.

If your shares of Independent are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” in person at the special meeting, you must bring a legal proxy, executed in your favor, from the broker, bank, trustee or other nominee that was the record holder of your shares held in “street name” as of the record date, (i) confirming that you were the beneficial owner of those shares as of the record date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, trustee or other nominee, and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the special meeting.

A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of shares of Independent common stock who desires to attend the Independent special meeting in person must bring the validly executed proxy naming such person as the proxy holder, signed by the Independent shareholder of record, and proof of the signing shareholder’s record ownership of shares of Independent common stock as of the record date.

Whether or not you intend to be present at the Independent special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting by ballot at the Independent special meeting.

No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the Independent special meeting may prevent Independent shareholders from being admitted to the Independent special meeting.

Revocation of Proxies

Regardless of the method used to cast a vote, you may revoke a previously provided proxy by:

•

delivering to Independent prior to the Independent special meeting a written notice of revocation addressed to: Jan Webb, Corporate Secretary, 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257;

•

completing, signing and returning a new proxy card with a later date than the date on your original proxy card prior to the time the polls close for voting at the Independent special meeting, in which case any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions indicated on the proxy card prior to 11:59 p.m. Central Time, on September 23, 2018; or

•

attending the Independent special meeting and voting in person, in which case any earlier proxy will be revoked. However, simply attending the Independent special meeting without voting on a proposal will not revoke your proxy previously provided as to that proposal.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, trustee or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Participants in the Independent Bank Group 401(k) Profit Sharing Plan

If you hold Independent common stock through the Independent Bank Group 401(k) Profit Sharing Plan, you will receive information and separate instructions about how to vote. Under the terms of the Independent Bank Group 401(k) Profit Sharing Plan, all shares held by the plans are voted by the trustee, but each participant may direct the trustee on how to vote the shares of Independent common stock allocated to his or her account. Shares for which no timely voting instructions are received will be voted by the trustee on each proposal in the same proportion as shares for which it has received timely voting instructions.

Tabulation of Votes

Independent has appointed EQ Shareowner Services to serve as the Inspector of Election for the Independent special meeting. EQ Shareowner Services will independently tabulate affirmative votes, negative votes and abstentions.

Solicitation of Proxies

Independent’s board of directors is soliciting proxies for the Independent special meeting from the Independent shareholders. Independent will pay the costs it incurs in soliciting proxies from its shareholders, including the cost of mailing this joint proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by Independent’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

Independent will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Independent common stock. Independent may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Abstentions and shares of Independent common stock held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists at the special meeting. Brokers that are members of the NYSE or NASDAQ, as holders of record, are permitted to vote on certain routine matters in their discretion, but not on nonroutine matters. The Independent merger proposal is a nonroutine matter. Accordingly, if a shareholder holds shares in “street name” and does not provide voting instructions to his or her bank, broker or nominee that is a member of the NYSE or NASDAQ, those shares will not be voted on that proposal at the Independent special meeting unless you receive a proxy from that broker that will allow you to vote the shares you beneficially own and that are held by that broker. Abstentions and broker nonvotes have the same effect as votes against the Independent merger proposal, but will have no effect on the Independent adjournment proposal.

THE GUARANTY SPECIAL MEETING

This joint proxy statement/prospectus is being provided to the holders of Guaranty common stock as part of a solicitation of proxies by the Guaranty board of directors for use at the Guaranty special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides the holders of Guaranty common stock with information they need to know to be able to vote or instruct their vote to be cast at the Guaranty special meeting.

Date, Time and Place

The special meeting of holders of Guaranty common stock will be held on September 25, 2018 at 1:00 p.m. Mountain Time, at The Ritz Carlton Hotel, 881 Curtis Street, Denver, Colorado 80202.

Purpose of the Guaranty Special Meeting

At the Guaranty special meeting, the holders of shares of Guaranty common stock will be asked to consider and vote on the following:

Guaranty merger proposal: to approve and adopt the reorganization agreement and the transactions contemplated thereby, including the merger;

Guaranty compensation proposal: to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Guaranty may receive in connection with the merger pursuant to existing agreements or arrangements with Guaranty; and

Guaranty adjournment proposal: to approve the adjournment of the Guaranty special meeting to a later date or dates, if the board of directors of Guaranty determines it is necessary or appropriate to permit solicitation of additional proxies in favor of the Guaranty merger proposal.

Completion of the merger is conditioned on, among other things, the approval and adoption of the reorganization agreement by the requisite Guaranty stockholder vote, as well as the receipt of all required regulatory approvals.

Recommendation of the Guaranty Board of Directors

On May 22, 2018, the Guaranty board of directors determined that the merger and the other transactions contemplated by the reorganization agreement are in the best interests of Guaranty and its stockholders.

Accordingly, the Guaranty board of directors recommends that Guaranty stockholders vote as follows:

“FOR” the Guaranty merger proposal;

“FOR” the Guaranty compensation proposal; and

“FOR” the Guaranty adjournment proposal.

Holders of Guaranty common stock should carefully read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Appendices in their entirety for more detailed information concerning the merger and the transactions contemplated by the reorganization agreement.

Guaranty Record Date; Stockholders Entitled to Vote

The record date for the Guaranty special meeting is August 14, 2018, or the Guaranty record date. Only record holders of shares of Guaranty common stock at 5:00 p.m. Mountain Time, or the close of business, on the Guaranty record date are entitled to notice of, and to vote at, the Guaranty special meeting or any adjournment or postponement thereof. At the close of business on the Guaranty record date, the only outstanding voting securities of Guaranty were shares of common stock, and 29,306,668 shares of Guaranty common stock were issued and outstanding.

Each share of Guaranty common stock outstanding on the Guaranty record date is entitled to one vote on each proposal.

Voting by Guaranty’s Directors and Executive Officers

At the close of business on the record date for the Guaranty special meeting, Guaranty directors and executive officers and their affiliates were entitled to vote approximately 3,562,317 shares of Guaranty common stock, or approximately 12.2% of the shares of Guaranty common stock outstanding on that date. Each of the directors of Guaranty and certain entities they represent has entered into a voting agreement with Guaranty and Independent, solely in their capacities as stockholders of Guaranty, pursuant to which they have agreed, among other things, to vote in favor of the Guaranty merger proposal, the Guaranty compensation proposal and the Guaranty adjournment proposal, as well as certain other customary restrictions with respect to the voting of his or her shares of Guaranty common stock. A total of approximately 3,079,368 shares of Guaranty common stock, or approximately 10.5% of the shares of Guaranty common stock outstanding on the record date for the Guaranty special meeting, were subject to such voting agreements. For more information regarding the voting agreements, see “The Reorganization Agreement—Voting Agreements.”

We currently expect that Guaranty executive officers and their affiliates will vote their shares in favor of all of the Guaranty proposals, although they are under no obligation to do so (other than those executive officers who are also directors and entered into voting agreements as described above).

Quorum and Adjournment

No business may be transacted at the Guaranty special meeting unless a quorum is present. Stockholders who hold shares representing at least a majority of the shares of Guaranty common stock outstanding and entitled to vote at the Guaranty special meeting must be present in person or represented by proxy to constitute a quorum.

If a quorum is not present, then the Guaranty special meeting may be adjourned to allow for the solicitation of additional proxies. The Guaranty special meeting may be adjourned by the holders of a majority in number of the shares of Guaranty common stock present in person or represented by proxy and entitled to vote, or by the chairman of the meeting without a vote of the stockholders.

Other than announcement at the meeting of the time and place to which the meeting is adjourned, no notice of an adjourned Guaranty special meeting need be given unless the adjournment is for more than thirty (30) days or, after the adjournment, a new record date is fixed for the adjourned Guaranty special meeting, in which case a notice of the adjourned Guaranty special meeting shall be given to each Guaranty stockholder of record entitled to vote at the Guaranty special meeting. At any adjourned Guaranty special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Guaranty special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned Guaranty special meeting.

All shares of Guaranty common stock represented at the Guaranty special meeting, including shares of Guaranty common stock that are represented but that vote to abstain and broker nonvotes, will be treated as present for purposes of determining the presence or absence of a quorum.

Required Vote

The required votes to approve the Guaranty proposals are as follows:

The Guaranty merger proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Guaranty common stock entitled to vote at the Guaranty special meeting. Failures to vote, broker nonvotes and abstentions will have the same effect as a vote against this proposal.

The Guaranty compensation proposal requires the affirmative vote of a majority of votes cast by the Guaranty stockholders entitled to vote on such proposal at the Guaranty special meeting. Failure to vote, abstentions and broker nonvotes will have no effect on the proposal.

The Guaranty adjournment proposal requires the affirmative vote of a majority of votes cast by the Guaranty stockholders entitled to vote on such proposal at the Guaranty special meeting. Failure to vote, abstentions and broker nonvotes will have no effect on the proposal.

Voting of Proxies by Holders of Record

If you were a record holder of Guaranty common stock at the close of business on the Guaranty record date, a proxy card is enclosed for your use. Guaranty requests that you vote your shares as promptly as possible by doing one of the following:

•

simply indicate on the proxy card(s) applicable to your Guaranty common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed, postage-paid envelope as soon as possible, but in any event no later than the time necessary for your proxy card to be actually received by Guaranty immediately prior to the vote at the Guaranty special meeting;

•	call 1 (800) 690-6903 using a touch-tone telephone and follow the instructions for telephone voting provided on the call; or

•	Go to the website www.proxyvote.com and follow the instructions at that website.

Your proxy card must be received by Guaranty by no later than the time the polls close for voting at the Guaranty special meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m. Eastern Time, on September 24, 2018.

When the accompanying proxy card is properly executed, dated and returned, the shares of Guaranty common stock represented by it will be voted at the Guaranty special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy card is returned without an indication as to how the shares of Guaranty common stock represented by it are to be voted with regard to a particular proposal, the shares of Guaranty common stock represented by the proxy will be voted in accordance with the recommendation of the Guaranty board of directors and, therefore, such shares will be voted:

“FOR” the Guaranty merger proposal;

“FOR” the Guaranty compensation proposal; and

“FOR” the Guaranty adjournment proposal.

As of the date hereof, the Guaranty board of directors has no knowledge of any business that will be presented for consideration at the Guaranty special meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in the Guaranty Notice of Special Meeting of Stockholders.

No other matter can be brought up or voted upon at the Guaranty special meeting.

Your vote is important. Accordingly, if you were a record holder of Guaranty common stock at the close of business on the record date of the Guaranty special meeting, please sign and return the enclosed proxy card or vote via the Internet or telephone whether or not you plan to attend the Guaranty special meeting in person. Proxies submitted through the specified Internet website or by phone must be received by 11:59 p.m. Eastern Time, on September 24, 2018.

Attending the Meeting; Voting in Person

Only record holders of Guaranty common stock as of the record date, or their duly appointed proxies, may attend the Guaranty special meeting.

All attendees must present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any, that attendees must bring to gain admittance to the Guaranty special meeting depend on whether they are stockholders of record, beneficial owners or proxy holders.

A Guaranty stockholder who holds shares directly registered in such stockholder’s name and who desires to attend the Guaranty special meeting in person should bring government-issued photo identification.

If your shares of Guaranty are held in “street name,” then you are not the stockholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” in person at the special meeting, you must bring a legal proxy, executed in your favor, from the broker, bank, trustee or other nominee that was the record holder of your shares held in “street name” as of the record date, (i) confirming that you were the beneficial owner of those shares as of the record date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, trustee or other nominee, and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the special meeting.

A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of shares of Guaranty common stock who desires to attend the Guaranty special meeting in person must bring the validly executed proxy naming such person as the proxy holder, signed by the Guaranty stockholder of record, and proof of the signing stockholder’s record ownership of shares of Guaranty common stock as of the record date.

Whether or not you intend to be present at the Guaranty special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting by ballot at the Guaranty special meeting.

No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the Guaranty special meeting may prevent Guaranty stockholders from being admitted to the Guaranty special meeting.

Revocation of Proxies

Regardless of the method used to cast a vote, you may revoke a previously provided proxy by:

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delivering to Guaranty prior to the Guaranty special meeting a written notice of revocation addressed to: Guaranty Bancorp, Attention: Corporate Secretary, 1331 Seventeenth Street, Suite 200, Denver, Colorado 80202;

•

completing, signing and returning a new proxy card with a later date than the date on your original proxy card prior to the time the polls close for voting at the Guaranty special meeting, in which case any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions indicated on the proxy card prior to 11:59 p.m. Eastern Time, on September 24, 2018; or

•

attending the Guaranty special meeting and voting in person, in which case any earlier proxy will be revoked. However, simply attending the Guaranty special meeting without voting on a proposal will not revoke your proxy previously provided as to that proposal.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, trustee or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Tabulation of Votes

Guaranty has appointed American Election Services, LLC to serve as the Inspector of Election for the Guaranty special meeting. The Inspector of Election will independently tabulate affirmative votes, negative votes and abstentions.

Solicitation of Proxies

The Guaranty board of directors is soliciting proxies for the Guaranty special meeting from holders of shares of Guaranty common stock entitled to vote at such special meeting. In accordance with the reorganization agreement, Guaranty will pay its own cost of soliciting proxies from its stockholders, including the cost of mailing this joint proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by Guaranty’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

Guaranty will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Guaranty common stock. Guaranty may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Abstentions and shares of Guaranty common stock held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists at the Guaranty special meeting. Brokers that are members of the NYSE or NASDAQ, as holders of record, are permitted to vote on certain routine matters in their discretion, but not on nonroutine matters. The Guaranty merger proposal is a nonroutine matter. Accordingly, if a holder of shares of Guaranty common stock holds such shares in “street name” and does not provide voting instructions to his or her bank, broker or nominee that is a member of NYSE or NASDAQ, those shares will not be voted on that proposal at the Guaranty special meeting unless you receive a proxy from that broker that will allow you to vote the shares you beneficially own and that are held by that broker. Abstentions and broker nonvotes have the same effect as votes against the Guaranty merger proposal, but will have no effect on the Guaranty compensation proposal or the Guaranty adjournment proposal.

INDEPENDENT AND GUARANTY MERGER PROPOSALS

The shareholders of Independent and Guaranty will each be voting upon a proposal to approve and adopt the reorganization agreement, and the transactions contemplated thereby, including the merger and the issuance of Independent common stock pursuant to the reorganization agreement. Information about the merger and the reorganization agreement is presented below under “The Merger” and elsewhere in this joint proxy statement/prospectus.

THE MERGER

The following information describes the material aspects of the merger. A copy of the reorganization agreement is included as Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference. The description of the material aspects of the merger appearing below is qualified in its entirety by the terms of the reorganization agreement. You are urged to read each of the Appendices to this joint proxy statement/prospectus in its entirety.

Terms of the Merger

The reorganization agreement provides for the merger of Guaranty with and into Independent, with Independent being the surviving corporation following the merger. Independent is the sole shareholder of Independent Bank, a Texas banking association, and Guaranty is the sole shareholder of Guaranty Bank, a Colorado banking corporation. Immediately following the effectiveness of the merger, Guaranty Bank will merge with and into Independent Bank, with Independent Bank being the surviving bank following the bank merger.

Background of the Merger

Each of Guaranty’s and Independent’s respective board of directors and management regularly reviews its business strategies, opportunities and challenges as part of its consideration and evaluation of its long-term prospects, with the goal of enhancing value for its stockholders. The strategic considerations have focused on, among other things, the business and regulatory environment facing financial institutions generally and Guaranty and Independent, respectively, in particular, as well as competitive conditions and ongoing consolidation in the financial services industry. In addition, each of Guaranty’s and Independent’s respective board of directors regularly evaluates business combination opportunities generally in furtherance of its strategic objectives.

On October 26, 2017, in anticipation of an upcoming board meeting, Guaranty management and KBW discussed Guaranty’s possible strategic alternatives moving forward, including continuing to operate as an independent entity or engaging in a strategic business combination with a third party. At a meeting held on November 6, 2017, Guaranty’s board of directors reviewed Guaranty’s possible strategic alternatives with Guaranty management using information prepared by Guaranty management and KBW, and authorized KBW to contact a potential counterparty to discuss a potential strategic business combination transaction with Guaranty (which we refer to as “Party A”). On December 12, 2017, representatives of KBW met with Party A to discuss the possibility of a strategic business combination between Guaranty and Party A. Following several preliminary discussions thereafter, on January 9, 2018, Party A informed KBW that it was not in a position to move forward with discussions regarding a transaction with Guaranty.

In response to informal inquiries regarding Guaranty’s willingness to engage in a strategic business combination transaction, Paul Taylor, Guaranty’s chief executive officer, held preliminary informal discussions regarding potential interest in a business combination with the respective chief executive officers of Independent on February 28, 2018 and another potential counterparty (which we refer to as “Party B”) at an investor conference on March 5, 2018. After those discussions, Mr. Taylor contacted members of Guaranty’s acquisition committee (which we refer to as the “acquisition committee”), which had been formed in 2014 and which was authorized to evaluate potential business combination opportunities and to make recommendations in that respect to the full board of directors. The acquisition committee was composed of Messrs. Taylor, Eggemeyer, Finger, Wycoff and Cordes. Mr. Eggemeyer recused himself at this juncture from all committee and board meetings relating to any proposed strategic business combination involving Guaranty because of a relationship with Party B. As part of his discussions with committee members, Mr. Taylor suggested that the committee call a formal meeting to discuss the opportunities that had been presented.

On March 12, 2018, Guaranty’s acquisition committee met and Mr. Taylor informed the committee that Guaranty had received two preliminary proposals for a potential strategic business combination with Guaranty, one from Independent and the other from Party B. Each proposal was non-binding, preliminary and based solely on publicly available information about Guaranty and was subject to the completion of due diligence and negotiation of definitive documentation. Additionally, both proposals included merger consideration in the form of 100% stock of the acquiring entity. The acquisition committee discussed and considered each transaction proposal extensively, and at the conclusion of the meeting determined to present both proposals to Guaranty’s board of directors for further consideration.

On March 13, 2018, KBW, at Guaranty’s direction, informed Independent and Party B that their proposals were substantially similar in implied value and requested that each party submit a revised proposal for a strategic business combination transaction with Guaranty. Each of Independent and Party B provided updated transaction proposals on March 14, 2018.

On March 15, 2018, Guaranty’s board of directors met to consider the revised transaction proposals. Prior to Guaranty’s board of directors meeting to discuss the transaction proposals, Mr. Cordes and Suzanne M. Brennan recused themselves from all board meetings in any way relating to a proposed strategic business combination involving Guaranty because of existing or former relationships with Party B. At the meeting, Guaranty’s board of directors reviewed and discussed each transaction proposal extensively along with financial aspects of both proposals with KBW. Representatives of Shapiro Bieging Barber Otteson LLP, Guaranty’s outside counsel, reviewed with the board the board’s fiduciary duties in the context of the proposals. While both proposals were substantially similar with respect to the implied value of the stock consideration offered, at the conclusion of the meeting, the board of directors determined to pursue Party B’s transaction proposal because of the potential upside in value offered by a transaction with Party B. The board of directors instructed management to enter into a non-binding letter of intent (the “Party B LOI”) pursuant to which it would negotiate exclusively with Party B for a period of 30 days. Guaranty executed the Party B LOI on March 16, 2018. The Party B LOI contemplated a merger of Guaranty into Party B in which Guaranty stockholders would receive shares of Party B’s common stock at a fixed exchange ratio, with an implied value of $32.42 per share of Guaranty common stock based on Party B’s closing stock price on March 13, 2018.

Also on March 16, 2018, Guaranty and Party B entered into a mutual non-disclosure agreement to facilitate mutual due diligence, under which Guaranty and Party B each agreed, among other things, to maintain the confidentiality of the other’s proprietary information and transaction-related discussions. Party B commenced its due diligence review of Guaranty at that time, and Guaranty also began its due diligence review of Party B. Guaranty’s counsel received a draft of a proposed merger agreement and ancillary documents from Party B’s counsel on March 29, 2018, and began negotiations with respect to the proposed transaction documents at that time.

Guaranty’s acquisition committee met on April 3, 2018 to discuss recent market volatility, in particular with respect to the prices of bank stocks, including Party B’s stock price. The committee discussed that Party B’s stock price was more volatile, and that it had declined more than the prices of other bank stocks and the market generally. The committee also discussed that, as a result of its due diligence review of Guaranty, Party B had revised its model to reflect decreased anticipated cost savings, which resulted in decreased expected earnings accretion of the combined entity post-closing. As a result of the decrease in Party B’s stock price since Guaranty had entered into the Party B LOI, the perceived volatility of Party B’s stock price, the reduction in anticipated cost savings based on Party B’s revised transaction analysis, as well as other changes that the acquisition committee believed materially decreased the potential upside in value of the proposed transaction to Guaranty’s stockholders, the acquisition committee became concerned about continuing to pursue a transaction with Party B and determined to discuss its concerns with Guaranty’s board of directors.

Guaranty’s board of directors met on April 12, 2018. At that meeting Mr. Taylor updated the board with respect to the acquisition committee’s ongoing discussions with Party B, as well as the committee’s concerns about continuing to pursue a transaction with Party B. A representative of KBW informed the board of directors that Party B had indicated that it would consider revising the consideration payable to Guaranty’s stockholders by paying up to 20% of the merger consideration in the form of cash instead of Party B’s stock. Notwithstanding this potential modification, the board of directors shared the acquisition committee’s concerns about continuing to pursue a strategic business combination with Party B for a number of reasons, including recent volatility in Party B’s stock price, the market’s likely reception to a strategic business combination with Guaranty based on Party B’s revised model (including the corresponding effect on the price of Party B’s stock, which Guaranty stockholders would be acquiring) and that the decrease in Party B’s stock price would result in Guaranty’s stockholders receiving materially less consideration than had been contemplated when the board began negotiations with Party B and at the time of execution of the Party B LOI. The board of directors decided to reconvene in two weeks, following Party B’s public announcement of its first quarter 2018 earnings and following the expiration of Guaranty’s exclusivity period with Party B, to gain additional clarity on the trading value of Party B’s stock and to allow for any other developments that could affect the board’s determination whether to pursue a transaction with Party B.

In accordance with Guaranty’s directives, on April 16, 2018, after Guaranty’s exclusivity period with Party B expired, KBW contacted Mr. Brooks to determine whether Independent remained interested in pursuing a transaction with Guaranty. Mr. Brooks confirmed that Independent did remain interested in pursuing such a transaction, and that it was prepared to pursue an all-stock transaction with Guaranty as previously proposed by Independent in its March 14, 2018 proposal.

Throughout this period, Mr. Brooks periodically updated Independent’s directors on the status of discussions with Guaranty regarding a potential strategic business combination transaction. On April 19, 2018, the Independent board of directors held a regularly-scheduled meeting during which Mr. Brooks provided the board an overview of the preliminary discussions that had been held with Guaranty. The Independent board and management discussed the proposed transaction and the board authorized Mr. Brooks and management to continue to pursue a potential strategic business combination transaction with Guaranty and to proceed with a due diligence review of Guaranty.

On April 20, 2018, Guaranty and Independent entered into a confidentiality agreement to facilitate mutual due diligence, under which Guaranty and Independent each agreed, among other things, to maintain the confidentiality of the other’s proprietary information and transaction-related discussions. Also on that date, Guaranty granted Independent access to Guaranty’s online data room and members of Independent’s management team began a due diligence review of Guaranty.

On April 25, 2018, Guaranty’s board of directors met to discuss further Party B’s and Independent’s respective transaction proposals, which representatives of KBW confirmed with both Party B and Independent were not withdrawn and still open for discussion. Representatives of Shapiro Bieging Barber Otteson LLP again reviewed with the board the board’s fiduciary duties. Because the implied value of the consideration under the respective transaction proposals was very close, the board instructed KBW to approach Party B and Independent and inquire whether they were willing to increase their respective offers, and to solicit final proposals from each party for a potential strategic business combination transaction with Guaranty.

On April 27, 2018, Guaranty received updated final transaction proposals from Party B and from Independent, and on April 30, 2018 Guaranty’s board of directors met to discuss the updated transaction proposals. Independent’s final proposal contemplated an exchange ratio of 0.45 shares of Independent common stock for each outstanding share of Guaranty common stock, with an implied value of $33.08 per share of Guaranty common stock based on the $73.50 per share closing price of Independent’s common stock on April 27, 2018, and Party B’s final proposal contemplated a stock and cash transaction, with 0% to 20% of the consideration payable in cash, as determined by Guaranty. The stock portion of the consideration would be paid at a fixed exchange ratio based upon the portion of the total consideration to be paid in cash, with an implied value of the aggregate stock and cash consideration of $32.42 per share of Guaranty common stock based on Party B’s closing stock price on April 27, 2018. Each of Independent and Party B indicated that this proposal represented their best and final offer. Representatives of Shapiro Bieging Barber Otteson LLP, as they had done previously, reviewed with the board its fiduciary duties in the context of the updated proposals. The board reviewed with KBW Independent’s and Party B’s respective volume-weighted average closing stock prices over the past five to 60 days and the corresponding implied value of the consideration offered by Independent and Party B based on those prices. It was noted that in each instance the implied value of the consideration offered by Independent was higher than that offered by Party B. The board considered each proposal carefully and, after extensive discussion, approved Guaranty entering into a non-binding letter of intent with Independent (which we refer to as the “Independent LOI”) because of, among other reasons, the greater implied value of the merger consideration offered by Independent, including based on the potential future increase in Independent’s stock price and higher anticipated post-closing accretion. Thereafter, Independent and Guaranty executed the Independent LOI, which contemplated the merger of Guaranty into Independent in an all-stock transaction in which Guaranty stockholders would receive 0.45 shares of Independent common stock for each share of Guaranty common stock, as set forth in Independent’s final proposal. The Independent LOI also required Guaranty to negotiate exclusively with Independent for 30 days and provided that the definitive agreement relating to the proposed transaction would provide for the nomination of two Guaranty directors to Independent’s board of directors.

On May 7, 2018, representatives of Wachtell, Lipton, Rosen & Katz, outside counsel to Independent (which we refer to as “Wachtell Lipton”), provided representatives of Shapiro Bieging Barber Otteson LLP with a first draft of the reorganization agreement. On May 11, 2018, representatives of Wachtell Lipton provided representatives of Shapiro Bieging Barber Otteson LLP with first drafts of the form of voting agreement and form of director support agreement. Between May 7, 2018 and May 22, 2018, representatives of Guaranty and Independent, together with representatives of Shapiro Bieging Barber Otteson LLP and Wachtell Lipton, negotiated the specific terms of the reorganization agreement and the related ancillary documents, which agreements were finalized during the week of May 14 and early into the week of May 21, 2018. Also during that time, members of Guaranty management conducted a due diligence review of Independent and members of Independent management continued and finalized their due diligence review of Guaranty.

Guaranty’s board of directors met on May 22, 2018 to review the proposed definitive reorganization agreement and related ancillary documents. Representatives of Shapiro Bieging Barber Otteson LLP also attended the meeting and reviewed with the board its fiduciary duties and reviewed in detail the terms of the proposed definitive reorganization agreement and ancillary documents, copies of which had been delivered to the directors in advance of the meeting. Mr. Taylor summarized the results of management’s due diligence review of Independent. At this meeting, KBW reviewed the financial aspects of the proposed transaction and rendered to the Guaranty board of directors an opinion (which was initially rendered verbally and confirmed in a written opinion, dated May 22, 2018) to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Guaranty common shares. After considering the proposed terms of the reorganization agreement and the various presentations of its advisors, and taking into consideration the matters discussed during the meeting, including those set forth under “Recommendation of Guaranty’s Board and its Reasons for the Merger,” the non-recused members of Guaranty’s board of directors then unanimously determined that the reorganization agreement and the merger were in the best interests of Guaranty and its stockholders, authorized and approved the reorganization agreement and the merger, and recommended to Guaranty’s stockholders that they approve and adopt the reorganization agreement. The Guaranty board of directors also adopted an amendment to Guaranty’s bylaws to require that certain types of actions, including any derivative action and certain actions brought against Guaranty or its directors or officers, be brought in the Delaware courts. The Guaranty board of directors determined that such an amendment could mitigate the costs, delays and diversion of management that could result if certain types of actions, including certain actions that might be brought related to the reorganization agreement and the transactions contemplated thereby, were pursued in multiple jurisdictions and prevent inconsistent judgments. The Guaranty board of directors considered such an amendment to be in the best interests of Guaranty and its stockholders and to support its decision to recommend that Guaranty stockholders approve and adopt the reorganization agreement.

Also on May 22, 2018, the Independent board of directors held a special meeting to review the proposed definitive reorganization agreement and related ancillary documents. Representatives of Wachtell Lipton together with Mark Haynie, Independent’s general counsel, reviewed with the board its fiduciary duties and reviewed in detail the terms of the proposed definitive reorganization agreement and ancillary documents, copies of which had been delivered to the directors in advance of the meeting. Mr. Brooks and other senior members of management of Independent summarized the results of management’s due diligence review of Guaranty. Representatives of Stephens reviewed the financial aspects of the proposed transaction and rendered to the Independent board of directors an oral opinion (later confirmed in writing) to the effect that, as of May 22, 2018, based upon and subject to certain matters stated in the opinion, the consideration to be paid in the merger by Independent was fair, from a financial point of view, to Independent. After considering the proposed terms of the reorganization agreement and the various presentations of Stephens and its outside counsel, and taking into consideration the matters discussed during the meeting, including factors described under “Recommendation of Independent’s Board and its Reasons for the Merger,” the Independent board of directors unanimously determined that the reorganization agreement and the merger were in the best interests of Independent and its shareholders, authorized and approved the reorganization agreement and the merger unanimously, and resolved to recommend to Independent’s shareholders that they approve and adopt the reorganization agreement.

Following the conclusion of the Guaranty and Independent board meetings, on the evening of May 22, 2018 the parties executed the reorganization agreement and the related ancillary agreements, including the voting agreements executed by Guaranty, Independent and the respective shareholders party thereto, the support agreements entered into between Independent and the directors of Guaranty, and the employment agreement entered into among Independent, Independent Bank and Michael B. Hobbs, and the transaction was announced the same day in a joint press release issued by Independent and Guaranty.

Recommendation of the Guaranty Board and Its Reasons for the Merger

After careful consideration, at a special meeting held on May 22, 2018, the non-recused members of Guaranty’s board of directors unanimously determined that the reorganization agreement and the merger are advisable and in the best interests of Guaranty and its stockholders. Accordingly, the Guaranty board of directors approved the reorganization agreement and recommends that Guaranty stockholders vote “FOR” the approval and adoption of the reorganization agreement. In reaching its decision to approve the reorganization agreement, the merger and the other transactions contemplated by the reorganization agreement, and to recommend that its stockholders approve and adopt the reorganization agreement, the Guaranty board of directors evaluated the reorganization agreement, the merger and the other transactions contemplated by the reorganization agreement in consultation with Guaranty management, as well as Guaranty’s financial and legal advisors, and considered many factors, including the following:

•	the ability of Guaranty’s stockholders to own a significant percentage of the acquiring company on a going-forward basis;

•	the expectation that Guaranty stockholders would have the opportunity to participate in future growth of the combined company;

•	the potential for stock appreciation in the combined company for Guaranty stockholders;

•	the increased liquidity of Independent’s common stock as compared to the public market for Guaranty common stock;

•	the ability to become part of a larger institution with a higher legal lending limit, helping to further service Guaranty’s customer base;

•	the geographic fit of the combined company and the strength of the Texas market, providing a broad geographic footprint for the combined entity;

•

each of Guaranty’s, Independent’s and the combined company’s business, operations, management, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Guaranty board of directors considered its view that Independent’s business and operations complement those of Guaranty;

•	the reputation of Independent’s executive management;

•	the ability to retain Guaranty’s culture in the combined company;

•	Independent’s historical cash dividend payments;

•

the board’s understanding of the current and prospective environment in which Guaranty and Independent operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, continued consolidation in the industry, the competitive environment for financial institutions generally, and the likely effect of these factors on Guaranty and its ability to continue to operate independently;

•

the financial and other terms of the reorganization agreement, including the price to be paid for the shares of Guaranty common stock, the exchange ratio of Independent’s stock to Guaranty’s stock and the form of consideration to be received by Guaranty stockholders;

•	the expected earnings per share accretion and earnback by Independent;

•	the compensation payable with respect to transactions similar to the merger, including as a multiple of tangible book value and earnings;

•

the strategic benefits of the transaction and the synergies and cost savings expected to be achieved by the combined company upon completion of the merger, and potential for Guaranty’s stockholders, as future Independent shareholders, to benefit to the extent of their interest in the combined company from the synergies of the merger and the anticipated pro forma impact of the merger;

•	the expected tax treatment of the merger as a “reorganization” for United States federal income tax purposes;

•

the amendment to Guaranty’s bylaws to require that certain types of actions, including any derivative action and certain actions brought against Guaranty or its directors or officers, be brought in Delaware courts, and the Guaranty board of directors’ determination that such amendment could mitigate the costs, delays and diversion of management that could result if certain types of actions, including certain actions that might be brought related to the reorganization agreement and the transactions contemplated thereby, were pursued in multiple jurisdictions and prevent inconsistent judgments;

•

the financial presentation, dated May 22, 2018, of KBW to the Guaranty board of directors and the opinion, dated May 22, 2018, of KBW to the Guaranty board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Guaranty common stock of the exchange ratio in the proposed merger, as more fully described below under “Opinion of Guaranty’s Financial Advisor;”

•

Guaranty’s ability to terminate the reorganization agreement, subject to certain terms and conditions, if the decline in Independent’s stock price (measured by dividing the Independent closing price per share on May 21, 2018 by the average closing price per share for the twenty trading days ending on and including the third trading day prior to the closing) is more than 15%, and the percentage decrease on an absolute basis exceeds the decline in the NASDAQ Bank Index during such period by more than 1500 basis points, subject to Independent’s ability to increase the exchange ratio as provided in the reorganization agreement;

•

the execution risk relating to the merger, including the regulatory and other approvals required in connection with the merger and the expectation that those regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•	the diversion of management attention and resources from the operation of Guaranty’s business and toward completion of the merger;

•

the restrictions in the reorganization agreement regarding the operation of Guaranty’s business through completion of the merger that may prevent or delay Guaranty from undertaking business opportunities that may arise prior to completion of the merger;

•

the fact that, because the merger consideration is a fixed exchange ratio of 0.45 shares of Independent common stock for each share of Guaranty common stock, Guaranty shareholders could be adversely affected by a decrease in the trading price of Independent common stock prior to the completion of the merger;

•	the possibility that Independent may encounter difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the time frame contemplated;

•	the fact that the reorganization agreement prohibits Guaranty from soliciting alternative proposals; and

•	that Independent has a right to a $40 million termination fee if the reorganization agreement is terminated under certain circumstances.

While the Guaranty board of directors considered the foregoing potentially positive and potentially negative factors, the Guaranty board of directors concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the non-recused members of Guaranty’s board of directors then unanimously determined the reorganization agreement to be fair, advisable and in the best interests of Guaranty and its stockholders, as well as Guaranty’s other constituencies.

The foregoing discussion of the information and factors considered by the Guaranty board of directors is not intended to be exhaustive, but includes the material factors considered by the Guaranty board of directors. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, the Guaranty board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of the Guaranty board of directors may have given different weight to different factors. The Guaranty board of directors considered all these factors as a whole and considered the factors overall to be favorable to, and to support, its determination.

Certain of Guaranty’s directors and executive officers may have financial interests in the merger that are different from, or in addition to, those of Guaranty’s stockholders generally. The Guaranty board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Guaranty stockholders. For a discussion of these interests, see “The Merger—Financial Interests of Directors and Officers of Guaranty in the Merger.”

The foregoing explanation of the Guaranty board of directors’ reasoning and all other information presented in this section contains information that is forward-looking in nature, and therefore should be read in light of the factors discussed in “Cautionary Note Regarding Forward-Looking Statements.”

GUARANTY’S BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF GUARANTY COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT.

Recommendation of the Independent Board and Its Reasons for the Merger

In arriving at its determination to adopt and approve the reorganization agreement, the merger and the other transactions contemplated by the reorganization agreement, and to recommend that Independent shareholders adopt and approve the reorganization agreement, the merger and the transactions contemplated thereby, the Independent board of directors consulted with Independent’s management, as well as with its outside legal advisor and Stephens, and considered a variety of factors, including the following:

•	information regarding the financial condition, operations, competitive position, and future prospects of Guaranty;

•	information regarding the Colorado Front Range markets, including local economic conditions and prospects, as well as the competitive environment and the position of Guaranty in those markets;

•	the results of management’s due diligence review of Guaranty and Guaranty Bank;

•

the anticipated impact of the proposed acquisition on Independent’s financial condition, capital, results of operations, cash flows and liquidity and that the proposed acquisition is anticipated to be accretive to Independent’s earnings per share;

•	the terms of the proposed acquisition, including the amount and form of the merger consideration;

•	its review with its outside legal advisor, Wachtell Lipton, of the terms of the reorganization agreement, including the tax treatment, deal protection and termination provisions;

•	the benefit to the Independent board of directors of the inclusion of the two named Guaranty directors to be appointed to the Independent board of directors upon completion of the merger;

•	the ability to retain a key member of the Guaranty Bank management team through the execution of an employment agreement;

•

the compatibility of Guaranty Bank’s management with Independent Bank’s management and the complementary nature of the culture of the two companies, which Independent believes should facilitate integration and implementation of the transaction;

•	the strength of the Guaranty asset quality metrics and the similarity of the Guaranty credit culture to Independent’s credit culture;

•	the opportunities for future growth in the Colorado market;

•	the potential to realize cost savings through the integration of the operations of Guaranty;

•	Independent’s track record of assimilating the operations of acquired banks and the strength of Independent’s management and infrastructure to successfully complete the integration process;

•	the anticipated financial and other effects that the merger would have on Independent’s shareholders;

•	the financial analysis performed by Stephens and its opinion that the merger consideration to be paid by Independent is fair, from a financial point of view, to Independent;

•	the possibility of encountering difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the time frame contemplated;

•	the possibility of encountering difficulties in successfully integrating Guaranty’s business, operations and workforce with those of Independent;

•	certain anticipated merger-related costs;

•	the diversion of management attention and resources from the operation of Independent’s business and toward the completion of the merger; and

•

the regulatory and other approvals required in connection with the merger and the bank merger and the risk that such regulatory approvals will not be received in a timely manner or may impose unacceptable conditions.

While the Independent board of directors considered the foregoing potentially positive and potentially negative factors, the Independent board of directors concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Independent board of directors unanimously determined the reorganization agreement to be fair, advisable and in the best interests of Independent and its shareholders, as well as Independent’s other constituencies.

The foregoing discussion of the information and factors considered by the Independent board of directors is not intended to be exhaustive, but includes the material factors considered by the Independent board of directors. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, the Independent board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of the Independent board of directors may have given different weight to different factors. The Independent board of directors considered all these factors as a whole and considered the factors overall to be favorable to, and to support, its determination.

The foregoing explanation of the Independent board of directors’ reasoning and all other information presented in this section contains information that is forward-looking in nature, and therefore should be read in light of the factors discussed in “Cautionary Note Regarding Forward-Looking Statements.”

INDEPENDENT’S BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF INDEPENDENT COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT.

Fairness Opinion Provided to Independent

On May 10, 2018, Independent engaged Stephens to render a fairness opinion to Independent in connection with the acquisition of Guaranty. As part of the engagement, Stephens was asked to assess the fairness to Independent, from a financial point of view, of the merger consideration to be paid by Independent in the acquisition. Independent engaged Stephens because it is a nationally recognized investment banking firm with offices throughout the United States and has substantial experience in transactions similar to the merger. As part of its investment banking business, Stephens is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. As specialists in the securities of banking companies, Stephens has experience in, and knowledge of, the valuation of banking enterprises.

As part of its engagement, at the request of Independent, representatives of Stephens attended a meeting of the board of directors of Independent on May 22, 2018 in which the board of directors evaluated the proposed merger. At this meeting, the board of directors requested and received reports, discussion and commentary from its advisors, management and members regarding the proposed merger. As one of Independent’s advisors at that meeting, Stephens reviewed the financial aspects of the proposed transaction and rendered its opinion that, as of such date and based upon and subject to the factors and assumptions referenced in its opinion letter, the consideration to be paid in the merger was fair, from a financial point of view, to Independent. The board of directors of Independent, after considering advice, reports, discussion and commentary from its advisors, management and members, approved the reorganization agreement and the merger at this meeting.

The full text of Stephens’s written opinion, dated May 22, 2018, is attached as Appendix B to this document and incorporated herein by reference. Independent’s shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Stephens’s opinion speaks only as of its date, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was for the use and benefit of the board of directors of Independent and addresses only the fairness, from a financial point of view, of the consideration to be paid in the merger by Independent. It does not address the underlying business decision to proceed with the merger. The opinion does not constitute a recommendation to any shareholder of Independent as to how the shareholder should vote or act with respect to the merger or any related matter. Independent and Guaranty determined the merger consideration through the negotiation process.

In rendering its opinion, Stephens, among other things:

•	analyzed certain publicly available financial statements and reports regarding Independent and Guaranty;

•

reviewed and considered publicly available consensus mean analyst earnings per share estimates for Independent and Guaranty for the years ending December 31, 2018 and December 31, 2019, as well as estimated long-term annual earnings and balance sheet growth rates and dividends per share for Independent and Guaranty for the years thereafter, as provided by the senior management of Independent;

•

analyzed, on a pro forma basis in reliance upon financial projections and other information and assumptions provided by the management teams of Independent and Guaranty, the effect of the merger on the balance sheet, earnings, tangible book value per share and earnings per share of Independent;

•	reviewed the reported prices and trading activity for the common stock of Independent and Guaranty;

•	compared the financial performance of Guaranty with that of certain publicly-traded companies that Stephens deemed relevant to its analysis of the merger, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to its analysis of the merger;

•	reviewed the most recent draft of the reorganization agreement and related documents provided to it by Independent;

•

discussed with management of Independent the operations of and future business prospects for Independent and Guaranty and the anticipated cost savings and financial consequences of the merger to Independent; and

•	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to Stephens through the date of the opinion. In conducting its review and arriving at its opinion, Stephens relied upon the accuracy and completeness of all of the financial and other information provided to it or otherwise publicly available. Stephens did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. Stephens relied upon management of Independent and Guaranty as to the reasonableness and achievability of any financial and operating forecasts and projections (and the assumptions and basis therefore) provided to Stephens, including forecasts of potential cost savings and of potential synergies. Stephens assumed that such forecasts and projections reflected the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Stephens is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and has assumed, with Independent’s consent, that the aggregate allowance for loan and lease losses for Independent and Guaranty was adequate to cover such losses. Stephens did not make or obtain any evaluation or appraisal of the assets or liabilities of Independent, Guaranty or their respective affiliates, nor did it examine any individual credit files. Stephens was not asked to and did not undertake any independent verification of any such information, and Stephens did not assume any responsibility or liability for the accuracy and completeness thereof.

For purposes of rendering its opinion, Stephens assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the reorganization agreement, without material waiver or modification;

•	the representations and warranties of each party in the reorganization agreement and in all related documents and instruments referred to in the reorganization agreement are true and correct; and

•

in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to Independent.

Stephens’s opinion is limited to whether the consideration to be paid in the merger by Independent is fair from a financial point of view to Independent. Stephens was not asked to, and it did not, offer any opinion as to the terms of the reorganization agreement or the form of the merger or any aspect of the merger, other than the fairness, from a financial point of view, of the consideration to be paid by Independent in the merger. The opinion did not address, and Stephens expressed no view or opinion with respect to, the relative merits or effect of the merger as compared to any other strategic alternatives or business strategies or combinations that may be or may have been available to or contemplated by Independent or its board of directors. Moreover, Stephens did not express an opinion as to the fairness of the amount or nature of any compensation payable to or to be received by any officers, directors or employees of any of the parties to the merger relative to the merger consideration. Additionally, the opinion was not an expression of an opinion as to the price at which shares of Independent common stock would trade at the time of issuance to stockholders of Guaranty under the reorganization agreement or the prices at which Independent’s or Guaranty’s common stock may trade at any time.

In performing its analyses, Stephens made numerous assumptions with respect to general business, economic, market, industry and financial conditions and other matters, which were beyond the control of Stephens, Independent and Guaranty. Any estimates contained in the analyses performed by Stephens were not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities did not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold.

Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Stephens opinion was one factor among many factors taken into consideration by the board of directors of Independent in making its determination to approve the reorganization agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the board of directors of Independent with respect to the fairness of the consideration.

The following is a summary of the material analyses performed by Stephens and presented by it to the board of directors of Independent on May 22, 2018, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the Stephens opinion or the presentation made by Stephens to the board of directors of Independent, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Stephens’s analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposal. Under the terms of the reorganization agreement, Independent will pay consideration in the form of a stock payment based upon a fixed exchange ratio of 0.45 shares of Independent common stock for each share of the Guaranty common stock. The restricted stock awards of Guaranty will be converted into restricted stock awards of Independent at the same exchange ratio, other than certain restricted stock awards which will vest at the closing of the merger and be entitled to receive the merger consideration as set forth in the reorganization agreement. Based upon Independent’s closing stock price of $78.60 per share on May 21, 2018, and on the number of outstanding shares of Guaranty common stock and Guaranty restricted stock awards as of such date, Independent would issue approximately 13.2 million shares to Guaranty’s common stockholders, and the implied value of the merger consideration as of such date was approximately $35.37 per share, or approximately $1.0 billion in the aggregate.

Selected Public Companies Analysis. Using publicly available information, Stephens compared certain performance metrics of Guaranty to selected groups of financial institutions deemed relevant by Stephens. Transaction multiples for the merger were derived from an aggregate transaction value of $1.0 billion.

Guaranty’s peer group consisted of the following selected publicly traded banks and thrifts with assets between $2.5 and $5.0 billion, tangible common equity to tangible assets ratios less than 10%, and a last-twelve-months core return on average assets greater than 90 bps, excluding banks with efficiency ratios less than 40% and merger targets:

•	TrustCo Bank Corp NY

•	TriState Capital Holdings Inc.

•	Fidelity Southern Corp.

•	TriCo Bancshares

•	Lakeland Financial Corp.

•	Heritage Financial Corp.

•	Univest Corp. of Pennsylvania

•	Washington Trust Bancorp Inc.

•	Peapack-Gladstone Financial

•	Meta Financial Group Inc.

•	Bryn Mawr Bank Corp.

•	Green Bancorp Inc.

•	First of Long Island Corp.

•	Financial Institutions Inc.

•	QCR Holdings Inc.

•	Horizon Bancorp Inc.

•	CoBiz Financial Inc.

•	Peoples Bancorp Inc.

•	Carolina Financial Corp.

•	Triumph Bancorp Inc.

•	Mercantile Bank Corp.

•	Nicolet Bankshares Inc.

•	Equity Bancshares Inc.

•	First Defiance Financial

•	First Mid-Illinois Bancshares

•	Access National Corp.

•	Arrow Financial Corp.

•	Heritage Commerce Corp

To perform this analysis, Stephens used financial information as of and for the twelve months ended March 31, 2018. Market price information was as of May 21, 2018. Stephens’s analysis showed the following concerning Guaranty and its peer group’s minimum, median, and maximum performance metrics:

Guaranty Peer Multiples					Guaranty Implied Valuation (per share)
	Price /					Price /
	TBV (X)	LTM EPS (X)	2018 EPS (X)	2019 EPS (X)		TBV ($)	LTM EPS ($)	2018 EPS ($)	2019 EPS ($)
Maximum	3.61	30.0	18.2	15.5	Maximum	40.1	45.73	34.73	32.13
Median	2.31	19.4	14.6	13.5
Minimum	1.57	15.1	13.2	11.9	Minimum	17.40	23.08	25.28	24.71
Independent / Guaranty	3.19	23.2	18.5	17.0

No company used as a comparison in the above analysis is identical to Guaranty, Independent or the proposed transaction. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Selected Transactions Analysis. Stephens reviewed publicly available information related to recent nationwide bank and thrift acquisition transactions since 2017 with a disclosed deal value, where the target was between $1.0 and $10.0 billion in total assets, with tangible common equity to tangible assets ratios less than 10%, and a last-twelve-months return on average assets greater than 90 bps. The transactions included in this group were:

Buyer	Seller
Meta Financial Group, Inc.	Crestmark Bancorp Inc.
TriCo Bancshares	FNB Bancorp
Glacier Bancorp, Inc.	Inter-Mountain Bancorp, Inc.
Arvest Bank Group, Inc.	Bear State Financial, Inc.
Pacific Premier Bancorp, Inc.	Plaza Bancorp
Valley National Bancorp	US AmeriBancorp, Inc.
First Financial Bancorp.	MainSource Financial Group, Inc.
Southside Bancshares, Inc.	Diboll State Bancshares, Inc.
Sandy Spring Bancorp, Inc.	WashingtonFirst Bankshares, Inc.
TowneBank	Paragon Commercial Corporation
PacWest Bancorp	CU Bancorp
First Merchants Corporation	Independent Alliance Banks, Inc.
First Busey Corporation	First Community Financial Partners, Inc.
Simmons First National Corporation	First Texas BHC, Inc.
Pinnacle Financial Partners, Inc.	BNC Bancorp
Columbia Banking System, Inc.	Pacific Continental Corporation

Transaction multiples for the merger were derived from an aggregate transaction value of $1.0 billion. Using the comparable transactions, Stephens derived and compared, among other things, the implied deal value paid for the acquired company to:

•	tangible common equity of the acquired company based on the most recent publicly available financial statements prior to announcement;

•

the last twelve months earnings per share of the acquired company based on the most recent publicly available financial statements prior to announcement, adjusted for one-time deferred tax asset revaluation associated with tax legislation of $0.03; and

•

the premium paid on tangible common equity divided by the core deposits (core deposits defined as total deposits less time deposits greater than $100,000) of the acquired company based on the most recent publicly available financial statements prior to announcement.

As illustrated in the following table, Stephens compared the proposed transaction ratios to the minimum, median and maximum transaction ratios of the selected comparable transactions.

Guaranty Comparable Transaction Multiples				Guaranty Implied Valuation (per share)
	Price/				Price/
	TBV (x)	LTM EPS (x)	Core Deposit Premium		TBV ($)	LTM EPS ($)	Core Deposit Premium
Maximum	4.04	30.0	27.1	Maximum	44.79	45.73	36.97
Median	2.53	22.3	18.4
Minimum	1.87	16.7	12.2	Minimum	20.69	25.40	22.68
Independent / Guaranty	3.19	23.2	25.5

No company or transaction used as a comparison in the above analysis is identical to Guaranty, Independent or the proposed transaction. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. Stephens performed a discounted cash flow analysis to estimate a range of present values of after-tax cash flows that Guaranty could contribute to Independent through 2024, standalone as well as including estimated cost savings of 37.5% of Guaranty’s projected noninterest expense. In performing this analysis, Stephens discounted the projected free cash flows for Guaranty based on analyst earnings per share consensus “street estimates” for 2019, and an assumed 10% growth rate thereafter based on guidance from Independent management to derive projected after-tax cash flows for fiscal years 2019-2024. Stephens assumed that Guaranty would maintain a tangible common equity to tangible asset ratio of 8.50% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for Guaranty. The analysis assumed discount rates ranging from 11.0% to 13.0% and terminal multiples ranging from 14.0 times to 16.0 times fiscal year 2024 forecasted earnings. On a standalone basis, this analysis resulted in a range of values of Guaranty from $29.76 to $36.01 per share. Including estimated cost savings of 35% of Guaranty’s projected noninterest expense, this analysis resulted in a range of values of Guaranty from $40.98 to $49.36 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates, and the results of such methodology are highly dependent on the assumptions made. The analysis did not purport to be effective to determine the actual current or expected future values of Guaranty.

Financial Impact Analysis. Stephens performed pro forma merger analyses that combined projected income statement and balance sheet information of Independent and Guaranty. Analytic assumptions obtained from management of Independent regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger could have on certain projected financial results of Independent. In the course of this analysis, Stephens used earnings estimates for Independent and Guaranty for 2018-2019 based on analyst consensus “street estimates” for each institution, and assumed growth rates thereafter provided by Independent management. This analysis indicated that the merger is expected to be accretive to Independent’s estimated earnings per share in 2019, excluding estimated one-time buyer transaction costs, and accretive to Independent’s estimated earnings per share in 2020. The analysis also indicated that following the merger the pro forma entity would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by Independent following the merger will likely vary from the projected results, and the variations may be material.

Relationships. In the ordinary course of its business as a broker-dealer, Stephens may, from time to time, purchase securities from, and sell securities to, Independent, Guaranty or their respective affiliates. Stephens may also from time to time have a long or short position in, and buy or sell, debt or equity securities of Independent, Guaranty or their respective affiliates for its own account and for the accounts of its customers. In addition, as a market maker in securities, Stephens and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Independent and Guaranty for its and their own accounts and for the accounts of its and their respective customers and clients.

Stephens’ opinion was for the use and benefit of the board of directors of Independent in connection with the merger, and Stephens was paid a fee of $650,000 for providing its fairness opinion. Stephens has consented to the inclusion of its opinion in the registration statement of which this joint proxy statement/prospectus is a part. In addition, Independent has agreed to reimburse Stephens for reasonable and customary out-of-pocket expenses and disbursements, including fees and reasonable expenses of counsel, and to indemnify Stephens against certain liabilities. In addition to the services provided to Independent in connection with the merger, during the two years preceding the date of its opinion, Stephens has received fees from Independent in connection with investment banking and financial advisory services that Stephens has provided to assist Independent in an approximately $150 million registered follow-on stock offering, in a $21 million private offering of stock, in a $45 million offering of subordinated notes, and in connection with the acquisition of Carlile Bancshares, Inc. The total amount of these fees was approximately $6.2 million. Stephens has not received any fees from Guaranty in connection with investment banking and financial advisory services during the two years preceding the date of Stephens’s opinion.

Opinion of Guaranty’s Financial Advisor

Guaranty engaged KBW to render financial advisory and investment banking services to Guaranty, including an opinion to the Guaranty board of directors as to the fairness, from a financial point of view, to the holders of Guaranty common stock of the exchange ratio in the proposed merger of Guaranty with and into Independent. Guaranty selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Guaranty board of directors held on May 22, 2018, at which the Guaranty board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Guaranty board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Guaranty common stock. The Guaranty board of directors approved the reorganization agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Guaranty board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Guaranty common stock. It did not address the underlying business decision of Guaranty to engage in the merger or enter into the reorganization agreement or constitute a recommendation to the Guaranty board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Guaranty common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Guaranty and Independent and bearing upon the merger, including, among other things:

•	a draft of the reorganization agreement dated May 18, 2018 (the most recent draft then made available to KBW);

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Guaranty;

•	the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 of Guaranty;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Independent;

•	the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the period ended March 31, 2018 of Independent;

•

certain regulatory filings of Guaranty and Independent and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2017 as well as the quarter ended March 31, 2018;

•	certain other interim reports and other communications of Guaranty and Independent to their respective shareholders; and

•

other financial information concerning the businesses and operations of Guaranty and Independent that was furnished to KBW by Guaranty and Independent or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of Guaranty and Independent;

•	the assets and liabilities of Guaranty and Independent;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for Guaranty and Independent with similar information for certain other companies the securities of which were publicly traded;

•

publicly available consensus “street estimates” of Guaranty, as well as assumed long-term Guaranty growth rates provided to KBW by Guaranty management, all of which information was discussed with KBW by Guaranty management and used and relied upon by KBW at the direction of such management and with the consent of the Guaranty board of directors;

•

publicly available consensus “street estimates” of Independent (which estimates reflect the estimated pro forma impact of Independent’s then-pending acquisition of Integrity Bancshares, Inc., which acquisition was publicly announced on November 28, 2017 (the “Integrity Acquisition”)), as well as assumed long-term Independent growth rates provided to KBW by Independent management, all of which information was discussed with KBW by Independent management and used and relied upon by KBW based on such discussions, at the direction of Guaranty management and with the consent of the Guaranty board of directors;

•

projected balance sheet and capital data of Independent, giving effect to Independent’s estimates and assumptions regarding the pro forma impact of the Integrity Acquisition, that was prepared by Independent management, provided to and discussed with KBW by such management and used and relied upon by KBW based on such discussions, at the direction of Guaranty management and with the consent of the Guaranty board of directors; and

•

estimates regarding certain pro forma financial effects of the merger on Independent (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by, and provided to and discussed with KBW by, Independent management and that were used and relied upon by KBW based on such discussions, at the direction of Guaranty management and with the consent of the Guaranty board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of Guaranty and Independent regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Guaranty, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Guaranty.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Guaranty as to the reasonableness and achievability of the publicly available consensus “street estimates” of Guaranty and the assumed Guaranty long-term growth rates referred to above (and the assumptions and bases therefor), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Guaranty “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated. KBW further relied, with the consent of Guaranty, upon Independent management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Independent, the assumed Independent long-term growth rates, the projected balance sheet and capital data of Independent, and the estimates regarding certain pro forma financial effects of the merger on Independent, all as referred to above (and the assumptions and bases for all such information, including, without limitation, the cost savings and related expenses expected to result or be derived from the merger), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Independent “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of Independent management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated. KBW expressed no view or opinion as to the Integrity Acquisition (or any terms, aspects or implications thereof) and assumed, with the consent of Guaranty, that the Integrity Acquisition would be consummated as described to KBW by Independent management in the second quarter of 2018.

It is understood that the portion of the foregoing financial information of Guaranty and Independent that was provided to KBW was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus “street estimates” of Guaranty and Independent, was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of Guaranty and Independent and with the consent of the Guaranty board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Guaranty or Independent since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Guaranty’s consent, that the aggregate allowances for loan and lease losses for Guaranty and Independent are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Guaranty or Independent, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Guaranty or Independent under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed, in all respects material to its analyses:

•

that the merger and any related transactions (including the bank merger) would be completed substantially in accordance with the terms set forth in the reorganization agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed and referred to above) with no adjustments to the exchange ratio and with no other consideration or payments in respect of Guaranty common stock;

•	that the representations and warranties of each party in the reorganization agreement and in all related documents and instruments referred to in the reorganization agreement were true and correct;

•	that each party to the reorganization agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•

that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions (including the bank merger) and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the reorganization agreement or any of the related documents; and

•

that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction (including the bank merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Guaranty, Independent or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Guaranty that Guaranty relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Guaranty, Independent, the merger and any related transaction (including the bank merger), the reorganization agreement and the Integrity Acquisition. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to the holders of Guaranty common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the bank merger), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to Guaranty, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Guaranty to engage in the merger or enter into the reorganization agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Guaranty or the Guaranty board of directors;

•

the fairness of the amount or nature of any compensation to any of Guaranty’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Guaranty common stock;

•

the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Guaranty (other than the holders of Guaranty common stock, solely with respect to the exchange ratio as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Independent or any other party to any transaction contemplated by the reorganization agreement;

•	any adjustment (as provided in the reorganization agreement) to the exchange ratio assumed for purposes of KBW’s opinion;

•	the actual value of Independent common stock to be issued in the merger;

•

the prices, trading range or volume at which Guaranty common stock or Independent common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Independent common stock would trade following the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the reorganization agreement; or

•

any legal, regulatory, accounting, tax or similar matters relating to Guaranty, Independent, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the bank merger), or the Integrity Acquisition, including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Guaranty and Independent. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the Guaranty board of directors in making its determination to approve the reorganization agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Guaranty board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between Guaranty and Independent and the decision of Guaranty to enter into the reorganization agreement was solely that of the Guaranty board of directors.

The following is a summary of the material financial analyses presented by KBW to the Guaranty board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Guaranty board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger of $1,036.7 million, or $35.37 per outstanding share of Guaranty common stock, based on the 0.45 exchange ratio in the proposed merger and the closing price of Independent common stock on May 21, 2018. In addition to the financial analyses described below, KBW reviewed with the Guaranty board of directors for informational purposes, among other things, an implied transaction multiple for the proposed merger (based on the implied transaction value for the merger of $35.37 per outstanding share of Guaranty common stock) of 17.0x Guaranty’s estimated 2019 earnings per share (“EPS”) using the publicly available 2019 EPS consensus “street estimate” for Guaranty.

Guaranty Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Guaranty to 13 selected major exchange- traded banks which were headquartered in the Southwest United States (defined as Colorado, Louisiana, New Mexico, Oklahoma, Texas and Utah) and which had total assets between $1.0 billion and $5.0 billion. Savings banks/thrifts, merger targets and ethnic focused institutions were excluded from the selected companies.

The selected companies were as follows:

Green Bancorp, Inc.	People’s Utah Bancorp
Origin Bancorp, Inc.	Guaranty Bancshares, Inc.
CoBiz Financial Inc.	MidSouth Bancorp, Inc.
CBTX, Inc.	First Guaranty Bancshares, Inc.
Veritex Holdings, Inc.	Investar Holding Corporation
Allegiance Bancshares, Inc.	Business First Bancshares, Inc.
Home Bancorp, Inc.

To perform this analysis, KBW used profitability and other financial information for the latest 12 months (“LTM”) or most recent completed fiscal quarter (“MRQ”) available or as of the end of such periods and market price information as of May 21, 2018. KBW also used 2018 and 2019 EPS estimates taken from consensus “street estimates” for Guaranty and the 12 selected companies for which consensus “street estimates” were available. Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Guaranty’s historical financial statements, or the data prepared by Stephens presented under the section “The Merger—Fairness Opinion Provided to Independent,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Guaranty and the selected companies:

	Selected Companies
	Guaranty	25th Percentile	Median	Average	75th Percentile
Core Return on Average Assets(1)	1.44%	0.90%	1.15%	1.15%	1.32%
Core Return on Average Equity(1)	13.12%	8.15%	9.17%	9.95%	10.69%
Core Return on Average Tangible Common Equity(1)	16.44%	10.03%	11.55%	11.85%	13.24%
Net Interest Margin	3.84%	3.70%	3.97%	4.05%	4.23%
Fee Income / Revenue Ratio(2)	17.2%	10.2%	12.2%	13.4%	19.3%
Noninterest Expense / Average Assets	2.36%	2.85%	2.64%	2.67%	2.34%
Efficiency Ratio	52.9%	67.1%	64.1%	63.5%	60.0%

(1)

Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, extraordinary items and one-time tax expenses related to the revaluation of deferred tax assets due to the Tax Cuts and Jobs Act of 2017. Assumed a 35% tax rate on adjustments for periods prior to 2018 and a 25% tax rate on adjustments thereafter.

(2)	Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Guaranty and the selected companies:

	Selected Companies
	Guaranty	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	8.93%	9.07%	9.41%	9.65%	10.08%
Leverage Ratio	9.95%	9.98%	10.60%	10.61%	11.26%
Tier 1 Capital Ratio	11.32%	11.24%	12.40%	12.62%	13.47%
Total Capital Ratio	13.31%	13.17%	14.06%	14.06%	14.71%
Loans / Deposits	93.9%	93.4%	90.8%	90.1%	89.2%
Loan Loss Reserve / Gross Loans	0.82%	0.86%	1.04%	1.06%	1.19%
Nonperforming Assets / Total Assets	0.65%	1.34%	0.81%	1.22%	0.66%
Nonperforming Assets / Loans and OREO	0.85%	1.80%	1.22%	1.72%	0.86%
Net Charge-Offs / Average Loans	0.01%	0.17%	0.05%	0.11%	0.01%

In addition, KBW’s analysis showed the following concerning the market performance of Guaranty and, to the extent publicly available, the selected companies (excluding the impact of the LTM EPS multiples for two of the selected companies and the 2018 EPS multiple for one of the selected companies, which multiples were considered to be not meaningful because they were greater than 30.0x, and excluding the impact of three of the selected companies in the case of One-Year Stock Price Change and One-Year Total Return because those companies had not been publicly traded for a full year):

	Selected Companies
	Guaranty		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	23.0%		12.3%		21.8%		20.5%		25.8%
One-Year Total Return	25.4%		12.9%		22.0%		21.6%		27.2%
Year-To-Date Stock Price Change	11.0%		7.8%		10.4%		10.1%		12.5%
Stock Price / Book Value per Share	2.19	x	1.50	x	1.74	x	1.76	x	1.84	x
Stock Price / Tangible Book Value per Share	2.77	x	1.82	x	1.96	x	2.07	x	2.36	x
Stock Price / LTM Core EPS(1)	18.7	x	19.9	x	20.8	x	21.1	x	23.1	x
Stock Price / 2018 EPS Estimate	16.1	x	15.8	x	16.7	x	16.1	x	16.9	x
Stock Price / 2019 EPS Estimate	14.8	x	13.4	x	14.3	x	14.7	x	15.3	x
Dividend Yield	2.1%		0.3%		1.2%		1.0%		1.7%
LTM Dividend Payout	36.1%		0.0%		19.6%		24.2%		40.0%

(1)

Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, extraordinary items and one-time tax expenses related to the revaluation of deferred tax assets due to the Tax Cuts and Jobs Act of 2017. Assumed a 35% tax rate on adjustments for periods prior to 2018 and a 25% tax rate on adjustments thereafter.

No company used as a comparison in the above selected companies analysis is identical to Guaranty. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Independent Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Independent to 10 selected major exchange-traded banks which were headquartered in the Southwest United States and which had total assets between $5.0 billion and $25.0 billion. Savings banks/thrifts, merger targets and ethnic focused institutions were excluded from the selected companies.

The selected companies were as follows:

Texas Capital Bancshares, Inc.	LegacyTexas Financial Group, Inc.
Prosperity Bancshares, Inc.	BancFirst Corporation
Hilltop Holdings Inc.	First Financial Bankshares, Inc.
International Bancshares Corporation	Southside Bancshares, Inc.
Cadence Bancorporation	National Bank Holdings Corporation

To perform this analysis, KBW used profitability and other financial information for the latest 12 months or most recent completed fiscal quarter available or as of the end of such periods and market price information as of May 21, 2018. KBW also used 2018 and 2019 EPS estimates taken from consensus “street estimates” for Independent and the nine selected companies for which consensus “street estimates” were available. Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Independent’s historical financial statements, or the data prepared by Stephens presented under the section “The Merger—Fairness Opinion Provided to Independent,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Independent and the selected companies:

	Selected Companies
	Independent	25th Percentile	Median	Average	75th Percentile
Core Return on Average Assets(1)	1.38%	1.15%	1.27%	1.35%	1.64%
Core Return on Average Equity(1)	8.87%	9.12%	10.99%	10.92%	12.66%
Core Return on Average Tangible Common Equity(1)	17.48%	12.86%	14.08%	13.80%	16.14%
Net Interest Margin	4.03%	3.56%	3.68%	3.62%	3.81%
Fee Income / Revenue Ratio(2)	11.5%	16.3%	23.8%	26.1%	28.3%
Noninterest Expense / Average Assets	2.03%	2.76%	2.21%	2.99%	2.03%
Efficiency Ratio	51.4%	58.6%	52.6%	57.5	50.1%

(1)

Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, extraordinary items and one-time tax expenses related to the revaluation of deferred tax assets due to the Tax Cuts and Jobs Act of 2017. Assumed a 35% tax rate on adjustments for periods prior to 2018 and a 25% tax rate on adjustments thereafter.

(2)	Excluded gain/losses on sale of securities.

KBW’s analysis showed the following concerning the financial condition of Independent and the selected companies:

	Selected Companies
	Independent	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets(1)	8.29%	9.24%	9.54%	10.10%	10.52%
Leverage Ratio(1)	8.88%	9.70%	10.30%	10.85%	10.82%
Tier 1 Capital Ratio(1)	9.64%	11.20%	14.91%	14.55%	17.89%
Total Capital Ratio(1)	11.87%	12.77%	15.73%	15.98%	19.50%
Loans / Deposits(1)	99.4%	91.7%	76.4%	80.9%	71.7%
Loan Loss Reserve / Gross Loans	0.63%	0.82%	0.93%	0.95%	1.04%
Nonperforming Assets / Total Assets	0.23%	0.67%	0.61%	0.55%	0.38%
Nonperforming Assets / Loans and OREO	0.31%	1.12%	0.75%	0.86%	0.63%
Net Charge-Offs / Average Loans	0.01%	0.13%	0.05%	0.14%	0.02%

(1)	Data for Independent was pro forma for the Integrity Acquisition.

In addition, KBW’s analysis showed the following concerning the market performance of Independent and, to the extent publicly available, the selected companies:

	Selected Companies
	Independent		25th Percentile		Median		Average		75th Percentile
One-Year Stock Price Change	34.0%		19.5%		26.6%		23.0%		33.1%
One-Year Total Return	34.9%		21.7%		28.5%		24.7%		33.9%
Year-To-Date Stock Price Change	16.3%		4.5%		9.2%		9.1%		16.0%
Stock Price / Book Value per Share(1)	1.62	x	1.58	x	1.80	x	1.99	x	2.29	x
Stock Price / Tangible Book Value per Share(1)	3.25	x	2.24	x	2.38	x	2.51	x	2.64	x
Stock Price / Core LTM EPS(2)	20.8	x	17.4	x	18.9	x	19.9	x	20.4	x
Stock Price / 2018 EPS Estimate(3)	16.8	x	14.6	x	16.4	x	17.0	x	17.1	x
Stock Price / 2019 EPS Estimate(3)	14.4	x	13.2	x	14.8	x	15.4	x	16.5	x
Dividend Yield	0.7%		1.3%		1.5%		1.5%		1.7%
LTM Dividend Payout	13.2%		20.3%		29.5%		32.3%		38.4%

(1)	Data for Independent was pro forma for the Integrity Acquisition.
(2)

Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, extraordinary items and one-time tax expenses related to the revaluation of deferred tax assets due to the Tax Cuts and Jobs Act of 2017. Assumed 35% tax rate on adjustments for periods prior to 2018 and a 25% tax rate on adjustments thereafter.

No company used as a comparison in the above selected companies analysis is identical to Independent. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. KBW reviewed publicly available information related to 21 selected U.S. bank transactions announced since January 1, 2016 with announced transaction values greater than $500 million. Transactions with non-bank buyers, transactions with no reported deal value as defined by S&P Global Market Intelligence, terminated transactions, transactions where the acquired company was a thrift and all-cash transactions were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company

Fifth Third Bancorp

Cadence Bancorporation

CVB Financial Corp.

Pacific Premier Bancorp, Inc.

Valley National Bancorp

First Financial Bancorp.

Union Bankshares Corporation

First Horizon National Corporation

South State Corporation

PacWest Bancorp

Home BancShares, Inc.

IBERIABANK Corporation

Pinnacle Financial Partners, Inc.

Columbia Banking System, Inc.

Simmons First National Corporation

First Interstate BancSystem, Inc.

United Bankshares, Inc.

F.N.B. Corporation

Canadian Imperial Bank of Commerce

Huntington Bancshares Incorporated

Chemical Financial Corporation

MB Financial, Inc.

State Bank Financial Corporation

Community Bank

Grandpoint Capital, Inc.

USAmeriBancorp, Inc.

MainSource Financial Group, Inc.

Xenith Bankshares, Inc.

Capital Bank Financial Corp.

Park Sterling Corporation

CU Bancorp

Stonegate Bank

Sabadell United Bank, N.A.

BNC Bancorp

Pacific Continental Corporation

Southwest Bancorp, Inc.

Cascade Bancorp

Cardinal Financial Corporation

Yadkin Financial Corporation

PrivateBancorp, Inc.

FirstMerit Corporation

Talmer Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction and, to the extent then publicly available, EPS consensus “street estimates” for the first full calendar year following the announcement of the respective transaction:

•

Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•

Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM earnings);

•	Price per common share to next year estimated EPS of the acquired company in the 17 selected transactions in which consensus “street estimates” for the acquired company were then available; and

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for the 18 selected transactions involving publicly traded acquired companies as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium). The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the proposed merger based on the implied transaction value for the merger of $35.37 per outstanding share of Guaranty common stock and using historical financial information for Guaranty as of or through March 31, 2018, the EPS consensus “street estimate” of Guaranty for 2018 and the closing price of Guaranty common stock on May 21, 2018.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for two of the selected transactions, which multiples were considered to be not meaningful because they were greater than 30.0x):

	Selected Transactions
	Independent / Guaranty		25th Percentile		Median		Average		75th Percentile
Price / Tangible Book Value	3.19	x	2.12	x	2.37	x	2.30	x	2.65	x
Price / LTM EPS(1)	21.6	x(2)	19.4	x	22.4	x	21.7	x	24.8	x
Price / Forward EPS	18.5	x	16.3	x	17.6	x	17.6	x	19.2	x
Core Deposit Premium	25.5%		16.4%		19.2%		18.2%		21.4%
One-Day Market Premium	15.2%		2.3%		8.4%		13.4%		22.0%

(1)	In the case of the four selected transactions announced in 2018, LTM EPS excluded one-time tax expenses related to the revaluation of deferred tax assets due to the Tax Cuts and Jobs Act of 2017.
(2)

Based on LTM core earnings. Core earnings excluded realized gain on sale of securities, nonrecurring revenue & expenses, extraordinary items and one-time tax expenses related to the revaluation of deferred tax assets due to the Tax Cuts and Jobs Act of 2017. Assumed a 35% tax rate on adjustments for periods prior to 2018 and a 25% tax rate on adjustments thereafter.

No company or transaction used as a comparison in the above selected transaction analysis is identical to Guaranty or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of Independent and Guaranty to various pro forma balance sheet and income statement items of the combined entity. This analysis did not include purchase accounting or merger-related adjustments. To perform this analysis, KBW used (i) balance sheet and income statement data for Independent (pro forma for the Integrity Acquisition in the case of balance sheet data) and Guaranty as of or for the quarter ended March 31, 2018 and (ii) publicly available consensus “street estimates” of Independent and Guaranty. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Independent and Guaranty shareholders in the combined company based on the 0.45 exchange ratio provided for in the reorganization agreement:

	Independent as a % of Total	Guaranty as a % of Total
Ownership
100% stock	69.8%	30.2%
Balance Sheet
Assets	72.1%	27.9%
Gross Loans Held for Investment	72.1%	27.9%
Deposits	70.9%	29.1%
Tangible Common Equity	69.4%	30.6%
Income Statement
YTD Net Income to Common	67.9%	32.1%
2018 Estimated Net Income	71.0%	29.0%
2019 Estimated Net Income	73.2%	26.8%

Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Independent and Guaranty. Using (i) closing balance sheet estimates as of December 31, 2018 for Independent and Guaranty taken from consensus “street estimates”, (ii) publicly available EPS consensus “street estimates” of Independent and an assumed long-term EPS growth rate for Independent provided by Independent management, (iii) publicly available EPS consensus “street estimates” of Guaranty and an assumed long-term EPS growth rate for Guaranty provided by Guaranty management and (iv) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger and certain accounting adjustments and restructuring charges assumed with respect thereto) provided by Independent management, KBW analyzed the potential financial impact of the merger on certain projected financial results of Independent. This analysis indicated the merger could be accretive to Independent’s estimated 2019 EPS and estimated 2020 EPS and could be dilutive to Independent’s estimated tangible book value per share as of December 31, 2018. Furthermore, the analysis indicated that, pro forma for the merger, Independent’s Tier 1 Capital Ratio as of December 31, 2018 could be higher and each of Independent’s tangible common equity to tangible assets ratio, Common Equity Tier 1 Ratio, Leverage Ratio and Total Risk-based Capital Ratio as of December 31, 2018 could be lower. For all of the above analysis, the actual results achieved by Independent following the merger may vary from the projected results, and the variations may be material.

Guaranty Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis of Guaranty to estimate a range for the implied equity value of Guaranty. In this analysis, KBW used publicly available consensus “street estimates” of Guaranty and assumed long-term growth rates for Guaranty provided by Guaranty management, and assumed discount rates ranging from 10.0% to 14.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Guaranty could generate over the period from March 31, 2018 through December 31, 2022 as a stand alone company, and (ii) the present value of Guaranty’s implied terminal value at the end of such period. KBW assumed that Guaranty would maintain a tangible common equity to tangible asset ratio of 9.00% and would retain sufficient earnings to maintain these levels. In calculating the terminal value of Guaranty, KBW applied a range of 13.0x to 17.0x estimated 2023 net income. This discounted cash flow analysis resulted in a range of implied values per share of Guaranty common stock of $26.21 per share to $37.93 per share.

In addition, to illustrate the impact of modifying the assumed minimum tangible common equity to tangible asset ratio, KBW then performed the discounted cash flow analysis of Guaranty assuming tangible common equity to tangible asset ratios ranging from 8.00% to 9.00%, a discount rate of 12.00% and a terminal 2023 net income multiple of 15.0x, which resulted in a range of implied values per share of Guaranty common stock of $31.69 per share to $32.96 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of Guaranty.

Independent Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis of Independent to estimate a range for the implied equity value of Independent. In this analysis, KBW used publicly available consensus “street estimates” of Independent and assumed long-term growth rates for Independent provided by Independent management, and assumed discount rates ranging from 11.0% to 15.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Independent could generate over the period from March 31, 2018 through December 31, 2022 as a stand alone company, and (ii) the present value of Independent’s implied terminal value at the end of such period. KBW assumed that Independent would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain these levels. In calculating the terminal value of Independent, KBW applied a range of 13.0x to 17.0x estimated 2023 net income. This discounted cash flow analysis resulted in a range of implied values per share of Independent common stock of $68.24 per share to $97.76 per share.

In addition, to illustrate the impact of modifying the assumed minimum tangible common equity to tangible asset ratio, KBW then performed the discounted cash flow analysis of Independent assuming tangible common equity to tangible asset ratios ranging from 8.00% to 9.00%, a discount rate of 13.00% and a terminal 2023 net income multiple of 15.0x, which resulted in a range of implied values per share of Independent common stock of $79.04 per share to $82.06 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of Independent or the pro forma combined company.

Miscellaneous. KBW acted as financial advisor to Guaranty in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and in the case of Independent, further to existing sales and trading relationships with each of KBW and a KBW broker-dealer affiliate), may from time to time purchase securities from, and sell securities to, Guaranty and Independent. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Guaranty or Independent for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement dated May 22, 2018, Guaranty agreed to pay KBW a total cash fee equal to 0.90% of the aggregate merger consideration, $500,000 of which became payable to KBW with the rendering of its opinion, and the balance of which is contingent upon the closing of the merger. Guaranty also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to the present engagement, in the two years preceding the date of its opinion, KBW has provided investment banking and financial advisory services to Guaranty and received compensation for such services. KBW acted as financial advisor to Guaranty in connection with Guaranty’s September 2016 acquisition of Home State Bancorp and sole bookrunner in Guaranty’s July 2016 registered offering of subordinated notes. In connection with the foregoing acquisition and offering, KBW received fees (including underwriting discounts) of approximately $1.4 million in the aggregate from Guaranty. In the two years preceding the date of its opinion, KBW has provided investment banking and financial advisory services to Independent and received compensation for such services. KBW acted as co-manager in Independent’s June 2016 registered offering of subordinated notes and co-manager in Independent’s November 2017 registered offering of Independent common stock. In connection with the foregoing offerings, KBW received fees (including underwriting discounts) of approximately $0.7 million in the aggregate from Independent. KBW may in the future provide investment banking and financial advisory services to Guaranty or Independent and receive compensation for such services.

Certain Independent and Guaranty Unaudited Prospective Financial Information

Independent and Guaranty do not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. Independent and Guaranty have included in this joint proxy statement/prospectus certain limited unaudited prospective financial information for Independent and Guaranty (which we refer to as the “projections”) to give Independent and Guaranty shareholders access to certain information provided to Independent and Guaranty and their boards of directors, respectively, and the parties’ respective financial advisors in connection with the merger.

The projections were not prepared with a view toward public disclosure. As a result, the inclusion of the projections in this joint proxy statement/prospectus should not be regarded as an indication that Independent, Guaranty or any other recipient of the projections considered, or now considers, them to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the projections reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Independent’s business and Guaranty’s business, all of which are difficult to predict and many of which are beyond Independent’s and Guaranty’s control. In addition, since the projections cover multiple years, such information by its nature becomes subject to greater uncertainty with each successive year.

The projections also reflect assumptions as to certain business decisions that are subject to change. The projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Independent’s performance, Guaranty’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in Independent’s and Guaranty’s respective reports filed with the SEC. For other factors that could cause the actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

The projections were not prepared with a view toward complying with GAAP, the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of financial information. None of RSM US LLP, which serves as Independent’s current independent registered public accounting firm, Crowe LLP (formerly, Crowe Horwath LLP), which serves as Guaranty’s current independent registered public accounting firm, or any other independent accountants, have compiled, examined or performed any procedures with respect to the projections included below, or expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the reorganization agreement or the possible financial and other effects on Independent or Guaranty of the merger (other than with respect to certain projections related to the combined company set forth under “—Pro Forma Financial Analysis” below), and do not attempt to predict or suggest future results of the surviving corporation of the merger or give effect to the merger, including the impact of negotiating or executing the reorganization agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by Independent as a result of the merger, the effect on Independent or Guaranty of any business or strategic decision or action that has been or will be taken as a result of the reorganization agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the reorganization agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Neither Independent nor Guaranty can give any assurance that, had the projections been prepared either as of the date of the reorganization agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Further, the projections do not take into account the effect of any possible failure of the merger to occur. None of Independent, Guaranty, KBW, Stephens, nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the projections if they are or become inaccurate (even in the short term). The inclusion of the projections herein should not be deemed an admission or representation by Independent or Guaranty that they are viewed by Independent or Guaranty as material information of Independent or Guaranty, respectively, particularly in light of the inherent risks and uncertainties associated with such projections. None of Independent, Stephens, Guaranty, KBW or their respective representatives has made, makes or is authorized in the future to make any representation to any shareholder of Independent or Guaranty or other person regarding Independent’s or Guaranty’s ultimate performance compared to the information contained in the projections or that the forecasted results will be achieved. The projections included below are being provided because they were made available to and considered by KBW and Stephens and Guaranty and Independent and their respective boards of directors in connection with the merger.

In light of the foregoing, and considering that the Independent and Guaranty special meetings will be held several months after the projections were prepared, as well as the uncertainties inherent in any forecasted information, Independent shareholders and Guaranty stockholders are cautioned not to place unwarranted reliance on such information, and Independent shareholders and Guaranty stockholders are urged to review Independent’s most recent SEC filings for a description of Independent’s reported financial results and the financial statements of Independent included in this joint proxy statement/prospectus and Guaranty’s most recent SEC filings for a description of Guaranty’s reported financial results and the financial statements of Guaranty included in this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Certain Projections Regarding Guaranty

Guaranty provided Independent and KBW with, and Stephens discussed with Independent and used, an estimated EPS (prior to anticipated cost savings) for Guaranty of $1.91 for the full fiscal year 2018 and $2.08 for fiscal year 2019, which consisted of IBES consensus “street estimates” for the second, third and fourth quarters, and full fiscal year, of 2018 and the 2019 fiscal year, which were extrapolated for fiscal years 2020 through 2024 (through 2023 in the case of KBW’s analysis) using an assumed annual EPS growth rate of 10% at the direction of Guaranty management. In addition, Guaranty provided Independent and KBW with, and Stephens discussed with Independent and used, estimates of total assets of Guaranty as of December 31, 2018 of approximately $3.95 billion, which reflected Guaranty’s total assets of $3.7 billion as of March 31, 2018, extrapolated based on an annual growth rate of approximately 8% assumed at the direction of Guaranty management, and extrapolated for fiscal years 2019 through 2024 (through 2023 in the case of KBW’s analysis) at the same assumed annual growth rate.

Certain Projections Regarding Independent

Stephens and KBW discussed with Independent and used an estimated EPS for Independent of $4.69 for the full fiscal year 2018 and $5.47 for fiscal year 2019, which consisted of IBES consensus “street estimates” for the second, third and fourth quarters, and full fiscal year, of 2018 and the 2019 fiscal year, which were extrapolated for fiscal years 2020 through 2024 (through 2023 in the case of KBW’s analysis) using an assumed annual EPS growth rate of 10% at the direction of Independent management. In addition, Stephens and KBW discussed with Independent and used estimates of total assets of Independent as of December 31, 2018 of approximately $10.2 billion, which reflected Independent’s total estimated assets, pro forma for the then-pending acquisition of Integrity Bancshares, Inc., based on an annual growth rate of approximately 8% assumed at the direction of Independent management, and extrapolated for fiscal years 2019 through 2024 (through 2023 in the case of KBW’s analysis) at the same assumed annual growth rate.

Pro Forma Financial Analysis

For the pro forma merger analysis, Independent provided the following assumptions to Guaranty, KBW and Stephens:

Purchase Accounting Adjustment Assumptions:

•	Mark of approximately $28.5 million on gross loans

•	Mark on held-to-maturity securities of approximately $7.0 million (straight line accretion over 4.5 year amortization)

•	Mark to unrealized loss on available-for-sale securities of approximately $8.9 million (straight line accretion over 4.5 year amortization)

•	Fixed asset write-up of approximately $5.0 million

Pro Forma Capital Assumptions:

•	Tangible-common-equity-to-tangible-assets ratio of approximately 8.7%

•	Leverage ratio of approximately 9.5%

•	Tier 1 common risk based capital ratio of approximately 9.8%

•	Tier 1 risk based capital ratio of approximately 10.3%

•	Total risk based capital ratio of approximately 12.1%

Cost Savings Assumptions:

•	37.5% of Guaranty’s expected non-interest expense for 2019 (80% realized in 2019, 100% thereafter)

Other Assumptions:

•	Includes the full impact of lost interchange revenue caused by the Durbin Amendment

•	Core deposit intangible estimate of 2.25% of all non-time deposits (straight line amortization over 10 years)

Financial Interests of Directors and Officers of Guaranty in the Merger

In considering the recommendation of the Guaranty board of directors to approve and adopt the reorganization agreement, Guaranty stockholders should be aware that Guaranty’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Guaranty stockholders generally. Guaranty’s board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the reorganization agreement, in reaching its decision to approve the reorganization agreement and the transactions contemplated by the reorganization agreement (including the merger), and in recommending to Guaranty stockholders that the reorganization agreement be approved and adopted. These interests include those described below.

For purposes of this compensation-related disclosure, Guaranty’s executive officers are Paul Taylor, Christopher Treece, Michael Hobbs, Cathy Goss, Anthony Pizzichini, Mike DiPetro, Michael Noesen, Christopher Erickson, Keith Dickelman, Justin Apt, Joseph Miltimore and Patrick O’Brien (referred to herein as the “officers”).

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits to officers and non-employee directors described in this section, the following assumptions were used:

•

The effective time of the combination is July 31, 2018, which is the last practicable date prior to the date of this joint proxy statement/prospectus and is the assumed date of the effective time solely for purposes of this merger-related compensation disclosure;

•

The relevant price per share of Independent common stock is $74.24, the average closing price per share over the first five business days following the first public announcement of the reorganization agreement;

•	Each officer and non-employee director is terminated by Independent without “cause” (as defined in the relevant plans and agreements) immediately following the effective time; and

•

Quantification of outstanding awards of shares of restricted Guaranty common stock (“Guaranty RSAs”) is calculated based on the outstanding Guaranty RSAs held by each director or officer as of July 31, 2018, which is the last practicable date prior to the date of this joint proxy statement/prospectus, which assumes no additional Guaranty RSAs are granted between the date of this joint proxy statement/prospectus and the effective time.

Treatment of Outstanding Guaranty Restricted Stock Awards

At the effective time, any then-outstanding Guaranty RSAs granted by Guaranty to officers and non-employee directors will be treated as described under “The Reorganization Agreement—Treatment of Guaranty Restricted Stock Awards” beginning on page 106 of this joint proxy statement/prospectus.

Pursuant to the terms of the reorganization agreement, each Guaranty 2015 RSA that is outstanding as of immediately prior to the effective time and held by certain Guaranty officers, including Paul Taylor, Michael Hobbs, Christopher Treece, Cathy Goss, Mike DiPetro and Michael Noesen, shall be treated as a Guaranty 2005 RSA. As a result, at the effective time, these awards will vest and will be entitled to receive the merger consideration in respect of each vested share of Guaranty common stock subject to each such Guaranty RSA, less applicable withholding taxes. With respect to each Guaranty 2015 RSA held by Messrs. Pizzichini, Erickson, Dickelman, Apt, Miltimore and O’Brien as of the effective time that is converted into an Adjusted RSA, if, during the 24 months following the effective time, he is terminated without cause or resigns with good reason, his unvested Adjusted RSAs will vest in full.

For an estimate of the value of the payments and benefits described above that may become payable to each of the named executive officers of Guaranty in connection with the merger, please see “—Quantification of Potential Payments to Guaranty Named Executive Officers in Connection with the Merger” below. Based on the assumptions described above under “Certain Assumptions”, the estimated aggregate amount that may become payable in connection with the merger to Guaranty’s officers who are not named executive officers and Guaranty’s non-employee directors is $3,093,213 and $288,311, respectively.

Executive Severance Arrangements

In February of 2018, Guaranty entered into an employment agreement with each of Paul Taylor, Christopher Treece and Cathy Goss, and Guaranty Bank entered into an employment agreement with Michael Hobbs (collectively, the “employment agreements”). Guaranty also sponsors the Amended and Restated Change in Control Severance Plan, in which Messrs. DiPetro and Noesen participate (the “CIC Plan”). Pursuant to the terms of the employment agreements and CIC Plan, in the event that an officer’s employment is terminated within two years following a change in control by Guaranty or Guaranty Bank, as applicable, without cause or by the officer for good reason, Guaranty or Guaranty Bank, as applicable, will, subject to the officer’s execution and non-revocation of a release of claims, provide or pay, as the case may be, the officer: (i) his or her pro rata target annual bonus for the year in which the officer is terminated, which will be paid in a cash lump sum on the 60th day following the termination date; (ii) a designated multiple (3x for Mr. Taylor and 2x for Messrs. Treece and Hobbs and Ms. Goss and 1x for each other officer) of the officer’s annual base salary in addition to a bonus calculated as the average of the bonuses paid to the officer in the two preceding years, which will be paid in a cash lump sum on the 60th day following the termination date; and (iii) medical, dental and vision coverage for the officer and his or her dependents for 18 months for Messrs. Taylor, Treece, Goss and Hobbs and 12 months for each other officer, unless the officer obtains other health coverage.

The parties have agreed that immediately prior to the effective time, Guaranty may pay to the officers a lump sum cash payment in an amount equal to the cash severance benefits described in clauses (i) and (ii) of the immediately preceding paragraph, irrespective of whether such officer terminates employment. Such payment would be conditioned upon the officer’s execution and non-revocation of a release of claims and agreement that the officer’s employment agreement or participation in the CIC Plan will terminate as of the effective time (subject to the survival of limited provisions).

Messrs. Pizzichini, Erickson, Dickelman, Apt, Miltimore and O’Brien are covered by Guaranty’s Severance Pay Plan Policy, which Independent has agreed to assume and honor for one year following the effective time. Under Guaranty’s Severance Pay Plan Policy, upon an involuntary termination employees with less than one year of continuous service receive four weeks of salary, and employees with one or more years of continuous service receive four weeks of salary and one additional week of salary for each full year of service beginning with the first year, with a maximum of 26 weeks of salary. In addition, the Severance Pay Plan Policy provides eligible employees at the senior vice president level with a minimum severance payment of 12 weeks of salary and eligible employees at the executive vice president level with a minimum severance payment of 16 weeks of salary. Upon an involuntary termination of Messrs. Pizzichini’s, Erickson’s, Dickelman’s, Apt’s, Miltimore’s and O’Brien’s employment by Independent during the one year following the effective time, subject to their execution and non-revocation of a release of claims, each would be entitled to receive a certain number of weeks of his salary (26, 16, 16, 12, 16 and 16 weeks of salary, respectively) based on this formula. The administrator of the severance plan will determine whether the severance payment will be paid in a lump sum or semi-monthly installments.

For the quantification of each named executive officer’s severance benefits assuming a termination of his or her employment in connection with the merger, see “—Quantification of Potential Payments to Guaranty Named Executive Officers in Connection with the Merger” below. Based on the assumptions described above under “Certain Assumptions”, the estimated aggregate amount of severance that may become payable in connection with the merger to Guaranty’s officers who are not named executive officers is $1,033,328.

Michael Hobbs’ Employment Agreement with Independent and Independent Bank

Mr. Hobbs entered into an amended and restated employment agreement with Independent and Independent Bank dated May 22, 2018 (the “Hobbs employment agreement”) to be effective as of the closing date of the merger. The Hobbs employment agreement has a term from the closing date of the merger through December 31, 2021, and unless terminated sooner, will automatically renew for one additional one-year period. Pursuant to the

Hobbs employment agreement, Mr. Hobbs will serve as the Colorado Market Chief Executive Officer (or a commensurate title).

The Hobbs employment agreement provides that Mr. Hobbs will have an annual base salary of $386,250 and that he will be entitled to receive an annual incentive bonus based upon performance goals. For each fiscal year during the term of the agreement commencing with fiscal year 2019, Mr. Hobbs’ annual incentive bonus target amount will be 100% of his base salary. Notwithstanding the foregoing, for fiscal year 2019, the amount of Mr. Hobbs’ annual incentive bonus will equal the greater of (i) the actual annual incentive bonus earned and payable to him in respect of fiscal year 2019 and (ii) 100% of his base salary. The annual incentive bonus will be paid 65% in cash and 35% in restricted shares of Independent’s common stock (subject to a three year vesting requirement) granted pursuant to Independent’s 2013 Equity Incentive Plan (or any successor plan) and Independent’s form of restricted stock agreement. Pursuant to the Hobbs employment agreement, on the closing date of the merger, Mr. Hobbs is also entitled to a one-time cash bonus of $100,000. Also on that date, Independent will grant and issue Mr. Hobbs 10,000 restricted shares of Independent common stock, which will be subject to a five year vesting requirement. If, during the term of the Hobbs employment agreement, Mr. Hobbs’ employment is terminated without “cause” or if he resigns with “good reason,” subject to his execution and non-revocation of a release of claims, he will be entitled to receive an amount equal to the sum of his annual base salary and the average of his annual bonuses for the two fiscal years ending prior to his termination date.

Subject to Mr. Hobbs’ execution and non-revocation of a release of claims on or following the closing date of the merger, on the 60th day following the closing date of the merger, Independent will pay to Mr. Hobbs (i) a one-time cash amount equal to $1,248,966 (the “prior agreement payment”) and (ii) a one-time cash amount equal to a pro rata target bonus for the year in which the effective time occurs. In exchange for such payment, Mr. Hobbs has agreed that his employment agreement with Guaranty (as described above) will terminate as of the effective time and he will not be entitled to any further payments thereunder.

Incentive Compensation

Guaranty is permitted to pay to each Guaranty employee, including its officers, participating in certain annual bonus plans for the Guaranty 2018 fiscal year a bonus under such plans for the period between January 1, 2018 and the effective time. The aggregate amount of such bonus payments will be determined by Guaranty in consultation with Independent, and the amount payable will not exceed the accrual for such bonus payments as of the effective time and will be based on the amount accrued in the ordinary course of business consistent with past practice and in accordance with GAAP based on Guaranty’s actual performance between January 1, 2018 and the latest practicable date prior to the closing date. Such amounts will be paid in a manner that avoids the duplication of payment of such 2018 annual bonuses. For the quantification of each named executive officer’s incentive compensation benefits in connection with the merger, see “—Quantification of Potential Payments to Guaranty Named Executive Officers in Connection with the Merger” below. Based on the assumptions described above under “Certain Assumptions”, the estimated aggregate amount of incentive compensation that may become payable in connection with the merger to Guaranty’s officers who are not named executive officers is $395,208.

Retention Program

Guaranty is permitted to establish a retention program, with the aggregate amount of such bonuses granted under the retention program not to exceed $1,974,500. Any such retention bonuses will be paid on the earlier of the Guaranty employee’s termination without cause or the first payroll date following the completion of the systems conversion. All amounts granted under the retention program will be allocated to Guaranty employees identified and in amounts determined by Guaranty’s Chief Executive Officer or his designee; provided that such allocations, amounts and terms of any retention agreements are subject to the approval of Independent. As of the date hereof, Guaranty and Independent have not finalized the retention payments for Guaranty’s executive officers other than the amounts provided in the Hobbs employment agreement described above.

Continuing Board Service

Effective immediately after the effective time, Independent will appoint Edward B. Cordes, Guaranty’s current chairman, and Paul W. Taylor, Guaranty’s current President and Chief Executive Officer, to the Independent board of directors, each for a term expiring at the next annual meeting of the shareholders of Independent following the effective time. Independent will also nominate, and recommend that Independent shareholders elect, each of Mr. Cordes and Mr. Taylor as a Class III director at the 2019 annual meeting of Independent shareholders, subject to each nominee’s compliance with Independent’s governance and ethics policies in place from time to time, as reasonably determined by Independent’s Corporate Governance and Nominating Committee.

Director and Officer Indemnification

Directors and officers of Guaranty have rights to indemnification that will survive completion of the merger. Further, contemporaneously with the closing, Guaranty shall purchase an extended reporting period for six years under Guaranty’s existing directors and officers liability insurance policy for purposes of covering actions occurring prior to the effective time of the merger, on terms approved by Independent and subject to certain cost limitations.

Other Matters

Under the employment agreements, CIC Plan, and Hobbs employment agreement, if an officer’s merger-related payments and benefits are subject to the 20% excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the officer will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply. Ultimately, the payments made to the officer will be determined by whichever approach yields the best after tax outcome for the officer.

Agreements with Independent

It is possible that, in addition to Mr. Hobbs, who has already entered into the Hobbs employment agreement as described above, certain executive officers of Guaranty will enter into arrangements with Independent or its affiliates regarding the executive officer’s employment with Independent or its affiliates following the effective time, which may include agreements relating to grants of restricted shares of Independent common stock. As of the date of this joint proxy statement/prospectus, except for Mr. Hobbs none of Guaranty’s executive officers have finalized or entered into any agreement, arrangement or understanding with Independent or its affiliates regarding their employment with Independent or its affiliates following the effective time.

Quantification of Potential Payments to Guaranty Named Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of Guaranty’s five named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that will or may become payable to the named executive officer either immediately at completion of the merger or on a qualifying termination of employment following the merger.

Guaranty stockholders are being asked to approve, on an advisory (non-binding) basis, the compensation for these named executive officers specified in the table below (see “Guaranty Compensation Proposal” beginning on page 131 of this joint proxy statement/prospectus). Because the vote to approve such compensation is advisory only, it will not be binding on either Guaranty or Independent. Accordingly, if the reorganization agreement is approved and adopted by Guaranty’s stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described below and above under “Financial Interests of Directors and Officers of Guaranty in the Merger” beginning on page 95 of this joint proxy statement/prospectus.

As described under the caption “—Financial Interests of Directors and Officers of Guaranty in the Merger” above, Independent and Independent Bank have entered into a new employment arrangement with Mr. Hobbs that would become effective upon the closing of the merger. The merger-related compensation described below for the named executive officers, including Mr. Hobbs, is based on the named executive officers’ existing employment arrangements with Guaranty. It does not include amounts payable to Mr. Hobbs under his new employment arrangement with Independent and Independent Bank following the closing of the merger. For additional details regarding the terms of the payments described below, as well as the new employment arrangement among Independent, Independent Bank and Mr. Hobbs, see the discussion under the caption “—Financial Interests of Directors and Officers of Guaranty in the Merger” above.

The amounts indicated below are based on multiple assumptions that may not actually occur, including the assumptions described above under “—Financial Interests of Directors and Officers of Guaranty in the Merger—Certain Assumptions” and elsewhere in this joint proxy statement/prospectus. Certain information is not currently available and thus is not included in the table below, such as the assumed completion date of the merger and whether or not a named executive officer’s employment terminates in connection with the merger, and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation
Name	Cash(1)	Equity(2)	Perquisites/Benefits(3)	Tax Reimbursement	Total
Paul W. Taylor	$3,399,594	$2,716,237	$40,854	$0	$6,156,685
Christopher G. Treece	$1,097,729	$1,165,405	$40,854	$0	$2,303,988
Michael B. Hobbs	$1,329,156	$1,384,093	$41,805	$0	$2,755,055
Cathy P. Goss	$1,062,125	$1,093,845	$28,932	$0	$2,184,902
Anthony L. Pizzichini	$205,417	$615,375	$0	$0	$820,792

(1)

For Messrs. Taylor, Treece and Hobbs and Ms. Goss, represents (a) the officer’s pro rata target annual bonus for fiscal year 2018 and (b) a designated multiple (3x for Mr. Taylor and 2x for Messrs. Treece and Hobbs and Ms. Goss) of the sum of the officer’s annual base salary plus the officer’s average annual bonus for the two most recent years. For Messrs. Taylor, Treece and Hobbs and Ms. Goss, the amounts set forth in the table above are “double-trigger” benefits payable on the 60th day following a termination without cause or resignation with good reason during the 24 months following a change in control. Pursuant to the terms of the reorganization agreement and the Hobbs employment agreement, these amounts may be paid on a “single-trigger” basis immediately prior to the effective time. The estimated amounts payable to Messrs. Taylor, Treece, and Hobbs and Ms. Goss in respect of clause (a) are $265,869, $93,129, $112,656 and $90,125, respectively. The estimated amounts payable to Messrs. Taylor, Treece, and Hobbs and Ms. Goss in respect of clause (b) are $3,133,725, $1,004,600, $1,216,500, and $972,000, respectively.

For Mr. Pizzichini, who is not party to an employment agreement, represents (a) a cash payment equal to five weeks’ of his base salary plus one week of base salary per year of service, which is a “double-trigger” payment payable upon his involuntary termination of employment by Independent during the one year following the effective time and (b) a prorated bonus payable under Guaranty’s Production Incentive Plan, which is a “single-trigger” benefit payable immediately prior to the effective time. The estimated amounts payable to Mr. Pizzichini in respect of clauses (a) and (b) are $132,500 and $72,917, respectively, and assume his performance under the Production Incentive Plan is achieved at target.

(2)

Represents the value of vesting of unvested Guaranty RSAs. For Messrs. Taylor, Treece, and Hobbs and Ms. Goss, all Guaranty RSAs will vest “single-trigger” immediately prior to the effective time. For Mr. Pizzichini, his Guaranty 2005 RSAs will vest “single-trigger” immediately prior to the effective time and his Guaranty 2015 RSAs will vest “double-trigger” upon a termination of his employment without cause or his resignation with good reason during the 24 months following the effective time. The estimated value of Mr. Pizzichini’s Guaranty 2005 RSAs and Guaranty 2015 RSAs is $300,672 and $314,703, respectively.

(3)

For Messrs. Taylor, Treece and Hobbs and Ms. Goss, represents the value of the employment agreements’ guarantee for 18 months following a covered termination of continued coverage equivalent to Guaranty’s current active employee medical, dental and vision benefits.

The Independent Board of Directors After the Merger

Effective immediately after the effective time, Independent will appoint Edward B. Cordes, Guaranty’s current chairman, and Paul W. Taylor, Guaranty’s current President and Chief Executive Officer, to the Independent board of directors, each for a term expiring at the next annual meeting of the shareholders of Independent following the effective time. Independent will also nominate, and recommend that Independent shareholders elect, each of Mr. Cordes and Mr. Taylor as a Class III director at the 2019 annual meeting of Independent shareholders, subject to each nominee’s compliance with Independent’s governance and ethics policies in place from time to time, as reasonably determined by Independent’s Corporate Governance and Nominating Committee.

Independent’s Dividend Policy

Under the terms of its junior subordinated debentures issued in connection with the issuance of trust preferred securities by subsidiaries of Independent, Independent is not permitted to pay any dividends on its common stock if it is in default on any payments required to be made on the junior subordinated debentures.

Independent is regarded as a legal entity separate and distinct from Independent Bank. The principal source of Independent’s revenues is dividends received from Independent Bank. There are numerous laws and banking regulations that limit Independent Bank’s ability to pay dividends to Independent.

As approved by Independent’s board of directors, Independent declared and paid a $0.08 per share dividend to holders of Independent common stock in the first three fiscal quarters of 2016 and a $0.10 per share dividend paid in the fourth fiscal quarter of 2016 and in each of its four fiscal quarters of 2017, a $0.12 per share dividend paid in the first fiscal quarter of 2018 and a $0.14 per share dividend in the second fiscal quarter of 2018. On July 25, 2018, Independent declared a quarterly cash dividend in the amount of $0.14 per share of common stock.

Independent intends to continue to pay regular quarterly cash dividends on its common stock in the fourth fiscal quarter of 2018 and following the merger, when, as and if declared by Independent’s board of directors out of funds legally available for that purpose and subject to regulatory restrictions. Except as described herein, no dividends payable in the future have been declared by Independent’s board of directors.

Independent’s dividend policy may change with respect to the payment of dividends as a return on investment, and Independent’s board of directors may change or eliminate the payment of future dividends at its discretion, without notice to Independent’s shareholders. There can be no assurance that Independent will continue to pay dividends in the future. Future dividends on Independent common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, Independent’s ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the board of directors of Independent. For further information, see “Certain Financial Information Regarding Independent and Guaranty—Comparative Historical and Unaudited Pro Forma Per Share Financial Data.”

Public Trading Markets

Independent shares are listed for trading on the NASDAQ under the symbol “IBTX” and Guaranty common stock is listed for trading on the NASDAQ under the symbol “GBNK.” Upon completion of the merger, Guaranty common stock will no longer be listed for trading on the NASDAQ.

Under the reorganization agreement, Independent has agreed to file all documents required to be filed to have the shares of Independent common stock to be issued approved for listing on the NASDAQ prior to closing and to use its commercially reasonable efforts to effect such listing. The obligations of the parties to complete the merger are subject to such shares having been approved for listing on the NASDAQ and such approval having not been withdrawn or revoked.

Dissenters’ Rights

Under applicable Delaware law, holders of Guaranty common stock are not entitled to dissenters’ or appraisal rights in connection with the merger. Under the TBOC, the holders of shares of Independent common stock are not entitled to dissenters’ or appraisal rights in connection with the merger or the share issuance in connection with the merger.

Regulatory Approvals Required for the Merger

The acquisition of Guaranty and Guaranty Bank by Independent requires the approval of the Federal Reserve. The bank merger requires the approval of the FDIC and the TDB. The acquisition of Guaranty and Guaranty Bank by Independent and Independent Bank requires the approval of the CSBB. On June 28, 2018, Independent filed the required application with the Federal Reserve and Independent Bank and Guaranty Bank filed the required applications with the FDIC and TDB. On June 29, 2018, Independent and Independent Bank filed the required application with the CSBB and on August 9, 2018, Independent and Independent Bank received approval from the CSBB.

Federal Reserve Board

Independent is a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended (which we refer to as the “BHC Act”). The primary regulator of Independent is the Federal Reserve Board. Accordingly, the transactions contemplated by the reorganization agreement are subject to approval by the Federal Reserve Board under Section 3 of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act requires the Federal Reserve Board to review, with respect to the bank holding companies and the banks concerned: (1) the competitive impact of the transaction, (2) the financial condition and future prospects, including capital positions and managerial resources, (3) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”), (4) the effectiveness of the companies and the depository institutions concerned in combating money-laundering activities, and (5) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the Federal Reserve Board provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that such meeting or other proceeding would be appropriate.

Under the CRA, the Federal Reserve Board must take into account the record of performance of the companies and the depository institutions concerned in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such companies and depository institutions. Depository institutions are periodically examined for compliance with the CRA by their primary federal supervisor and are assigned ratings. In evaluating the record of performance of an institution in meeting the credit needs of the entire community served by the institution, the Federal Reserve Board considers the institution’s record of compliance with the CRA, including the most recent rating assigned by its primary federal supervisor. As of their last respective CRA examinations, each of Independent Bank and Guaranty Bank was rated “Satisfactory” with respect to CRA compliance.

Federal Deposit Insurance Corporation

The applicable federal statute (which we refer to as the “Bank Merger Act”) mandates that the prior approval of the FDIC, the primary federal regulator of the resulting bank, is required to merge Guaranty Bank with and into Independent Bank. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (4) the banks’ effectiveness in combating money-laundering activities and (5) the extent to which the bank merger or mergers would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

Texas Department of Banking

The transactions contemplated by the reorganization agreement, including the bank merger, also require prior notice to the TDB in accordance with the requirements of the applicable laws and regulations of the State of Texas. On June 28, 2018, Independent submitted a notification with the Texas Department of Banking pursuant to Texas Finance Code §32.501 and Texas Administration Code §15.107 for Guaranty Bank to merge with and into Independent Bank. The Texas Department of Banking takes into consideration a number of factors when deciding whether notifications comply with the requirements of Texas Finance Code §32.501 and Texas Administration Code §15.107.

Colorado State Banking Board

The prior approval of the CSBB is required under the Colorado Banking Code for Independent and Independent Bank to acquire Guaranty and Guaranty Bank. Under the Colorado Banking Code, the CSBB may not approve an application by an out-of-state bank holding company or an out-of-state bank to acquire control of, or merge with, a Colorado bank holding company or a Colorado bank if such acquisition would result, at the time of the acquisition, in the bank holding company controlling more than 25% of the aggregate of all deposits in all banks, savings and loan associations, federal savings banks, and other financial institutions located in Colorado, which are federally insured. Also, a bank holding company may not acquire control of a Colorado financial institution unless, immediately before such acquisition, such bank holding company has such capital as the CSBB may require by rule. The Colorado Banking Code also requires that the merger be approved by the Federal Reserve under Section 3 of the BHC Act. The merger will not result in Independent controlling more than 25% of the aggregate of all deposits in financial institutions located in Colorado, which are federally insured. Independent will remain well capitalized and, as discussed above, Independent has filed an application with the Federal Reserve for approval of the merger under Section 3 of the BHC Act. On August 9, 2018, Independent and Independent Bank received approval from the CSBB.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. Independent and Guaranty believe that the proposed merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals, although we cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, as to the date of receipt of any of these approvals, the terms thereof or the absence of any litigation challenging them. You should note that the approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed merger.

Independent and Guaranty are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger.

THE REORGANIZATION AGREEMENT

The following information describes the material aspects of the merger. A copy of the reorganization agreement is included as Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference. The description of the material aspects of the merger appearing below is qualified in its entirety by the terms of the reorganization agreement. You are urged to read each of the Appendices to this joint proxy statement/prospectus in its entirety.

Explanatory Note Regarding the Reorganization Agreement

The reorganization agreement and this summary of terms are included to provide you with information regarding the terms of the reorganization agreement. Factual disclosures about Independent and Guaranty contained in this joint proxy statement/prospectus or in the public reports of Independent or Guaranty filed with the SEC may supplement, update or modify the factual disclosures about Independent and Guaranty contained in the reorganization agreement. The reorganization agreement contains representations and warranties by Independent, on the one hand, and by Guaranty, on the other hand. The representations, warranties and covenants made in the reorganization agreement by Independent and Guaranty were qualified and subject to important limitations agreed to by Independent and Guaranty in connection with negotiating the terms of the reorganization agreement. In particular, in your review of the representations and warranties contained in the reorganization agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the reorganization agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the reorganization agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that Independent and Guaranty each delivered in connection with the reorganization agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the reorganization agreement.

For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Independent or Guaranty or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.” Independent and Guaranty will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the reorganization agreement and will update such disclosure as required by federal securities laws.

Structure of the Merger

Each of the Independent board of directors and the Guaranty board of directors has approved the reorganization agreement. The reorganization agreement provides for the merger of Guaranty with and into Independent, with Independent continuing as the surviving entity in the merger. Immediately following the merger, Guaranty Bank, a wholly owned bank subsidiary of Guaranty, will merge with and into Independent’s wholly owned bank subsidiary, Independent Bank, with Independent Bank continuing as the surviving bank.

Merger Consideration

At the effective time of the merger, each share of Guaranty common stock, except for certain specified shares of Guaranty common stock owned directly by Independent or Guaranty, including shares of Guaranty common stock held in the treasury of Guaranty (other than shares of Guaranty common stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties or that are held directly or indirectly by Independent or Guaranty in respect of a debt previously contracted) (we refer to such shares described in this clause (i) as “cancelled shares”), will be converted into the right to receive 0.45 shares of Independent common stock, without interest and with cash paid in lieu of fractional shares as discussed below under “—Cash in Lieu of Fractional Shares.”

As a result of the foregoing, based on the number of shares of Independent common stock and shares of Guaranty common stock outstanding as of August 14, 2018, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, we expect that Guaranty stockholders as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 30% of the issued and outstanding shares of Independent common stock immediately following the closing of the merger (without giving effect to any shares of Independent common stock held by Guaranty stockholders prior to the merger).

The implied value of the merger consideration will fluctuate as the market price of Independent common stock fluctuates before the completion of the merger. This price will not be known at the time of the Guaranty special meeting and may be more or less than the current price of Independent common stock or the price of Independent common stock at the time of the Guaranty special meeting.

Set forth below is a table showing the hypothetical implied value of the merger consideration based on a range of market prices for Independent common stock. The table does not reflect the fact that cash will be paid instead of fractional shares.

Hypothetical Independent Common Stock Closing Prices	Fraction of Independent Share to be Exchanged for each Guaranty Share	Hypothetical Implied Value
$60.00	0.45	$27.00
65.00	0.45	29.25
69.30(1)	0.45	31.19
70.00	0.45	31.50
73.50(2)	0.45	33.08
75.00	0.45	33.75
80.00	0.45	36.00
85.00	0.45	38.25

(1)	Based on the closing price for Independent common stock on August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus
(2)	Based on the closing price for Independent common stock on April 27, 2018, the date that Independent and Guaranty entered into a letter of intent.

The examples above are illustrative only. The value of the merger consideration that a Guaranty stockholder actually receives will be based on the actual closing price on NASDAQ of Independent common stock upon completion of the merger, which may be outside the range of the amounts set forth above, and as a result, the actual value of the merger consideration per share of Guaranty common stock at closing may not be shown in the above table.

Cash in Lieu of Fractional Shares

No fractional shares of Independent common stock will be issued in the merger. In lieu of the issuance of any such fractional shares, Independent will pay to each former holder of Guaranty shares otherwise entitled to receive such fractional shares an amount of cash (rounded to the nearest whole cent) determined by multiplying (i) the average of the daily volume-weighted average sales price per Independent share on the NASDAQ for the twenty (20) consecutive full trading days ending on and including the third trading day preceding the closing date, as reported by Bloomberg, by (ii) the fraction of an Independent share such holder would otherwise be entitled to receive pursuant to the reorganization agreement.

Treatment of Guaranty Restricted Stock Awards

Pursuant to the terms of the reorganization agreement, at the effective time, Guaranty 2005 RSA, consistent with the terms of the Guaranty 2005 Equity Plan, will vest and be entitled to receive the merger consideration in respect of each vested share of Guaranty common stock subject to such Guaranty 2005 RSA, less applicable withholding taxes.

At the effective time, subject to certain exceptions, each Guaranty 2015 RSA will be converted into an Adjusted RSA with the same terms and conditions as were applicable under such Guaranty 2015 RSA immediately prior to the effective time, except as described in the following sentences. With respect to any performance-vesting Guaranty 2015 RSA, the performance-based vesting conditions applicable to such Guaranty 2015 RSA immediately prior to the effective time will not apply from and after the effective time, and such Guaranty 2015 RSA will become a service-vesting Adjusted RSA only. The Adjusted RSA will relate to the number of shares of Independent common stock equal to the product of (i) the number of shares of Guaranty common stock subject to such Guaranty 2015 RSA immediately prior to the effective time (with respect to any performance-vesting Guaranty 2015 RSA for which the performance period has not been completed as of the effective time, the number of shares shall be the target number of shares subject to such Guaranty 2015 RSA), multiplied by (ii) the exchange ratio, with any fractional shares rounded up to the next whole number of shares.

Treatment of Shares of Independent Common Stock

Each Independent share outstanding immediately prior to the effective time will, on and after the effective time, remain issued and outstanding as one share of common stock of Independent as the surviving corporation in the merger.

Exchange Procedures

If you are a holder of Guaranty common stock, as soon as practicable after the effective time, but in no event more than five days after the effective time, Independent will use commercially reasonable efforts to cause its exchange agent to mail to each record holder of an outstanding certificate or certificates representing shares of Guaranty common stock (which is deemed to include reference to book-entry accounts relating to the ownership of shares of Guaranty common stock), a form of letter of transmittal and instructions to you for use in surrendering your Guaranty certificates.

When you properly surrender your Guaranty certificates or provide other satisfactory evidence of ownership, and return the letter of transmittal duly executed and completed in accordance with its instructions, EQ Shareowner Services will promptly cancel the surrendered stock certificates and deliver to you a notice specifying, among other things, the number of shares of Independent common stock, which will be solely in uncertificated book-entry form credited to the account of the holder of record as established in the Direct Registration System, and cash for fractional shares, if any, to which you are entitled under the reorganization agreement. No Independent stock certificates will be issued with respect to the Independent common stock to be issued under the reorganization agreement.

You should not send in your certificates until you receive the letter of transmittal and instructions, which will be mailed as soon as practicable after the effective time.

Until surrendered as described above, each Guaranty certificate (other than Guaranty certificates representing cancelled shares) will, from and after the effective time, represent for all purposes only the right to receive the merger consideration without any interest thereon.

With respect to any Guaranty certificate that has been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Guaranty certificate to be lost, stolen or destroyed, and, if required by Independent or EQ Shareowner Services, the posting of such person of a bond as indemnity against any claim that may be made with respect to such Guaranty certificate, EQ Shareowner Services will issue in exchange for such lost, stolen or destroyed Guaranty certificate the merger consideration deliverable in respect thereof.

After the effective time, Guaranty’s transfer books will be closed and there will be no transfers of the shares of Guaranty common stock outstanding immediately prior to the effective time.

Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the reorganization agreement are either satisfied or waived. Please see “—Conditions to Completion of the Merger.”

The merger will become effective at the date and time specified in the certificate of merger to be filed with the Secretary of State of Texas and the certificate of merger to be filed with the Secretary of State of Delaware, which is expected to be 12:01 a.m. on the first day of the calendar month immediately following the calendar month in which all conditions are satisfied or (subject to applicable law) waived (other than conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver thereof). It is anticipated that the bank merger will be effective immediately thereafter. If the shareholders of Guaranty and Independent approve and adopt the reorganization agreement at their respective special meetings, it is currently anticipated that the completion of the merger will occur in the fourth quarter of 2018, but completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger.

Independent and Guaranty cannot assure you that the necessary shareholder and regulatory approvals will be obtained or that the other conditions to completion of the merger can or will be satisfied. If the merger is not completed on or before April 2, 2019, either Independent or Guaranty may terminate the reorganization agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the reorganization agreement to comply with any provisions of the reorganization agreement. See “ —Termination of the Reorganization Agreement” below.

Conditions to Completion of the Merger

The reorganization agreement contains a number of conditions to the obligations of Independent and Guaranty to complete the merger that must be satisfied as of the closing date, including, but not limited to, the following:

•

the accuracy of the representations and warranties of each other party in the reorganization agreement as of the date of the reorganization agreement and as of the closing date as though made at and as of the closing date, subject to the materiality standards provided in the reorganization agreement;

•

performance or compliance with, in all material respects, all agreements, terms, covenants and obligations required to be performed or complied with by the other party at or prior to the effective time;

•	receipt of all documents required to be delivered pursuant to the reorganization agreement in form and substance reasonably satisfactory to the other party;

•

all regulatory approvals required to consummate the transactions contemplated by the reorganization agreement, including the merger and the bank merger, will have been obtained and remain in full force and effect, or in the case of waiting periods, will have expired or been terminated, and no such regulatory approval may contain or have resulted in, or would reasonably be expected to result in, the imposition of any requirement to take any action, or commitment to take any action, or any condition or restriction, involving Independent, Guaranty or any of their respective subsidiaries in connection with obtaining any permits, consents, approvals and authorizations that would reasonably be expected to be materially burdensome on Independent, Guaranty, the surviving corporation or their respective subsidiaries or require a material modification of, or imposition of any material limitation or restriction on, the activities, governance, legal structure, capital structure, compensation or fee arrangements of Independent, Guaranty, the surviving corporation or any of their respective subsidiaries;

•

absence of an order, injunction, decree or judgment issued by any court or governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or the other transactions contemplated by the reorganization agreement and no law having been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of the merger, the bank merger or the other transactions contemplated by the reorganization agreement;

•	absence of a material adverse change with respect to either party since the date of the reorganization agreement;

•	receipt of each of the requisite Guaranty stockholder approval and the requisite Independent shareholder approval;

•

effectiveness of the registration statement, of which this joint proxy statement/prospectus constitutes a part, under the Securities Act and the absence of a stop order suspending such effectiveness, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness having been initiated, continuing, or threatened that remains unresolved; and

•	approval for listing of the shares of Independent common stock to be issued in the merger by the NASDAQ and such approval having not been withdrawn or revoked.

In addition to the conditions listed above, Guaranty’s obligation to complete the merger is subject to the satisfaction of the following condition:

•

receipt of an opinion (reasonably acceptable in form and substance to Guaranty) from Shapiro Bieging Barber Otteson LLP, dated as of the closing date, to the effect that for federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition to the conditions listed above, Independent’s obligation to complete the merger is subject to the satisfaction of the following conditions:

•	the Employment Agreement with Michael B. Hobbs and Director Support Agreements with certain non-officer directors of Guaranty have not been terminated and remain in full force and effect; and

•

receipt of an opinion (reasonably acceptable in form and substance to Independent) from Wachtell, Lipton, Rosen & Katz, dated as of the closing date, to the effect that for federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Any condition to the completion of the merger may, to the extent permitted by law, be waived in writing by the party to the reorganization agreement entitled to the benefit of such condition.

Conduct of Business Pending Effective Time

Except as otherwise expressly permitted or required by the reorganization agreement or as required by applicable law, subject to certain specified exceptions, from the date of the reorganization agreement through the earlier of the effective time or termination of the reorganization agreement, Guaranty has agreed to and has agreed to cause the Guaranty subsidiaries to:

•	maintain its corporate existence in good standing;

•	use commercially reasonable efforts to maintain the general character of its business and conduct its business in its ordinary and usual manner consistent with past practices;

•	extend credit only in material compliance with existing lending policies and practices;

•

use commercially reasonable efforts to preserve its business organization intact; to retain the services of its present employees, officers, directors and agents; to retain its present customers, depositors, suppliers and correspondent banks; and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;

•

maintain all offices, machinery, equipment, materials, supplies, inventories and other properties owned, leased or used by it (whether under its control or the control of others) in good operating repair and condition, ordinary wear and tear excepted;

•

timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

•

continue to follow its existing policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;

•	account for all transactions in accordance with GAAP;

•

perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as it may in good faith reasonably dispute;

•

maintain and keep in full force and effect, in all material respects, presently existing insurance coverage and give all notices and present all claims under all insurance policies in due and timely fashion; and

•

timely file all reports required to be filed with governmental authorities and observe and conform, in all material respects, to applicable law, except those being contested in good faith by appropriate proceedings.

Except as otherwise expressly permitted or required by the reorganization agreement or as required by applicable law, subject to certain specified exceptions, from the date of the reorganization agreement through the earlier of the effective time or termination of the reorganization agreement, without the prior written consent of Independent, Guaranty will not, and Guaranty will cause its subsidiaries to not:

•	introduce any new material method of management or operation;

•

intentionally take any action that could reasonably be anticipated to result in a material adverse change or prevent or materially delay the ability of the parties to consummate the transactions contemplated by the reorganization agreement;

•	take or fail to take any action that could reasonably be expected to cause Guaranty’s representations and warranties to be inaccurate in any material respect at closing;

•

declare, set aside, set a record date for or pay any dividend or other distribution with respect to its capital stock or other equity securities, other than (i) the payment of dividends from Guaranty Bank to Guaranty (or from another wholly owned subsidiary of Guaranty to Guaranty or another wholly owned subsidiary of Guaranty), (ii) the payment of regular quarterly dividends by Guaranty to the Guaranty stockholders at a rate not in excess of $0.1625 per share of Guaranty common stock per quarter and (iii) the payment of dividends required in respect of its outstanding trust preferred securities as of the date of the reorganization agreement;

•

enter into, alter, amend, renew, terminate or extend certain material contracts, except for loans and extensions of credit in the ordinary course of business, and normal renewals in the ordinary course of business consistent with past practices;

•

mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction, other than certain permitted encumbrances, any of its properties, business or assets, tangible or intangible, except in the ordinary course of business and consistent with past practices;

•	cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect as of the date of the reorganization agreement;

•

incur any indebtedness, obligation or liability, whether absolute or contingent, other than the receipt of deposits and trade debt, Federal Home Loan Bank borrowings with maturities of six months or less, sales of certificates of deposit, issuances of commercial paper and entering into repurchase agreements, in each case in the ordinary course of business and consistent with prudent banking practices;

•	discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business and consistent with past practices;

•

issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its or its subsidiaries’ capital stock or other securities or subscriptions, options, warrants, equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Guaranty or any of its subsidiaries), restricted stock, restricted stock units, stock appreciation rights, convertible securities, calls, rights or commitments of any kind relating to the issuance thereto, subject to certain exceptions;

•	amend or otherwise change its certification of incorporation, articles of association or bylaws or similar governing documents;

•

sell, transfer, lease to others or otherwise dispose of any material amount of its assets or properties, discount or arrange for a payoff of a charged off or deficiency credit, cancel or compromise any material debt or claim, or waive or release any right or claim other than in the ordinary course of business and consistent with past practices;

•	merge or consolidate with any other person or restructure, reorganize or completely or partially liquidate or dissolve;

•

except with respect to the collection of checks and other negotiable instruments or otherwise in the ordinary course of the business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other third person, firm or corporation;

•

sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

•

except as required under applicable law or the terms of any employee plan as in effect as of the date of the reorganization agreement, (i) increase or agree to increase the compensation or benefits of or payable to any current or former employee, officer, director or independent contractor of Guaranty or any of its subsidiaries, other than increases in annual base salary in the ordinary course of business and consistent with past practices that do not exceed 3% of the aggregate cost of all employee annual base salaries in effect as of the date of the reorganization agreement, (ii) pay, agree to, or orally promise to pay, conditionally or otherwise, any additional bonus or extra compensation, pension, severance or vacation pay, to or for the benefit of any of its stockholders, directors, officers or employees, (iii) enter into any employment or consulting contract (other than as contemplated by the reorganization agreement) or other agreement with any director, officer or employee or adopt or amend any employee plan or arrangement that would be an employee plan if in effect on the date of the reorganization agreement, (iv) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, or (v) grant any awards or accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other incentive or retention compensation;

•	engage in any transaction with any affiliate, except in the ordinary course of business and consistent with past practices;

•

acquire any capital stock or other equity securities or acquire any equity or ownership interest in or material assets or businesses of any person, including any bank, corporation, partnership or other entity, except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person;

•

except as expressly contemplated by the reorganization agreement, terminate, cancel or surrender any material contract or unreasonably permit any damage, destruction or loss which, in any case or in the aggregate, may reasonably be expected to result in a material adverse change;

•

dispose of, permit to lapse, transfer or grant any rights under, or knowingly breach or infringe upon, any United States or foreign license or proprietary right or materially modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices;

•

make any capital expenditures, capital additions or betterments in amounts in excess of $250,000 individually or $1,000,000 in the aggregate, except in the ordinary course of business consistent with past practices;

•

(i) hire or promote any employee, or engage any independent contractor, of Guaranty or any of its subsidiaries who has (or, with respect to hiring, engaging or promoting, will have) an annual target compensation opportunity of $150,000 or more, or (ii) terminate the employment of any employee, or service of any independent contractor, of Guaranty or any of its subsidiaries whose annual target compensation opportunity is $150,000 or more (other than a termination of employment or service for cause in the ordinary course of business consistent with past practices);

•

make any, or acquiesce with any, change in accounting methods, principles or material practices, except as required by GAAP, including without limitation making any “reverse provision for loan losses” or other similar entry or accounting method that would reduce the allowance for loan and lease losses of Guaranty;

•

change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing, hedging and other material banking and operating policies or practices;

•	make any new loan except in material compliance with Guaranty’s existing policies and procedures and consistent with past practices;

•	renew, extend the maturity of, or alter the material terms of any existing loan except, in material compliance with Guaranty’s existing policies and procedures and consistent with past practices;

•

renew, extend the maturity of, or alter any of the material terms of any loan classified as “substandard” or “doubtful,” except extensions or alterations in the ordinary course of business, consistent with past practices;

•

sell investment securities or purchase investment securities, other than U.S. treasuries, U.S. government bonds and U.S. government agency securities with an average duration of seven (7) years or less;

•	redeem, purchase or otherwise acquire, directly or indirectly, or adjust, split, combine or reclassify, any of its capital stock or other securities of Guaranty or any Guaranty subsidiary;

•

settle any litigation, claim, action or proceeding other than settlements in the ordinary course of business consistent with past practices involving solely money damages not in excess of $500,000 individually or $1,000,000 in the aggregate that does not involve or create an adverse precedent and that would not impose any material restriction on the business of either party (including the surviving corporation) or its subsidiaries;

•	make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility; or

•	agree to, or make any commitment to, take or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing actions.

During the period from the date of the reorganization agreement to the effective time or earlier termination of the reorganization agreement, except as expressly permitted or required by the reorganization agreement or as required by law, Independent will, and will cause its subsidiaries to, conduct its and their businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to maintain and preserve intact their business organizations, employees and business relationships.

Except as otherwise expressly permitted or required by the reorganization agreement or as required by applicable law, subject to certain specified exceptions, from the date of the reorganization agreement through the earlier of the effective time or termination of the reorganization agreement, without the prior written consent of Guaranty, Independent will not, and Independent will cause its subsidiaries to not:

•	adjust, split, combine or reclassify any of its capital stock;

•

intentionally take any action that could reasonably be anticipated to result in a material adverse change or prevent or materially delay the ability of the parties to consummate the transactions contemplated by the reorganization agreement;

•

amend or otherwise change Independent’s certificate of formation or bylaws in a manner that would adversely affect the holders of shares of Guaranty common stock relative to the holders of shares of Independent common stock;

•	take or fail to take any action that could reasonably be expected to cause Independent’s representations and warranties to be inaccurate in any material respect at closing;

•	declare, set aside, set a record date for or pay any extraordinary dividend or other extraordinary distribution with respect to the shares of Independent common stock;

•

incur any indebtedness that would reasonably be expected to prevent Independent, as the surviving corporation, or its subsidiaries from assuming Guaranty’s or its subsidiaries’ outstanding indebtedness pursuant to the merger or the bank merger, or as required by the reorganization agreement;

•

merge or consolidate with any other person or restructure, reorganize or completely or partially liquidate or dissolve, in each case if such transaction would reasonably be expected to prevent or materially delay the ability of the parties to consummate the transactions contemplated by this agreement;

•	engage in any transaction with any affiliate, except in the ordinary course of business and consistent with past practices;

•

make any capital or other equity contributions to any person or acquire any capital stock or other equity securities or acquire any equity or ownership interest in or material assets or businesses of any person, including any bank, corporation, partnership or other entity, in each case if such transaction would reasonably be expected to prevent or materially delay the ability of the parties to consummate the transactions contemplated by the reorganization agreement; or

•	agree to, or make any commitment to, take or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing actions.

Guaranty Stockholder Meeting and Recommendation of the Guaranty Board of Directors

Guaranty has agreed to duly call, give notice of, and cause to be held, a meeting of Guaranty’s stockholders and direct that the reorganization agreement and the transactions contemplated thereby be submitted to a vote at the Guaranty special meeting, specifically presenting for the consideration of the Guaranty stockholders a proposal to approve and adopt the reorganization agreement and the transactions contemplated thereby.

The Guaranty board of directors will (i) cause proper notice of the Guaranty special meeting to be given to the Guaranty stockholders in compliance with applicable law and regulations, (ii) distribute to the Guaranty stockholders the joint proxy statement/prospectus, and (iii) recommend by the affirmative vote of the Guaranty board of directors a vote in favor of approval of the proposals (which we refer to as the “Guaranty board recommendation”) and use reasonable best efforts to obtain the requisite Guaranty stockholder approval, and will prepare and deliver (at its expense) the joint proxy statement/prospectus to its stockholders as promptly as practicable after the date that the joint proxy statement/prospectus is declared effective and a final prospectus and proxy statement is on file with the SEC before such mailing, and hold the Guaranty special meeting as promptly as practicable thereafter and in any event on or before the sixtieth (60th) day after the date that the joint proxy statement/prospectus is declared effective.

Subject to certain exceptions discussed in “—Change in Guaranty Recommendation,” neither Guaranty nor the Guaranty board of directors nor any committee thereof will (i) withhold, withdraw or modify in any manner adverse to Independent or propose publicly to withhold, withdraw or modify in any manner adverse to Independent, the Guaranty board recommendation or approval, recommendation or declaration of advisability by Guaranty, the Guaranty board of directors or any such committee thereof with respect to the reorganization agreement or the transactions contemplated thereby, (ii) approve or recommend to its stockholders, or resolve to or publicly propose or announce its intention to approve or recommend to its stockholders, an acquisition proposal or (iii) fail to publicly, finally and without qualification (A) recommend against any acquisition proposal or (B) reaffirm the Guaranty board recommendation in each case, within 10 business days after such acquisition proposal is made public or any request by Independent to do so (which request may be made once per acquisition proposal (and any material change thereto)), any of the foregoing being a “change in recommendation.”

Independent Shareholder Meeting and Recommendation of the Independent Board of Directors

Independent has agreed to duly call, give notice of, and cause to be held, a meeting of the Independent shareholders and direct that the reorganization agreement and the transactions contemplated thereby be submitted to a vote at the Independent special meeting, specifically presenting for consideration of the Independent shareholders a proposal to approve and adopt the reorganization agreement and the transactions contemplated thereby, including the merger and the issuance of Independent common stock pursuant to the reorganization agreement.

The Independent board of directors will (i) cause proper notice of the Independent special meeting to be given to the Independent shareholders in compliance with applicable law, (ii) distribute to the Independent shareholders the joint proxy statement/prospectus, and (iii) recommend by the affirmative vote of the Independent board of directors a vote in favor of approval of the proposals (which we refer to as the “Independent board recommendation”) and use reasonable best efforts to obtain the requisite Independent shareholder approval, and to print and commence the mailing (at its expense) of the joint proxy statement/prospectus to its shareholders as promptly as practicable after the date that the joint proxy statement/prospectus is declared effective and a final prospectus and proxy statement is on file with the SEC before such mailing, and hold the Independent special meeting as promptly as practicable thereafter and in any event on or before the sixtieth (60th) day after the date that the joint proxy statement/prospectus is declared effective.

Neither Independent nor the Independent board of directors nor any committee thereof will withhold, withdraw or modify in any manner adverse to Guaranty or propose publicly to withhold, withdraw or modify in any manner adverse to Guaranty, the Independent board recommendation or approval, recommendation or declaration of advisability by Independent, the Independent board of directors or any such committee thereof with respect to the reorganization agreement or the transactions contemplated thereby.

No Negotiation with Others

Guaranty agreed that it will not, and that it will cause each Guaranty subsidiary and the respective employees, directors, officers, financial advisors, agents and other representatives of Guaranty and each Guaranty subsidiary (which we collectively refer to as the “Guaranty representatives”) not to:

•

solicit, knowingly encourage or facilitate, initiate or participate in any negotiations or discussions with any third party (except for the limited purpose of notifying such person of the existence of the non-solicitation provisions of the reorganization agreement) regarding an acquisition proposal, whether by acquisition, business combination, purchase of securities or assets or otherwise;

•	disclose to any third party any information concerning the business, properties, books or records of Guaranty or any Guaranty subsidiary in connection with any acquisition proposal; or

•	cooperate with any third party to make any acquisition proposal.

Promptly upon receipt of any unsolicited offer, Guaranty will communicate to Independent the terms of any proposal or request for information and the identity of the parties involved.

If at any time after the date of the reorganization agreement and before the receipt of the requisite Guaranty stockholder approval, Guaranty and the Guaranty representatives, having each theretofore complied with the applicable terms of the reorganization agreement, receives a bona fide, unsolicited written acquisition proposal, Guaranty and the Guaranty representatives may engage in negotiations and discussions with, and furnish any information and other access (so long as all such information and access has previously been made available to Independent or is made available to Independent before or concurrently with the time such information or access is made available to such person) to, any person making such acquisition proposal if, and only if, the Guaranty board of directors determines in good faith, after consultation with outside legal and financial advisors, that (i) such acquisition proposal constitutes or is reasonably likely to become a superior proposal and (ii) the failure of the Guaranty board of directors to furnish such information or access or enter into such discussions or negotiations would be inconsistent with its fiduciary duties under applicable law; but before furnishing any such information, Guaranty has received from the person making such acquisition proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such person as the confidentiality agreement entered into with Independent, which confidentiality agreement may not prohibit Guaranty from complying with the terms of the reorganization agreement. Guaranty will promptly, and in any event within twenty-four (24) hours:

•

notify Independent in writing of the receipt of such acquisition proposal or any request for information relating to Guaranty or for access to the properties, books or records of Guaranty by any person that has made, or to the best knowledge of Guaranty may be considering making, an acquisition proposal; and

•

communicate the material terms of such acquisition proposal to Independent, including as they may change upon any modification or amendment to the terms thereof, and including the identity of the person making the acquisition proposal and a copy thereof if in writing and any related documentation or correspondence.

Guaranty is required to keep Independent reasonably apprised of the status of and other matters relating to any such acquisition proposal on a timely basis, including providing a copy of all further related documentation or correspondence.

In addition, Guaranty has agreed that it (i) will and will cause the Guaranty subsidiaries and Guaranty representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any acquisition proposal or similar transaction and (ii) will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any acquisition proposal or similar transaction, and will enforce the terms thereof and will promptly request from such third parties the return or destruction of any confidential information of Guaranty provided thereunder.

An “acquisition proposal” means any offer, inquiry, indication of interest or proposal from a party other than Independent regarding any of the following (other than the transactions contemplated by the reorganization agreement) involving Guaranty or any Guaranty subsidiary: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction involving Guaranty or any Guaranty subsidiary or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of Guaranty or any Guaranty subsidiary, in a single transaction or series of related transactions; or (ii) any acquisition by any party or group of parties (including the shareholders or equity holders thereof), directly or indirectly, including by any tender offer or exchange offer, of 20% or more of the outstanding shares of Guaranty common stock or of the total voting power of Guaranty or any Guaranty subsidiary. A “superior proposal” means an unsolicited bona fide written acquisition proposal made by a party other than Independent to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or similar transaction, all or substantially all of the consolidated assets of Guaranty or all of the shares of Guaranty common stock and that the Guaranty board of directors determines in its good faith judgment, after consultation with its outside legal and financial advisors (i) is or would result in a transaction that if consummated would be more favorable to Guaranty’s stockholders from a financial point of view than the merger, taking into account all of the terms and conditions of such proposal and of the reorganization agreement (including any proposal by Independent to amend the terms of the reorganization agreement) and (ii) is capable of being, and is reasonably likely to be, consummated on a timely basis on the terms so proposed taking into account all financial, regulatory, legal and other aspects of such proposal.

Change in Recommendation

Prior to the receipt of the requisite Guaranty stockholder approval, Guaranty and the Guaranty board of directors are permitted to make a change in recommendation if and only to the extent that:

•

Guaranty, the Guaranty subsidiaries and the Guaranty representatives have complied in all material respects with the non-solicitation and related obligations described under “—No Negotiation with Others”;

•

an unsolicited bona fide written acquisition proposal (that did not result from a breach of the non-solicitation and related obligations described under “—No Negotiation with Others”) is made to Guaranty by a third party, and such acquisition proposal is not withdrawn;

•

the Guaranty board of directors, after consultation with its outside counsel, has determined in good faith, after giving effect to all of the adjustments which may be offered by Independent, that failure to make a change in recommendation would reasonably be expected to be inconsistent with the Guaranty board of directors’ fiduciary duties under applicable law; and

•

(i) the Guaranty board of directors has concluded in good faith, after giving effect to all of the adjustments which may be offered by Independent, that such acquisition proposal constitutes a superior proposal, (ii) Guaranty has notified Independent, at least five (5) business days in advance, of its intention to make a change in recommendation in response to such superior proposal (including the identity of the party making such acquisition proposal) and furnished to Independent a written description of the material terms of the superior proposal, and (iii) before making such a change in recommendation, Guaranty has, and has caused its financial and legal advisors to, during the period after Guaranty’s delivery of the notice referred to in subclause (ii) above, negotiated with Independent in good faith for a period of up to five (5) business days (to the extent Independent desires to negotiate) to make such adjustments in the terms and conditions of the reorganization agreement so that such acquisition proposal ceases to constitute a superior proposal. Any change to the material terms of an acquisition proposal will require a new notice of Guaranty’s intention to make a change in recommendation.

Nothing contained in the reorganization agreement will prevent (i) Guaranty or the Guaranty board of directors from responding to an unsolicited bona fide acquisition proposal for the sole purpose of clarifying the terms and conditions of the proposal, or informing any person who submits an unsolicited bona fide acquisition proposal of Guaranty’s obligations pursuant to the reorganization agreement, or (ii) either party, in consultation with outside counsel, complying with its disclosure obligations under federal or state law including in connection with a change in recommendation by Guaranty (but any change in recommendation by Guaranty will be subject to the provisions described above and will have the effects set forth in the reorganization agreement).

Additional Agreements

In addition to the agreements described above, each party agreed in the reorganization agreement to take certain other actions or agreed to certain other terms, including but not limited to the following:

•	to use commercially reasonable efforts to cause the consummation of the transactions contemplated by the reorganization agreement in accordance with its terms and conditions;

•

that none of the information supplied or to be supplied by such party for inclusion or incorporation by reference in (i) the registration statement of which this joint proxy statement/prospectus is a part, at the time the registration statement and each amendment or supplement thereto, if any, is filed and becomes effective under the Securities Act, and this joint proxy statement/prospectus and any amendment or supplement thereto, at the date(s) of filing and mailing to shareholders and at the time of the respective shareholder meetings and (ii) any other filings made under applicable federal or state banking or securities or other laws, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and if a party becomes aware of any information that would cause any of the statements in the registration statement or joint proxy statement/prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the registration statement or joint proxy statement/prospectus;

•

to promptly notify the other party in writing of certain litigation, claims, controversies or contingent liabilities that individually, or taken together with other facts, events and circumstances, are reasonably expected to become the subject of litigation, against Independent or Independent Bank, or Guaranty or Guaranty Bank, as the case may be, or affecting any of their respective properties, and any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of such party, threatened against Independent or Independent Bank, or Guaranty or Guaranty Bank, as the case may be that (A) questions or would reasonably be expected to question the validity of the reorganization agreement or the agreements contemplated thereby or any actions taken or to be taken by such party with respect thereto, or (B) seeks to enjoin or otherwise restrain the transactions contemplated thereby;

•

to promptly notify the other party in writing if any change has occurred, or, to the best knowledge of such party, has been threatened (or any development has occurred or, to the best knowledge of such party, been threatened involving a prospective change) in the business, financial condition, or operations of such party or its applicable subsidiaries that has resulted in or may reasonably be expected to result in a material adverse change or lead to a failure to obtain necessary regulatory approval of the transactions contemplated by the reorganization agreement;

•

to take all such reasonable actions as may be necessary or appropriate pursuant to Rule 16b-3 under the Exchange Act to exempt the conversion of shares of Guaranty common stock and Guaranty equity awards pursuant to the terms of the reorganization agreement by officers and directors of Guaranty subject to the reporting requirements of Section 16(a) of the Exchange Act or by officers or directors of Guaranty who may become an officer or director of the surviving corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, including adopting certain specified resolutions;

•

to coordinate with the other party with respect to the declaration of any dividends in respect of shares of Independent common stock and shares of Guaranty common stock and the record dates and payment dates relating thereto, so that holders of shares of Guaranty common stock will not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Guaranty common stock and any shares of Independent common stock any such holder receives in exchange therefor in the merger;

•

not to take any action that would cause the reorganization agreement, the merger or any of the other transactions contemplated by the reorganization agreement to be subject to requirements imposed by any takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law (which we refer to as “takeover statutes”), and each party will take all necessary steps within its control to exempt (or ensure the continued exemption of) the merger and the other transactions contemplated by the reorganization agreement, or, if necessary, challenge the validity or applicability of, any applicable takeover statute;

•

to give prompt notice if a party becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any material written information provided by such party to the other party, any schedule to the reorganization agreement or any representation or warranty made by such party in the reorganization agreement or that results in such party’s failure to comply with any covenant, condition or agreement contained in the reorganization agreement;

•

to give prompt notice of any litigation against Independent or Guaranty, as the case may be, and/or their respective directors relating to the merger and the other transactions contemplated by the reorganization agreement and give Guaranty, or Independent, as the case may be, the opportunity to participate, at such party’s cost, in the defense or settlement of any such litigation, and no such settlement will be agreed to without the prior written consent of such party, which consent will not be unreasonably withheld, conditioned or delayed;

•

that it will not make, issue or release, or cause to be made, issued or released, any announcement, public statement, press release, or other public disclosure of the existence, terms, conditions or status of the reorganization agreement or the transactions contemplated thereby without the prior written consent of the other party, subject to certain exceptions; and

•

that any written communications to the employees, officers or directors of Guaranty or any of its subsidiaries pertaining to compensation or benefit matters after the closing or otherwise relating to the transactions contemplated by the reorganization agreement, will be in the form of mutually agreeable communications, prepared in prior consultation with Independent, it being agreed that Independent and Guaranty will cooperate, including by providing Independent a reasonable period of time to review any such communication, in providing mutually agreeable communications.

Guaranty agreed in the reorganization agreement to take certain other actions, including, but not limited to the following:

•

to prepare and furnish to Independent such information relating to Guaranty and its directors, officers and stockholders as may be reasonably required to comply with SEC rules and regulations in connection with the registration statement of which this joint proxy statement/prospectus is a part and to reasonably cooperate with Independent and Independent’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor and in taking such other required actions in connection with the registration statement and the joint proxy statement/prospectus;

•

to use its commercially reasonable efforts to promptly furnish Independent with all information concerning Guaranty that is requested in writing by Independent and is required for inclusion in any application, statement or document to be made or filed by Independent or its subsidiaries with any federal or state regulatory authority or governmental authority in connection with the transactions contemplated by the reorganization agreement during the pendency of the reorganization agreement;

•

to afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Independent full access during regular business hours to all of the properties, books, contracts, commitments, personnel and records of Guaranty and each Guaranty subsidiary, and furnish to Independent during such period all such information concerning Guaranty and each Guaranty subsidiary and their affairs as Independent may reasonably request, so that Independent may have full opportunity to make such reasonable investigation as it desires to make of the affairs of Guaranty and each Guaranty subsidiary, including access sufficient to verify the value of the assets and the liabilities of Guaranty and each Guaranty subsidiary and the satisfaction of the conditions precedent to Independent’s obligations to consummate the merger;

•

to furnish to Independent as soon as practicable, any additional information that Independent may reasonably request, and specifically provide to Independent a weekly written report of all loans made, renewed or modified by Guaranty Bank;

•	to cause Guaranty Bank to maintain its Allowance for Loan and Lease Losses at a level consistent with Guaranty Bank’s historical methodology and in compliance with GAAP;

•	to use commercially reasonable efforts to obtain all consents and approvals from third parties necessary or advisable in connection with the transactions contemplated by the reorganization agreement;

•

if requested by Independent in writing delivered to Guaranty by 20 business days before the closing date, the Guaranty board of directors (or the appropriate committee thereof) will adopt resolutions and take such corporate action as is necessary to terminate any employee plan that is a tax-qualified savings plan, effective as of the day prior to the closing date;

•

to execute and deliver the bank merger agreement and such other agreements, certificates of merger, certificates, and other documents reasonably necessary to effect the merger and the bank merger, and to take all actions reasonably necessary or required to consummate the transactions contemplated thereby in accordance with the terms of the reorganization agreement;

•

if requested in writing by Independent, consistent with GAAP and applicable banking laws immediately before closing, to make such accounting entries as Guaranty may reasonably request in order to conform the accounting records of Guaranty to the accounting policies and practices of Independent;

•

to, contemporaneously with the closing, purchase an extended reporting period for six (6) years under Guaranty’s existing directors and officers liability insurance policy for purposes of covering actions occurring prior to the effective time, on terms approved by Independent and subject to certain cost limitations;

•

at Independent’s request and in consultation with Independent, to use commercially reasonable efforts, including but not limited to notifying appropriate parties and negotiating in good faith a reasonable settlement, to ensure that the contracts relating to data processing services, ATM, and other information technology services and contracts related to the provision of any other electronic banking services, if the merger occurs, be terminated after the consummation of the merger on a date to be mutually agreed upon by Independent and Guaranty, in accordance with the terms of such contracts, and use reasonable efforts and cooperate with Independent to facilitate a smooth conversion of data processing, item processing, network and related hardware and software, telephone systems, telecommunications, data communications and other technologies, including participating in conversion planning, design, mapping and testing activities before the closing date;

•

to reasonably cooperate with Independent to permit Independent, as the surviving corporation, upon completion of the merger, to assume expressly the obligations of Guaranty to the extent required under the indentures governing Guaranty’s trust preferred securities and any debt securities of Guaranty or any Guaranty subsidiary or related guaranties, and the parties will cooperate and execute one or more supplemental indentures, guarantees and other instruments, including any related certificates, opinions or other documentation, reasonably required in connection therewith; and

•

if requested by Independent, to deliver all notices and take all other actions to facilitate the termination at the closing of all commitments in respect of its existing credit agreement, and the repayment in full on the closing date of all obligations, and releases of all Liens securing obligations, in respect of the indebtedness thereunder; provided, Independent will provide any funds required to effect all such repayments at or prior to the closing and, if requested by Independent, use commercially reasonable efforts to deliver to Independent at least two (2) business days prior to the closing date an executed payoff letter with respect to such credit facility in form and substance customary for transactions of this type, which payoff letter will, among other things, include the payoff amount.

Independent agreed in the reorganization agreement to take certain other actions, including, but not limited to the following:

•

to prepare the registration statement of which this joint proxy statement/prospectus is a part and to provide Guaranty and its legal, financial and accounting advisors, the right to review and provide comments upon and approve the registration statement in advance of it being filed with the SEC and all amendments and supplements to the registration statement and all responses to requests for additional information and replies to comments relating to the registration statement before filing or submission to the SEC, and to consider in good faith all comments from Guaranty and its legal, financial and accounting advisors to the registration statement and all amendments and supplements thereto and all responses to requests for additional information, and to use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and to use commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by the reorganization agreement;

•

to file all documents, take all actions reasonably necessary and otherwise use commercially reasonable efforts to list, before the closing date, on the NASDAQ the shares of Independent common stock to be issued to the Guaranty stockholders in connection with the merger;

•

with the reasonable cooperation of Guaranty, to use commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of (i) all third parties and (ii) all federal or state bank regulatory authorities or governmental authorities necessary to consummate the merger, the bank merger and the other transactions contemplated by the reorganization agreement, including the applications for the prior approval of the merger and the bank merger by the FRB (or appropriate Federal Reserve Bank acting on delegated authority), the TDB, the FDIC and the CSBB; except that Independent is not required to (and Guaranty is not permitted to, without Independent’s prior written consent) take any action, or commit to take any action, or agree to any condition or restriction, involving Independent, Guaranty or any of their respective subsidiaries in connection with obtaining any permits, consents, approvals and authorizations that would reasonably be expected to be materially burdensome on Independent, Guaranty, the surviving corporation or their respective subsidiaries or require a material modification of, or impose any material limitation or restriction on, the activities, governance, legal structure, capital structure, compensation or fee arrangements of Independent, Guaranty, the surviving corporation or any of their respective subsidiaries (we refer to any of the foregoing as a “burdensome condition”);

•

to execute and deliver the bank merger agreement and such other agreements, certificates of merger, certificates, and other documents reasonably necessary to effect the merger and the bank merger and to take all actions reasonably necessary or required to consummate the transactions contemplated thereby in accordance with the terms of the reorganization agreement;

•

afford the employees and officers and authorized representatives (including legal counsel, accountants and consultants) of Guaranty reasonable access to the properties, books and records of Independent and its subsidiaries during regular business hours in order that Guaranty may have the opportunity to make such reasonable investigation as it desires to make of the affairs of Independent and its Subsidiaries, and furnish Guaranty with such additional financial and operating data and other information as to the business and properties of Independent as Guaranty may, from time to time, reasonably request;

•

the surviving corporation will indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each present and former officer, director and employee of Guaranty and any Guaranty subsidiary against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses damages or liabilities arising, in whole or in part, out of matters, actions or omissions occurring at or prior to the effective time and arising out of or pertaining to the fact that such person is or was an officer, director or employee of Guaranty or any Guaranty subsidiary (including, without limitation, matters, actions or omissions related to the negotiation, execution, approval and performance of the reorganization agreement or consummation of the merger), including advancement of expenses; and

•

to adopt resolutions and take such other action as necessary to appoint Edward B. Cordes and Paul W. Taylor (whom we refer to as the “Guaranty nominees”) to the Independent board of directors, each for a term expiring at the next annual meeting of the shareholders of Independent following the effective time, and Independent will nominate, and recommend that the Independent shareholders elect, each of the Guaranty nominees to the Independent board of directors as a Class III director at the 2019 annual meeting of Independent shareholders, subject to such Guaranty nominee’s compliance with Independent’s governance and ethics policies in place from time to time, as reasonably determined by Independent’s Corporate Governance and Nominating Committee.

Representations and Warranties of Guaranty and Independent

In the reorganization agreement, Guaranty has made customary representations and warranties to Independent, and Independent has made customary representations and warranties to Guaranty relating to their respective businesses, including the following:

•	corporate organization and ownership;

•	power and authority relating to execution and delivery of the reorganization agreement and other agreements contemplated thereby;

•	capitalization;

•	corporate organization, ownership and capitalization of Guaranty Bank or Independent Bank, as the case may be;

•	absence of violation of governing documents and applicable laws, and absence of violation or conflict with the provisions of certain material contracts;

•	compliance with laws and permits;

•	timely filing of SEC reports and compliance as to form of such reports, including the financial statements included in such reports, and existence of a system of internal controls;

•	litigation;

•	absence of required approvals or consents or filings with any governmental authority, other than certain exceptions, in connection with the reorganization agreement;

•	absence of undisclosed liabilities;

•	title to real property;

•	conduct of business in the ordinary course materially consistent with past practices;

•	certain material contracts;

•	taxes and tax returns;

•	insurance;

•	absence of a material adverse change;

•	proprietary rights;

•	transactions with certain related persons and entities;

•	employee relationships;

•	condition of assets;

•	environmental compliance;

•	regulatory compliance;

•	absence of certain business practices;

•	fiduciary responsibilities;

•	guaranties;

•	employee benefit plans;

•	compliance with the Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act;

•	compliance with the Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act;

•	compliance with usury laws and other consumer compliance laws;

•	exemption from takeover statutes;

•	opinion of financial advisor;

•	investment securities;

•	evidences of indebtedness;

•	risk management instruments;

•	indemnification; and

•	broker’s fees.

Guaranty also has made additional representations and warranties to Independent including the following:

•	forms of instruments;

•	data processing agreements;

•	compliance with zoning and related laws;

•	Guaranty’s trust preferred securities;

•	certain matters with respect to its investment advisor subsidiary; and

•	absence of a broker-deal subsidiary.

Certain representations and warranties of Independent and Guaranty are qualified as to “materiality” or “material adverse change.” For purposes of the reorganization agreement, a “material adverse change,” when used in reference to Guaranty or Independent, means any event, circumstance, development, change, occurrence or effect that, individually or in the aggregate:

•

has resulted in, or would reasonably be expected to result in, a material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), business or results of operations of such party and its subsidiaries, taken as a whole, other than:

•	any event, circumstance, development, change, occurrence or effect to the extent resulting from (i) any change occurring after the date of the reorganization agreement in any federal or state law,

which change affects banking institutions and their holding companies generally, including any change affecting the Deposit Insurance Fund administered by the FDIC, unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates,

•

changes in general economic, legal, regulatory or political conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity and currency exchange rates unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates,

•

general changes in credit markets or general downgrades in credit markets unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates,

•

changes after the date of the reorganization agreement in GAAP that affect financial institutions generally, unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates,

•

a failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof, or changes in the trading price of shares of Guaranty common stock or shares of Independent common stock (as applicable), in and of itself, but not including any underlying causes thereof,

•

changes resulting from acts of terrorism or war unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates,

•

actions of a party or its subsidiaries taken at the express written request, or with the express prior written consent, of the other party hereto in contemplation of the transactions contemplated hereby, or

•	the public disclosure of the reorganization agreement; or

•	prevents, or would reasonably be expected to prevent, such party from consummating the closing (including the merger and the bank merger).

For detailed information concerning these representations and warranties, reference is made to the reorganization agreement included as Appendix A to this joint proxy statement/prospectus.

As discussed in “—Explanatory Note Regarding the Reorganization Agreement,” the representations and warranties or any descriptions of those provisions should not be read alone or construed as characterizations of the actual state of facts or condition of Independent or Guaranty or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”

Employee Matters

For the employee benefit plans of Independent and its subsidiaries providing any benefits to any individual who was employed by Guaranty as of immediately prior to the effective time (referred to herein as “Guaranty employees”), each Guaranty employee will be credited with his or her years of service with Guaranty and its subsidiaries and its respective predecessors as if such service were with Independent or an applicable subsidiary; provided that the foregoing will not apply for purposes of benefit accrual under defined benefit plans or to the extent that its application would result in a duplication of benefits. In addition, for one year following the effective time, Independent will provide severance benefits to each Guaranty employee pursuant to the terms and conditions of Guaranty’s severance plan in effect as of the date of the reorganization agreement.

Guaranty is permitted to pay to each Guaranty employee participating in certain annual bonus plans for the Guaranty 2018 fiscal year a bonus under such plans for the period between January 1, 2018 and the effective time. The aggregate amount of such bonus payments will be determined by Guaranty in consultation with Independent, and the amount payable will not exceed the accrual for such bonus payments as of the effective time and will be based on the amount accrued in the ordinary course of business consistent with past practice and in accordance with GAAP based on Guaranty’s actual performance between January 1, 2018 and the latest practicable date prior to the closing date. Such amounts will be paid in a manner that avoids the duplication of payment of such 2018 annual bonuses.

Guaranty is also permitted to establish a retention program, with the aggregate amount of such bonuses granted under the retention program not to exceed $1,974,500. Any such retention bonuses will be paid on the earlier of the Guaranty employee’s termination without cause or the first payroll date following the completion of the systems conversion. All amounts granted under the retention program will be allocated to Guaranty employees identified and in amounts determined by Guaranty’s Chief Executive Officer or his designee; provided that such allocations, amounts and terms of any retention agreements are subject to the approval of Independent.

Termination of the Reorganization Agreement

Independent and Guaranty can mutually agree at any time to terminate the reorganization agreement without completing the merger. In addition, either Independent or Guaranty may terminate the reorganization agreement as follows:

•

if the closing has not occurred on or before April 2, 2019 (which we refer to as the “closing date deadline”) (except that this right to terminate will not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the closing to occur on or before such date and such action or failure to act constitutes a material breach of the reorganization agreement);

•

if (i) any regulatory approval required to be obtained has been denied by the relevant governmental authority and such denial has become final and nonappealable or if any such regulatory approval includes, or will not be issued without, the imposition of a burdensome condition or (ii) any governmental authority of competent jurisdiction has issued an order, injunction, decree or ruling or taken any other action permanently restraining, enjoining, invalidating or otherwise prohibiting the reorganization agreement or any other agreement contemplated thereby, or the transactions contemplated thereby and such order, injunction, decree, ruling or other action is final and nonappealable; or

•

if (i) the requisite Guaranty stockholder approval is not obtained at the Guaranty special meeting, or any adjournment or postponement thereof, called for such purpose at which a vote on the reorganization agreement is taken, or (ii) the requisite Independent shareholder approval is not obtained at the Independent special meeting, or any adjournment or postponement thereof, called for such purpose at which a vote on the reorganization agreement is taken (except that this right to terminate will not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the requisite Guaranty stockholder approval or the requisite Independent shareholder approval, as applicable, to be obtained and such action or failure to act constitutes a material breach of the reorganization agreement).

In addition, Guaranty may terminate the reorganization agreement:

•

if Independent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the reorganization agreement, which breach or failure, if continuing on the closing date, would, individually or together with all other such uncured breaches or failures by Independent, constitute grounds for the conditions relating to accuracy of the representations and warranties and performance of the obligations of Independent not to be satisfied on the closing date, and such breach or failure has not been cured within a period of thirty (30) calendar days after written notice from Guaranty (or such fewer days as remain prior to the closing date deadline);

•

if Independent or the Independent board of directors has failed to comply in any material respect with its obligations described under “—Independent Shareholder Meeting and Recommendation of the Independent Board of Directors.”; or

•	at any time within two (2) business days following the determination date (defined below) if both of the following conditions are satisfied:

•	the number obtained by dividing the average closing price by the starting price (each as defined below) (which we refer to as the “IBG Ratio”) is less than 0.85; and

•

(x) the IBG Ratio is less than (y) the number obtained by dividing the final index price by the index price on the starting date (each as defined below) and subtracting 0.15 from the quotient in this clause (y);

subject, however, to the following three sentences. If Guaranty elects to exercise its termination right pursuant to this provision it must give written notice to Independent. Following its receipt of such notice, Independent will have the option, at its sole discretion, to increase the consideration to be received by the Guaranty stockholders hereunder, by adjusting the exchange ratio (calculated to the nearest ten-thousandth) to a number (rounded to the nearest ten-thousandth) equal to the quotient of (A) the product of (i) the product of the starting price, multiplied by 0.85, multiplied by (ii) the exchange ratio, divided by (B) the average closing price. If Independent so elects, it will give prompt written notice to Guaranty of such election and the revised exchange ratio, whereupon no termination will have occurred pursuant to this provision and the reorganization agreement will remain in effect in accordance with its terms (except as the exchange ratio has been so modified).

For purposes of this provision,

“average closing price” means the average of the daily volume-weighted average sales price per Independent share on the NASDAQ for the twenty (20) consecutive full trading days ending on and including the third trading day preceding the closing date, as reported by Bloomberg.

“determination date” means the third trading day prior to the closing date.

“final index price” means the average of the index prices for the 20 consecutive full trading days ending on and including the determination date.

“index group” means the NASDAQ Bank Index.

“index price” means the closing price of the index group on a given date.

“index price on the starting date” means 4,310.34.

“starting price” means $78.60.

In addition, Independent may terminate the reorganization agreement:

•

if Guaranty has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the reorganization agreement which breach or failure, if continuing on the closing date, would, individually or together with all other such uncured breaches or failures by Guaranty, constitute grounds for the conditions relating to accuracy of the representations and warranties and performance of the obligations of Guaranty not to be satisfied on the closing date, and such breach or failure has not been cured within a period of thirty (30) calendar days after written notice from Independent (or such fewer days as remain prior to the closing date deadline); or

•

if Guaranty or the Guaranty board of directors has made a change in recommendation or failed to comply in any material respect with its obligations described under “—Guaranty Stockholder Meeting and Recommendation of Guaranty Board of Directors” or “—No Negotiation with Others.”

Termination Fee and Effect of Termination

Guaranty will pay Independent a $40 million termination fee if the reorganization agreement is terminated in the following circumstances:

•

if (i) after the date of the reorganization agreement and prior to the termination of the reorganization agreement, a bona fide acquisition proposal has been made known to senior management or the board of directors of Guaranty or has been made directly to its stockholders generally, or any person has publicly announced an acquisition proposal, (ii) thereafter the reorganization agreement is terminated (A) by Guaranty or Independent because the closing has not occurred on or prior to the closing date deadline (if the requisite Guaranty stockholder approval has not theretofore been obtained but all other conditions precedent to the obligations of Independent had been satisfied or were capable of being satisfied prior to such termination), (B) by Independent as a result of a willful breach of the reorganization agreement by Guaranty, or (C) by Guaranty or Independent if the requisite Guaranty stockholder approval is not obtained and (iii) prior to the date that is twelve (12) months after the date of such termination, Guaranty consummates a transaction included within the definition of acquisition proposal or enters into a definitive agreement with respect to an acquisition proposal, in each case, whether or not relating to the same acquisition proposal as that referenced in clause (i); provided that, for purposes of this provision, all references in the definition of Acquisition Proposal to “20%” will instead refer to “50%”; or

•

if the reorganization agreement is terminated by Independent if Guaranty or the Guaranty board of directors has made a change in recommendation or failed to comply in any material respect with its obligations described under “—Guaranty Stockholder Meeting” or “—No Negotiation with Others.”

Independent will pay Guaranty a $40 million termination fee if the reorganization agreement is terminated by Guaranty because Independent or the Independent board of directors has failed to comply in any material respect with its obligations described under “—Independent Shareholder Meeting and Recommendation of the Independent Board of Directors.”

If Independent or Guaranty fails to pay the termination fee when payable, then Independent or Guaranty, as applicable, will pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” published in The Wall Street Journal on the date such payment was required to be made plus 200 basis points for the period commencing as of the date that such overdue amount was originally required to be paid. Such amounts constitute liquidated damages and not a penalty, and, except in the case of fraud, or willful breach of the reorganization agreement, will be the sole monetary remedy of Independent or Guaranty, as applicable, in the event of a termination of the reorganization agreement which results in the payment of such fee.

In the event of the termination of the reorganization agreement and abandonment of the merger pursuant to the termination provisions of the reorganization agreement, no party to the reorganization agreement will have any further liability or obligation in respect of the reorganization agreement, except that certain provisions will survive termination, and neither Independent nor Guaranty will be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of the reorganization agreement.

Amendment or Waiver of the Reorganization Agreement

The reorganization agreement may be amended by a written instrument signed by the parties, by action taken or authorized by their respective boards of directors, but after the approval and adoption of the reorganization agreement by the Guaranty stockholders or the Independent shareholders, there may not be, without the further approval of such stockholders or shareholders, as applicable, any amendment of the agreement that requires such further approval under applicable law.

The parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant to the reorganization agreement or (iii) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No party to the reorganization agreement will by any act (except by a written instrument given pursuant to the reorganization agreement) be deemed to have waived any right or remedy thereunder or to have acquiesced in any breach of any of the terms and conditions thereof. No failure to exercise, nor any delay in exercising any right, power or privilege thereunder by any party will operate as a waiver thereof. No single or partial exercise of any right, power or privilege under the reorganization agreement will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have thereunder.

Voting Agreements

Each of the directors of Guaranty and certain entities they represent have entered into a voting agreement with Independent and Guaranty, solely in their capacities as stockholders of Guaranty, pursuant to which they have agreed, among other things, to vote in favor of the Guaranty merger proposal, the Guaranty compensation proposal and the Guaranty adjournment proposal, and against any alternative acquisition proposal, as well as certain other customary restrictions with respect to the voting and (other than the voting agreements executed by certain private equity-affiliated directors of Guaranty) transfer of his or her shares of Guaranty common stock. As of August 14, 2018, Guaranty stockholders who are parties to the Guaranty voting agreements beneficially owned and were entitled to vote approximately 3,079,368 shares of Guaranty common stock representing approximately 10.5% of the shares of Guaranty common stock outstanding on that date. The preceding discussion is a summary of the Guaranty voting agreements and is qualified in its entirety by reference to the form of Guaranty voting agreement, which is provided in its entirety as Appendix D to this joint proxy statement/prospectus.

Each of the directors of Independent, along with Mr. Vincent J. Viola, who is the largest shareholder of Independent and the father of Mr. Michael T. Viola, a director of Independent, have entered into a voting agreement with Guaranty and Independent, solely in their capacities as shareholders of Independent, pursuant to which they have agreed, among other things, to vote in favor of the Independent merger proposal and the Independent adjournment proposal, as well as certain other customary restrictions with respect to the voting of his or her shares of Independent common stock. As of August 14, 2018, Independent shareholders who are parties to the Independent voting agreements beneficially owned and were entitled to vote approximately 7,289,593 shares of Independent common stock representing approximately 23.9% of the shares of Independent common stock outstanding on that date. The preceding discussion is a summary of the Independent voting agreements and is qualified in its entirety by reference to the form of Independent voting agreement, which is provided in its entirety as Appendix E to this joint proxy statement/prospectus.

Director Support Agreements

Each of the directors of Guaranty have entered into a support agreement with Independent, solely in their capacities as individual directors of Guaranty, pursuant to which they have agreed, among other things, and subject to certain exceptions, not to solicit customers of Guaranty on behalf of a third party, not to solicit Guaranty employees, to maintain confidential information of Guaranty, and to certain limited restrictions on competition (other than the support agreements executed by certain private equity-affiliated directors of Guaranty). The Guaranty support agreements become effective upon the closing of the merger and remain in effect for a period of one year after the closing date. If the reorganization agreement is terminated, the Guaranty support agreements will not become effective.

ACCOUNTING TREATMENT

The merger will be accounted for under the acquisition method of accounting under accounting principles generally accepted in the United States of America. Under this method, Guaranty’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for Guaranty and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, Business Combinations, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Independent in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of Independent issued after the merger will reflect the results attributable to the acquired operations of Guaranty beginning on the date of completion of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion describes the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Guaranty common stock that exchange their Guaranty common stock for Independent common stock in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors therein, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Guaranty common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, retirement plans, individual retirement accounts, or other tax-deferred accounts, holders who acquired Guaranty common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation or holders who actually or constructively own more than 5% of Guaranty common stock).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Guaranty common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is subject to U.S. federal income tax, regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Guaranty common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Guaranty common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

It is a condition to the obligation of Independent to complete the merger that Independent receive an opinion from Wachtell, Lipton, Rosen & Katz, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Guaranty to complete the merger that Guaranty receive an opinion from Shapiro Bieging Barber Otteson LLP, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on facts and representations contained in representation letters provided by Independent and Guaranty and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service (which we refer to as the “IRS”), or any court. Independent and Guaranty have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Accordingly, and on the basis that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging your Guaranty common stock for Independent common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional Independent common stock (as discussed below). The aggregate tax basis of the Independent common stock that you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will equal your aggregate adjusted tax basis in the Guaranty common stock you surrender in the merger. Your holding period for the Independent common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period of the Guaranty common stock that you surrender in the merger. If you acquired different blocks of Guaranty common stock at different times or at different prices, the Independent common stock you receive will be allocated pro rata to each block of Guaranty common stock, and the basis and holding period of each block of Independent common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Guaranty common stock exchanged for such block of Independent common stock.

Cash Instead of Fractional Shares

If you receive cash instead of a fractional share of Independent common stock, you will be treated as having received such fractional share of Independent common stock pursuant to the merger and then as having sold such fractional share of Independent common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of Independent common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of Guaranty common stock surrendered therefor) exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

If you are a non-corporate Guaranty stockholder, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you (1) furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or (2) provide proof that you are otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Guaranty stockholders are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

GUARANTY COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, the Guaranty board of directors is providing stockholders with the opportunity to cast a non-binding advisory vote on the compensation payable to the named executive officers of Guaranty in connection with the merger. This proposal gives Guaranty stockholders the opportunity to express their views on the compensation that Guaranty’s named executive officers will be entitled to receive in connection with the proposed merger. This compensation is summarized in the table in the section titled “The Merger—Financial Interests of Directors and Officers of Guaranty in the Merger—Quantification of Potential Payments to Guaranty Named Executive Officers in Connection with the Merger,” including the footnotes to the table.

As required by Section 14A of the Exchange Act, Guaranty is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Guaranty’s named executive officers in connection with the merger, as disclosed in the section titled “The Merger—Financial Interests of Directors and Officers of Guaranty in the Merger—Quantification of Potential Payments to Guaranty Named Executive Officers in Connection with the Merger,” including the table, associated footnotes and narrative discussion related thereto, is hereby APPROVED.”

The vote on the compensation proposal is a vote separate and apart from the vote to approve and adopt the reorganization agreement. You may vote for the Guaranty compensation proposal and against the Guaranty merger proposal, and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either Guaranty or Independent. Accordingly, because Guaranty or Independent, as applicable, is contractually obligated to pay the compensation, if the merger is completed, the compensation will be payable, subject to the conditions applicable thereto, regardless of the outcome of the advisory vote.

The Guaranty board of directors recommends that the stockholders of Guaranty vote “FOR” the Guaranty compensation proposal.

GUARANTY ADJOURNMENT PROPOSAL

The Guaranty special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Guaranty merger proposal.

If, at the Guaranty special meeting, the number of shares of Guaranty common stock present or represented and voting in favor of the Guaranty merger proposal is insufficient to approve such proposal, Guaranty intends to move to adjourn the Guaranty special meeting in order to solicit additional proxies for the approval of the Guaranty merger proposal.

In this proposal, Guaranty is asking its stockholders to authorize the holder of any proxy solicited by the Guaranty board of directors on a discretionary basis to vote in favor of adjourning the Guaranty special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Guaranty stockholders who have previously voted.

The Guaranty board of directors recommends that the stockholders of Guaranty vote “FOR” the Guaranty adjournment proposal.

INDEPENDENT ADJOURNMENT PROPOSAL

The Independent special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Independent merger proposal.

If, at the Independent special meeting, the number of shares of Independent common stock present or represented and voting in favor of the Independent merger proposal is insufficient to approve such proposal, Independent intends to move to adjourn the Independent special meeting in order to solicit additional proxies for the approval of the Independent merger proposal.

In this proposal, Independent is asking its shareholders to authorize the holder of any proxy solicited by the Independent board of directors on a discretionary basis to vote in favor of adjourning the Independent special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Independent shareholders who have previously voted.

The Independent board of directors recommends that Independent shareholders vote “FOR” the Independent adjournment proposal.

BUSINESS OF INDEPENDENT

Independent is a registered bank holding company headquartered in McKinney, Texas, which is located in the northern portion of the Dallas-Fort Worth metropolitan area. Independent was organized as a Texas corporation on September 20, 2002. Through Independent Bank, its wholly owned subsidiary bank, which is a Texas state bank, Independent provides a wide range of relationship driven, commercial banking products and services. Independent currently operates 74 banking offices in the Dallas/North Texas area, including McKinney, Dallas, Fort Worth, and Sherman/Denison, the Austin/Central Texas area, including Austin and Waco, the Houston Texas metropolitan area and along the Colorado Front Range area, including Denver and Colorado Springs. As of June 30, 2018, on a consolidated basis, Independent had total assets of approximately $10.0 billion, total loans of approximately $7.6 billion, total deposits of approximately $7.5 billion and total shareholders’ equity of approximately $1.5 billion.

Independent’s primary function is to own all of the stock of Independent Bank. Independent Bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base, which consists principally of small to medium sized businesses, professionals and individuals. Independent Bank’s philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently applied credit policies.

Independent consummated the underwritten initial public offering of its common stock in April 2013. Independent’s common stock is traded on the NASDAQ.

Please see Independent’s Annual Report on Form 10-K for more information regarding Independent’s business.

BUSINESS OF GUARANTY

Guaranty, a Delaware corporation, is a bank holding company registered under the BHC Act and headquartered in Colorado. Guaranty’s principal business is to serve as a holding company for Guaranty Bank. Guaranty Bank is the sole member of a limited liability company that holds real estate and the sole owner of an investment management firm, Private Capital Management LLC. Guaranty currently operates 32 branches and one investment management firm in Colorado.

As of June 30, 2018, on a consolidated basis, Guaranty had total assets of approximately $3.8 billion, total loans of approximately $2.9 billion, total deposits of approximately $2.9 billion and total stockholders’ equity of approximately $419 million.

Guaranty Bank provides comprehensive banking and other financial services including commercial and industrial, real estate, construction and consumer loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. In addition to loans and depository services, Guaranty Bank also provides wealth management solutions, including trust and investment management services.

Guaranty’s common stock is traded on the NASDAQ under the symbol “GBNK”.

Please see Guaranty’s Annual Report on Form 10-K for more information regarding Guaranty’s business.

COMPARATIVE MARKET PRICES AND DIVIDEND DATA

Independent

Since January 2, 2014, Independent common stock has been traded on the NASDAQ. Quotations of the sales volume and the closing sales prices of the common stock of Independent are listed daily under the symbol “IBTX” in the NASDAQ’s listings. As of August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus, there were approximately 556 record holders of Independent common stock.

The following table sets forth, for the periods indicated, the high and low intraday sales prices for Independent common stock as reported by the NASDAQ and the cash dividends declared per share:

	High	Low	Cash Dividend Per Share
2016
First Quarter	$34.95	$25.74	$0.08
Second Quarter	43.00	25.50	0.08
Third Quarter	45.00	34.00	0.08
Fourth Quarter	65.65	43.00	0.10

2017
First Quarter	$66.85	$58.35	$0.10
Second Quarter	65.30	54.55	0.10
Third Quarter	62.40	51.70	0.10
Fourth Quarter	72.28	59.25	0.10

2018
First Quarter	$75.95	$65.50	$0.12
Second Quarter	79.00	66.60	0.14
Third Quarter (through August 14, 2018)	71.00	66.40	0.14

Stockholders are advised to obtain the current stock quotation for Independent common stock. The market price of Independent common stock will fluctuate from the date of this joint proxy statement/prospectus through the closing of the transaction.

Under the terms of its junior subordinated debentures issued in connection with the issuance of trust preferred securities by subsidiaries of Independent, Independent is not permitted to pay any dividends on its common stock if it is in default on any payments required to be made on the junior subordinated debentures. Independent is regarded as a legal entity separate and distinct from Independent Bank. The principal source of Independent’s revenues is dividends received from Independent Bank. There are numerous laws and banking regulations that limit Independent Bank’s ability to pay dividends to Independent.

Independent intends to continue to pay regular quarterly cash dividends on its common stock in the fourth fiscal quarter of 2018 and following the merger, when, as and if declared by Independent’s board of directors out of funds legally available for that purpose and subject to regulatory restrictions. Except as described herein, no dividends payable in the future have been declared by Independent’s board of directors. Independent’s dividend policy may change with respect to the payment of dividends as a return on investment, and Independent’s board of directors may change or eliminate the payment of future dividends at its discretion, without notice to Independent’s shareholders. There can be no assurance that Independent will continue to pay dividends in the future. Future dividends on Independent common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, Independent’s ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the board of directors of Independent.

Guaranty

Guaranty’s common stock is traded on the NASDAQ under the symbol “GBNK”.

The table below sets forth the high and low sales prices per share of Guaranty’s common stock as reported by NASDAQ for each quarter for the periods indicated and the cash dividends declared per share:

	High	Low	Cash Dividend Per Share
2016
First Quarter	$16.95	$13.92	$0.115
Second Quarter	17.17	15.01	0.115
Third Quarter	18.88	16.30	0.115
Fourth Quarter	24.95	17.00	0.115

2017
First Quarter	$25.70	$22.90	$0.125
Second Quarter	27.30	23.50	0.125
Third Quarter	28.10	24.70	0.125
Fourth Quarter	30.42	26.26	0.125

2018
First Quarter	$29.90	$26.76	$0.1625
Second Quarter	35.20	27.75	0.1625
Third Quarter (through August 14, 2018)	31.38	29.70	0.1625

As of August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus, there were approximately 215 record holders of Guaranty common stock.

Guaranty’s board of directors reviews the appropriateness of declaring or paying cash dividends on an ongoing basis. Any determination to declare or pay dividends in the future is at the discretion of Guaranty’s board of directors. Guaranty’s board of directors takes into account such matters as general business conditions, Guaranty’s financial results, future prospects, capital requirements, contractual, legal and regulatory restrictions on the payment of dividends by Guaranty to its stockholders or by Guaranty Bank to Guaranty, and such other factors as Guaranty’s board of directors may deem relevant.

Guaranty’s ability to pay dividends is subject to the restrictions of the DGCL. Because Guaranty is a bank holding company with no significant assets other than its bank subsidiary, Guaranty currently depends upon dividends from Guaranty Bank for a substantial portion of its revenues.

Under the terms of Guaranty’s trust preferred securities, including Guaranty’s related subordinated debentures, issued on June 30, 2003 and April 8, 2004, Guaranty cannot declare or pay any dividends or distributions (other than stock dividends) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock if (i) an event of default under any of the subordinated debenture agreements has occurred and is continuing, or (ii) it defers payment of interest on the trust preferred securities (which is allowed for a period of up to 60 consecutive months as long as Guaranty is in compliance with all covenants of the agreement).

DESCRIPTION OF INDEPENDENT CAPITAL STOCK

General

The following summarizes some of the important rights of Independent shareholders. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the TBOC and Independent’s certificate of formation and bylaws.

Independent’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of August 14, 2018, the record date for the Independent special meeting, Independent had 30,475,148 outstanding shares of its common stock and no shares of its preferred stock were outstanding. All of Independent’s shares outstanding at that date were fully paid and nonassessable. Based on the 13,188,000 shares of Independent common stock expected to be issued in the merger, Independent would have a total of 43,663,148 shares issued and outstanding on a pro forma basis after giving effect to the merger. As of August 14, 2018, the last practicable date before the date of this joint proxy statement/prospectus, Independent had approximately 556 holders of record of its common stock.

Independent Common Stock

Voting Rights. Subject to any special voting rights that may be given to any series of preferred stock that Independent may issue in the future, holders of Independent’s common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting with respect to the election of directors.

With respect to any matter other than the election of directors or other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or Independent’s certificate of formation, the act of the shareholders will be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present. For purposes of such a vote, however, all abstentions and broker nonvotes are not counted as voted either for or against such matter.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, are deemed elected. Independent’s board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms.

Dividend Rights. Holders of Independent’s common stock are entitled to dividends when, as and if declared by Independent’s board of directors out of funds legally available therefor.

Liquidation Rights. In the event of Independent’s liquidation, the holders of Independent common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Other. Independent’s common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Independent Preferred Stock

Upon authorization of Independent’s board of directors, Independent may issue shares of one or more series of its preferred stock from time to time. Independent’s board of directors may, without any action by holders of common stock (and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding) adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. Independent’s board of directors has not designated or established any series of preferred stock. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

Independent may issue shares of, or rights to purchase shares of, one or more series of Independent’s preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•	discourage an unsolicited proposal to acquire Independent; or

•	facilitate a particular business combination involving Independent.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of Independent’s shareholders might believe to be in their best interests or in which Independent’s shareholders might receive a premium for their stock over Independent’s then market price.

Business Combinations Under Texas Law

A number of provisions of Texas law, Independent’s certificate of formation and bylaws could have an anti-takeover effect and make more difficult the acquisition of Independent by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Independent to negotiate first with Independent’s board of directors.

Independent is subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas “issuing public corporation” may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder” for a period of three years from the date that person became an affiliated shareholder. Independent has more than 100 shareholders and is considered to be an “issuing public corporation” for purposes of this law. For purposes of this law, an “affiliated shareholder” is generally defined as the person who is the beneficial owner of 20% or more of the corporation’s voting shares or, during the preceding three-year period, was the beneficial owner of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if:

•

the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•

the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose not less than six months after the affiliated shareholder became an affiliated shareholder.

Furthermore, the Texas Business Combination Law does not apply to the following:

•

the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the applicable subchapter of the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the applicable subchapter of the Texas Business Combination Law and so long as the amendment does not take effect for eighteen (18) months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•

a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither Independent’s certificate of formation nor Independent’s bylaws contain any provision expressly providing that Independent will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving Independent, even if some or a majority of Independent’s shareholders might believe to be in their best interests or in which Independent’s shareholders might receive a premium for their stock over Independent’s then market price.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-Takeover Effect

Independent’s certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for Independent’s shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for Independent’s board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•	the establishment of a classified board of directors, with directors of each class serving a three-year term;

•	a requirement that directors only be removed from office for cause and only upon a majority shareholder vote;

•	a provision that vacancies on Independent’s board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	a prohibition of shareholder action by written consent, requiring all actions to be taken at a meeting of the shareholders;

•

the requirement that shareholders representing two-thirds or more of the outstanding shares of common stock approve all amendments to Independent’s certificate of formation or bylaws and approve mergers and similar transactions;

•

the requirement that any shareholders that wish to bring business before Independent’s annual meeting of shareholders or nominate candidates for election as directors at Independent’s annual meeting of shareholders must provide timely notice of their intent in writing;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 20% of Independent’s outstanding shares of common stock.

Limitation of Liability and Indemnification of Officers and Directors

Independent’s certificate of formation provides that its directors are not liable to Independent or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to Independent or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to Independent;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties;

•	acts or omissions for which the liability of the director is expressly provided by an applicable statute; and

•	acts related to an unlawful stock repurchase or payment of a dividend.

Independent’s certificate of formation also provides that Independent will indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters.

Transfer Agent and Registrar

The transfer agent and registrar for Independent’s common stock is EQ Shareowner Services at P.O. Box 64874, St. Paul, Minnesota 55164-0874.

Listing

Independent’s common stock is listed on the NASDAQ under the symbol “IBTX.”

COMPARISON OF RIGHTS OF SHAREHOLDERS OF GUARANTY AND INDEPENDENT

The rights of stockholders of Guaranty under the certificate of incorporation and bylaws of Guaranty and Delaware law will differ in some respects from the rights that stockholders of Guaranty will have as shareholders of Independent under the certificate of formation and bylaws of Independent and Texas law. Copies of Independent’s certificate of formation and bylaws and Guaranty’s certificate of incorporation and bylaws have been previously filed by Independent with the SEC.

Certain differences between the provisions contained in the certificate of formation and bylaws of Independent and Texas law and the certificate of incorporation and bylaws of Guaranty and Delaware law, as such differences may affect the rights of shareholders, are summarized below. The summary set forth below is not intended to be complete and is qualified by reference to Delaware law and Texas law, as appropriate, and the certificate of incorporation and bylaws of Guaranty and the certificate of formation and bylaws of Independent.

GUARANTY	INDEPENDENT
Capitalization

The certificate of incorporation of Guaranty authorizes the issuance of up to 40,000,000 shares of common stock, par value $0.001 per share, of which 38,750,000 shares, par value $0.001 per share, shall be a separate class designated as voting common stock and 1,250,000 shares, par value $0.001 per share, shall be a separate class designated as non-voting common stock, and up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of the record date for the Guaranty special meeting, there were 29,306,668 shares of Guaranty voting common stock outstanding, and no shares of Guaranty non-voting common stock or Guaranty preferred stock outstanding.

The board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the designations and the powers, preferences and rights related thereto. No shares of preferred stock are outstanding.

The certificate of formation of Independent authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date for the Independent special meeting, there were 30,475,148 shares of Independent common stock outstanding, and no shares of Independent preferred stock outstanding.

The board of directors is authorized to provide for the issuance of preferred stock in one or more classes or series and to fix the rights, designations, and preferences related thereto. No shares of preferred stock are outstanding.

Corporate Governance
The rights of the Guaranty stockholders are governed by Delaware law and the certificate of incorporation and bylaws of Guaranty.	The rights of the Independent shareholders are governed by Texas law and the certificate of formation and bylaws of Independent.
Convertibility of Stock

The voting common stock of Guaranty is convertible into non-voting common stock of Guaranty at the election of the holder, subject to the prior approval of the board of directors of Guaranty acting in its sole and absolute discretion or pursuant to a written agreement with the corporation.

The non-voting common stock of Guaranty is convertible into voting common stock of Guaranty at the election of the holder, subject to certain conditions and limitations set forth in the certificate of incorporation of Guaranty.

The common stock of Independent is not convertible into any other securities of Independent.

GUARANTY	INDEPENDENT
Preemptive Rights

Under Delaware law, there are no statutory preemptive rights unless expressly provided in the corporation’s certificate of incorporation. The certificate of incorporation of Guaranty does not provide for preemptive rights.

Preemptive rights are denied pursuant to the certificate of formation.
Size of Board of Directors

The bylaws of Guaranty state that the number of directors comprising the board of directors will be determined from time to time by the Guaranty board of directors.

Guaranty currently has nine (9) directors on its board.

The certificate of formation provides that the number and class of directors shall be fixed from time to time by the affirmative vote of a majority of the entire board of directors or pursuant to the bylaws.

The certificate of formation also provides that any increase or decrease to the number of directors is to be apportioned among the classes so as to maintain as nearly as possible the representation of one-third of the directors in each class. Independent currently has eleven (11) directors on its board.

Election of Directors

The bylaws of Guaranty provide that directors will be elected by the affirmative vote of the majority of votes cast at any meeting for the election of directors at which a quorum is present; provided that directors shall be elected by a plurality of the votes cast at any meeting at which a quorum is present for which the Secretary of Guaranty receives a notice that a stockholder intends to nominate a director or directors and such proposed nomination has not been withdrawn by such stockholder on or prior to the 10th day preceding the date Guaranty first mails its notice of meeting for such meeting to the stockholders. The certificate of incorporation of Guaranty does not provide for cumulative voting in the election of directors by stockholders.

The certificate of incorporation and bylaws of Guaranty do not provide for a classified board of directors; each director serves until his or her successor is elected and qualified, and all directors are up for election annually.

Under Texas law, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present unless otherwise provided in the certificate of formation or bylaws.

The certificate of formation provides for three classes of directors, which are intended to consist, as nearly as possible, of one-third of the total number of directors serving on the board. The directors shall be elected to a three-year term. The elections of the directors shall be staggered such that one class of directors will be elected in each year.

Any individual that receives the plurality of the votes cast, up to the number of directors to be elected in such election, shall be elected to the board. No cumulative voting is permitted for the election of directors pursuant to the certificate of formation.

Removal of Directors and Board Vacancies
The certificate of incorporation of Guaranty provides that any director may be removed, with or without cause, by the holders of a majority of the shares	Independent’s certificate of formation provides that, subject to the rights of holders of a class of stock having the right to elect a director solely by the

GUARANTY	INDEPENDENT

then entitled to vote at an election of directors, considered as a single class.

The certificate of incorporation of Guaranty provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next election of directors, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The certificate of incorporation also provides that when one or more directors resigns effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies. Any director so chosen shall hold office until the next election of directors, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

holders of that class, any director may be removed only (i) for cause and (ii) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding stock of all classes and series entitled to vote in the election of directors, voting together as a single class.

The certificate of formation also provides that any vacancy on the board occurring between annual meetings of shareholders, including up to two newly created directorships, may be filled by a majority of the board of directors then in office (even if less than a quorum), or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term ending with the next election of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

The certificate of formation provides that any increase or decrease to the number of directors is to be apportioned among the classes so as to maintain the representation of one-third of the directors in each class as nearly as possible.

Amendment of Governing Documents

Under Delaware law, a corporation’s certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of a majority of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation’s certificate of incorporation. The certificate of incorporation of Guaranty does not specify any additional requirements to amend the certificate of incorporation.

The certificate of incorporation and bylaws provide that the bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the board of directors at any regular or special meeting of the board by the affirmative vote of a majority of all members of the board or by the holders of a majority of the total outstanding stock entitled to vote at any annual meeting or at any special meeting; provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

Under Texas law, a corporation’s certificate of formation may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation’s certificate of formation.

The certificate of formation provides that the bylaws of Independent may be amended, repealed, or adopted by (i) the affirmative vote of the majority of the board or (ii) the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of stock of all classes and series entitled to vote, voting together as a single class at a meeting of the shareholders called for that purpose.

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Notice of Shareholder Meetings
The bylaws provide that Guaranty must give written notice between 10 and 60 days before any stockholder meeting to each stockholder of record entitled to vote at such meeting.	The bylaws provide that Independent must give written notice between 10 and 60 days before any shareholder meeting to each shareholder of record entitled to vote at such meeting.
Shareholder Actions; Quorum

The bylaws of Guaranty provide that in all matters, unless otherwise required by law, the certificate of incorporation or the bylaws, a majority of votes cast for or against the matter at the meeting by stockholders entitled to vote on the subject matter shall be the act of the stockholders.

Under Delaware law, unless a different number, not less than a majority of the voting power of the outstanding shares entitled to vote, is specified in the corporation’s certificate of incorporation, certain actions require the approval of a majority of the voting power of the outstanding shares entitled to vote, including but not limited to: (i) an amendment to the certificate of incorporation; (ii) a sale of substantially all of the corporation’s assets; and (iii) certain statutory mergers.

The bylaws of Guaranty provide that special meetings of the Guaranty stockholders may be called at any time (i) by the Guaranty board of directors, (ii) by the chairman of the Guaranty board of directors, or (iii) upon the written request, stating the purpose of the meeting, of stockholders who together own of record twenty-five percent (25%) of the outstanding shares of each class of stock entitled to vote at the meeting.

The bylaws of Guaranty provide that at any meeting of the stockholders, the holders of a majority of the total outstanding shares entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless the representation of a larger number of shares is required by law, the certificate of incorporation or the bylaws.

The certificate of incorporation of Guaranty provides that any action required to be taken or which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum

The bylaws of Independent provide that at each meeting of the shareholders at which a quorum is present or represented, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the shareholders of such class, present in person or represented by proxy, shall be the act of such class, unless, in each case, as otherwise required by law and except as otherwise provided in the certificate of formation or the bylaws. Under Texas law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction, unless a company’s certificate of formation provides a different number not less than a majority.

The certificate of formation provides that unless otherwise required by law, special meetings of the shareholders for any purpose may be called by (i) the chairman of the board or (ii) the Secretary or Assistant Secretary at the written request of either (a) a majority of the board or (b) holders of at least twenty percent (20%) of the corporation’s outstanding capital stock entitled to vote in the election of directors.

The bylaws provide that the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority or the votes entitled to be cast by the shareholders of each such class, represented in person or by proxy, shall constitute a quorum at meetings of shareholders of Independent.

Shareholder action by written consent is not permitted.

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number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that any action required or permitted to be taken by the holders of Guaranty common stock may be taken by written consent or consents but only if such consent or consents are signed by all holders of Guaranty common stock entitled to vote thereon.
Shareholder Proposal of Business or Nominations for Directors

The bylaws of Guaranty provide that all director nominations and other proposals of stockholders must be delivered to the Secretary of Guaranty at the principal executive office of Guaranty not more than 120 days nor less than 90 days prior to the first anniversary date of the annual meeting for the preceding year. However, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such notice shall be given by the later of the close of business on the date 90 days prior to the meeting date or the close of business on the 10th day following the date on which such meeting date is first publicly announced or disclosed.

In the event that Guaranty calls a special meeting for the purpose of electing one or more directors to the board, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons for election to such position(s) as are specified in the notice of the special meeting, but only if the notice shall be delivered to the Secretary of Guaranty at the principal executive office of Guaranty not later than the close of business on the 10th day following the first day on which (i) the date of the special meeting and (ii) either the names of all nominees proposed by the board or the number of directors to be elected shall have been publicly announced or disclosed.

A nominating stockholder must, as part of a notice, deliver a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of Guaranty stock owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, each such person’s signed consent to serve as a director if elected, such stockholder’s name and address, the number and class of

The bylaws provide that a notice of a shareholder to make a nomination of a person for election as a director or to bring any other matter before a meeting shall be made in writing and received by the Secretary of Independent in the event of an annual meeting of the shareholders, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting; provided that, in the event that the annual meeting is called on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

In the event of a special meeting of the shareholders, such notice shall be received by the Secretary of Independent not later than the close of business on the 15th day following the day on which notice of the meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever occurs first. Only such business as is specified in the notice of meeting may come before a special meeting.

Every notice by a shareholder must set forth (i) the name and residence of the shareholder of the corporation that intends to make a nomination or bring up any other matter, (ii) a representation that the shareholder is a holder of Independent’s voting stock which indicates the class and number of shares owned and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice, (iii) with respect to notice of an intent to make a nomination for a director, a description of all arrangements and understandings between the shareholder and each

GUARANTY	INDEPENDENT

all shares of each class of Guaranty stock owned of record and beneficially by such stockholder and any direct or indirect short interest of such stockholder in any Guaranty security, and, in the case of a nominee that holds such stock through a “street name” holder of record, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.

Any stockholder who gives a notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such a notice, the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by stockholders) and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of Guaranty stock owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting.

The chairman shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has complied with the bylaws and, if not so complied, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered.

nominee pursuant to which the nominations are made, (iv) with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by Independent’s board, and (v) with respect to the notice of intent to bring up any other matter, a description of the matter and any material interest of the shareholder in the matter.

Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director if so elected.

The chairman may refuse to acknowledge the nomination of any person not made in compliance with the bylaws.

Anti-Takeover Provisions and Other Shareholder Protections

Under Delaware law, a stockholder who acquires more than 15% of the outstanding voting shares of the corporation but less than 85% of such shares, otherwise known as an interested stockholder, may not engage in certain business combinations, including but not limited to a merger, consolidation, sale or other disposition, with the corporation for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless prior to such date: (i) the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) the business combination is approved by the board of directors and by the affirmative vote of

Under Texas law, an issuing public corporation may not engage in a business combination with a shareholder who owns 20% or more of the corporation’s outstanding voting stock, otherwise known as affiliated shareholder, or any affiliate or associate of the affiliated shareholder, for a period of three years from the date that person became an affiliated shareholder, unless: (i) the business combination or the acquisition of shares by the affiliated shareholder was approved by the board before the affiliated shareholder became an affiliated shareholder; or (ii) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of

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at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. This provision would not apply to a business combination involving an interested stockholder who became one inadvertently if the interested stockholder: (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.

The certificate of incorporation of Guaranty provides that Guaranty has elected not to be governed by such “freezeout” provision.

the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose not less than six months after the affiliated shareholder became an affiliated shareholder. This provision does not apply to a business combination with an affiliated shareholder who became one inadvertently, if the affiliated shareholder (i) divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and (ii) would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition.

Independent has not opted out of such an anti-takeover statutory provision.

Indemnification; Limitation of Director Liability

Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to Guaranty or Guaranty Bank. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The certificate of incorporation of Guaranty provides that a director of Guaranty shall not be liable to Guaranty or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law. Delaware law provides that a corporation may not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit.

The bylaws also provide that Guaranty will indemnify any person who is or was or has agreed to

The certificate of formation provides for mandatory indemnification of any person who was, is, or is threatened to be, made a party to a proceeding because such person (i) is or was a director or officer or (ii) while a director or officer of Independent, is or was serving at the request of Independent as a director, officer, partner, employee, agent or similar functionary of another foreign or domestic entity, against all expenses and other amounts reasonably incurred in connection with actual, threatened, or pending proceedings to the fullest extent permitted pursuant to the TBOC and the bylaws of Independent.

The certificate of formation permits indemnification of any employee and agent of the corporation in the sole discretion of the board, against expenses and other amounts reasonably incurred in connection with actual, threatened, or pending proceedings to the fullest extent permitted pursuant to the TBOC and the bylaws of Independent.

The certificate of formation also provides that directors are not liable to Independent or its shareholders for monetary damages for an act or omission in their capacity as director, except for (i) a breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of the directors’ duty to Independent; (iii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of law; (iv) a

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become a director or officer of Guaranty who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become a director or officer of Guaranty, or is or was serving or has agreed to serve at the request of Guaranty as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of Guaranty, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Guaranty, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of Guaranty to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Guaranty unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of Guaranty has been successful on the merits or otherwise in defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Unless Guaranty’s board of directors otherwise determines in a specific case, expenses incurred by a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s duties; (v) an act or omission for which the liability of a director is expressly provided by an applicable statute; or (vi) an act related to an unlawful stock repurchase or payment of an improper dividend.

The bylaws permit Independent to purchase and maintain insurance on behalf of indemnified persons.

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director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Guaranty in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Guaranty.
Rights of Dissenting Shareholders

Under Delaware law, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Delaware Court of Chancery in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Notwithstanding the foregoing, a stockholder of Guaranty has the right of appraisal with respect to a merger or consolidation for which the stockholder, by the terms of the merger or consolidation agreement, is required to accept for his or her stock anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts.

Under Texas law, a shareholder of Independent has the rights of dissent and appraisal with respect to a fundamental business transaction, defined as a merger, interest exchange, conversion, or sale of all or substantially all assets. However, under Texas law, a shareholder of Independent may not dissent from a plan of merger or conversion in which there is a single surviving or new Texas entity, or from a plan of exchange, if (i) the shareholder is not required by the terms of the plan of merger, conversion, or exchange to accept for the shareholder’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner; and (ii) the shareholder is not required by the terms of the plan of merger, conversion, or exchange to accept for the shareholder’s ownership interest any consideration other than (A) ownership interests, or depository receipts in respect of ownership interests, that, immediately after the effective date of the merger, conversion, or exchange will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are (1) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or (2) held of record by at least 2,000 owners; (B) cash instead of fractional ownership interests the shareholder would otherwise be entitled to receive; or (C) any combination of such ownership interests and cash.

Exclusive Forum

The bylaws of Guaranty provide that unless Guaranty consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Guaranty, (ii) any action asserting a claim for or

Independent does not have an exclusive forum bylaw.

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based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of Guaranty to Guaranty or its stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against Guaranty or any current or former director or officer or other employee of Guaranty arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws, (iv) any action asserting a claim related to or involving Guaranty that is governed by the internal affairs doctrine, or (v) any action asserting an internal corporate claim shall be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

EXPERTS

The consolidated financial statements of Independent as of December 31, 2017 and 2016, and for each of the years in the three year period ended December 31, 2017, incorporated in this joint proxy statement/prospectus by reference from Independent Bank Group’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

The annual consolidated financial statements of Guaranty as of December 31, 2017 and 2016 and for each of the years in the three years ended December 31, 2017, incorporated in this joint proxy statement/prospectus by reference to Guaranty’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Crowe LLP (formerly, Crowe Horwath LLP), an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such annual consolidated financial statements have been so incorporated by reference herein in reliance upon the reports of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Independent common stock to be issued by Independent in connection with the merger will be passed upon by Mark Haynie, Executive Vice President & General Counsel of Independent Bank Group, Inc. As of August 14, 2018, Mr. Haynie beneficially owned shares of Independent common stock representing less than 1% of the total outstanding shares of Independent common stock. Certain U.S. federal income tax consequences relating to the merger will be passed upon for Independent by Wachtell, Lipton, Rosen & Katz (New York, New York) and for Guaranty by Shapiro Bieging Barber Otteson LLP (Denver, Colorado).

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS IN 2019

Independent

If an Independent shareholder wishes to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in Independent’s proxy statement for the annual meeting of shareholders in 2019, Independent must have received such proposal and supporting statements, if any, at its principal executive office no later than December 27, 2018, unless the date of Independent’s 2019 annual meeting of shareholders is changed by more than thirty (30) days from May 24, 2019 (the one-year anniversary date of the 2018 annual meeting), in which case the proposal must be received a reasonable time before Independent begins to print and mail its proxy materials.

If a shareholder desires to submit a shareholder proposal outside of Rule 14a-8 to be brought before Independent’s annual meeting of shareholders in 2019, the shareholder must give timely notice in writing to Jan Webb, Corporate Secretary; 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069; fax: (972) 562-5496; e-mail: jwebb@ibtx.com. Independent must receive such notice at its principal executive office not less than 90 days nor more than 120 days prior to the date of the annual meeting of shareholders in 2019, pursuant to Independent’s Third Amended and Restated Bylaws, as amended. A shareholder’s notice to Jan Webb must set forth, as to each matter the shareholder proposes to bring before Independent’s annual meeting of shareholders in 2019:

(i)    the name and residence address of the shareholder of Independent who intends to make a nomination or present any other matter;

(ii)    a representation that the shareholder is a holder of Independent’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the annual meeting to make the nomination or bring up the matter specified in the notice;

(iii)    with respect to notice of an intent to make a nomination for the election of a person as a director of Independent, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv)    with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors of Independent; and

(v)    with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

Notice of intent to make a nomination of a person for election as a director of Independent shall be accompanied by the written consent of each nominee to serve as director of Independent if so elected.

Such proposals should be submitted in writing to: Independent Bank Group, Inc.; Jan Webb, Corporate Secretary; 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069; fax: (972) 562-5496; e-mail: jwebb@ibtx.com.

Guaranty

If the merger occurs in the expected timeframe, there will be no Guaranty annual meeting of stockholders in 2019. In that case, stockholder proposals must be submitted to the secretary of Independent in accordance with the procedures described above.

In case the merger is not completed on the expected timeframe, or at all, Guaranty may hold an annual meeting of stockholders in 2019. Business must be properly brought before an annual meeting in order to be considered by stockholders. If Guaranty holds an annual meeting of stockholders in 2019, to be considered for inclusion in Guaranty’s proxy statement for such meeting, a stockholder proposal must be received by Guaranty’s secretary at the address indicated below no later than November 23, 2018 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules. Any stockholder proposal submitted for inclusion in Guaranty’s proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

With respect to any stockholder proposal to be submitted for the 2019 annual meeting of stockholders, if such meeting is held, but not included in Guaranty’s proxy statement, Guaranty’s bylaws require that the proposal must be delivered to Guaranty’s Secretary at the address indicated below no earlier than January 8, 2019 and no later than February 7, 2019 and must satisfy the requirements under Section 10 of Article I of Guaranty’s bylaws.

Pursuant to Section 10 of Article I of Guaranty’s bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by delivering a notice in writing to Guaranty’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of stockholders for the preceding year. Director nominations proposed by stockholders for the 2019 annual meeting of stockholders must be delivered to Guaranty’s Secretary (at the address indicated below) no earlier than January 8, 2019 and no later than February 7, 2019. Pursuant to Guaranty’s bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of Guaranty must contain the following items:

(i)    the stockholder’s name, address and beneficial ownership of shares of Guaranty, and any direct or indirect short interest of such stockholder in any shares of Guaranty, including evidence of ownership of any such shares and entitlement to vote such shares for the election of directors at the annual meeting;

(ii)    the name and age of the person(s) to be nominated;

(iii)    the business address, residential address and principal occupation or employment of each nominee during the past five years, and the other information required by Items 401(a), (e) and (f) of Regulation S-K;

(iv)    the nominee’s signed consent to serve as a director of Guaranty, if elected;

(v)    the number of shares of Guaranty’s stock beneficially owned by each nominee;

(vi)    a description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made; and

(vii)    such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of Guaranty’s bylaws specifying the above requirements will be furnished to any stockholder upon written request to the secretary at the following address:

Guaranty Bancorp

Attention: Christopher G. Treece, Secretary

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

OTHER MATTERS

No matters will be presented for consideration at the Independent special meeting of shareholders or the Guaranty special meeting of shareholders other than as described in this joint proxy statement/prospectus.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries (such as brokers, banks and other nominees that hold shares in “street name”) to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of Independent’s shareholders or Guaranty’s stockholders. This delivery method is referred to as “householding” and can result in significant cost savings for Independent and Guaranty and, in turn, their respective shareholders and stockholders.

If your shares of Independent or Guaranty common stock are held in “street name,” your bank, broker or other nominee may have delivered only one joint proxy statement/prospectus to multiple shareholders who share one address. However, you can request separate copies of these documents by contacting the broker, bank or other nominee. Conversely, if your Independent or Guaranty shares are held in “street name” and you do not wish to receive separate copies of an Independent or Guaranty proxy statement, as applicable, in the future, you can request “householding” by contacting the broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

Independent and Guaranty each file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers, like Independent and Guaranty, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Documents filed by Independent with the SEC are available from Independent without charge. You may obtain documents filed by Independent with the SEC by requesting them in writing or by telephone from Independent at the following address:

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

Attention: Michelle S. Hickox

Executive Vice President and Chief Financial Officer

Telephone: (972) 562-9004

You may obtain documents filed by Guaranty with the SEC by requesting them in writing or by telephone from Guaranty at the following address:

Guaranty Bancorp

Attention: Investor Relations

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

(303) 675-1194

To obtain timely delivery of the documents before the special meeting of shareholders of Independent or Guaranty, you must request the information by no later than five (5) business days prior to the Independent special meeting, or September 17, 2018, or five (5) business days prior to the Guaranty special meeting, or September 18, 2018. Documents filed by Independent with the SEC are also available on Independent’s website www.ibtx.com. Documents filed by Guaranty with the SEC are also available on Guaranty’s website www.gbnk.com. Information furnished by Independent or Guaranty and information on, or accessible through, the SEC’s or Independent’s or Guaranty’s website is not part of this prospectus.

Independent has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the Independent common stock to be issued to stockholders of Guaranty in the merger. This joint proxy statement/prospectus constitutes the prospectus of Independent filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

In addition to being a joint proxy statement of Independent and Guaranty, this document is the prospectus of Independent for the shares of its common stock that will be issued in connection with the merger.

Independent shareholders who have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting their shares of Independent common stock, should contact Michelle S. Hickox, Independent’s Executive Vice President and Chief Financial Officer, at the following address and telephone number:

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

Guaranty stockholders who have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting their shares of Guaranty common stock should contact Guaranty Bancorp Investor Relations, at the following address and telephone number:

Guaranty Bancorp

1331 Seventeenth Street, Suite 200

Denver, Colorado 80202

(303) 675-1194

You should rely only on the information contained in this joint proxy statement/prospectus. Neither Independent nor Guaranty has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of its date. It may not continue to be correct after this date. Guaranty has supplied all of the information about Guaranty and its subsidiaries contained in this joint proxy statement/prospectus and Independent has supplied all of the information contained in this joint proxy statement/prospectus about Independent and its subsidiaries.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this joint proxy statement/prospectus, which means:

•	incorporated documents are considered part of this joint proxy statement/prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this joint proxy statement/prospectus.

Independent and Guaranty incorporate by reference the documents listed below:

Independent:

•	Independent’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;

•	The information in Independent’s definitive proxy statement on Schedule 14A for Independent’s 2018 annual meeting of shareholders, filed with the SEC on April 26, 2018;

•	Independent’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, filed with the SEC on April 26, 2018, and June 30, 2018, filed with the SEC on July 26, 2018;

•

Current Reports on Form 8-K filed by Independent with the SEC on January 18, 2018, January 31, 2018, March 16, 2018, April 25, 2018, May 23, 2018, May 29, 2018, June 1, 2018 and July 25, 2018 (other than any Current Report on Form 8-K or any portion or portions of a Form 8-K submitted to the SEC on any such date and deemed furnished and not filed in accordance with SEC rules); and

•

the description of Independent’s common stock contained in Independent’s Registration Statement filed on Form 8-A with the SEC and dated April 2, 2013, including all amendments and reports filed with the SEC for purposes of updating such description.

Guaranty:

•	Guaranty’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018;

•	The information in Guaranty’s definitive proxy statement on Schedule 14A for Guaranty’s 2018 annual meeting of stockholders, filed with the SEC on March 23, 2018;

•	Guaranty’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, filed with the SEC on April 30, 2018, and June 30, 2018, filed with the SEC on July 31, 2018; and

•

Current Reports on Form 8-K filed by Guaranty with the SEC on January 16, 2018, February 13, 2018, May 8, 2018 and May 23, 2018 (other than any Current Report on Form 8-K or any portion or portions of a Form 8-K submitted to the SEC on any such date and deemed furnished and not filed in accordance with SEC rules).

The parties incorporate by reference in this joint proxy statement/prospectus any additional documents that Independent or Guaranty may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC and not filed in accordance with SEC rules), from the date of the registration statement of which this joint proxy statement/prospectus is a part until the termination of the offering of the shares offered hereby. Any material that Independent or Guaranty may later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF REORGANIZATION

BY AND BETWEEN

INDEPENDENT BANK GROUP, INC.

MCKINNEY, TEXAS

AND

GUARANTY BANCORP

DENVER, COLORADO

Dated as of May 22, 2018

-i-

-ii-

-iii-

-iv-

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made and entered into as of the 22nd day of May, 2018, by and between Independent Bank Group, Inc., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (“IBG”), and Guaranty Bancorp, a Delaware corporation and registered bank holding company with its principal offices in Denver, Colorado (“GBNK”).

RECITALS:

WHEREAS, GBNK owns all of the capital stock of Guaranty Bank and Trust Company, a Colorado banking association with its home office in Denver, Colorado (“Guaranty Bank”);

WHEREAS, the parties intend that GBNK merge with and into IBG (the “Merger”), with IBG continuing as the corporation surviving the Merger (the “Resulting Corporation”) as provided for herein, and this Agreement shall constitute an agreement and plan of merger with respect to such Merger;

WHEREAS, the boards of directors of IBG and GBNK believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of IBG and GBNK, respectively, and their shareholders and stockholders, respectively;

WHEREAS, after the Merger, IBG will effect the merger of Guaranty Bank with and into Independent Bank, McKinney, Texas, a Texas banking association and a wholly-owned subsidiary of IBG (“Independent Bank”), with Independent Bank continuing as the surviving bank (the “Bank Merger”);

WHEREAS, the parties intend: (i) that the Merger will qualify as a “reorganization” within the meaning of § 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations promulgated thereunder, (ii) that the Bank Merger qualify as a “reorganization” within the meaning of § 368(a) of the Code and the rules and regulations promulgated thereunder, and (iii) that this Agreement constitutes a plan of reorganization for purposes of § 368 of the Code and within the meaning of Treasury Regulation § 1.368-2(g);

WHEREAS, contemporaneously with the execution of this Agreement, IBG entered into (i) an Employment Agreement with Michael B. Hobbs and (ii) Director Support Agreements with certain non-officer directors of GBNK and Guaranty Bank, the Employment Agreement and the Director Support Agreements to be effective at the Effective Time (as defined in Section 1.09) (collectively, the “Additional Agreements”);

WHEREAS, as an inducement to the parties to enter into this Agreement, certain shareholders of IBG and stockholders of GBNK have entered into Voting Agreements (the “Voting Agreements”) agreeing to vote in favor of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, IBG and GBNK desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

WHEREAS, the respective boards of directors of IBG and GBNK have adopted this Agreement and approved the proposed transactions contemplated hereby (including the Merger and the Bank Merger), and have resolved to recommend that the shareholders of IBG and the stockholders of GBNK approve this Agreement and the transactions contemplated hereby, including the Merger.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

ARTICLE I

ACQUISITION OF GBNK BY IBG

Section 1.01. Merger of GBNK with and into IBG. Subject to the terms and conditions of this Agreement, GBNK will merge with and into IBG in accordance with the applicable provisions of the Texas Business Organizations Code (the “TBOC”) and the Delaware General Corporation Law (the “DGCL”).

Section 1.02. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the TBOC and the DGCL. After the Merger, IBG shall be the Resulting Corporation and shall continue its corporate existence under the laws of the State of Texas, and the separate corporate existence of GBNK shall cease. The name of the Resulting Corporation shall be “Independent Bank Group, Inc.” The existing principal office and facilities of IBG immediately preceding the Merger shall be the principal office and facilities of the Resulting Corporation after the Merger. At the Effective Time, all rights, title and interests to all real estate and other property owned by GBNK shall be allocated to and vested in the Resulting Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of GBNK shall be allocated to the Resulting Corporation, and the Resulting Corporation shall be the primary obligor therefor, and no other party to the Merger shall be liable therefor.

Section 1.03. Certificate of Formation and Bylaws. As a result of the Merger, the Certificate of Formation and Bylaws, each as in effect immediately prior to the Effective Time, of IBG shall continue in effect as the Certificate of Formation and Bylaws of the Resulting Corporation until the same shall be amended and changed as provided by applicable Law.

Section 1.04. Directors and Executive Officers. Subject to the appointment of the GBNK directors as contemplated in Section 6.14, the directors and executive officers of IBG as of the Effective Time shall be the directors and executive officers of the Resulting Corporation, and such directors and executive officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Formation and Bylaws of the Resulting Corporation or as otherwise provided by applicable Law.

Section 1.05. Conversion of GBNK Shares. At the Effective Time by virtue of this Agreement and without any action on the part of IBG, GBNK or the holder of any of the following securities:

(A) Each share of common stock, par value $0.001 per share, of GBNK (such shares, the “GBNK Shares”) issued and outstanding as of immediately prior to the Effective Time, excluding any Cancelled Shares and GBNK 2015 RSAs, shall be converted into the right to receive 0.45 (the “Exchange Ratio”) common shares, par value $0.01 per share, of IBG (the “IBG Shares”), without interest and subject to adjustment in accordance with Section 1.05(C) (the “Merger Consideration”).

(B) All GBNK Shares issued and outstanding immediately prior to the Effective Time that are owned directly by IBG or GBNK, including any GBNK Shares held in the treasury of GBNK (in each case, other than GBNK Shares (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties or (ii) held, directly or indirectly, by

IBG or GBNK in respect of a debt previously contracted) shall be cancelled and shall cease to exist, and no Merger Consideration or other consideration shall be delivered in exchange therefor (such cancelled shares, the “Cancelled Shares”).

(C) Notwithstanding anything in this Agreement to the contrary, IBG will not issue any certificates or scrip representing fractional IBG Shares otherwise issuable pursuant to the Merger. In lieu of the issuance of any such fractional shares, IBG shall pay to each former holder of GBNK Shares otherwise entitled to receive such fractional share an amount of cash (rounded to the nearest whole cent) determined by multiplying (i) the Average Closing Price by (ii) the fraction of an IBG Share which such holder would otherwise be entitled to receive pursuant to this Section 1.05. “Average Closing Price” shall mean the average of the daily volume-weighted average sales price per IBG Share on the NASDAQ Stock Market, Inc. Global Select Market System (the “NASDAQ”), for the twenty consecutive full trading days ending on and including the third trading day preceding the Closing Date, as reported by Bloomberg.

Section 1.06. Treatment of GBNK Restricted Stock Awards.

(A) GBNK 2005 Restricted Stock Awards. At the Effective Time, each unvested compensatory restricted stock award with respect to GBNK Shares granted under GBNK’s Amended and Restated 2005 Stock Incentive Plan, as amended (the “GBNK 2005 Equity Plan”) that is outstanding as of immediately prior to the Effective Time (a “GBNK 2005 RSA”), consistent with the terms of such plan shall vest and be entitled to receive the Merger Consideration set forth in Section 1.05(A) in respect of each vested GBNK Share subject to such GBNK 2005 RSA. As soon as practicable after the Effective Time, and in any event within five Business Days after the Effective Time, IBG shall deliver or cause to be delivered the Merger Consideration payable in respect of such GBNK 2005 RSAs to the holders thereof.

(B) GBNK 2015 Restricted Stock Awards. At the Effective Time, except as otherwise provided on Confidential Schedule 1.06(B), each compensatory restricted stock award with respect to GBNK Shares granted under GBNK’s 2015 Long-Term Incentive Plan, as amended (the “GBNK 2015 Equity Plan”), that is outstanding as of immediately prior to the Effective Time (a “GBNK 2015 RSA”) shall be converted into a restricted stock award in respect of IBG Shares (each, an “Adjusted RSA”), with the same terms and conditions as were applicable under such GBNK 2015 RSA immediately prior to the Effective Time (except that with respect to any performance-vesting GBNK 2015 RSA, the performance-based vesting conditions applicable to such GBNK 2015 RSA immediately prior to the Effective Time shall not apply from and after the Effective Time, and such GBNK 2015 RSA shall become a time-vesting Adjusted RSA only), and relating to the number of IBG Shares equal to the product of (i) the number of GBNK Shares subject to such GBNK 2015 RSA immediately prior to the Effective Time (with respect to any performance-vesting GBNK 2015 RSA, with the number of GBNK Shares determined as set forth below), multiplied by (ii) the Exchange Ratio, with any fractional shares rounded up to the next whole number of shares. For purposes of this Section 1.06(B), the number of GBNK Shares subject to each GBNK 2015 RSA for which the performance period is not completed as of the Effective Time shall be the target number of GBNK Shares subject to such GBNK 2015 RSA.

(C) GBNK Actions. Prior to the Effective Time, the GBNK Board or the appropriate committee thereof shall adopt resolutions and take such other actions with respect to the GBNK RSAs as are necessary to give effect to the transactions contemplated by this Section 1.06.

(D) IBG Actions. As soon as reasonably practicable after the Effective Time, IBG shall prepare and file with the SEC a registration statement on Form S-8, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the IBG Shares subject to the Adjusted RSAs.

Section 1.07. Treatment of IBG Shares. Each IBG Share outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one share of common stock of IBG as the Resulting Corporation.

Section 1.08. SEC Filing and Shareholder Approval.

(A) As promptly as practicable following the date of this Agreement, IBG shall prepare a registration statement on Form S-4 (the “Registration Statement”) to be filed by IBG with the Securities and Exchange Commission (“SEC”) in connection with the issuance of the IBG Shares to the GBNK stockholders pursuant to Section 1.05 (including the Proxy Statement for the shareholder meeting of IBG and the stockholder meeting of GBNK and prospectus and other proxy solicitation materials constituting a part thereof (together, the “Proxy Statement”) and all related documents). GBNK shall prepare and furnish to IBG such information relating to GBNK and its directors, officers and stockholders as may be reasonably required to comply with SEC rules and regulations in connection with the Registration Statement. IBG shall provide GBNK, and its legal, financial and accounting advisors, the right to review, provide comments upon and approve (i) the Registration Statement in advance of such Registration Statement being filed with the SEC and (ii) all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments relating to the Registration Statement before filing or submission to the SEC. IBG shall consider in good faith all comments from GBNK and its legal, financial and accounting advisors to the Registration Statement, all amendments and supplements thereto and all responses to requests for additional information. GBNK agrees to reasonably cooperate with IBG and IBG’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor and in taking such other required actions in connection with the Registration Statement and the Proxy Statement. If GBNK has reasonably cooperated and promptly provided information required to be delivered by it for inclusion in the Registration Statement and Proxy Statement as required by this Section 1.08(A) and Section 5.02, IBG shall file, or cause to be filed, the Registration Statement with the SEC on or before the sixtieth (60th) day following the date of this Agreement. IBG shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as reasonably practicable after the filing thereof. IBG also agrees to use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(B) The Board of Directors of GBNK (the “GBNK Board”) shall duly call, give notice of, and cause to be held, a meeting of its stockholders (the “GBNK Meeting”) and will direct that this Agreement and the transactions contemplated hereby be submitted to a vote at the GBNK Meeting. Specifically, the GBNK Board will present for the consideration of GBNK stockholders a proposal to approve and adopt this Agreement and the Merger and the transactions contemplated hereby. The GBNK Board will (i) cause proper notice of the GBNK Meeting to be given to the GBNK stockholders in compliance with applicable Law and regulations, (ii) distribute to the GBNK stockholders the Proxy Statement, and (iii) recommend by the affirmative vote of the GBNK Board a vote in favor of approval of the proposals set forth in this Section 1.08(B) (the “GBNK Board Recommendation”) and use reasonable best efforts to obtain the Requisite GBNK Stockholder Approval, subject to Section 1.08(C). GBNK shall prepare and deliver (at its expense) the Proxy Statement to its stockholders as promptly as practicable after the date that the Registration Statement is declared effective and a final prospectus (relating to the Registration Statement) and Proxy Statement is on file with the SEC before such mailing, and shall hold the GBNK Meeting as promptly as practicable thereafter and in any event on or before the sixtieth (60th) day after the date that the Registration Statement is declared effective. Except as otherwise set forth in Section 1.08(C), neither GBNK nor the GBNK Board nor any committee thereof shall (i) withhold, withdraw or modify in any manner adverse to IBG or propose publicly to withhold, withdraw or modify in any manner adverse to IBG, the GBNK Board Recommendation or approval, recommendation or declaration of advisability by GBNK, the GBNK Board or any such committee thereof with respect to this Agreement or the transactions contemplated hereby, (ii) approve or recommend to its stockholders, or resolve to or publicly propose or announce its intention to approve or recommend to its stockholders, an Acquisition Proposal or (iii) fail to publicly, finally and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the GBNK Board Recommendation, in each case, within 10 Business Days after such Acquisition Proposal is made public or any request by IBG to do so (which request may be made once per Acquisition Proposal (and any material change thereto)) (any of the foregoing, a “GBNK Change in Recommendation”).

(C) Notwithstanding the foregoing, prior to the receipt of the Requisite GBNK Stockholder Approval, GBNK and the GBNK Board are permitted to make a GBNK Change in Recommendation if and only to the extent that:

(1) GBNK, the GBNK Subsidiaries and the GBNK Representatives (as defined in Section 5.10(A)), have complied in all material respects with Section 5.10;

(2) an unsolicited bona fide written Acquisition Proposal (that did not result from a breach of Section 5.10) is made to GBNK by a third party, and such Acquisition Proposal is not withdrawn;

(3) the GBNK Board, after consultation with its outside counsel, has determined in good faith, after giving effect to all of the adjustments which may be offered by IBG pursuant to subclause (c) of item (4) below, that failure to make a GBNK Change in Recommendation would reasonably be expected to be inconsistent with the GBNK Board’s fiduciary duties under applicable Law; and

(4) (a) the GBNK Board has concluded in good faith, after giving effect to all of the adjustments which may be offered by IBG pursuant to subclause (c) below, that such Acquisition Proposal constitutes a Superior Proposal, (b) GBNK has notified IBG, at least five Business Days in advance, of its intention to make a GBNK Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnished to IBG a written description of the material terms of the Superior Proposal, and (c) before making such a GBNK Change in Recommendation, GBNK has, and has caused its financial and legal advisors to, during the period after GBNK’s delivery of the notice referred to in subclause (b) above, negotiated with IBG in good faith for a period of up to five Business Days (to the extent IBG desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal. Any change to the material terms of an Acquisition Proposal shall require a new notice of GBNK’s intention to make a GBNK Change in Recommendation and the provisions of this Section 1.08(C) shall apply anew to such Acquisition Proposal.

(D) The Board of Directors of IBG (the “IBG Board”) shall duly call, give notice of, and cause to be held, a meeting of its shareholders (the “IBG Meeting”) and will direct that this Agreement and the transactions contemplated hereby be submitted to a vote at the IBG Meeting. Specifically, the IBG Board will present for the consideration of IBG shareholders a proposal to approve and adopt this Agreement and the Merger and the transactions contemplated hereby and the issuance of IBG Shares in connection with the Merger. The IBG Board will (i) cause proper notice of the IBG Meeting to be given to the IBG shareholders in compliance with applicable Law, (ii) distribute to the IBG shareholders the Proxy Statement, and (iii) recommend by the affirmative vote of the IBG Board a vote in favor of approval of the proposals set forth in this Section 1.08(D) (the “IBG Board Recommendation”) and use reasonable best efforts to obtain the Requisite IBG Shareholder Approval. IBG shall print and commence the mailing (at its expense) of the Proxy Statement to its shareholders as promptly as practicable after the date that the Registration Statement is declared effective and a final prospectus (relating to the Registration Statement) and Proxy Statement is on file with the SEC before such mailing, and shall hold the IBG Meeting as promptly as practicable thereafter and in any event on or before the sixtieth (60th) day after the date that the Registration Statement is declared effective. Neither IBG nor the IBG Board nor any committee thereof shall withhold, withdraw or modify in any manner adverse to GBNK or propose publicly to withhold, withdraw or modify in any manner adverse to GBNK, the IBG Board Recommendation or approval, recommendation or declaration of advisability by IBG, the IBG Board or any such committee thereof with respect to this Agreement or the transactions contemplated hereby.

(E) Nothing contained in this Section 1.08 shall prohibit GBNK from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement; provided, further, that any such disclosure (other than a “stop, look and listen” statement pending disclosure of its position thereunder, which is followed within 10 Business Days by an unqualified public reaffirmation of the GBNK Board Recommendation) shall be deemed for all purposes of this Agreement to be a GBNK Change in Recommendation unless the GBNK Board expressly publicly reaffirms without qualification the GBNK Board Recommendation in connection with such communication.

Section 1.09. Effective Time. The “Effective Time” means the effective time of the Merger as specified in the certificate of merger to be filed with the Texas Secretary of State and the certificate of merger to be filed with the Secretary of State of the State of Delaware, respectively, on the Closing Date, which shall be 12:01 a.m. on the first day of the calendar month immediately following the calendar month in which the Closing Date occurs.

Section 1.10. Bank Merger. Immediately after the Effective Time, IBG shall cause the Bank Merger to be consummated.

Section 1.11. Anti-Dilution Provisions. If, between the date of this Agreement and the Effective Time, the IBG Shares or GBNK Shares are changed, or if the IBG Board sets a related record date that will occur before the Effective Time for a change, into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a share dividend thereon is declared with a record date within said period, an appropriate and proportionate adjustment shall be made to the Merger Consideration, the Exchange Ratio and any dependent items (including those set forth in Section 9.01(I)), to provide to the GBNK stockholders the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this sentence shall be construed to permit any party to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 1.12. Tax Matters.

(A) None of IBG, Independent Bank, GBNK or Guaranty Bank has taken or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of § 368 of the Code. IBG, Independent Bank, GBNK and Guaranty Bank shall each use reasonable best efforts to cause (i) the Merger to qualify as a “reorganization” within the meaning of § 368(a) of the Code, and (ii) each of IBG and GBNK to be a party to the reorganization within the meaning of § 368(b) of the Code. Each of IBG, Independent Bank, GBNK and Guaranty Bank agrees to file all of its tax returns, including complying with the filing requirements of Treasury Regulations § 1.368-3, consistent with the treatment of the Merger as a “reorganization” within the meaning of § 368(a) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations § 1.368-2(g).

(B) None of IBG, Independent Bank, GBNK or Guaranty Bank has taken or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to prevent the Bank Merger from qualifying as a reorganization within the meaning of § 368 of the Code. IBG, Independent Bank, GBNK and Guaranty Bank shall each use reasonable best efforts to cause (i) the Bank Merger to qualify as a “reorganization” within the meaning of § 368(a) of the Code, and (ii) each of Independent Bank and Guaranty Bank to be a party to the reorganization within the meaning of § 368(b) of the Code. Each of IBG, Independent Bank, GBNK and Guaranty Bank agrees to file all of its tax returns, including complying with the filing requirements of Treasury Regulations § 1.368-3, consistent with the treatment of the Bank Merger as a “reorganization” within the meaning of § 368(a) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations § 1.368-2(g).

(C) IBG shall deliver to Shapiro Bieging Barber Otteson LLP and Wachtell, Lipton, Rosen & Katz a “Tax Representation Letter,” dated as of the Closing Date and signed by an officer of IBG, containing representations of IBG, and GBNK shall deliver to Shapiro Bieging Barber Otteson LLP and Wachtell, Lipton,

Rosen & Katz a “Tax Representation Letter,” dated as of the Closing Date and signed by an officer of GBNK, containing representations of GBNK, in each case as shall be reasonably necessary or appropriate to enable Shapiro Bieging Barber Otteson LLP to render the tax opinion described in Section 8.11 and to enable Wachtell, Lipton, Rosen & Katz to render the tax opinion described in Section 7.10. Each of IBG, Independent Bank, GBNK and Guaranty Bank shall use reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the certifications and representations included in the tax representation letters described in this Section  1.12(C).

ARTICLE II

THE CLOSING AND EXCHANGE PROCEDURES

Section 2.01. Time and Place of the Closing and Closing Date. The closing of the transactions contemplated under this Agreement (the “Closing”) shall be consummated on a date (the “Closing Date”) which is the last Business Day of the calendar month that includes the first Business Day on which all of the conditions set forth in Article VII and Article VIII have been satisfied or (subject to applicable Law) waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date is agreed between IBG and GBNK. At the Closing, the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

The Closing shall take place at 10:00 a.m., local time at the executive offices of IBG on the Closing Date, or at such other time and place to which IBG and GBNK may agree.

Section 2.02. Actions to Be Taken at the Closing by GBNK. At the Closing, GBNK shall execute and acknowledge (where appropriate) and deliver to IBG such documents and certificates reasonably necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to IBG’s obligations to close hereunder):

(A) A certificate, dated as of the Closing Date, duly executed by the Secretary of GBNK, acting solely in his capacity as an officer of GBNK, pursuant to which GBNK shall certify (i) the due adoption by the GBNK Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and any other agreements and documents to which GBNK is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Merger; (ii) the approval by the stockholders of GBNK of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger; and (iii) the incumbency and true signatures of those officers of GBNK duly authorized to act on its behalf in connection with the execution and delivery of this Agreement and any other agreements and documents to which GBNK is a party contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of GBNK;

(B) A certificate, dated as of the Closing Date, duly executed by the Secretary of Guaranty Bank, acting solely in his capacity as an officer of Guaranty Bank, pursuant to which Guaranty Bank shall certify (i) the due adoption by the Board of Directors of Guaranty Bank of corporate resolutions attached to such certificate authorizing the execution and delivery of a merger agreement providing for the Bank Merger (the “Bank Merger Agreement”) and any other agreements and documents to which Guaranty Bank is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (ii) the approval by GBNK as the sole shareholder of Guaranty Bank of the Bank Merger Agreement, and the consummation of the transactions contemplated thereby, including the Bank Merger; and (iii) the incumbency and true signatures of those officers of Guaranty Bank duly authorized to act on its behalf in connection with the execution and delivery of the Bank Merger Agreement and any other agreements and documents to which Guaranty Bank is a party contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of Guaranty Bank;

(C) A certificate duly executed by an executive officer of GBNK, acting solely in his capacity as an executive officer of GBNK, dated as of the Closing Date, certifying satisfaction of the conditions set forth in Section 8.01, Section 8.02 and Section 8.06;

(D) Executed certificates of merger and other documents reasonably necessary to consummate the Bank Merger; and

(E) All other documents required to be delivered to IBG by GBNK under the provisions of this Agreement.

Section 2.03. Actions to Be Taken at the Closing by IBG. At the Closing, IBG shall execute and acknowledge (where appropriate) and deliver to GBNK such documents and certificates reasonably necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to GBNK’s obligations to close hereunder):

(A) A certificate, dated as of the Closing Date, executed by the Secretary of IBG, acting solely in her capacity as an officer of IBG, pursuant to which IBG shall certify (i) the due adoption by the IBG Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement, and the other agreements and documents to which IBG is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Merger, (ii) the approval by the shareholders of IBG of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, and (iii) the incumbency and true signatures of those officers of IBG duly authorized to act on its behalf in connection with the execution and delivery of this Agreement and any other agreements and documents to which IBG is a party contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of IBG;

(B) A certificate, dated as of the Closing Date, duly executed by the Secretary of Independent Bank, acting solely in her capacity as an officer of Independent Bank, pursuant to which Independent Bank shall certify (i) the due adoption by the Board of Directors of Independent Bank of corporate resolutions attached to such certificate authorizing the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (ii) the approval by IBG as the sole shareholder of Independent Bank of the Bank Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; and (iii) the incumbency and true signatures of those officers of Independent Bank duly authorized to act on its behalf in connection with the execution and delivery of the Bank Merger Agreement and any other agreements and documents to which Independent Bank is a party contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby, on behalf of Independent Bank;

(C) A certificate duly executed by an executive officer of IBG, acting solely in his capacity as an executive officer of IBG, dated as of the Closing Date, certifying satisfaction of the conditions set forth in Section 7.01, Section 7.02 and Section 7.09;

(D) Executed certificates of merger and other documents reasonably necessary to consummate the Bank Merger; and

(E) All other documents required to be delivered to GBNK by IBG under the provisions of this Agreement.

Section 2.04. Exchange Procedures.

(A) On the Business Day before the Closing Date, IBG shall deposit or cause to be deposited in trust with Equiniti Trust Company or another bank or trust company mutually agreeable to IBG and GBNK (the “Exchange Agent”), for the benefit of the holders of the GBNK Shares (i) certificates for shares or, at IBG’s option, evidence of shares in book entry form, including via the direct registration system (collectively, referred to herein as “certificates”) representing the aggregate number of IBG Shares which the holders of GBNK Shares are entitled to receive pursuant to Section 1.05 and (ii) any cash payable in lieu of fractional shares pursuant to Section 1.05(C) (such IBG Shares and cash described in the foregoing clauses (i) and (ii), “Exchange Fund”).

(B) As soon as practicable after the Effective Time, but in no event more than five Business Days after the Effective Time, the Resulting Corporation shall use commercially reasonable efforts to cause the Exchange Agent to mail to each record holder of an outstanding certificate or certificates representing GBNK Shares (each, a “Certificate”, it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry accounts relating to the ownership of GBNK Shares), a form letter of transmittal which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and contain instructions for use in effecting the surrender of the Certificates for payment therefor. IBG shall provide a draft of the form of letter of transmittal to GBNK no later than 10 days prior to the Closing Date. The form and substance of the letter of transmittal and any associated cover letter shall be mutually acceptable to IBG and GBNK before such transmittal materials are mailed to the holders of the Certificates. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed (the “Transmittal Materials”), the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of IBG Shares equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of GBNK Shares represented by the Certificate, and (ii) an amount of cash as payment in lieu of the issuance of fractional IBG Shares calculated in accordance with Section 1.05(C), and such Certificate shall forthwith be canceled. Until surrendered in accordance with this Section 2.04, each Certificate (other than Certificates representing Cancelled Shares) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration without any interest thereon. Promptly after receipt of the Transmittal Materials, the Resulting Corporation will use commercially reasonable efforts to cause the Exchange Agent to review the Transmittal Materials in order to verify proper completion and execution thereof. As soon as practicable after the Effective Time and the surrender of a Certificate to the Exchange Agent, together with properly completed and executed Transmittal Materials, the Resulting Corporation will use commercially reasonable efforts to cause the Exchange Agent to promptly deliver the Merger Consideration.

(C) After the Effective Time, the share transfer ledger of GBNK shall be closed and there shall be no transfers on the share transfer books of GBNK of the GBNK Shares which were outstanding immediately before such time of filing. If, after the Effective Time, Certificates are presented to the Resulting Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Section 2.04.

(D) No dividends or other distributions declared after the Effective Time with respect to IBG Shares and payable to the holders thereof shall be paid to the holder of a Certificate until such holder surrenders such Certificate to the Exchange Agent in accordance with this Section 2.04. After the surrender of a Certificate in accordance with this Section 2.04, the holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which had become payable after the Effective Time with respect to the IBG Shares represented by such Certificate.

(E) Any portion of the Exchange Fund that remains unclaimed by the stockholders of GBNK for twelve months after the Exchange Agent mails the letter of transmittal pursuant to this Section 2.04 shall be delivered to the Resulting Corporation upon demand, and any stockholders of GBNK who have not theretofore complied with the exchange procedures in this Section 2.04 shall look to the Resulting Corporation only, and not the Exchange Agent, for the payment of the Merger Consideration in respect of such shares. If outstanding Certificates for GBNK Shares are not surrendered or the payment for them is not claimed before the date on which such IBG Shares or cash would otherwise escheat to any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property or any other applicable Law, become the property of the Resulting Corporation (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property.

(F) If any IBG Shares are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be appropriately endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form (reasonably satisfactory to the Resulting Corporation) for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing IBG Shares in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or not payable. The Exchange Agent, IBG or the Resulting Corporation shall be entitled to deduct and withhold from any portion of the Merger Consideration or other consideration payable under this Agreement such amounts as the Exchange Agent, IBG or the Resulting Corporation, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax Law, with respect to the making of such payment. To the extent that the amounts are so withheld by the Exchange Agent, IBG or the Resulting Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of GBNK Shares or GBNK RSAs in respect of whom such deduction and withholding was made by the Exchange Agent, IBG or the Resulting Corporation, as the case may be.

(G) None of IBG, the Resulting Corporation, GBNK, the Exchange Agent or any other Person shall be liable to any former holder of GBNK Shares for any IBG Share (or dividends or distributions with respect thereto) or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(H) If any Certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by IBG, the Resulting Corporation or the Exchange Agent, the posting by such Person of a bond in such amount as IBG, the Resulting Corporation or the Exchange Agent may direct (not to exceed the amount of Merger Consideration relating to the relevant missing Certificate) as indemnity against any claim that may be made against IBG, the Resulting Corporation, Independent Bank, or GBNK with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GBNK

Except (a) as disclosed in the correspondingly enumerated section or subsection of the Confidential Schedules delivered herewith (provided, that each exception set forth on any Confidential Schedule shall be deemed to qualify such other representation and warranty to the extent that the relevance of such exception to such other representation and warranty is reasonably apparent on the face of the disclosure (notwithstanding the absence of a specific cross-reference)) or (b) disclosed in any GBNK SEC Reports publicly filed prior to the date hereof (but excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), GBNK hereby makes the following representations and warranties to IBG.

Section 3.01. Organization and Ownership.

(A) GBNK is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. GBNK is a corporation duly organized, validly existing and in good standing under all Laws of the State of Delaware. GBNK and each GBNK Subsidiary has all requisite corporate power and authority to own or lease and operate all of its Properties (as defined in Section 10.10(L)) and assets, including, as applicable, each respective GBNK Subsidiary as now owned, and to carry on its business as it is now being conducted and to enter into and carry out its obligations under this Agreement and the other agreements contemplated hereby to which it is a party. GBNK and each GBNK Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the Properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change in GBNK. True and complete copies of the Certificate of Incorporation of GBNK, as amended to date, and Bylaws of GBNK, as amended to date, and the articles or certificate of incorporation and bylaws (or comparable organizational documents) of each GBNK Subsidiary, in each case as in effect as of the date of this Agreement, have been delivered or otherwise made available to IBG.

(B) GBNK is the sole record and beneficial owner of all of the issued and outstanding shares of capital stock and equity securities of Guaranty Bank and each other GBNK Subsidiary, free and clear of all liens, security interests, and encumbrances of every kind or character (“Liens”), and no other Person has any equity or other ownership interest in Guaranty Bank or any other GBNK Subsidiary. Confidential Schedule 3.01(B) sets forth a list identifying the owner and percentage ownership interest of all outstanding capital stock or other equity securities of each GBNK Subsidiary, and all outstanding subscriptions, contracts, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating, any GBNK Subsidiary to purchase or otherwise acquire any security of or equity interest in such GBNK Subsidiary, obligating any GBNK Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, or to register under the Securities Act any shares of, restricting the transfer of or otherwise relating to shares of its capital securities of any class and the identity of the parties to any such agreements or arrangements. Except as otherwise set forth in Confidential Schedule 3.01(B), all of the outstanding shares of capital stock or other securities evidencing ownership of the GBNK Subsidiaries are validly issued, fully paid and nonassessable and such shares or other securities are owned by GBNK or another of its wholly owned Subsidiaries free and clear of any Lien. Other than Guaranty Bank and the other GBNK Subsidiaries set forth in Confidential Schedule 3.01(B), GBNK does not, directly or indirectly, own or control any Affiliate (as defined in Section 10.10(A)) or Subsidiary (as defined in Section 10.10(N)) (collectively with Guaranty Bank, the “GBNK Subsidiaries,” and each a “GBNK Subsidiary”). GBNK has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by GBNK has not been conducted through any other direct or indirect Subsidiary or Affiliate of GBNK other than the GBNK Subsidiaries listed on Confidential Schedule 3.01(B). GBNK and Guaranty Bank each has all requisite regulatory approvals and governmental permits and licenses necessary to own their respective GBNK Subsidiaries.

Section 3.02. Execution and Delivery. GBNK has full corporate power and authority to execute and deliver this Agreement and the other agreements to which GBNK is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements to which GBNK is a party that are contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, have been duly and validly approved by the GBNK Board and the GBNK Board has resolved to recommend to GBNK’s stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger. Other than approval and adoption of this Agreement by the affirmative vote of a majority of the outstanding GBNK Shares entitled to vote thereon (the “Requisite GBNK Stockholder Approval”), and the adoption and approval of the Bank Merger Agreement by the board of directors of Guaranty Bank and GBNK as its sole shareholder, no other corporate proceedings or approvals are necessary on the part of GBNK or its stockholders to approve this Agreement or the other agreements to which GBNK is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the other agreements and documents contemplated hereby to which GBNK is a party have been or at Closing will be, duly executed by GBNK and each such agreement or document constitutes or at Closing will constitute a legal, valid and binding obligation of GBNK, enforceable against GBNK in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 3.03. GBNK Capitalization.

(A) The authorized capital of GBNK consists of (i) 40,000,000 shares of common stock, of which (x) 38,750,000 shares, par value $0.001 per share, are a separate class designated as Voting Common Stock, of which 29,309,988 shares are issued and outstanding as of the date of this Agreement (excluding 2,461,008 treasury shares, but including 118,445 shares outstanding in respect of GBNK 2005 RSAs and 149,955 shares outstanding in respect of GBNK 2015 RSAs that are time-vesting awards and 174,066 GBNK Shares outstanding in respect of GBNK 2015 RSAs that are performance-vesting awards (assuming achievement of the applicable performance goals at the target level)) and (y) 1,250,000 shares, par value $0.001 per share, are a separate class designated as Non-Voting Common Stock, of which no shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 preferred shares, par value $0.001 per share, of which no shares are issued and outstanding as of the date of this Agreement. All offerings by GBNK to issue its capital securities have terminated. Except as otherwise set forth in Confidential Schedule 3.03(B), there are no (A) other shares of capital stock or other equity or voting securities of GBNK or equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of GBNK or any of its Subsidiaries) of any kind or character issued, designated, reserved for issuance or outstanding, (B) outstanding subscriptions, contracts, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating, GBNK to purchase or otherwise acquire any security of or equity interest in GBNK, obligating GBNK to issue, transfer, sell, purchase, redeem or otherwise acquire, or to register under the Securities Act any shares of, restricting the transfer of or otherwise relating to shares of its capital securities of any class, or (C) bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of GBNK may vote issued or outstanding. There are no outstanding contractual obligations of GBNK to vote or dispose of any GBNK Shares and except for the Voting Agreements, there are no stockholder agreements, voting trusts or similar agreements relating to the GBNK Shares to which GBNK or any GBNK Subsidiary is a party. GBNK does not have in effect a “poison pill” or similar stockholder rights plan. All of the outstanding GBNK Shares have been duly authorized, validly issued and are fully paid and nonassessable, and are not subject to preemptive rights and were not issued in violation of the preemptive rights of any Person. The GBNK Shares have been issued in material compliance with the securities Laws of the United States and other jurisdictions having applicable securities Laws. There are no restrictions applicable to the payment of dividends on the GBNK Shares except pursuant to applicable Law, and all dividends declared prior to the date of this Agreement have been paid. With respect to each grant of GBNK 2005 RSAs and GBNK 2015 RSAs (collectively the “GBNK RSAs”), (i) each such grant was made in accordance with the terms of the GBNK 2005 Equity Plan or GBNK 2015 Equity Plan, as applicable, the Exchange Act and all other applicable Law, including the rules of NASDAQ, and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of GBNK and disclosed in the GBNK SEC Reports in accordance with the Exchange Act and all other applicable Law. With respect to each performance-vesting GBNK RSA outstanding as of the date hereof, the number of shares of common stock issuable upon the achievement of applicable performance goals at the target level is the maximum number of shares of common stock issuable pursuant to such GBNK RSA. All GBNK RSAs are issued and outstanding and are included in the number of GBNK Shares shown as issued and outstanding in this Section 3.03(A).

(B) Confidential Schedule 3.03(B) contains a true and correct list of the holders of GBNK RSAs as of the date of this Agreement, listing the name of each holder of GBNK RSAs, the number of shares of GBNK RSAs (with respect to GBNK 2015 RSAs that are performance-vesting awards, assuming achievement of the applicable performance goals at the target level), the applicable vesting schedule for any time-vesting GBNK RSAs and performance period for any performance-vesting GBNK 2015 RSAs, and whether such GBNK RSA is a GBNK 2005 RSA or a GBNK 2015 RSA.

Section 3.04. Guaranty Bank and Trust Company.

(A) Guaranty Bank is a Colorado chartered bank, duly organized, validly existing and in good standing under the Laws of the State of Colorado. Guaranty Bank has all requisite corporate power and authority to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Incorporation and Bylaws of Guaranty Bank, as amended to date, have been delivered or made available to IBG. Guaranty Bank is an insured bank as defined in the Federal Deposit Insurance Act of 1950, as amended (the “FDIA”). The nature of the business of Guaranty Bank does not require it to be qualified to do business in any jurisdiction other than the State of Colorado. Except as otherwise set forth in Confidential Schedule 3.04(A), Guaranty Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Guaranty Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of Guaranty Bank.

(B) The authorized capital stock of Guaranty Bank consists of 1,000 shares of common stock, par value $8,000.00 per share, of which 500 shares are issued and outstanding as of the date of this Agreement. GBNK is in possession of all certificates evidencing all of the outstanding shares of capital stock of Guaranty Bank. All of the outstanding shares of capital stock or other securities evidencing ownership of Guaranty Bank are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person and have been issued in material compliance with applicable securities Laws. There are no restrictions applicable to the payment of dividends on the shares of the capital stock of Guaranty Bank, except pursuant to applicable Law, and all dividends declared before the date of this Agreement on such capital stock have been paid. There are no (i) other outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, contracts, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating Guaranty Bank to purchase or otherwise acquire any security of or equity interest in Guaranty Bank, obligating Guaranty Bank to issue, transfer, sell, purchase, redeem or otherwise acquire, or to register under the Securities Act any shares of, restricting the transfer of or otherwise relating to the shares of its capital securities of any class. There are no outstanding contractual obligations of GBNK to vote or dispose of any shares of capital stock of Guaranty Bank. There are no shareholder agreements, voting trusts or similar agreements relating to the capital stock of Guaranty Bank.

Section 3.05. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by GBNK or any GBNK Subsidiary with any of the terms or provisions hereof (if the required regulatory and shareholder approvals are obtained) will (i) violate any provision of the charters, articles, certificates or bylaws of GBNK or any GBNK Subsidiary; (ii) violate any Law applicable to GBNK or any GBNK Subsidiary or any of their Properties or assets; or (iii) except as otherwise set forth in Confidential Schedule 3.05, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, result in the creation of any Lien upon any of the respective Properties or assets of GBNK or any GBNK Subsidiary under, or require the prior consent of a third party pursuant to any Material Contract or, except as would not be material to GBNK and its Subsidiaries, taken as a whole, pursuant to any other license, lease, agreement, contract or other instrument or obligation to which GBNK or any GBNK Subsidiary is a party or by which any of their respective Properties, assets or businesses may be bound or subject.

Section 3.06. Compliance with Laws, Permits and Instruments. GBNK and each GBNK Subsidiary, and their respective employees and agents, hold all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as now being conducted. GBNK and each GBNK Subsidiary are and have been since December 31, 2015, in compliance with applicable Law and written policies of any Governmental Authority (as defined in Section 10.10(E)), except where the failure, whether individually or in the aggregate, to be so in compliance is not reasonably expected to result in a Material Adverse Change in GBNK. GBNK is in material compliance with all applicable listing and corporate governance rules of NASDAQ.

Section 3.07. SEC Filings; Financial Statements.

(A) Except as otherwise set forth in Confidential Schedule 3.07(A), GBNK has timely filed with or furnished to, as applicable, the SEC all documents required to be filed or furnished by GBNK or any of the GBNK Subsidiaries pursuant to the Securities Act or the Exchange Act since December 31, 2015 (the “GBNK SEC Reports”). The GBNK SEC Reports, including any GBNK SEC Reports filed after the date of this Agreement until the Effective Time, at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) (A) complied as to form in all material respects with the applicable requirements of the U.S. federal securities Laws and other applicable Law, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such GBNK SEC Reports or necessary in order to make the statements in such GBNK SEC Reports, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unrestricted comments received from the SEC staff with respect to the GBNK SEC Reports. To the Best Knowledge of GBNK, none of the GBNK SEC Reports is the subject of ongoing SEC review or investigation. Except as otherwise set forth in Confidential Schedule 3.07(A), none of the GBNK Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents.

(B) Each of the GBNK financial statements (including, in each case, any related notes) contained in the GBNK SEC Reports, including any GBNK SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto as of their respective dates, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q), and fairly presented in all material respects the consolidated financial position of GBNK and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim consolidated financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(C) GBNK maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the business of GBNK and its Subsidiaries. GBNK has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting. Since December 31, 2015, GBNK has not experienced or effected any material change in internal control over financial reporting.

(D) GBNK has not been notified by its independent public accounting firm that such accounting firm is of the view that any of financial statements should be restated which has not been restated in subsequent financial statements.

(E) Since December 31, 2015, none of GBNK nor any of its Subsidiaries, nor, to GBNK’s Best Knowledge any director, officer or employee of GBNK or any of its Subsidiaries or any auditor, accountant or representative of GBNK or any of its Subsidiaries, has received any written allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of GBNK or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that GBNK or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing GBNK or any of its Subsidiaries, whether or not employed by GBNK or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by GBNK, any of its Subsidiaries or any of their officers, directors, employees or agents to GBNK’s or any of its Subsidiaries’ board of directors or any committee thereof or to any director or officer of GBNK or any of its Subsidiaries. Since December 31, 2015, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of GBNK’s or its Subsidiaries’ chief executive officer, chief financial officer, individuals performing similar functions, or GBNK’s or any of its Subsidiaries’ board of directors or any committee thereof.

(F) The books and records kept by GBNK and any of its Subsidiaries are in all material respects complete and accurate and have been maintained in the ordinary course of business and in accordance with applicable Law and accounting requirements.

(G) There are no outstanding loans made by GBNK or any of its Subsidiaries to any executive officer or director of GBNK, other than loans that are subject to and in compliance with Regulation O under the Federal Reserve Act.

Section 3.08. Litigation. Neither GBNK nor any GBNK Subsidiary is a party to any, and there are no pending or, to the Best Knowledge of GBNK, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against GBNK or any GBNK Subsidiary which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, nor, to the Best Knowledge of GBNK, is there any reasonable basis for any proceeding, claim or action against GBNK or any GBNK Subsidiary that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. There is no injunction, order, judgment or decree imposed upon GBNK or any GBNK Subsidiary or the assets or Property of GBNK or any GBNK Subsidiary that has resulted in, or is reasonably likely to result in, a Material Adverse Change.

Section 3.09. Governmental Consents and Approvals. The GBNK Board has (i) resolved to call a special meeting of the GBNK stockholders for the purpose of approving and adopting this Agreement and the Merger, and (ii) adopted a resolution recommending to the GBNK stockholders that they approve and adopt this Agreement and the Merger. Except as otherwise set forth in Confidential Schedule 3.09, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of GBNK or any GBNK Subsidiary in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by GBNK or any GBNK Subsidiary of the transactions contemplated hereby or thereby. To its Best Knowledge, GBNK is not aware of any fact or circumstance regarding GBNK or any of the GBNK Subsidiaries that would reasonably be expected to materially impede or delay IBG’s ability to obtain all requisite regulatory approvals to consummate the Merger in a timely manner.

Section 3.10. Undisclosed Liabilities. Neither GBNK nor any GBNK Subsidiary has any material liability or obligation, whether accrued, absolute, contingent or otherwise and whether due or to become due (including unfunded obligations under any Employee Plan or liabilities for federal, state or local taxes or assessments), except (A) those liabilities, obligations and expenses incurred in the ordinary course of business and materially consistent with past business practices since March 31, 2018, (B) liabilities, obligations and expenses incurred as a result of or arising from this Agreement or any other agreement or document contemplated hereby, or any of the transactions contemplated hereby or thereby, or (C) liabilities, obligations and expenses as disclosed on the consolidated balance sheet of GBNK dated as of March 31, 2018 or in Confidential Schedule 3.10.

Section 3.11. Title to Property.

(A) Confidential Schedule 3.11(A) contains a complete and correct list of all real property or premises owned or operated by GBNK or any of its Subsidiaries as of the date hereof. Other than as disclosed in Confidential Schedule 3.11(A), none of GBNK or any of its Subsidiaries owns any real property or premises on the date hereof in whole or in part.

(B) Confidential Schedule 3.11(B) contains a complete and correct list of all real property or premises leased or subleased in whole or in part by GBNK or any of its Subsidiaries, together with a list of all applicable leases or subleases and the name of the lessor or sublessor. Except as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Change in GBNK, each of the leases to which GBNK or any of its Subsidiaries is a party is valid and existing and in full force and effect, and neither GBNK nor its Subsidiaries nor, to the Best Knowledge of GBNK, any counterparty thereto, is in default thereunder and no notice of a claim of default by any party has been delivered to GBNK or any of its Subsidiaries, or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto.

(C) GBNK and each GBNK Subsidiary have good and indefeasible title to, or valid leasehold interest in, all of their respective tangible assets and Properties including all material personal properties reflected in the financial statements included in GBNK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Financial Statements”) or acquired thereafter, subject to no Liens, mortgages, security interests, encumbrances or charges of any kind except (A) as described in Confidential Schedule 3.11(C), (B) as reflected in the Financial Statements, (C) statutory liens not yet delinquent, (D) consensual landlord liens, (E) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (F) pledges of assets in the ordinary course of business to secure public funds deposits, and (G) those assets and Properties disposed of for fair value in the ordinary course of business since December 31, 2017.

Section 3.12. Absence of Certain Changes or Events. Except as disclosed on Confidential Schedule 3.12, since March 31, 2018, each of GBNK and each GBNK Subsidiary has conducted its business only in the ordinary course materially consistent with past practices.

Section 3.13. Material Contracts. Except as otherwise set forth on Confidential Schedule 3.13, none of GBNK or any of its Subsidiaries is a party to, or bound by or subject to any contract, arrangement, commitment or understanding (whether written or oral) which is in effect as of the date hereof (any such contract, arrangement, commitment or understanding in the following categories, a “Material Contract”):

(A) (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K; (ii) containing covenants binding upon GBNK or its Subsidiaries that restrict the ability of GBNK or any of its Subsidiaries (or which, following the consummation of the Merger, would materially restrict the ability of the Resulting Corporation or its Subsidiaries) to compete in any business or geographic area or which grant “most favored nation” status that, following the Merger, would apply to the Resulting Corporation or any of its Subsidiaries; (iii) that could require the disposition of any material assets or line of business of GBNK or its Subsidiaries or, after the Effective Time, the Resulting Corporation or any of its Subsidiaries; or (iv) that prohibits or limits the right of GBNK or any of its Subsidiaries to sell or distribute any products or services in any material respect;

(B) (i) involving commitments to others to make capital expenditures or capital asset purchases or capital asset sales in excess of $250,000 per contract or (ii) involving expenditures or commitments to purchase relating to information technology of an amount or value in excess of $250,000 over its remaining term;

(C) relating to any direct or indirect indebtedness for borrowed money of GBNK or any of its Subsidiaries (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit, but excluding deposits received in the ordinary course of business), or any conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property and any equipment lease agreements involving payments to or by GBNK or any of its Subsidiaries in excess of $250,000 over the remaining term;

(D) other than pursuant to Employee Plans, providing for payments to be made by GBNK or any of its Subsidiaries upon a change in control thereof;

(E) that may not be cancelled by IBG, GBNK or any of their respective Subsidiaries without payment of a penalty or termination fee equal to or greater than $100,000 (assuming such contract was terminated on the Closing Date);

(F) containing any standstill or similar agreement pursuant to which GBNK has agreed not to acquire assets or securities of another person;

(G) that is entered into, or has been entered into in the two years prior to the date hereof, with (A) any Affiliate of GBNK, (B) any current or former director or executive officer or any Person beneficially owning five percent (5%) or more of the outstanding GBNK Shares or (C) any “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of a Person identified in clauses (A) or (B) of this subsection;

(H) that contains a put, call or similar right pursuant to which GBNK or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets;

(I) which relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;

(J) that involves performance of services or delivery of goods or materials to, or expenditures by, GBNK or any of its Subsidiaries of an amount or value in excess of $250,000 over its remaining term, other than loans, funding arrangements, OREO-related arrangements and other transactions made in the ordinary course of the banking or trust business;

(K) relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) in respect of which there are any remaining material obligations (other than contracts relating to the acquisition or sale of other real estate owned);

(L) granting to a Person any right, license, covenant not to sue or other right in the Proprietary Rights or grants to GBNK or any of its Subsidiaries a license or other right to any Proprietary Rights (including licenses to software, other than licenses to shrink-wrap or click-wrap software), in each case that involves the payment of more than $50,000 per annum or is material to the conduct of the business of GBNK or any of its Subsidiaries;

(M) relating to the lease of real property or for the lease of personal property providing for annual payments of $100,000 or more; or

(N) is otherwise not entered into in the ordinary course of business or that is material to GBNK or its financial condition or results of operations.

Each Material Contract is valid and binding on GBNK or one of its Subsidiaries, as applicable, and in full force and effect, and none of GBNK or any of its Subsidiaries or, to the Best Knowledge of GBNK, any counterparty thereto, is in default under any Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default by GBNK or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Change in GBNK. True, correct and complete copies of all Material Contracts have been furnished or made available to IBG prior to the date hereof. Neither GBNK nor any of its Subsidiaries, to the Best Knowledge of GBNK, has received notice of, any violation of any Material Contract by any of the other parties thereto which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Change in GBNK.

Section 3.14. Taxes and Tax Returns.

(A) GBNK and each GBNK Subsidiary have duly and timely filed or caused to be filed all material U.S. federal, state, foreign and local tax returns and reports required to be filed by them on or before the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and have duly paid or caused to be paid on their behalf all material taxes that are due and payable by them on or before the date of this Agreement, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on their respective financial statements. As of the date hereof, neither GBNK nor any GBNK Subsidiary has any material liability for taxes in excess of the amount reserved or provided for on their respective financial statements as of the date thereof.

(B) There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon GBNK or any GBNK Subsidiary, nor has GBNK or any GBNK Subsidiary given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any material tax return for any period.

(C) Proper and accurate amounts, if required by Law, have been withheld by GBNK and each GBNK Subsidiary from their respective employees, independent contractors, creditors, stockholders or other third parties for all periods in material compliance with the tax withholding provisions of applicable Law.

(D) The U.S. federal income tax returns of GBNK and each GBNK Subsidiary with respect to all taxable periods beginning on or after December 31, 2014 have not been audited or examined and no such audit is currently pending or, to the Best Knowledge of GBNK, threatened. There is no waiver or extension of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any tax with respect to GBNK or any GBNK Subsidiary, which waiver or extension is in effect.

(E) No jurisdiction where GBNK and its Subsidiaries do not file a tax return has made a claim in writing that any of GBNK and its Subsidiaries is required to file a tax return in such jurisdiction.

(F) No Liens for taxes exist with respect to any of the assets of GBNK and its Subsidiaries, except for statutory Liens for taxes not yet due and payable.

(G) Neither GBNK nor any GBNK Subsidiary has entered into, or has any obligation under, any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or similar contract or arrangement to indemnify any other Person with respect to taxes that will require any payment by GBNK or any GBNK Subsidiary after the date of this Agreement.

(H) Neither GBNK nor any GBNK Subsidiary has been, within the past two years or otherwise, part of a “plan (or series of related transactions)” within the meaning of § 355(e) of the Code of which the transactions contemplated hereby are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of § 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under § 355 of the Code.

(I) Neither GBNK nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(J) Neither GBNK nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was GBNK) or (ii) has any liability for the taxes of any Person (other than GBNK or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(K) Since January 1, 2014, neither GBNK nor any of its Subsidiaries has been required (or has applied) to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by GBNK or any of its Subsidiaries, and the Internal Revenue Service (“IRS”) has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by GBNK or any GBNK Subsidiary).

(L) Neither GBNK nor any of its Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income as a result of any (i) adjustment required by a change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or (iv) installment sale or open transaction disposition made, or prepaid amount received, on or prior to the Closing Date.

(M) Neither GBNK nor any of its Subsidiaries has any application pending with any Governmental Authority requesting permission for any changes in accounting method.

(N) No rulings, requests for rulings or closing agreements have been entered into with or issued by, or are pending with, any Governmental Authority with respect to GBNK or any of its Subsidiaries.

(O) The terms “tax” and “taxes” mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon. Additionally, the terms “tax return” and “tax returns” means any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto and including any amendment thereof.

(P) GBNK has delivered or made available to IBG correct and complete copies of all material U.S. federal income tax returns filed by GBNK with the IRS, examination reports, and statements of deficiencies assessed against or agreed to by GBNK or any GBNK Subsidiary, if any, in each case with respect to any taxable period beginning on or after December  31, 2015.

Section 3.15. Insurance. Confidential Schedule 3.15 contains a complete list of all policies of insurance, including fidelity and bond insurance, maintained as of the date of this Agreement by GBNK or any GBNK Subsidiary. Except as would not reasonably be likely, either individually or in the aggregate, to result in a Material Adverse Change in GBNK, all such policies (A) are sufficient for compliance by GBNK and each GBNK Subsidiary, in all material respects, with all requirements of applicable Law and all agreements to which GBNK and each GBNK Subsidiary are parties, (B) are valid, outstanding and enforceable, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), and (C) are presently in full force and effect, and, except as otherwise set forth in Confidential Schedule 3.15, no written notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither GBNK nor any GBNK Subsidiary is in default with respect to the material provisions of any such policy or has failed to give any notice or present any known claim thereunder in a due and timely fashion. Each Property of GBNK and each GBNK Subsidiary is insured for the benefit of GBNK and such GBNK Subsidiary in amounts deemed adequate by GBNK’s and each GBNK Subsidiary’s respective management against risks customarily insured against.

Section 3.16. No Material Adverse Change. There has not been any Material Adverse Change in GBNK since December 31, 2017.

Section 3.17. Proprietary Rights. Neither GBNK nor any GBNK Subsidiary requires the use of any material patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (collectively, “Proprietary Rights”) for the business or operations of GBNK and any GBNK Subsidiary that are not owned, held or licensed by GBNK or such GBNK Subsidiary. Neither GBNK nor any GBNK Subsidiary has received within the past three years any written notice of infringement of or conflict with the rights of others with respect to the use by GBNK or such GBNK Subsidiary of Proprietary Rights, and there is no claim or action by any such Person pending or, to the Best Knowledge of GBNK, threatened.

Section 3.18. Transactions with Certain Persons and Entities. Except as disclosed on Confidential Schedule 3.18 and excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by GBNK or any GBNK Subsidiary to, and neither GBNK nor any GBNK Subsidiary is otherwise a creditor to any director or officer of GBNK or any GBNK Subsidiary nor is GBNK or any GBNK Subsidiary a

debtor to any such Person other than as part of the normal and customary terms of such person’s employment or service as a director with GBNK or any GBNK Subsidiary. Except as disclosed on Confidential Schedule 3.18 neither GBNK nor any GBNK Subsidiary uses any asset owned by any shareholder or any present or former director or officer of GBNK or any GBNK Subsidiary, or any Affiliate thereof, in the operations (other than personal belongings of such officers and directors located in the Guaranty Bank’s premises, the removal of which would not result in a Material Adverse Change), nor do any of such persons own or have the right to use real property that is adjacent to property on which Guaranty Bank’s facilities are located. Except as disclosed on Confidential Schedule 3.18, neither GBNK nor any GBNK Subsidiary is a party to any transaction or agreement with any director or officer (or their respective Affiliates) of GBNK or any GBNK Subsidiary (other than as part of the normal and customary terms of such person’s employment or service as a director with GBNK or any GBNK Subsidiary).

Section 3.19. Evidences of Indebtedness. All evidences of indebtedness that are reflected as assets of GBNK or any GBNK Subsidiary are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies), and are not subject to any asserted or, to the Best Knowledge of GBNK, threatened, defenses, offsets or counterclaims that may reasonably be asserted against GBNK, any GBNK Subsidiary or the present holder thereof. The credit and collateral files of Guaranty Bank contain all material information (excluding general, local or national industry, economic or similar conditions) actually known to GBNK or Guaranty Bank that is required to evaluate, in accordance with generally prevailing practices in the banking industry, the collectability of the loan portfolio of Guaranty Bank (including loans that will be outstanding if Guaranty Bank advances funds it is obligated to advance), except for items identified on Guaranty Bank’s internal exception list which has been made available to IBG. All loans classified substandard, doubtful, loss, nonperforming or problem loans internally by management of Guaranty Bank or any applicable Regulatory Agency (as defined in Section 10.10(M)) are set forth on in Confidential Schedule 3.19. Neither GBNK nor Guaranty Bank is aware of, nor has GBNK or Guaranty Bank received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 10.10(D)) with respect to any real property securing any indebtedness reflected as an asset of Guaranty Bank. With respect to any loan or other evidence of indebtedness all or a portion of which has been sold to or guaranteed by any governmental authority, including the Small Business Administration, each of such loans was made in compliance and conformity with all relevant Laws and procedures such that such governmental authority’s guaranty of such loan is effective during the term of such loan in all material respects. Notwithstanding anything to the contrary contained in this Section 3.19, no representation or warranty is being made as to the sufficiency of collateral securing, or the collectability of, the loans of Guaranty Bank.

Section 3.20. Employee Relationships. Neither GBNK nor any GBNK Subsidiary is a party to any collective bargaining agreement or to any consent decree or conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment, and except as otherwise set forth in Confidential Schedule 3.20, there is no charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, which has been asserted against GBNK or any of its Subsidiaries that is now pending before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority that would reasonably be expected to result in liability to GBNK or any of its Subsidiaries. There are no unfair labor practice complaints pending against GBNK or any GBNK Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state or local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of GBNK or any GBNK Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. GBNK and each GBNK Subsidiary is in compliance in all material respects with applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither GBNK nor any GBNK Subsidiary is engaged in any unfair labor practice. Each individual who renders services to GBNK or any of its

Subsidiaries who is classified by GBNK or such Subsidiary, as applicable, as having the status of an independent contractor, consultant or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Plan) is properly so characterized.

Section 3.21. Condition of Assets. All tangible assets used by GBNK or any GBNK Subsidiary are in good operating condition, ordinary wear and tear excepted, and conform, in all material respects, with all applicable ordinances, regulations, zoning and other Laws, whether federal, state or local. Neither GBNK’s nor any GBNK Subsidiary’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance or repairs that are not material in nature or cost.

Section 3.22. Environmental Compliance. Except as otherwise set forth in Confidential Schedule 3.22:

(A) Each of GBNK, the GBNK Subsidiaries and all of their Properties and operations are in material compliance with all applicable Environmental Laws (as defined in Section 10.10(D)). Neither GBNK nor any GBNK Subsidiary has received any written notice of any past, present, or future conditions, events, activities, practices or incidents that would reasonably be expected to materially interfere with or prevent the compliance of GBNK or any GBNK Subsidiary with all applicable Environmental Laws.

(B) GBNK and each GBNK Subsidiary have obtained all material permits, licenses and authorizations that are required under all applicable Environmental Laws.

(C) No Hazardous Materials (as defined in Section 10.10(F)) exist on, about or within any of the Properties, nor, to the Best Knowledge of GBNK, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties, except as would not reasonably be expected to result in a Material Adverse Change. The use that GBNK or any GBNK Subsidiary makes of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties, except as would not reasonably be expected to result in a Material Adverse Change.

(D) There is no action, suit, proceeding, investigation, or inquiry before any Governmental Authority pending or, to the Best Knowledge of GBNK, threatened, against GBNK or any GBNK Subsidiary relating in any way to any Environmental Law. Neither GBNK nor any GBNK Subsidiary has any liability for remedial action under any Environmental Law. Neither GBNK nor any GBNK Subsidiary has received any written request for information by any Governmental Authority with respect to the condition, use or operation of any of the Properties nor has GBNK or any GBNK Subsidiary received any written notice from any Governmental Authority or other Person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including any letter, notice or inquiry from any Person, including any Governmental Authority, informing GBNK or any GBNK Subsidiary that it is or may be liable in any way under any Environmental Laws or requesting information to enable such a determination to be made).

Section 3.23. Regulatory Compliance.

(A) Except as otherwise set forth on Confidential Schedule 3.23, neither GBNK nor any GBNK Subsidiary is now nor has been, since January 1, 2016, (i) subject to any cease-and-desist or other order or enforcement action issued by, (ii) a party to any written agreement, consent agreement or memorandum of understanding with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by, (v) ordered to pay any civil penalty by, (vi) a recipient of a supervisory letter from, or (vii) subject to any board resolutions adopted at the request or suggestion of, any Regulatory Agency or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each of the items set forth in the preceding clauses (i) through (vii), a “Regulatory Agreement”).

There are no pending or, to the Best Knowledge of GBNK, threatened investigations by any Regulatory Agency, and to the Best Knowledge of GBNK, no Regulatory Agency is considering issuing, initiating, ordering or requesting any Regulatory Agreement with respect to GBNK or any GBNK Subsidiary.

(B) Since January 1, 2016, all reports, records, registrations, statements, notices and other documents or information required to be filed by GBNK or any GBNK Subsidiary with any Regulatory Agency have been duly and timely filed and, to the Best Knowledge of GBNK, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Guaranty Bank is “well capitalized” (as that term is defined in 12 C.F.R. § 208.43), “well managed” (as that term is defined is 12 C.F.R. §  225.2(s)), and received at least a satisfactory CRA rating at its most recent compliance examination.

Section 3.24. Absence of Certain Business Practices. Neither GBNK nor any GBNK Subsidiary nor, to the Best Knowledge of GBNK, any of their respective officers, employees or agents, nor, to the Best Knowledge of GBNK, any other Person acting on their behalf, has, directly or indirectly, since June 30, 2015, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of GBNK or any GBNK Subsidiary (or assist GBNK or any GBNK Subsidiary in connection with any actual or proposed transaction) that (A) may reasonably be expected to subject GBNK or any GBNK Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, may reasonably have resulted in a Material Adverse Change or (C) if not continued in the future may reasonably be expected to result in a Material Adverse Change.

Section 3.25. Forms of Instruments, Etc. GBNK has made and will make available to IBG copies of all of GBNK’s and any GBNK Subsidiary’s standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis in the ordinary course of their respective business.

Section 3.26. Fiduciary Responsibilities. Each of GBNK and each GBNK Subsidiary has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with applicable Law, agreements, instruments and common law standards.

Section 3.27. Guaranties. Except in the ordinary course of business, according to past business practices and in material compliance with applicable Law, GBNK and the GBNK Subsidiaries have not guaranteed the obligations or liabilities of any other Person, firm or corporation.

Section 3.28. Employee Benefit Plans.

(A) Set forth on Confidential Schedule 3.28 is a complete and correct list of all “employee benefit plans” (as defined in ERISA), whether or not subject to ERISA, all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, employment, termination, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is currently maintained or contributed to by GBNK or any GBNK Subsidiary, or with respect to which GBNK or any GBNK Subsidiary has any liability, and (ii) provides benefits to any current or former director, officer, employee or other service provider of GBNK or any GBNK Subsidiary, or the dependents of any thereof, regardless of whether funded or unfunded (herein collectively the “Employee Plans” and each individually an “Employee Plan”).

(B) GBNK has delivered or made available to IBG true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, annuity contracts, insurance policies or any other funding instruments (“Funding Arrangements”), any contracts with independent contractors (including actuaries and investment managers) that relate to any Employee Plan, the Form 5500 filed with the IRS in each of the two (2) most recent plan years with respect to each Employee Plan, and related schedules and opinions, and such other documents, records or other materials related thereto, as reasonably requested by IBG.

(C) No Employee Plan is subject to Section 302 or Title IV or Section 412 or 4971 of the Code. Neither GBNK, its Subsidiaries nor any of their respective ERISA Affiliates (as defined below) has, at any time during the preceding six years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any plan subject to Section 302 or Title IV of ERISA, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. No liability under Section 302 or Title IV of ERISA has been incurred by GBNK, its Subsidiaries or their respective ERISA Affiliates or their respective predecessors that has not been satisfied in full, and no condition exists that presents a risk to GBNK, its Subsidiaries or any such ERISA Affiliates of incurring any such liability. There have been no prohibited transactions (described under ERISA § 406 or Code § 4975(c)), breaches of fiduciary duty or any other breaches or violations of any Law applicable to the Employee Plans and related Funding Arrangements that would reasonably be expected to subject IBG, Independent Bank, GBNK or any GBNK Subsidiary to any material taxes, penalties or other liabilities. For purposes of this Agreement, “ERISA Affiliate” shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(D) Each Employee Plan that is represented to be qualified under Code § 401(a) has a current favorable determination or opinion letter, and there are no existing circumstances, and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such Employee Plan or the related Funding Arrangement. All reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Employee Plan have been timely and completely filed or distributed. Each Employee Plan has been operated in material compliance with applicable Law and in accordance with its terms. All contributions (including all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due have been made with respect to each Employee Plan.

(E) There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the Best Knowledge of GBNK, none are threatened and no set of circumstances exists that would reasonably give rise to a claim or lawsuit, against the Employee Plans, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plans that would reasonably be expected to result in any material liability of GBNK or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any participant in an Employee Plan or any other party. No Employee Plan is under audit or the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority, nor is any such audit or investigation pending or, to the Best Knowledge of GBNK, threatened.

(F) No written or, to the Best Knowledge of GBNK, oral representations have been made by GBNK or any GBNK Subsidiary to any employee or former employee of GBNK or any GBNK Subsidiary promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such Person, their dependent, or any beneficiary for any period of time beyond the end of the current plan year or beyond termination of employment (except to the extent of coverage required under Code § 4980B or applicable state Law).

(G) There are no material surrender charges, penalties, or other costs or fees that would reasonably be expected to be imposed by any Person against GBNK, any GBNK Subsidiary, an Employee Plan, or any other Person, including an Employee Plan participant or beneficiary, as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Employee Plan.

(H) With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past six years, by any trade or business with which GBNK or any GBNK Subsidiary is required by any of the rules contained in the Code or ERISA to be treated as a single employer (“Controlled Group Plans”):

(1) All Controlled Group Plans which are “group health plans” (as defined in the Code and ERISA) have been operated before the Closing such that failures to operate such group health plans in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Code § § 4980B and 4980D would not reasonably be expected to subject GBNK or any GBNK Subsidiary to material liability;

(2) There is no Controlled Group Plan that is a defined benefit plan (as defined in ERISA), nor has there been a Controlled Group Plan that is a defined benefit plan in the last five calendar years; and

(3) There is no Controlled Group Plan that is a “multiple employer plan” or “multi-employer plan” (as either such term is defined in ERISA), nor has there been a Controlled Group Plan that is either a multiple employer plan or multi-employer plan since 2007.

(I) Except as otherwise set forth in Confidential Schedule 3.28(I), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, funding, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of GBNK or any of its Subsidiaries, or result in any limitation on the right of GBNK or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Plan or related trust. Except as otherwise set forth in Confidential Schedule 3.28(I), without limiting the generality of the immediately preceding sentence, no amount paid or payable (whether in cash, in property or in the form of benefits) by GBNK or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of section 280G of the Code. Copies of GBNK’s section 280G calculations with respect to the four most highly compensated disqualified individuals in connection with the transactions contemplated hereby are included in Confidential Schedule 3.28(I).

(J) No Employee Plan provides for the gross-up or reimbursement of taxes under Section  409A or 4999 of the Code or otherwise.

Section 3.29. Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Except as disclosed on Confidential Schedule 3.29, Guaranty Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. § § 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. Guaranty Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Guaranty Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. Guaranty Bank has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the Laws referenced in this Section 3.29.

Section 3.30. Data Processing Agreements. Guaranty Bank obtains its data processing services, ATM, and other information technology services exclusively through the contracts or agreements with the persons or entities described on Confidential Schedule 3.30 (“DP Contracts”). A true and correct executed copy of each DP Contract, as in effect as of the date hereof, has been provided to IBG. Other than the DP Contracts, neither GBNK nor Guaranty Bank has any agreement with any other Person for data processing, ATM or other technology services.

Section 3.31. Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act. Guaranty Bank is in compliance in all material respects with the Fair Housing Act

(42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. Since December 31, 2015, GBNK has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Best Knowledge of GBNK there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such Laws.

Section 3.32. Usury Laws and Other Consumer Compliance Laws. All loans of Guaranty Bank have been made in compliance in all material respects with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including Regulation Z (12 C.F.R. § 226 et seq.) issued by the Board of Governors of the Federal Reserve System (“FRB”), the Federal Consumer Credit Protection Act (15 U.S.C. § 1601 et seq.) and all statutes governing the operation of banks operating in the State of Colorado. Each such loan was made by Guaranty Bank in the ordinary course of its lending business.

Section 3.33. Zoning and Related Laws. Except as disclosed on Confidential Schedule 3.33, all real property owned or operated by Guaranty Bank and the use thereof is in compliance with applicable Law, including building, zoning and other Laws, except where the failure, whether individually or in the aggregate, to be so in compliance would not reasonably be expected to result in a Material Adverse Change.

Section 3.34. Business Combination. This Agreement and the transactions contemplated hereby are exempt from the requirements of Section 203 of the DGCL and any other applicable Takeover Statute.

Section 3.35. Fairness Opinion. Before the execution of this Agreement, the GBNK Board has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Keefe, Bruyette & Woods, Inc., to the effect that, based upon and subject to the factors, assumption and limitations set forth therein, as of the date thereof, the Exchange Ratio to be received by the holders of GBNK Shares pursuant to this Agreement, is fair to such holders from a financial point of view. As of the date of this Agreement, such opinion has not been amended or rescinded.

Section 3.36. Investment Securities.

(A) Each of GBNK and its Subsidiaries has good and marketable title to all securities held by it in all material respects (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Lien, except to the extent that such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of GBNK or any of its Subsidiaries and except for such defects in title or Liens that would not be material to GBNK and its Subsidiaries, taken as a whole. Such securities are valued on the books of GBNK and each of its Subsidiaries in accordance with GAAP in all material respects.

(B) GBNK and each of its Subsidiaries employs investment, securities risk management and other policies, practices and procedures that GBNK and each such Subsidiary believes are prudent and reasonable in the context of such businesses, and GBNK and its Subsidiaries have, since January 1, 2016, been in material compliance with such policies, practices and procedures in all material respects.

Section 3.37. Risk Management Instruments. Except as otherwise set forth in Confidential Schedule 3.37, neither GBNK nor any GBNK Subsidiary is a party to nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivatives contract (including various combinations thereof), other than those entered into in the ordinary course of business and in accordance with applicable Laws and with counterparties believed to be financially responsible, all of which are legal, valid and binding obligations of GBNK or its applicable Subsidiary, enforceable against GBNK or such Subsidiary in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity), and GBNK and its applicable Subsidiaries and, to GBNK’s Best Knowledge, each counterparty thereto, have duly performed in all material respects all of their material obligations thereunder.

Section 3.38. Indemnification. To the Best Knowledge of GBNK, no action or failure to take action by any present or former director, officer, employee or agent of GBNK or any GBNK Subsidiary has occurred which would give rise to a material claim by any such individual for indemnification from GBNK or any GBNK Subsidiary.

Section 3.39. Organization and Qualification of the Trusts. GBNK has two special purpose trust subsidiaries, CenBank Statutory Trust III (“CenBank Trust”) and Guaranty Capital Trust III (“Guaranty Trust”, and, together with the CenBank Trust the “Trusts”). With respect to the Trusts:

(A) (i) CenBank Trust has issued and sold preferred securities (the “CenBank Preferred Securities”) and common securities (the “CenBank Common Securities”) under an Amended and Restated Trust Agreement (the “CenBank Trust Agreement”) and GBNK has issued to CenBank Trust Floating Rate Junior Subordinated Debentures (the “CenBank Debentures”), under an Indenture (CenBank Trust’s Indenture and the CenBank Trust Agreement are collectively referred to as the “CenBank Trust Operative Documents”) and (ii) Guaranty Trust has issued and sold capital securities (the “Guaranty Trust Capital Securities”) and common securities (the “Guaranty Trust Common Securities”) under an Amended and Restated Declaration of Trust (the “Guaranty Trust Agreement”, and, together with the CenBank Trust Agreement, the “Trust Agreements”), and GBNK has issued to the Guaranty Trust, Junior Subordinated Debentures (the “Guaranty Trust Debentures”, and, together with the CenBank Debentures, the “Debentures”), under an Indenture (Guaranty Trust’s Indenture and the Guaranty Trust Agreement are collectively referred to, together with the CenBank Trust Operative Documents, the “Operative Documents”). Confidential Schedule 3.39 sets forth, with respect to the Trusts, the (i) dates of the respective Operative Documents, (ii) aggregate liquidation value of the CenBank Preferred Securities, CenBank Common Securities, Guaranty Trust Capital Securities and Guaranty Trust Common Securities (together, the “Trust Securities”), (iii) aggregate amount of Debentures that have been issued to each Trust by GBNK, (iv) the rate paid on the respective Trust Securities and the Debentures (collectively, the “Securities”), (v) the dates after which GBNK may redeem the respective Debentures at par, and (vi) the maturity date of the respective Debentures.

(B) The Trusts have been duly created and each is validly existing in good standing as a statutory trust under the Laws of the State of Delaware with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. Each Trust is not a party to or otherwise bound by any material agreement other than the Operative Documents and a Placement Agreement of even date with the Trust Agreement. Each Trust is and will, be classified for tax purposes as a grantor trust and not as an association taxable as a corporation.

(C) The Trust Securities have been duly authorized by the respective Trust Agreements, have been validly issued and represent undivided beneficial interests in the assets of the respective Trusts. None of the Trust Securities is subject to preemptive or other similar rights. All of the outstanding CenBank Common Securities and Guaranty Trust Common Securities (the “Common Securities”) are directly owned by GBNK free and clear of any pledge, security interest, claim, Lien or other encumbrance, and have been issued in compliance with applicable federal and state securities Laws. The Common Securities satisfy the eligibility requirements of Rule 144A(d)(3) issued under the Securities Act. Neither GBNK nor any Trust is an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended, without regard to Section 3(c) of that act. The Debentures are not held of record by stockholders of GBNK or any GBNK Subsidiary.

(D) The sole assets of each Trust are its Debentures, any interest paid on such Debentures to the extent not distributed, proceeds of such Debentures, or any of the foregoing.

(E) All of the proceeds from the sale of the CenBank Preferred Securities and the Guaranty Trust Capital Securities issued by each respective Trust have been invested in its respective Debentures. All of the proceeds from the sale of the Common Securities issued by each respective Trust have been invested in the respective Debentures. All Debentures are and have been held by each Trust since their initial issuance.

(F) Neither Trust was not formed to, and is not authorized to, conduct any trade or business and neither Trust has conducted any trade or business since it was formed. The Trusts exist for the exclusive purposes of (i) issuing and selling its respective CenBank Preferred Securities and the Guaranty Trust Capital Securities, as applicable, and its respective Common Securities, (ii) using the proceeds from the sale of its respective CenBank Preferred Securities and the Guaranty Trust Capital Securities, as applicable, and its respective Common Securities to acquire its respective Debentures, and (iii) engaging only in activities necessary, advisable or incidental thereto. Each Trust was formed to facilitate direct investment in the assets of such Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in each Trust with diverse interests in the assets of each Trust.

(G) Since January 1, 2015, GBNK has not exercised its right to defer interest payments on the Debentures.

(H) Each Trust’s income consists solely of payments made by GBNK with respect to the respective Debentures, and such payments are not derived from the active conduct of a financial business by such Trust. Both GBNK’s obligation to make those payments and the amounts thereof are set forth in the respective Debentures. Neither GBNK’s obligation to make those payments nor the amounts payable by GBNK is dependent on income or profits of GBNK or any Affiliate of GBNK (although GBNK’s ability to do so is so dependent).

(I) GBNK has not issued any class of capital shares either pari passu or senior to the Debentures. All Debentures are either pari passu or senior to GBNK’s trade accounts payable arising in the ordinary course of business.

(J) GBNK and the Trusts have created a debtor-creditor relationship between GBNK, as debtor, and each Trust, as a creditor, and GBNK and the Trusts have treated the Debentures as indebtedness for all tax purposes.

Section 3.40. Investment Advisor Subsidiary.

(A) Confidential Schedule 3.40 lists each GBNK Subsidiary that provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) and that is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) (each, an “Advisory Entity”). Each Advisory Entity is registered as an investment adviser under the Investment Advisers Act and has operated since January 1, 2015 and is currently operating in compliance with all Laws applicable to it or its business and has all registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted, except as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change in GBNK. Each “investment advisory representative” (as defined under the Investment Advisers Act) required to be registered as such with any state securities authority has been since January 1, 2015 and is so registered, except as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change in GBNK. There is no action, suit, proceeding or investigation pending or, to GBNK’s Best Knowledge, threatened that would reasonably be expected to assert noncompliance with any applicable Law or lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, permits, licenses, exemptions, orders and approvals in any material respect.

(B) Each Advisory Entity has been since January 1, 2015 and is in all material respects in compliance with each contract for services provided in its capacity as an Advisory Entity to which it is a party.

(C) The accounts of each advisory client of GBNK or its Subsidiaries, for purposes of the Investment Advisers Act, that are subject to ERISA have been managed by the applicable Advisory Entity in all material respects in compliance with the applicable requirements of ERISA.

(D) Except as disclosed on a Uniform Application for Investment Adviser Registration on Form ADV (each, a “Form ADV”) neither an Advisory Entity nor to the Best Knowledge of GBNK any of their directors, officers, or employees has been the subject of any disciplinary proceedings or orders of any Governmental Authority arising under applicable Law which would be required to be disclosed on Forms ADV. None of the Advisory Entities nor any “person associated with an investment adviser” (as defined in the Investment Advisers Act) of any of them is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as a Person associated with a registered investment advisor, and there is no action, suit, proceeding or investigation pending or, to GBNK’s Best Knowledge, threatened that would reasonably be expected to result in ineligibility of any such person.

(E) GBNK has made available to IBG true and complete copies of each Form ADV filed since January 1, 2015 by each Advisory Entity, reflecting all amendments thereto to the date hereof (each, a “GBNK Form ADV”). The GBNK Forms ADV were each timely filed, were complete and accurate in all material respects at the time of filing thereof, and are in compliance in all material respects with the applicable requirements of the Investment Advisers Act. Since January 1, 2015, each Advisory Entity has made available to each advisory client its Form ADV to the extent required by the Investment Advisers Act. GBNK has made available to IBG true and complete copies of all deficiency letters and inspection reports or similar documents furnished to any Advisory Entity by the SEC since January 1, 2015 and the Advisory Entity’s responses thereto, if any.

(F) None of GBNK or any GBNK Subsidiary serves as an investment adviser (or an investment sub-adviser) to a registered investment company.

Section 3.41. No Broker-Dealer Subsidiary. Neither GBNK nor any Subsidiary of GBNK is a broker-dealer required to be registered under the Exchange Act with the SEC. Neither GBNK nor any Subsidiary of GBNK is subject to Section 9(a) or 9(b) of the Investment Company Act of 1940.

Section 3.42. Broker’s Fees. Neither GBNK nor any of its Subsidiaries has any responsibility or liability for any fees, expenses or commissions payable to any agent, representative, finder, financial advisor or broker in connection with the Merger or the other transactions contemplated by this Agreement, except for Keefe, Bruyette & Woods, Inc., pursuant to an agreement, a copy of which has been provided to IBG.

Section 3.43. No Other Representations or Warranties.

(A) Except for the representations and warranties in this Article III, neither GBNK nor any other Person makes any express or implied representation or warranty with respect to GBNK and its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and GBNK hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, and except for the representations and warranties made by GBNK in this Article III, neither GBNK nor any Person makes or has made any representation to IBG or any of IBG’s Affiliates or representatives with respect to any oral or written information presented to IBG or any of IBG’s Affiliates or representatives in the course of their due diligence investigation of GBNK (including any financial projections or forecasts), the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(B) GBNK acknowledges and agrees that neither IBG nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF IBG

Except (a) as disclosed in the correspondingly enumerated section or subsection of the Confidential Schedules delivered herewith (provided, that each exception set forth on any Confidential Schedule shall be deemed to qualify such other representation and warranty to the extent that the relevance of such exception to such other representation and warranty is reasonably apparent on the face of the disclosure (notwithstanding the absence of a specific cross-reference)) or (b) disclosed in any IBG SEC Reports publicly filed prior to the date hereof (but excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), IBG hereby makes the following representations and warranties to GBNK.

Section 4.01. Organization and Ownership.

(A) IBG is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. IBG is a corporation duly organized, validly existing and in good standing under all Laws of the State of Texas. IBG and each IBG Subsidiary has all requisite corporate power and authority to own or lease and operate all of its properties and assets, including, as applicable, each respective IBG Subsidiary as now owned, and to carry on its business as it is now being conducted and to enter into and carry out its obligations under this Agreement and the other agreements contemplated hereby to which it is a party. IBG and each IBG Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change in IBG. True and complete copies of the Certificate of Formation and Bylaws of IBG, as amended to date, have been delivered or are otherwise made available to GBNK.

(B) IBG is the sole record and beneficial owner of all of the issued and outstanding shares of capital stock and equity securities of Independent Bank and each other IBG Subsidiary, free and clear of all Liens and no other Person has any equity or other ownership interest in Independent Bank or any other IBG Subsidiary. Other than Independent Bank and the other IBG Subsidiaries set forth in Confidential Schedule 4.01(B), IBG does not, directly or indirectly, own or control any Affiliate (as defined in Section 10.10(A)) or Subsidiary (as defined in Section 10.10(N)) (collectively with Independent Bank, the “IBG Subsidiaries,” and each an “IBG Subsidiary”). IBG has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by IBG has not been conducted through any other direct or indirect Subsidiary or Affiliate of IBG other than the IBG Subsidiaries listed on Confidential Schedule 4.01(B). IBG and Independent Bank each has all requisite regulatory approvals and governmental permits and licenses necessary to own their respective IBG Subsidiary.

Section 4.02. Execution and Delivery. IBG has full corporate power and authority to execute and deliver this Agreement and the other agreements to which IBG is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements to which IBG is a party that are contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, have been duly and validly approved by the IBG Board and the IBG Board has resolved to recommend to IBG’s shareholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger. Other than approval and adoption of this Agreement by the affirmative vote of two-thirds of the outstanding IBG Shares entitled to vote thereon (the “Requisite IBG Shareholder Approval”), and the adoption and approval of the Bank Merger Agreement by the board of directors of Independent Bank and IBG as its sole shareholder, no other corporate proceedings or approvals are necessary on the part of IBG or its shareholders to approve this Agreement or the other agreements to which IBG is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby to which IBG is a party have been or at Closing will be duly executed by IBG and each such agreement or document constitutes or at Closing will constitute a legal, valid and binding obligation of IBG, enforceable against IBG in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.03. IBG Capitalization. The authorized capital stock of IBG consists of 100,000,000 shares of common stock, $0.01 par value per share, of which 28,382,171 shares are outstanding as of the date of this Agreement (including 239,391 shares outstanding in respect of restricted stock awards) and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date of this Agreement. Except for outstanding warrants to purchase 120,869 IBG Shares in the aggregate, or as otherwise set forth in Confidential Schedule 4.03, as of the date of this Agreement there are no (A) other shares of capital stock or other equity or voting securities of IBG or equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of IBG or any of its Subsidiaries) of any kind or character issued, designated, reserved for issuance or outstanding, (B) outstanding subscriptions, contracts, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, IBG to purchase or otherwise acquire any security of or equity interest in IBG, obligating IBG to issue, transfer, sell, purchase, redeem or otherwise acquire any shares of, restricting the transfer of, or otherwise relating to shares of its capital securities of any class, or (C) bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of IBG may vote. There are no outstanding contractual obligations of IBG to vote or dispose of any IBG Shares and except for the Voting Agreements, there are no shareholder agreements, voting trusts or similar agreements relating to the IBG Shares to which IBG or any IBG Subsidiary is a party. All of the issued and outstanding IBG Shares have been duly authorized, validly issued and are fully paid and nonassessable, and are not subject to preemptive rights and were not issued in violation of the preemptive rights of any Person. The IBG Shares have been issued in material compliance with the securities Laws of the United States and other jurisdictions having applicable securities Laws. There are no restrictions applicable to the payment of dividends on the IBG Shares except pursuant to applicable Law, and all dividends declared prior to the date of this Agreement have been paid.

Section 4.04. Independent Bank.

(A) Independent Bank is a Texas state banking association, duly organized, validly existing and in good standing under the Laws of the State of Texas. Independent Bank has all requisite corporate power and authority to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Certificate of Formation and Bylaws of Independent Bank, as amended to date, have been delivered or made available to GBNK. Independent Bank is an insured bank as defined in the FDIA. The nature of the business of Independent Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. Except as otherwise set forth in Confidential Schedule 4.04(A), Independent Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Independent Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of Independent Bank.

(B) The authorized capital stock of Independent Bank consists of 2,000,000 shares of common stock, $1.00 par value per share, of which 985,930 shares are issued and outstanding as of the date of this Agreement. All of the outstanding shares of capital stock or other securities evidencing ownership of Independent Bank are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person and have been issued in material compliance with applicable securities Laws.

There are no restrictions applicable to the payment of dividends on the shares of the capital stock of Independent Bank, except pursuant to applicable Law, and all dividends declared prior to the date of this Agreement on such capital stock have been paid. There are no (i) other outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, contracts, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating Independent Bank to purchase or otherwise acquire any security of or equity interest in Independent Bank, obligating Independent Bank to issue, transfer, sell, purchase, redeem or otherwise acquire any shares of, restricting the transfer of or otherwise relating to the shares of its capital securities of any class. There are no outstanding contractual obligations of IBG to vote or dispose of any shares of capital stock of Independent Bank. There are no shareholder agreements, voting trusts or similar agreements relating to the capital stock of Independent Bank.

Section 4.05. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by IBG or any IBG Subsidiary with any of the terms or provisions hereof (if the required regulatory and shareholder approvals are obtained) will (i) violate any provision of the charters, articles, certificates or bylaws of IBG or any IBG Subsidiary; (ii) violate any Law applicable to IBG or any IBG Subsidiary or any of the IBG Properties (as defined in Section 10.10(G)) or assets; or (iii) except as otherwise set forth in Confidential Schedule 4.05, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, result in the creation of any Lien upon any of the respective Properties or assets of IBG or any IBG Subsidiary under, or require the prior consent of a third party pursuant to any IBG Material Contract or, except as would not be material to IBG and its Subsidiaries, taken as a whole, pursuant to any other license, lease, agreement, contract or other instrument or obligation to which IBG or any IBG Subsidiary is a party or by which any of their respective IBG Properties, assets or businesses may be bound or subject.

Section 4.06. Compliance with Laws, Permits and Instruments. IBG and each IBG Subsidiary, and their respective employees and agents, hold all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as now being conducted. IBG and each IBG Subsidiary are and have been since December 31, 2015, in compliance with applicable Law and written policies of any Governmental Authority, except where the failure, whether individually or in the aggregate, to be so in compliance is not reasonably expected to result in a Material Adverse Change in IBG. IBG is in material compliance with all applicable listing and corporate governance rules of NASDAQ.

Section 4.07. SEC Filings; Financial Statements.

(A) Except as otherwise set forth in Confidential Schedule 4.07(A), IBG has timely filed with or furnished to, as applicable, the SEC all documents required to be filed or furnished by IBG or any of the IBG Subsidiaries pursuant to the Securities Act or the Exchange Act since December 31, 2015 (the “IBG SEC Reports”). The IBG SEC Reports, including any IBG SEC Reports filed after the date of this Agreement until the Effective Time, at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) (A) complied as to form in all material respects with the applicable requirements of the U.S. federal securities Laws and other applicable Law, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such IBG SEC Reports or necessary in order to make the statements in such IBG SEC Reports, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unrestricted comments received from the SEC staff with respect to the IBG SEC Reports. To the Best Knowledge of IBG, none of the IBG SEC Reports is the subject of ongoing SEC review or investigation. Except as otherwise set forth on Confidential Schedule 4.07(A), none of the IBG Subsidiaries is required to file with or furnish to the SEC any forms, reports or other documents.

(B) Each of the IBG financial statements (including, in each case, any related notes) contained in the IBG SEC Reports, including any IBG SEC Reports filed after the date of this Agreement until the Effective

Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto as of their respective dates, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q), and fairly presented in all material respects the consolidated financial position of IBG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim consolidated financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(C) IBG maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the business of IBG and its Subsidiaries. IBG has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting. Since December 31, 2015, IBG has not experienced or effected any material change in internal control over financial reporting.

(D) IBG has not been notified by its independent public accounting firm that such accounting firm is of the view that any of financial statements should be restated which has not been restated in subsequent financial statements.

(E) Since December 31, 2015, none of IBG nor any of its Subsidiaries, nor, to IBG’s Best Knowledge any director, officer or employee of IBG or any of its Subsidiaries or any auditor, accountant or representative of IBG or any of its Subsidiaries, has received any written allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of IBG or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that IBG or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing IBG or any of its Subsidiaries, whether or not employed by IBG or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by IBG, any of its Subsidiaries or any of their officers, directors, employees or agents to IBG’s or any of its Subsidiaries’ board of directors or any committee thereof or to any director or officer of IBG or any of its Subsidiaries. Since December 31, 2015, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of IBG’s or its Subsidiaries’ chief executive officer, chief financial officer, individuals performing similar functions, or IBG’s or any of its Subsidiaries’ board of directors or any committee thereof.

(F) The books and records kept by IBG and any of its Subsidiaries are in all material respects complete and accurate and have been maintained in the ordinary course of business and in accordance with applicable Law and accounting requirements.

(G) There are no outstanding loans made by IBG or any of its Subsidiaries to any executive officer or director of IBG, other than loans that are subject to and in compliance with Regulation O under the Federal Reserve Act.

Section 4.08. Litigation. Except as otherwise set forth in Confidential Schedule 4.08, neither IBG nor any IBG Subsidiary is a party to any, and there are no pending or, to the Best Knowledge of IBG, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IBG or any IBG Subsidiary which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, nor, to the Best Knowledge of IBG, is there any reasonable basis for any proceeding, claim or action against IBG or any IBG Subsidiary that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. There is no injunction, order, judgment or decree imposed upon IBG or any IBG Subsidiary or the assets or properties of IBG or any IBG Subsidiary that has resulted in, or is reasonably likely to result in, a Material Adverse Change.

Section 4.09. Governmental Consents and Approvals. The IBG Board has (i) resolved to call a special meeting of the IBG shareholders for the purpose of approving and adopting this Agreement and the Merger and the issuance of IBG Shares in connection with the Merger, and (ii) adopted a resolution recommending to the IBG shareholders that they approve this Agreement and the Merger and the issuance of the IBG Shares in connection with the Merger. Except as otherwise set forth in Confidential Schedule 4.09, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of IBG or any IBG Subsidiary in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by IBG or any IBG Subsidiary of the transactions contemplated hereby or thereby. To its Best Knowledge, IBG is not aware of any fact or circumstance regarding IBG or any of the IBG Subsidiaries that would reasonably be expected to materially impede or delay IBG’s ability to obtain all requisite regulatory approvals to consummate the Merger in a timely manner.

Section 4.10. Undisclosed Liabilities. Neither IBG nor any IBG Subsidiary has any material liability or obligation, whether accrued, absolute, contingent or otherwise and whether due or to become due (including unfunded obligations under any IBG Employee Plan or liabilities for federal, state or local taxes or assessments), except (A) those liabilities, obligations and expenses incurred in the ordinary course of business and materially consistent with past business practices since March 31, 2018, (B) liabilities, obligations and expenses incurred as a result of or arising from this Agreement or any other agreement or document contemplated hereby, or any of the transactions contemplated hereby or thereby, or (C) liabilities, obligations and expenses as disclosed on the consolidated balance sheet of IBG as of March 31, 2018 or in Confidential Schedule 4.10.

Section 4.11. Title to Property.

(A) Except as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Change in IBG, each of the leases to which IBG or any of its Subsidiaries is a party is valid and existing and in full force and effect, and neither IBG nor its Subsidiaries nor, to the Best Knowledge of IBG, any counterparty thereto, is in default thereunder and no notice of a claim of default by any party has been delivered to IBG or any of its Subsidiaries, or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto.

(B) IBG and each IBG Subsidiary have good and indefeasible title to, or valid leasehold interest in, all of their respective tangible assets and Properties including all material personal properties reflected in the financial statements included in IBG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “IBG Financial Statements”) or acquired thereafter, subject to no Liens, mortgages, security interests, encumbrances or charges of any kind except (A) as described in Confidential Schedule 4.11(B), (B) as reflected in the IBG Financial Statements, (C) statutory liens not yet delinquent, (D) consensual landlord liens, (E) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (F) pledges of assets in the ordinary course of business to secure public funds deposits, and (G) those assets and IBG Properties disposed of for fair value in the ordinary course of business since December 31, 2017.

Section 4.12. Absence of Certain Changes or Events. Except as disclosed on Confidential Schedule 4.12, since March 31, 2018, each of IBG and each IBG Subsidiary has conducted its business only in the ordinary course materially consistent with past practices.

Section 4.13. Material Contracts.

(A) Each contract, arrangement, commitment or understanding (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which IBG or any of its Subsidiaries is a party or by which IBG or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by IBG, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto or (ii) which is in effect as of the date hereof and contains a provision that limits (or purports to limit) in any material respect the ability of IBG to engage or compete in any business (including geographic and exclusivity restrictions) or upon consummation of the Merger will materially restrict the ability of the Resulting Corporation or any of its Affiliates to engage in any line of business is set forth on Confidential Schedule 4.13 (each, an “IBG Material Contract”), and neither IBG nor any of its Subsidiaries, to the Best Knowledge of IBG, has received notice of, any violation of any IBG Material Contract by any of the other parties thereto which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Change in IBG.

(B) In each case, except as, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change in IBG, (i) each IBG Material Contract is valid and binding on IBG or one of its Subsidiaries, as applicable, and in full force and effect, and (ii) none of IBG or any of its Subsidiaries or, to the Best Knowledge of IBG, any counterparty thereto, is in default under any IBG Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default by IBG or any of its Subsidiaries.

Section 4.14. Taxes and Tax Returns.

(A) IBG and each IBG Subsidiary have duly and timely filed or caused to be filed all material U.S. federal, state, foreign and local tax returns and reports required to be filed by them on or before the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and have duly paid or caused to be paid on their behalf all material taxes that are due and payable by them on or before the date of this Agreement, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on their respective financial statements. As of the date hereof, neither IBG nor any IBG Subsidiary has any material liability for taxes in excess of the amount reserved or provided for on their respective financial statements as of the date thereof.

(B) There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon IBG or any IBG Subsidiary, nor has IBG or any IBG Subsidiary given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any material tax return for any period.

(C) Proper and accurate amounts, if required by law, have been withheld by IBG and each IBG Subsidiary from their respective employees, independent contractors, creditors, shareholders or other third parties for all periods in material compliance with the tax withholding provisions of applicable Law.

(D) The U.S. federal income tax returns of IBG and each IBG Subsidiary with respect to all taxable periods beginning on or after December 31, 2014 have not been audited or examined and no such audit is currently pending or, to the Best Knowledge of IBG, threatened. There is no waiver or extension of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any tax with respect to IBG or any IBG Subsidiary, which waiver or extension is in effect.

(E) No jurisdiction where IBG and its Subsidiaries do not file a tax return has made a claim in writing that any of IBG and its Subsidiaries is required to file a tax return in such jurisdiction.

(F) No Liens for taxes exist with respect to any of the assets of IBG and its Subsidiaries, except for statutory Liens for taxes not yet due and payable.

(G) Neither IBG nor any IBG Subsidiary has entered into, or has any obligation under, any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or similar contract or arrangement to indemnify any other Person with respect to taxes that will require any payment by IBG or any IBG Subsidiary after the date of this Agreement.

(H) Neither IBG nor any IBG Subsidiary has been, within the past two years or otherwise, part of a “plan (or series of related transactions)” within the meaning of § 355(e) of the Code of which the transactions contemplated hereby are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of § 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under § 355 of the Code.

(I) Neither IBG nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(J) Neither IBG nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was IBG) or (ii) has any liability for the taxes of any Person (other than IBG or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(K) Since January 1, 2014, neither IBG nor any of its Subsidiaries has been required (or has applied) to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by IBG or any of its Subsidiaries, and the IRS has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by IBG or any IBG Subsidiary).

(L) Neither IBG nor any of its Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income as a result of any (i) adjustment required by a change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or (iv) installment sale or open transaction disposition made, or prepaid amount received, on or prior to the Closing Date.

(M) Neither IBG nor any of its Subsidiaries has any application pending with any Governmental Authority requesting permission for any changes in accounting method.

(N) No rulings, requests for rulings or closing agreements have been entered into with or issued by, or are pending with, any Governmental Authority with respect to IBG or any of its Subsidiaries.

(O) IBG has delivered or made available to GBNK correct and complete copies of all material U.S. federal income tax returns filed by IBG with the IRS, examination reports, and statements of deficiencies assessed against or agreed to by IBG or any IBG Subsidiary, if any, in each case with respect to any taxable period beginning on or after December 31, 2015.

Section 4.15. Insurance. Except as would not reasonably be likely, either individually or in the aggregate, to result in a Material Adverse Change in IBG, all policies of insurance, including fidelity and bond insurance, maintained as of the date of this Agreement by IBG or any IBG Subsidiary (A) are sufficient for compliance by IBG and each IBG Subsidiary, in all material respects, with all requirements of applicable Law and all agreements to which IBG and each IBG Subsidiary are parties, (B) are valid, outstanding and enforceable, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), and (C) are presently in full force and effect, and, except as otherwise set forth in Confidential Schedule 4.15, no written notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither IBG nor any IBG Subsidiary is in default with respect to the material provisions of any such policy or has failed to give any notice or present any known claim thereunder in a due and timely fashion. Each IBG Property of IBG and each IBG Subsidiary is insured for the benefit of IBG and such IBG Subsidiary in amounts deemed adequate by IBG’s and each IBG Subsidiary’s respective management against risks customarily insured against.

Section 4.16. No Material Adverse Change. There has not been any Material Adverse Change in IBG since December 31, 2017.

Section 4.17. Proprietary Rights. Neither IBG nor any IBG Subsidiary requires the use of any material Proprietary Rights for the business or operations of IBG and any IBG Subsidiary that are not owned, held or licensed by IBG or such IBG Subsidiary. Neither IBG nor any IBG Subsidiary has received within the past three years any written notice of infringement of or conflict with the rights of others with respect to the use by IBG or such IBG Subsidiary of Proprietary Rights, and there is no claim or action by any such Person pending or, to the Best Knowledge of IBG, threatened.

Section 4.18. Transactions with Certain Persons and Entities. Except as disclosed on Confidential Schedule 4.18 and excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by IBG or any IBG Subsidiary to, and neither IBG nor any IBG Subsidiary is otherwise a creditor to any director or officer of IBG or any IBG Subsidiary nor is IBG or any IBG Subsidiary a debtor to any such Person other than as part of the normal and customary terms of such person’s employment or service as a director with IBG or any IBG Subsidiary. Except as disclosed on Confidential Schedule 4.18 neither IBG nor any IBG Subsidiary uses any asset owned by any shareholder or any present or former director or officer of IBG or any IBG Subsidiary, or any Affiliate thereof, in the operations (other than personal belongings of such officers and directors located in the Independent Bank’s premises, the removal of which would not result in a Material Adverse Change), nor do any of such persons own or have the right to use real property that is adjacent to property on which Independent Bank’s facilities are located. Except as disclosed on Confidential Schedule 4.18, neither IBG nor any IBG Subsidiary is a party to any transaction or agreement with any director or executive officer (or their respective Affiliates) of IBG or any IBG Subsidiary (other than as part of the normal and customary terms of such person’s employment or service as a director with IBG or any IBG Subsidiary).

Section 4.19. Employee Relationships. Neither IBG nor any IBG Subsidiary is a party to any collective bargaining agreement or to any consent decree or conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment, and there is no charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, which has been asserted against IBG or any of its Subsidiaries that is now pending before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority that would reasonably be expected to result in liability to IBG or any of its Subsidiaries. There are no unfair labor practice complaints pending against IBG or any IBG Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state or local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of IBG or any IBG Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. IBG and each IBG Subsidiary is in compliance in all material respects with applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither IBG nor any IBG Subsidiary is engaged in any unfair labor practice. Each individual who renders services to IBG or any of its Subsidiaries who is classified by IBG or such Subsidiary, as applicable, as having the status of an independent contractor, consultant or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under an IBG Employee Plan) is properly so characterized.

Section 4.20. Condition of Assets. All tangible assets used by IBG or any IBG Subsidiary are in good operating condition, ordinary wear and tear excepted, and conform, in all material respects, with all applicable ordinances, regulations, zoning and other Laws, whether federal, state or local. Neither IBG’s nor any IBG Subsidiary’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance or repairs that are not material in nature or cost.

Section 4.21. Environmental Compliance. Except as otherwise set forth in Confidential Schedule 4.21:

(A) Each of IBG, the IBG Subsidiaries and all of their IBG Properties and operations are in material compliance with all applicable Environmental Laws (as defined in Section 10.10(D)). Neither IBG nor any IBG Subsidiary has received any written notice of any past, present, or future conditions, events, activities, practices or incidents that would reasonably be expected to materially interfere with or prevent the compliance of IBG or any IBG Subsidiary with all applicable Environmental Laws.

(B) IBG and each IBG Subsidiary have obtained all material permits, licenses and authorizations that are required under all applicable Environmental Laws.

(C) No Hazardous Materials (as defined in Section 10.10(F)) exist on, about or within any of the IBG Properties, nor, to the Best Knowledge of IBG, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the IBG Properties, except as would not reasonably be expected to result in a Material Adverse Change. The use that IBG or any IBG Subsidiary makes of the IBG Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the IBG Properties, except as would not reasonably be expected to result in a Material Adverse Change.

(D) There is no action, suit, proceeding, investigation, or inquiry before any Governmental Authority pending or, to the Best Knowledge of IBG, threatened, against IBG or any IBG Subsidiary relating in any way to any Environmental Law. Neither IBG nor any IBG Subsidiary has any liability for remedial action under any Environmental Law. Neither IBG nor any IBG Subsidiary has received any written request for information by any Governmental Authority with respect to the condition, use or operation of any of the Properties nor has IBG or any IBG Subsidiary received any written notice from any Governmental Authority or other Person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including any letter, notice or inquiry from any Person, including any Governmental Authority, informing IBG or any IBG Subsidiary that it is or may be liable in any way under any Environmental Laws or requesting information to enable such a determination to be made).

Section 4.22. Regulatory Compliance.

(A) Except as otherwise set forth on Confidential Schedule 4.22, neither IBG nor any IBG Subsidiary is now nor has been, since January 1, 2016, subject to or a party to a Regulatory Agreement. There are no pending or, to the Best Knowledge of IBG, threatened investigations by any Regulatory Agency, and to the Best Knowledge of IBG, no Regulatory Agency is considering issuing, initiating, ordering or requesting any Regulatory Agreement with respect to IBG or any IBG Subsidiary.

(B) Since January 1, 2016, all reports, records, registrations, statements, notices and other documents or information required to be filed by IBG or any IBG Subsidiary with any Regulatory Agency have been duly and timely filed and, to the Best Knowledge of IBG, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Independent Bank is “well capitalized” (as that term is defined in 12 C.F.R. § 325.103(b)), “well managed” (as that term is defined is 12 C.F.R. § 225.2(s)), and received at least a satisfactory CRA rating at its most recent compliance examination.

Section 4.23. Absence of Certain Business Practices. Neither IBG nor any IBG Subsidiary nor, to the Best Knowledge of IBG, any of their respective officers, employees or agents, nor, to the Best Knowledge of IBG, any other Person acting on their behalf, has, directly or indirectly, since June 30, 2015, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of IBG or any IBG Subsidiary (or assist IBG or any IBG Subsidiary in connection with any actual or proposed transaction) that (A) may reasonably be expected to subject IBG or any IBG Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, may reasonably have resulted in a Material Adverse Change or (C) if not continued in the future may reasonably be expected to result in a Material Adverse Change.

Section 4.24. Fiduciary Responsibilities. Each of IBG and each IBG Subsidiary has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with applicable Law, agreements, instruments and common law standards.

Section 4.25. Guaranties. Except in the ordinary course of business, according to past business practices and in material compliance with applicable Law, IBG and the IBG Subsidiaries have not guaranteed the obligations or liabilities of any other Person, firm or corporation.

Section 4.26. Employee Benefit Plans.

(A) All “employee benefit plans” (as defined in ERISA), whether or not subject to ERISA, all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, employment, termination, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is currently maintained or contributed to by IBG or any IBG Subsidiary, or with respect to which IBG or any IBG Subsidiary has any liability, and (ii) provides benefits to any current or former director, officer, employee or other service provider of IBG or any IBG Subsidiary, or the dependents of any thereof, regardless of whether funded or unfunded are referred to herein collectively as the “IBG Employee Plans” and individually as an “IBG Employee Plan”.

(B) No IBG Employee Plan is subject to Section 302 or Title IV or Section 412 or 4971 of the Code. Neither IBG, its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the preceding six years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any plan subject to Section 302 or Title IV of ERISA, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. No liability under Section 302 or Title IV of ERISA has been incurred by IBG, its Subsidiaries or their respective ERISA Affiliates or their respective predecessors that has not been satisfied in full, and no condition exists that presents a risk to IBG, its Subsidiaries or any such ERISA Affiliates of incurring any such liability. There have been no prohibited transactions (described under ERISA § 406 or Code § 4975(c)), breaches of fiduciary duty or any other breaches or violations of any Law applicable to the IBG Employee Plans and related IBG Funding Arrangements that would reasonably be expected to subject IBG, Independent Bank, GBNK or any GBNK Subsidiary to any material taxes, penalties or other liabilities.

(C) Each IBG Employee Plan that is represented to be qualified under Code § 401(a) has a current favorable determination or opinion letter, and there are no existing circumstances, and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such IBG Employee Plan or the related IBG Funding Arrangement. All reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each IBG Employee Plan have been timely and completely filed or distributed. Each IBG Employee Plan has been operated in material compliance with applicable Law and in accordance with its terms. All contributions (including all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due have been made with respect to each IBG Employee Plan.

(D) There are no pending claims, lawsuits or actions relating to any IBG Employee Plan (other than ordinary course claims for benefits) and, to the Best Knowledge of IBG, none are threatened and no set of circumstances exists that would reasonably give rise to a claim or lawsuit, against the IBG Employee Plans, any fiduciaries thereof with respect to their duties to the IBG Employee Plans or the assets of any of the trusts under any of the IBG Employee Plans that would reasonably be expected to result in any material liability of IBG or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any participant in an IBG Employee Plan or any other party. No IBG Employee Plan is under audit or the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority, nor is any such audit or investigation pending or, to the Best Knowledge of IBG, threatened.

(E) With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past six (6) years, by any trade or business with which IBG or any IBG Subsidiary is required by any of the rules contained in the Code or ERISA to be treated as a single employer (“IBG Controlled Group Plans”):

(1) All IBG Controlled Group Plans which are “group health plans” (as defined in the Code and ERISA) have been operated before the Closing such that failures to operate such group health plans in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Code § § 4980B and 4980D would not reasonably be expected to subject IBG or any IBG Subsidiary to material liability;

(2) There is no IBG Controlled Group Plan that is a defined benefit plan (as defined in ERISA), nor has there been a IBG Controlled Group Plan that is a defined benefit plan in the last five calendar years; and

(3) There is no IBG Controlled Group Plan that is a “multiple employer plan” or “multi-employer plan” (as either such term is defined in ERISA), nor has there been an IBG Controlled Group Plan that is either a multiple employer plan or multi-employer plan since 2007.

(F) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, funding, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of IBG or any of its Subsidiaries, or result in any limitation on the right of IBG or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any IBG Employee Plan or related trust. Without limiting the generality of the immediately preceding sentence, no amount paid or payable (whether in cash, in property or in the form of benefits) by IBG or any of its Subsidiaries to employees of IBG or any of its Subsidiaries as of immediately prior to the Closing in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of section 280G of the Code.

(G) No IBG Employee Plan provides for the gross-up or reimbursement of taxes under Section 409A or 4999 of the Code.

Section 4.27. Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Independent Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. § § 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. Independent Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Independent Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. Independent Bank has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the Laws referenced in this Section 4.27.

Section 4.28. Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act. Independent Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. Since December 31, 2015, IBG has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Best Knowledge of IBG there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such Laws.

Section 4.29. Usury Laws and Other Consumer Compliance Laws. All loans of Independent Bank have been made in compliance in all material respects with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including Regulation Z (12 C.F.R. § 226 et seq.) issued by the Board of Governors of the Federal Reserve System (“FRB”), the Federal Consumer Credit Protection Act (15 U.S.C. § 1601 et seq.) and all statutes governing the operation of banks operating in the State of Texas. Each such loan was made by Independent Bank in the ordinary course of its lending business.

Section 4.30. Business Combination. This Agreement and the transactions contemplated hereby are exempt from the requirements of Section 21.606 of the TBOC and any other applicable Takeover Statute.

Section 4.31. Fairness Opinion. Before the execution of this Agreement, IBG has received an oral opinion from Stephens Inc., which will be followed by a written opinion, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be paid by IBG pursuant to this Agreement is fair from a financial point of view to IBG. As of the date of this Agreement, such opinion has not been amended or rescinded.

Section 4.32. Investment Securities.

(A) Each of IBG and its Subsidiaries has good and marketable title to all securities held by it in all material respects (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Lien, except to the extent that such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of IBG or any of its Subsidiaries and except for such defects in title or Liens that would not be material to IBG and its Subsidiaries, taken as a whole. Such securities are valued on the books of IBG and each of its Subsidiaries in accordance with GAAP in all material respects.

(B) IBG and each of its Subsidiaries employs investment, securities risk management and other policies, practices and procedures that IBG and each such Subsidiary believes are prudent and reasonable in the context of such businesses, and IBG and its Subsidiaries have, since January 1, 2016, been in material compliance with such policies, practices and procedures in all material respects.

Section 4.33. Evidences of Indebtedness. All evidences of indebtedness that are reflected as assets of IBG or any IBG Subsidiary are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies), and are not subject to any asserted or, to the Best Knowledge of IBG, threatened, defenses, offsets or counterclaims that may reasonably be asserted against IBG, any IBG Subsidiary or the present holder thereof. The credit and collateral files of Independent Bank contain all material information (excluding general, local or national industry, economic or similar conditions) actually known to IBG or Independent Bank that is required to evaluate, in accordance with generally prevailing practices in the banking industry, the collectability of the loan portfolio of Independent Bank (including loans that will be outstanding if Independent Bank advances funds it is obligated to advance), except for items identified on Independent Bank’s internal exception list which has been made available to GBNK. Neither IBG nor Independent Bank is aware of, nor has IBG or Independent Bank received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law with respect to any real property securing any indebtedness reflected as an asset of Independent Bank. With respect to any loan or other evidence of indebtedness all or a portion of which has been sold to or guaranteed by any governmental authority, including the Small Business Administration, each of such loans was made in compliance and conformity with all relevant Laws and procedures such that such governmental authority’s guaranty of such loan is effective during the term of such loan in all material respects. Notwithstanding anything to the contrary contained in this Section 4.33, no representation or warranty is being made as to the sufficiency of collateral securing, or the collectability of, the loans of Independent Bank.

Section 4.34. Risk Management Instruments. Neither IBG nor any IBG Subsidiary is a party to nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivatives contract (including various combinations thereof), other than those entered into in the ordinary course of business and in accordance with applicable Laws and with counterparties believed to be financially responsible, all of which are legal, valid and binding obligations of IBG or its applicable Subsidiary, enforceable against IBG or such Subsidiary in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity), and IBG and its applicable Subsidiaries and, to IBG’s Best Knowledge, each counterparty thereto, have duly performed in all material respects all of their material obligations thereunder.

Section 4.35. Indemnification. Except as otherwise set forth on Confidential Schedule 4.35, to the Best Knowledge of IBG, no action or failure to take action by any present or former director, officer, employee or agent of IBG or any IBG Subsidiary has occurred which would give rise to a material claim by any such individual for indemnification from IBG or any IBG Subsidiary.

Section 4.36. Broker’s Fees. Neither IBG nor any of its Subsidiaries has any responsibility or liability for any fees, expenses or commissions payable to any agent, representative, finder, financial advisor or broker in connection with the Merger or the other transactions contemplated by this Agreement, except for Stephens Inc.

Section 4.37. No Other Representations or Warranties.

(A) Except for the representations and warranties in this Article IV, neither IBG nor any other Person makes any express or implied representation or warranty with respect to IBG and its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and IBG hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, and except for the representations and warranties made by IBG in this Article IV, neither IBG nor any Person makes or has made any representation to GBNK or any of GBNK’s Affiliates or representatives with respect to any oral or written information presented to GBNK or any of GBNK’s Affiliates or representatives in the course of their due diligence investigation of IBG (including any financial projections or forecasts), the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(B) IBG acknowledges and agrees that neither GBNK nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS OF GBNK

GBNK covenants and agrees with IBG as follows:

Section 5.01. Commercially Reasonable Efforts. GBNK agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 5.02. Information for Regulatory Applications and Registration Statement. GBNK shall use its commercially reasonable efforts to promptly furnish IBG with all information concerning GBNK that is requested in writing by IBG and is required for inclusion in any application, statement or document to be made or filed by IBG or its Subsidiaries with any federal or state regulatory authority or Governmental Authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement. GBNK shall have the right to review in advance, and consult with IBG with respect to all written information submitted to any third party or any federal or state regulatory authority or Governmental Authority in connection with the transactions contemplated by this Agreement, but IBG shall not be required to provide GBNK with confidential portions of any filing with a federal or state regulatory authority or Governmental Authority. Pursuant to Section 6.07 of this Agreement, in exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.

(A) GBNK agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed and becomes effective under the Securities Act, (ii) the Proxy Statement and any amendment or supplement thereto, at the date(s) of filing and mailing to stockholders and at the time of the GBNK Meeting, and (iii) any other filings made under applicable federal or state banking, securities or other Laws shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. GBNK further agrees that if it shall become aware of any information that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform IBG thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

Section 5.03. Affirmative Covenants. Except as otherwise expressly permitted or required by this Agreement, or as required by applicable Law, from the date of this Agreement through the earlier of the Effective Time or termination of this Agreement, GBNK shall and shall cause the GBNK Subsidiaries to:

(A) Maintain its corporate existence in good standing;

(B) (i) Use commercially reasonable efforts to maintain the general character of its business and (ii) conduct its business in its ordinary and usual manner consistent with past practices;

(C) Extend credit only in material compliance with existing lending policies and practices;

(D) Use commercially reasonable efforts to preserve its business organization intact; to retain the services of its present employees, officers, directors and agents; to retain its present customers, depositors, suppliers and correspondent banks; and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;

(E) Maintain all offices, machinery, equipment, materials, supplies, inventories and other Properties owned, leased or used by it (whether under its control or the control of others) in good operating repair and condition, ordinary wear and tear excepted;

(F) Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

(G) Continue to follow its existing policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;

(H) Account for all transactions in accordance with GAAP;

(I) Perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, Properties and business, except such obligations as it may in good faith reasonably dispute;

(J) Maintain and keep in full force and effect, in all material respects, presently existing insurance coverage and give all notices and present all claims under all insurance policies in due and timely fashion; and

(K) Timely file all reports required to be filed with Governmental Authorities and observe and conform, in all material respects, to applicable Law, except those being contested in good faith by appropriate proceedings.

Section 5.04. Negative Covenants. Except as otherwise expressly permitted or required by this Agreement, as required by applicable Law, or as otherwise set forth on Confidential Schedule 5.04, from the date of this

Agreement through the earlier of the Effective Time or termination of this Agreement, without the prior written consent of IBG, GBNK shall not and GBNK shall cause the GBNK Subsidiaries to not:

(A) Introduce any new material method of management or operation;

(B) Intentionally take any action that could reasonably be anticipated to result in a Material Adverse Change or prevent or materially delay the ability of the parties to consummate the transactions contemplated by this Agreement;

(C) Take or fail to take any action that could reasonably be expected to cause the representations and warranties made in Article III to be inaccurate in any material respect at Closing;

(D) Declare, set aside, set a record date for or pay any dividend or other distribution with respect to its capital stock or other equity securities, other than (i) the payment of dividends from Guaranty Bank to GBNK (or from another wholly owned Subsidiary of GBNK to GBNK or another wholly owned Subsidiary of GBNK), (ii) the payment of regular quarterly dividends by GBNK to the GBNK stockholders at a rate not in excess of $0.1625 per GBNK Share per quarter and (iii) the payment of dividends required in respect of its outstanding trust preferred securities as of the date hereof;

(E) Enter into, alter, amend, renew, terminate or extend any Material Contract (or any contract that would constitute a Material Contract if it were in effect on the date of this Agreement), except for loans and extensions of credit in the ordinary course of business, which are subject to the provisions of Section 5.04(Y) and Section 5.04(Z), and normal renewals of Material Contracts in the ordinary course of business consistent with past practices;

(F) Mortgage, pledge or subject to Lien, charge, security interest or any other encumbrance or restriction, other than Permitted Encumbrances, any of its Properties, business or assets, tangible or intangible, except in the ordinary course of business and consistent with past practices. As used in this Agreement, “Permitted Encumbrances” means: (i) Liens for taxes, assessments or governmental charges or levies not yet due or being contested in good faith and for which adequate accruals or reserves have been established in the consolidated balance sheet of GBNK dated as of March 31, 2018, (ii) statutory Liens securing payments not yet due (or being contested in good faith and for which adequate accruals or reserves have been established in the consolidated balance sheet of GBNK dated as of March 31, 2018), and (iii) with respect to real property owned by GBNK: (A) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course for amounts which are not yet due; and (B) Liens for zoning, building or other similar restrictions, variances, covenants, rights of way, encumbrances, and easements, provided, in each case, that such Liens do not, in the aggregate, materially detract from the value or materially interfere with the present use of the real property owned by GBNK they encumber;

(G) Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect as of the date of this Agreement;

(H) Incur any indebtedness, obligation or liability, whether absolute or contingent, other than the receipt of deposits and trade debt, Federal Home Loan Bank borrowings with maturities of six months or less, sales of certificates of deposit, issuances of commercial paper and entering into repurchase agreements, in each case in the ordinary course of business and consistent with prudent banking practices;

(I) Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business and consistent with past practices;

(J) Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its or its Subsidiaries’ capital stock or other securities or subscriptions, options, warrants, equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of GBNK or any of its Subsidiaries), restricted stock, restricted stock units, stock appreciation rights, convertible securities, calls, rights or commitments of any kind relating to the issuance thereto, except to satisfy any legal obligation to do so that is outstanding as of the date of this Agreement and described in Confidential Schedule 5.04(J);

(K) Amend or otherwise change its certification of incorporation, Articles of Association or Bylaws or similar governing documents;

(L) Sell, transfer, lease to others or otherwise dispose of any material amount of its assets or Properties, discount or arrange for a payoff of a charged off or deficiency credit, cancel or compromise any material debt or claim, or waive or release any right or claim other than in the ordinary course of business and consistent with past practices; provided, that any such transactions involving amounts in excess of $1,500,000 per transaction shall be deemed to not be in the ordinary course of business;

(M) Merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate or dissolve;

(N) Except with respect to the collection of checks and other negotiable instruments or otherwise in the ordinary course of the business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other third Person, firm or corporation;

(O) Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(P) Except as required under applicable Law or the terms of any Employee Plan as in effect as of the date hereof, (i) increase or agree to increase the compensation or benefits of or payable to any current or former employee, officer, director or independent contractor of GBNK or any of its Subsidiaries, other than increases in annual base salary in the ordinary course of business and consistent with past practices that do not exceed 3% of the aggregate cost of all employee annual base salaries in effect as of the date hereof, (ii) pay, agree to, or orally promise to pay, conditionally or otherwise, any additional bonus or extra compensation, pension, severance or vacation pay, to or for the benefit of any of its stockholders, directors, officers or employees, (iii) enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt or amend any Employee Plan or arrangement that would be an Employee Plan if in effect on the date hereof, (iv) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan, or (v) grant any awards or accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other incentive or retention compensation;

(Q) Engage in any transaction with any Affiliate, except in the ordinary course of business and consistent with past practices;

(R) Acquire any capital stock or other equity securities or acquire any equity or ownership interest in or material assets or businesses of any Person, including any bank, corporation, partnership or other entity, except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person;

(S) Except as expressly contemplated by this Agreement, terminate, cancel or surrender any Material Contract or unreasonably permit any damage, destruction or loss which, in any case or in the aggregate, may reasonably be expected to result in a Material Adverse Change;

(T) Dispose of, permit to lapse, transfer or grant any rights under, or knowingly breach or infringe upon, any United States or foreign license or Proprietary Right or materially modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices;

(U) Make any capital expenditures, capital additions or betterments in amounts in excess of $250,000 individually or $1,000,000 in the aggregate, except in the ordinary course of business consistent with past practices;

(V) (i) Hire or promote any employee, or engage any independent contractor, of GBNK or any of its Subsidiaries who has (or, with respect to hiring, engaging or promoting, will have) an annual target compensation opportunity of $150,000 or more, or (ii) terminate the employment of any employee, or service of any independent contractor, of GBNK or any of its Subsidiaries whose annual target compensation opportunity is $150,000 or more (other than a termination of employment or service for cause in the ordinary course of business consistent with past practices);

(W) Make any, or acquiesce with any, change in accounting methods, principles or material practices, except as required by GAAP, including without limitation making any “reverse provision for loan losses” or other similar entry or accounting method that would reduce the allowance for loan and lease losses of GBNK;

(X) Change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing, hedging and other material banking and operating policies or practices;

(Y) Make any new loan except in material compliance with GBNK’s existing policies and procedures and consistent with past practices;

(Z) Renew, extend the maturity of, or alter the material terms of any existing loan except, in material compliance with GBNK’s existing policies and procedures and consistent with past practices;

(AA) Renew, extend the maturity of, or alter any of the material terms of any loan classified as “substandard” or “doubtful,” except extensions or alterations in the ordinary course of business, consistent with past practices;

(BB) Sell (provided, however, that payment at maturity or prepayment is not deemed a sale) Investment Securities or purchase Investment Securities, other than U.S. Treasuries, U.S. government bonds and U.S. government agency securities with an average duration seven years or less;

(CC) Redeem, purchase or otherwise acquire, directly or indirectly, or adjust, split, combine or reclassify, any of its capital stock or other securities of GBNK or any GBNK Subsidiary;

(DD) Settle any litigation, claim, action or proceeding other than settlements in the ordinary course of business consistent with past practices involving solely money damages not in excess of $500,000 individually or $1,000,000 in the aggregate that does not involve or create an adverse precedent and that would not impose any material restriction on the business of either party (including the Resulting Corporation) or its Subsidiaries;

(EE) Make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility; or

(FF) Agree to, or make any commitment to, take or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section  5.04.

Section 5.05. Access; Pre-Closing Investigation. To the extent permitted by applicable Law, GBNK shall, and shall cause each of its Subsidiaries to, afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of IBG full access during regular business hours to all of the properties, books, contracts, commitments, personnel and records of GBNK and each GBNK Subsidiary, and furnish to IBG during such period all such information concerning GBNK and each GBNK Subsidiary and their affairs as IBG may reasonably request, so that IBG may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of GBNK and each GBNK Subsidiary, including access sufficient to verify the value of the assets and the liabilities of GBNK and each GBNK Subsidiary and the satisfaction of the conditions precedent to IBG’s obligations described in Article VIII; provided, however, that IBG shall request permission for all such access reasonably in advance and all such access shall be conducted in a manner designed to minimize disruption to the normal business operations and employee or customer relations of GBNK and each GBNK Subsidiary. GBNK agrees at any time, and from time to time, to furnish to IBG as soon as practicable, any additional information that IBG may reasonably request, and shall specifically provide to IBG a weekly written report of all loans made, renewed or modified by Guaranty Bank. No investigation by IBG or its representatives shall affect the representations and warranties set forth herein. Any information provided pursuant to this Agreement shall be subject to the terms of the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

Section 5.06. Allowance for Loan Losses. GBNK shall cause Guaranty Bank to maintain its Allowance for Loan and Lease Losses (the “Allowance”) at a level consistent with Guaranty Bank’s historical methodology and in compliance with GAAP.

Section 5.07. Untrue Representations. GBNK shall promptly notify IBG in writing if GBNK becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any material written information provided by GBNK to IBG, any confidential schedule to this Agreement or any representation or warranty made by GBNK in Article III or that results in GBNK’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 5.08. Litigation and Claims. GBNK shall promptly notify IBG in writing of any material litigation, or of any claim, controversy or contingent liability that individually, or taken together with other facts, events and circumstances, is reasonably expected to become the subject of material litigation, against GBNK or any GBNK Subsidiary or affecting any of their Properties. GBNK shall promptly notify IBG in writing of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Best Knowledge of GBNK, threatened against GBNK or any GBNK Subsidiary that (i) questions or would reasonably be expected to question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by GBNK or any GBNK Subsidiary pursuant hereto or (ii) seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 5.09. Adverse Changes. GBNK shall promptly notify IBG in writing if any change shall have occurred or, to the Best Knowledge of GBNK, been threatened (or any development shall have occurred or, to the Best Knowledge of GBNK, been threatened involving a prospective change) in the business, financial condition or operations of GBNK and/or any GBNK Subsidiary that has resulted in or would reasonably be expected to result in a Material Adverse Change in GBNK or any GBNK Subsidiary or lead to a failure to obtain necessary regulatory approval of the transactions contemplated by this Agreement.

Section 5.10. No Negotiation with Others.

(A) GBNK agrees that it shall not, and that it shall cause each GBNK Subsidiary and the respective employees, directors, officers, financial advisors, agents and other representatives of GBNK and each GBNK Subsidiary (collectively, “GBNK Representatives”) not to, directly or indirectly, (i) solicit, knowingly encourage or facilitate, initiate or participate in any negotiations or discussions with any third party (except for the limited purpose of notifying such Person of the existence of the provisions of this Section 5.10) regarding an Acquisition Proposal (as defined below), whether by acquisition, business combination, purchase of securities or assets or otherwise; (ii) disclose to any third party any information concerning the business, Properties, books or records of GBNK or any GBNK Subsidiary in connection with any Acquisition Proposal; or (iii) cooperate with any third party to make any Acquisition Proposal. Promptly upon receipt of any unsolicited offer, GBNK will communicate to IBG the terms of any proposal or request for information and the identity of the parties involved. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement has been terminated in accordance with its terms, GBNK shall not, and it shall cause each GBNK Subsidiary and GBNK Representative not to, execute or enter into any letter of intent, agreement in principle, merger agreement, asset or stock purchase or share exchange agreement, option agreement or other contract related to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 5.10(B)).

(B) Notwithstanding anything to the contrary contained in this Section 5.10, if at any time after the date hereof and before the receipt of the Requisite GBNK Stockholder Approval, GBNK and the GBNK Representatives, having each theretofore complied with the terms of Section 5.10(A), receives a bona fide, unsolicited written Acquisition Proposal, GBNK and the GBNK Representatives may engage in negotiations and discussions with, and furnish any information and other access (so long as all such information and access has previously been made available to IBG or is made available to IBG before or concurrently with the time such information or access is made available to such person) to, any Person making such Acquisition Proposal if, and only if, the GBNK Board determines in good faith, after consultation with outside legal and financial advisors, that (i) such Acquisition Proposal constitutes or is reasonably likely to become a Superior Proposal (as defined below) and (ii) the failure of the GBNK Board to furnish such information or access or enter into such discussions or negotiations would be inconsistent with its fiduciary duties under applicable Law; but before furnishing any such information, GBNK shall have received from the Person making such Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement entered into with IBG dated April 20, 2018 (the “Confidentiality Agreement”), which confidentiality agreement shall not prohibit GBNK from complying with the terms of this Section 5.10. GBNK will promptly, and in any event within twenty-four (24) hours, (x) notify IBG in writing of the receipt of such Acquisition Proposal or any request for information relating to GBNK or for access to the Properties, books or records of GBNK by any Person that has made, or to the Best Knowledge of GBNK may be considering making, an Acquisition Proposal and (y) communicate the material terms of such Acquisition Proposal to IBG, including as they may change upon any modification or amendment to the terms thereof, and including the identity of the Person making the Acquisition Proposal and a copy thereof if in writing and any related documentation or correspondence. GBNK will keep IBG reasonably apprised of the status of and other matters relating to any such Acquisition Proposal on a timely basis, including providing a copy of all further related documentation or correspondence.

(C) GBNK agrees that it (i) will and will cause the GBNK Subsidiaries and GBNK Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal or similar transaction and (ii) will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal or similar transaction, and will enforce the terms thereof and will promptly request from such third parties the return or destruction of any confidential information of GBNK provided thereunder. Nothing contained in this Agreement shall prevent (I) GBNK or the GBNK Board from (i) taking the actions provided in Section 1.08(C) or 5.10(B) subject to compliance with the terms thereof, (ii) responding to an unsolicited bona fide Acquisition Proposal for the sole purpose of clarifying the terms and conditions of the Acquisition Proposal, or (iii) informing any Person who submits an unsolicited bona fide Acquisition Proposal of GBNK’s obligations pursuant to Section 5.10(A), or (II) either party, in consultation with outside counsel, complying with its disclosure obligations under federal or state Law including in connection with a GBNK Change in Recommendation (provided that any GBNK Change in Recommendation shall be subject to Section 1.08(C) and shall have the effects set forth in this Agreement).

(D) For purposes of this Agreement, “Acquisition Proposal” means any offer, inquiry, indication of interest or proposal from a party other than IBG regarding any of the following (other than the transactions contemplated by this Agreement) involving GBNK or any GBNK Subsidiary: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction involving GBNK or any GBNK Subsidiary or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of GBNK or any GBNK Subsidiary, in a single transaction or series of related transactions; or (ii) any acquisition by any party or group of parties (including the shareholders or equity holders thereof), directly or indirectly, including by any tender offer or exchange offer, of 20% or more of the outstanding GBNK Shares or of the total voting power of GBNK or any GBNK Subsidiary.

(E) For purposes of this Agreement, “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal made by a party other than IBG to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or similar transaction, all or substantially all of the consolidated assets of GBNK or all of the GBNK Shares and that the GBNK Board determines in its good faith judgment, after consultation with its outside legal and financial advisors (i) is or would result in a transaction that if consummated would be more favorable to GBNK’s stockholders from a financial point of view than the Merger, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by IBG to amend the terms of this Agreement) and (ii) is capable of being, and is reasonably likely to be, consummated on a timely basis on the terms so proposed taking into account all financial, regulatory, legal and other aspects of such proposal.

Section 5.11. Non-Governmental Consents and Approvals. GBNK shall use commercially reasonable efforts to obtain all consents and approvals from third parties necessary or advisable in connection with the transactions contemplated by this Agreement. GBNK will cooperate in all commercially reasonable respects with IBG to obtain all such approvals and consents required of IBG. Without limiting the foregoing, as soon as reasonably practicable after the date hereof, GBNK shall cause each of its Subsidiaries that is an Advisory Entity to inform their investment advisory clients of the transactions contemplated by this Agreement and request each such client’s written consent to the deemed assignment of its management contract resulting from the change in ownership of GBNK and the relevant Advisory Entity resulting from the transactions contemplated by this Agreement and use all reasonable efforts to obtain such consent on or before the Effective Time. While GBNK shall request affirmative written consents from each Advisory Entity’s clients to such deemed assignment, a negative consent will constitute valid consent to the extent permitted by applicable Law and the applicable management contract if (i) a negative consent is not expressly prohibited by the management contract (for purposes of this Agreement, it is assumed that, unless an agreement expressly requires written consent to an “assignment” as defined under the Investment Advisers Act or a change in control, then such “negative consent” or “silence” is permissible hereunder and thereunder), (ii) a notice describing the change in control and the negative consent in a form reasonably acceptable to IBG and GBNK is sent to each client, and (iii) sixty (60) days elapse from the date that notice is received at the client’s office during which period the client continues to have its account managed by the applicable Advisory Entity and does not notify the applicable Advisory Entity that it is withholding its consent and such client shall not have otherwise provided a notice of termination of the relevant management contract that provides for the termination to be effective as of or prior to the Closing Date.

Section 5.12. Termination of Employee Plans. If requested by IBG in writing delivered to GBNK by 20 Business Days before the Closing Date, the GBNK Board (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate any Employee Plan that is a tax-qualified savings plan (the “GBNK 401(k) Plans”), effective as of the day prior to the Closing Date. The form and substance of such resolutions and any other actions taken in connection with the foregoing termination shall be subject to the review and approval of IBG. Following the Effective Time and (if IBG determines in its sole discretion that a determination letter is appropriate) as soon as practicable following receipt of a favorable determination letter from the IRS on the termination of the GBNK 401(k) Plans, the assets thereof shall be distributed to the participants, and IBG shall, to the extent permitted by IBG’s 401(k) plan (the “IBG 401(k) Plan”), permit the employees of GBNK and its Subsidiaries who are actively employed as of the date immediately following the distribution of account balances under the GBNK 401(k) Plans to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, but excluding loans), in the form of cash, from the amounts distributed to such employee from the GBNK 401(k) Plan to the IBG 401(k) Plan.

Section 5.13. Other Agreements. GBNK shall, and shall cause each GBNK Subsidiary to, execute and deliver the Bank Merger Agreement and such other agreements, certificates of merger, certificates, and other documents reasonably necessary to effect the Merger and the Bank Merger, and to take all actions reasonably necessary or required to consummate the transactions contemplated thereby in accordance with the terms hereof.

Section 5.14. Support Agreement. GBNK shall use commercially reasonable efforts to cause each outside director of GBNK and Guaranty Bank to execute and deliver to IBG, contemporaneously with the execution of this Agreement, a Director Support Agreement providing for the continuing support of Independent Bank by the outside directors (the “Director Support Agreements”).

Section 5.15. Conforming Accounting Adjustments. GBNK shall, if requested in writing by IBG, consistent with GAAP and applicable banking Laws immediately before Closing, make such accounting entries as GBNK may reasonably request in order to conform the accounting records of GBNK to the accounting policies and practices of IBG. No such adjustment by GBNK or any GBNK Subsidiary shall of itself constitute or be deemed to be a breach, violation or failure by GBNK or any GBNK Subsidiary to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or constitute grounds for termination of this Agreement by IBG or be an acknowledgment by GBNK of any adverse circumstances for purposes of determining whether the conditions to IBG’s obligations under this Agreement have been satisfied. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence by GBNK, any GBNK Subsidiary or their respective management with any such adjustments.

Section 5.16. D&O Liability Insurance. Contemporaneously with the Closing, GBNK shall purchase an extended reporting period for six (6) years under GBNK’s existing directors and officers liability insurance policy for purposes of covering actions occurring prior to the Effective Time, on terms approved by IBG. Notwithstanding any other provision of this Agreement, the aggregate cost of the premiums for such coverage shall not exceed 300% of the current annual premium for such insurance paid by GBNK as of the date of this Agreement.

Section 5.17. Termination of DP Contracts and IT Conversion. At IBG’s request and in consultation with IBG, GBNK will use commercially reasonable efforts, including but not limited to notifying appropriate parties and negotiating in good faith a reasonable settlement, to ensure that the DP Contracts and contracts related to the provision of any other electronic banking services, if the Merger occurs, be terminated after the consummation of the Merger on a date to be mutually agreed upon by IBG and GBNK. Such notice and actions by GBNK will be in accordance with the terms of such contracts. GBNK shall use reasonable efforts and cooperate with IBG to facilitate a smooth conversion of data processing, item processing, network and related hardware and software, telephone systems, telecommunications, data communications and other technologies, including participating in conversion planning, design, mapping and testing activities before the Closing Date.

Section 5.18. Obligations Related to Trust Preferred and Debt Securities.

(A) GBNK will reasonably cooperate with IBG to permit IBG, as the Resulting Corporation, upon completion of the Merger, to assume expressly the obligations of GBNK to the extent required under the indentures governing GBNK’s trust preferred securities and any debt securities of GBNK or any GBNK Subsidiary or related guaranties, and the parties shall cooperate and execute one or more supplemental indentures, guarantees and other instruments, including any related certificates, opinions or other documentation, reasonably required in connection therewith.

(B) If requested by IBG, GBNK shall deliver all notices and take all other actions to facilitate the termination at the Closing of all commitments in respect of the Credit Agreement, dated as of March 30, 2016, between Guaranty Bancorp and Wells Fargo Bank, National Association, and the repayment in full on the Closing Date of all obligations, and releases of all Liens securing obligations, in respect of the indebtedness thereunder; provided, IBG shall provide any funds required to effect all such repayments at or prior to the Closing. In furtherance and not in limitation of the foregoing, if requested by IBG, GBNK shall use commercially reasonable efforts to deliver to IBG at least two Business Days prior to the Closing Date an executed payoff letter with respect to such credit facility in form and substance customary for transactions of this type, which payoff letter shall, among other things, include the payoff amount.

Section 5.19. Transaction Litigation. GBNK shall give IBG prompt notice of any litigation against GBNK and/or its directors relating to the Merger and the other transactions contemplated by this Agreement and shall give IBG the opportunity to participate, at IBG’s cost, in the defense or settlement of any such litigation, and no such settlement shall be agreed to without the prior written consent of IBG, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this paragraph, “participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party, consistent with the common interest of GBNK and IBG in these matters and the applicable privileges and protections provided therein, and the non-litigating party may offer comments or suggestions with respect to the litigation and any documents to be prepared or filed in connection therewith, which will be reasonably considered in good faith by the litigating party.

ARTICLE VI

COVENANTS OF IBG

IBG covenants and agrees with GBNK as follows (and GBNK makes the covenants expressly set forth herein as covenants of GBNK, to IBG):

Section 6.01. Commercially Reasonable Efforts. IBG agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 6.02. Conduct of Business. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly permitted or required by this Agreement or as required by Law, IBG shall, and shall cause its Subsidiaries to, conduct its and their businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to maintain and preserve intact their business organizations, employees and business relationships.

Section 6.03. Negative Covenants. Except as otherwise expressly permitted or required by this Agreement, or as required by applicable Law, or as set forth on Confidential Schedule 6.03, from the date hereof through the earlier of the Effective Time or termination of this Agreement, without the prior written consent of GBNK, IBG shall not and shall cause its Subsidiaries to not:

(A) Adjust, split, combine or reclassify any of its capital stock;

(B) Intentionally take any action that could reasonably be anticipated to result in a Material Adverse Change or prevent or materially delay the ability of the parties to consummate the transactions contemplated by this Agreement;

(C) Amend or otherwise change IBG’s Certificate of Formation or Bylaws in a manner that would adversely affect the holders of GBNK Shares relative to the holders of IBG Shares;

(D) Take or fail to take any action that could reasonably be expected to cause the representations and warranties made in Article IV to be inaccurate in any material respect at Closing;

(E) Declare, set aside, set a record date for or pay any extraordinary dividend or other extraordinary distribution with respect to the IBG Shares;

(F) Incur any indebtedness that would reasonably be expected to prevent IBG, as the Resulting Corporation, or its Subsidiaries from assuming GBNK’s or its Subsidiaries’ outstanding indebtedness pursuant to the Merger or the Bank Merger, or as required by this Agreement;

(G) Merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate or dissolve, in each case if such transaction would reasonably be expected to prevent or materially delay the ability of the parties to consummate the transactions contemplated by this Agreement;

(H) Engage in any transaction with any Affiliate, except in the ordinary course of business and consistent with past practices;

(I) Make any capital or other equity contributions to any Person or acquire any capital stock or other equity securities or acquire any equity or ownership interest in or material assets or businesses of any Person, including any bank, corporation, partnership or other entity, in each case if such transaction would reasonably be expected to prevent or materially delay the ability of the parties to consummate the transactions contemplated by this Agreement; or

(J) Agree to, or make any commitment to, take or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section  6.03.

Section 6.04. Registration Statement. IBG agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed and becomes effective under the Securities Act, (ii) the Proxy Statement and any amendment or supplement thereto, at the date(s) of filing and mailing to shareholders and at the time of the IBG Meeting and (iii) any other filings made under applicable federal or state banking or securities or other Laws, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. IBG further agrees that if it shall become aware of any information that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform GBNK thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement. IBG agrees to advise GBNK, promptly after IBG receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of IBG Shares for offering or sale in any jurisdiction, of the initiation or, to the extent IBG is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. IBG agrees to promptly provide to GBNK copies of all correspondence between IBG or any of its representatives, on the one hand, and the SEC, on the other hand, related to the Registration Statement.

Section 6.05. NASDAQ Listing. IBG shall, as promptly as practicable, file all documents, take all actions reasonably necessary and otherwise use commercially reasonable efforts to list, before the Closing Date, on the NASDAQ the IBG Shares to be issued to the GBNK stockholders in connection with the Merger.

Section 6.06. Litigation and Claims. IBG shall promptly notify GBNK in writing of any litigation, or of any claim, controversy or contingent liability that individually, or taken together with other facts, events and circumstances, is reasonably expected to become the subject of litigation, against IBG or Independent Bank or affecting any of their respective properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change. IBG shall promptly notify GBNK in writing of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Best Knowledge of IBG, threatened against IBG or Independent Bank that (i) questions or would reasonably be expected to question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by IBG with respect hereto or thereto, or (ii) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 6.07. Regulatory and Other Approvals. With the reasonable cooperation of GBNK, IBG shall use commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of (i) all third parties and (ii) all federal or state bank regulatory authorities or Governmental Authorities necessary to consummate the Merger, the Bank Merger and the other transactions contemplated by this Agreement, including the applications for the prior approval of the Merger and the Bank Merger by the FRB (or appropriate Federal Reserve Bank acting on delegated authority), the TDB, the FDIC and the Colorado Division of Banking (collectively, the “Regulatory Approvals”). Provided that GBNK has promptly provided information reasonably requested by IBG and its comments to draft applications, and otherwise complied with Section 5.02, IBG shall file all such applications on or before the thirtieth (30th) day following the date of this Agreement. IBG shall use commercially reasonable efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time. IBG and GBNK shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Law relating to the exchange of information, all the information relating to IBG or GBNK, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted or proposed to be submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. In addition, IBG shall keep GBNK reasonably informed as to the status of such applications and filings; IBG shall promptly furnish GBNK and its counsel with copies of all such regulatory filings and all correspondence with respect thereto to the extent permitted by applicable Law; and to the extent permitted by applicable Law, each party shall promptly advise the other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any such approval will not be obtained or that the receipt of any such approval will be materially delayed. Notwithstanding anything to the contrary contained in this Agreement, IBG shall not be required to (and GBNK shall not be permitted to, without IBG’s prior written consent) take any action, or commit to take any action, or agree to any condition or restriction, involving IBG, GBNK or any of their respective Subsidiaries pursuant to this Section 6.07 or otherwise in connection with obtaining any permits, consents, approvals and authorizations that would reasonably be expected to be materially burdensome on IBG, GBNK, the Resulting Corporation or their respective Subsidiaries or require a material modification of, or impose any material limitation or restriction on, the activities, governance, legal structure, capital structure, compensation or fee arrangements of IBG, GBNK, the Resulting Corporation or any of their respective Subsidiaries (any of the foregoing, a “Burdensome Condition”); provided, however, that the following shall not be deemed to be a Burdensome Condition: any restraint, limitation, term, requirement, provision or condition that applies generally to bank holding companies and banks as provided by statute, regulation, or written and publicly available supervisory guidance of general applicability, in each case, as in effect on the date hereof.

Section 6.08. Other Agreements. IBG shall, and shall cause Independent Bank to, execute and deliver the Bank Merger Agreement and such other agreements, certificates of merger, certificates, and other documents reasonably necessary to effect the Merger and the Bank Merger and to take all actions reasonably necessary or required to consummate the transactions contemplated thereby in accordance with the terms hereof.

Section 6.09. Employee Matters.

(A) To the extent that an employee of GBNK and its Subsidiaries immediately prior to the Closing (collectively, the “Covered Employees”) becomes eligible to participate in an employee benefit plan maintained by the Resulting Corporation or any of its Subsidiaries (other than GBNK or its Subsidiaries) following the

Effective Time, the Resulting Corporation shall cause such employee benefit plan to recognize the service of such Covered Employee with GBNK or its Subsidiaries for purposes of eligibility, participation, vesting and benefit accrual under such employee benefit plan of the Resulting Corporation or any of its Subsidiaries, to the same extent that such service was recognized immediately prior to the Effective Time under a similar Employee Plan in which such Covered Employee was eligible to participate immediately prior to the Effective Time; provided that, such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service, or (ii) apply for purposes of any retiree medical plans or for purposes of benefit accrual under any defined benefit pension plan. With respect to any health care, dental or vision plan of the Resulting Corporation or any of its Subsidiaries (other than GBNK and its Subsidiaries) in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, the Resulting Corporation shall (x) cause any preexisting condition limitations or eligibility waiting periods under such Resulting Corporation or Subsidiary plan (excluding any Employee Plan) to be waived with respect to such Covered Employee to the extent that such limitation would have been waived or satisfied under the similar Employee Plan in which such Covered Employee participated immediately prior to the Effective Time, and (y) use commercially reasonable efforts to cause any health care, dental and vision expenses incurred by such Covered Employee in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) to be recognized for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental or vision plan of the Resulting Corporation or any of its Subsidiaries (excluding any Employee Plan), to the extent that any such amount was recognized for a similar purpose under the Employee Plans in which such Covered Employee participated immediately prior to the Effective Time.

(B) From and after the date hereof, any written communications to the employees, officers or directors of GBNK or any of its Subsidiaries pertaining to compensation or benefit matters after the Closing or otherwise relating to the transactions contemplated by this Agreement, shall be in the form of mutually agreeable communications, prepared in prior consultation with IBG, it being agreed that IBG and GBNK shall cooperate, including by providing IBG a reasonable period of time to review any such communication, in providing mutually agreeable communications.

(C) For a period beginning at the Effective Time and continuing through the first anniversary thereof, the Resulting Corporation and its Subsidiaries shall provide severance to each Covered Employee pursuant to the terms and conditions of the severance plan or policy of GBNK or its Subsidiaries applicable to such Covered Employee as of the date hereof (in each case, as set forth on Confidential Schedule 6.09(C)).

(D) Prior to the Effective Time, GBNK may pay to each Covered Employee who at the time of the payment is then participating in any GBNK annual cash bonus plan or annual cash incentive plan in effect for the 2018 fiscal year identified on Confidential Schedule 6.09(D) (the “Annual Bonus Plans”) a bonus under such Annual Bonus Plans for the period between January 1, 2018 and the Closing Date; provided that, the aggregate of such bonus payments must not exceed GBNK’s unpaid aggregate accrual for such bonus payments as of the Closing Date (the “Bonus Accrual Amount”). The Bonus Accrual Amount shall be based on the amount accrued by GBNK in respect of the Annual Bonus Plans in the ordinary course of business consistent with past practices and in accordance with GAAP based on GBNK’s actual performance for the period from January 1, 2018 through the latest practicable date prior to the Closing Date. The Bonus Accrual Amount shall be allocated among such Covered Employees in the ordinary course of business consistent with past practices. GBNK shall consult with IBG regarding the determination and allocation of the Bonus Accrual Amount and consider IBG’s comments on such determination and the allocation thereof in good faith. For the avoidance of doubt, (i) if bonuses are paid to employees under the Annual Bonus Plans in the ordinary course of business consistent with past practices prior to the Effective Time, this Section 6.09(D) shall have no force and effect and (ii) any bonuses paid pursuant to this Section 6.09(D) shall be paid in a manner which avoids the duplication of any benefits which may be provided under any other Employee Plan.

(E) From and after the Effective Time, the Resulting Corporation shall, or shall cause its Subsidiaries to, (i) assume and honor the Employee Plans set forth on Confidential Schedule 3.28 in accordance with their terms; provided that, nothing herein shall prohibit the Resulting Corporation from amending, suspending or terminating any such Employee Plan to the extent permitted by the governing documents of such Employee Plan or applicable Law, and (ii) honor and discharge all GBNK’s and the GBNK Subsidiaries’ obligations and assume all of its and their defenses under existing change of control and employment agreements to which GBNK or any GBNK Subsidiary is a party that are set forth on Confidential Schedule 3.28. Without limiting the generality of Section 10.13, the provisions of this Section 6.09 are solely for the benefit of the parties to this Agreement, and no current or former employee, officer, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement be deemed to (a) establish, amend or modify any Employee Plan or any other employee benefit plan, program, agreement or arrangement maintained or sponsored by the Resulting Corporation, IBG, GBNK or any of their respective affiliates; (b) alter or limit the ability of IBG or any of its Subsidiaries to amend, modify or terminate any Employee Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (c) confer upon any current or former employee, officer, director or independent contractor any right to employment or continued employment or continued service with the Resulting Corporation or any of its Subsidiaries (including, following the Closing Date, GBNK and its Subsidiaries), or constitute or create an employment agreement with any employee.

Section 6.10. Adverse Changes. IBG shall promptly notify GBNK in writing if any change shall have occurred or, to the Best Knowledge of IBG, been threatened (or any development shall have occurred or, to the Best Knowledge of IBG, been threatened involving a prospective change) in the business, financial condition, or operations of IBG and/or Independent Bank that has resulted in or may reasonably be expected to result in a Material Adverse Change with respect to IBG or Independent Bank or lead to a failure to obtain necessary regulatory approval of the transactions contemplated by this Agreement.

Section 6.11. Issuance of IBG Common Shares. The IBG Shares to be issued by IBG to the stockholders of GBNK pursuant to this Agreement will, on the issuance and delivery to such stockholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The IBG Shares to be issued to the stockholders of GBNK pursuant to this Agreement are and will be free of any preemptive rights of the stockholders of GBNK or any other Person, and are not and will not be restricted securities under the Securities Act, except for IBG Shares issued by IBG to any GBNK stockholders who may be deemed to be an “affiliate” of IBG under the Securities Act after completion of the Merger.

Section 6.12. Access to Properties and Records. To the extent permitted by applicable Law, IBG shall and shall cause each of its Subsidiaries, upon reasonable notice from GBNK to IBG to: (a) afford the employees and officers and authorized representatives (including legal counsel, accountants and consultants) of GBNK reasonable access to the properties, books and records of IBG and its Subsidiaries during regular business hours in order that GBNK may have the opportunity to make such reasonable investigation as it shall desire to make of the affairs of IBG and its Subsidiaries, and (b) furnish GBNK with such additional financial and operating data and other information as to the business and properties of IBG as GBNK may, from time to time, reasonably request; provided, however, that GBNK shall request permission for all such access reasonably in advance and all such access shall be conducted in a manner designed to minimize disruption to the normal business operations and employee or customer relations of IBG and each IBG Subsidiary. No investigation by GBNK or its representatives shall affect the representations and warranties set forth herein.

Section 6.13. Director and Officer Indemnification. From and after the Effective Time, the Resulting Corporation shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable Law, each present and former officer, director and employee of GBNK and any GBNK Subsidiary against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses damages or liabilities arising, in whole or in part, out of matters, actions or omissions occurring at or prior to the Effective Time and arising out of or pertaining to the fact that such person is or was an officer, director or employee of GBNK or any GBNK

Subsidiary (including, without limitation, matters, actions or omissions related to the negotiation, execution, approval and performance of this Agreement or consummation of the Merger), including advancement of expenses as further specified below. If the Resulting Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of the Resulting Corporation or the surviving company shall assume the obligations set forth in this Section 6.13 prior to or simultaneously with the consummation of such transaction. The Resulting Corporation shall also advance expenses as incurred by any such indemnified party hereunder to the fullest extent permitted by applicable Law; provided that the indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification. The Resulting Corporation shall reasonably cooperate with the indemnified party, and the indemnified party shall reasonably cooperate with the Resulting Corporation, in the defense of any such claim, action, suit, proceeding or investigation. The obligations of the Resulting Corporation under this Section 6.13 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any party entitled to indemnification hereunder without the prior consent of such affected party. The provisions of this Section 6.13 shall survive the Effective Time and are intended for the benefit of, and shall be enforceable by, each party entitled to indemnification hereunder and his or her heirs and representatives.

Section 6.14. Appointment of Directors. Effective immediately after the Effective Time, the IBG Board shall adopt resolutions and take such other action as necessary to appoint Edward B. Cordes and Paul W. Taylor (the “GBNK Nominees”) to the IBG Board, each for a term expiring at the next annual meeting of the shareholders of IBG following the Effective Time. IBG shall nominate, and recommend that the IBG shareholders elect, each of the GBNK Nominees to the IBG Board as a Class III director at the 2019 annual meeting of IBG shareholders. Notwithstanding the foregoing, IBG’s obligation to nominate and recommend each GBNK Nominee is subject to such GBNK Nominee’s compliance with IBG’s governance and ethics policies in place from time to time, as reasonably determined by IBG’s Corporate Governance and Nominating Committee.

Section 6.15. Section 16 Matters. Each of the GBNK Board and the IBG Board shall, prior to the Effective Time, take all such reasonable actions as may be necessary or appropriate pursuant to Rule 16b-3 under the Exchange Act to exempt the conversion of GBNK Shares and GBNK equity awards pursuant to the terms of this Agreement by officers and directors of GBNK subject to the reporting requirements of Section 16(a) of the Exchange Act or by officers or directors of GBNK who may become an officer or director of the Resulting Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, (i) the GBNK Board shall adopt resolutions that specify (A) the name of each individual whose disposition of GBNK Shares (or GBNK equity awards) is to be exempted, (B) the number of GBNK Shares (and GBNK equity awards) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act and (ii) the IBG Board shall adopt resolutions that specify (A) the name of each individual whose acquisition of IBG Shares (or IBG equity awards) is to be exempted, (B) the number of IBG Shares (and IBG equity awards) to be acquired by each such individual and (C) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act. Each party shall provide to counsel of the other party for its review (x) copies of such resolutions to be adopted by the respective boards of directors prior to such adoption and (y) copies of such resolutions as adopted, and each party shall provide the other party with such information as shall be reasonably necessary for the other party’s board of directors to set forth the information required in the resolutions of such board of directors.

Section 6.16. Dividends. After the date of this Agreement, IBG and GBNK shall coordinate with the other the declaration of any dividends in respect of IBG Shares and GBNK Shares and the record dates and payment dates relating thereto, it being the intention of the parties that holders of GBNK Shares shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their GBNK Shares and any IBG Shares any such holder receives in exchange therefor in the Merger.

Section 6.17. Takeover Statutes. No party shall take any action that would cause this Agreement, the Merger or any of the other transactions contemplated by this Agreement to be subject to requirements imposed by any takeover Laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law (any such Laws, “Takeover Statutes”), and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated by this Agreement, or if necessary challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

Section 6.18. Untrue Representations. IBG shall promptly notify GBNK in writing if IBG becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any material written information provided by IBG to GBNK, any confidential schedule to this Agreement or any representation or warranty made by IBG in Article IV or that results in IBG’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 6.19. Transaction Litigation. IBG shall give GBNK prompt notice of any litigation against IBG and/or its directors relating to the Merger and the other transactions contemplated by this Agreement and shall give GBNK the opportunity to participate, at GBNK’s cost, in the defense or settlement of any such litigation, and no such settlement shall be agreed to without the prior written consent of GBNK, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this paragraph, “participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party, consistent with the common interest of IBG and GBNK in these matters and the applicable privileges and protections provided therein, and the non-litigating party may offer comments or suggestions with respect to the litigation and any documents to be prepared or filed in connection therewith, which will be reasonably considered in good faith by the litigating party.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GBNK

The obligations of GBNK to effect the Merger are subject to the satisfaction, before or at the Closing, of each of the following conditions, which may be waived in whole or in part by GBNK:

Section 7.01. Representations and Warranties. (i) Each of the representations and warranties of IBG set forth in Section 4.01(B), Section 4.02, Section 4.03 (other than inaccuracies that are de minimis in amount and effect), Section 4.04(B), Section 4.16, and Section 4.36 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), (ii) each of the representations and warranties of IBG set forth in Section 4.01(A) and Section 4.04(A) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), and (iii) each of the other representations and warranties of IBG set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (iii), where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Material Adverse Change in IBG.

Section 7.02. Performance of Obligations. IBG shall have, or shall have caused to be, performed or complied with, in all material respects, all agreements, terms, covenants and obligations required by this Agreement to be performed or complied with by IBG at or before the Effective Time.

Section 7.03. Government Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated, and no such Regulatory Approval shall contain or shall have resulted in, or would reasonably be expected to result in, the imposition of any Burdensome Condition.

Section 7.04. No Restraints. No order, injunction, decree or judgment issued by any court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or the other transactions contemplated by this Agreement shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the Merger, the Bank Merger or the other transactions contemplated by this Agreement.

Section 7.05. Delivery of Closing Documents. GBNK shall have received all documents required to be delivered by IBG on or before the Closing Date as set forth in Section 2.03, all in form and substance reasonably satisfactory to GBNK.

Section 7.06. Shareholder Approvals. Each of the Requisite GBNK Stockholder Approval and the Requisite IBG Shareholder Approval shall have been obtained.

Section 7.07. Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending such effectiveness shall be in effect, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness shall have been initiated, continuing, or have been threatened and be unresolved.

Section 7.08. Listing of IBG Shares. The IBG Shares to be issued to the GBNK stockholders as the Merger Consideration in the Merger shall have been approved for listing on the NASDAQ and such approval shall not have been withdrawn or revoked.

Section 7.09. No Material Adverse Change. Since the date of this Agreement, no Material Adverse Change shall have occurred with respect to IBG.

Section 7.10. Tax Opinion. GBNK shall have received an opinion (reasonably acceptable in form and substance to GBNK) from Shapiro Bieging Barber Otteson LLP, dated as of the Closing Date, to the effect that for federal income tax purposes the Merger will qualify as a “reorganization” within the meaning of § 368(a) of the Code. Such opinion will be based upon representations of the parties contained in this Agreement and in the tax representation letters described in Section 1.12(C).

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IBG

The obligations of IBG to effect the Merger are subject to the satisfaction, before or at the Closing, of each of the following conditions, which may be waived in whole or in part by IBG.

Section 8.01. Representations and Warranties. (i) Each of the representations and warranties of GBNK set forth in Section 3.01(B), Section 3.02, Section 3.03(A) (other than inaccuracies that are de minimis in amount and effect), Section 3.04(B), Section 3.16, and Section 3.42 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), (ii) each of the representations and warranties of GBNK set forth in Section 3.01(A), Section 3.03(B) and Section 3.04(A) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), and (iii) each of the other representations and warranties of GBNK set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which case as of such specific date), except in the case of the foregoing clause (iii), where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Material Adverse Change in GBNK.

Section 8.02. Performance of Obligations. GBNK shall have, or shall have caused to be, performed or complied with, in all material respects, all agreements, terms, covenants and obligations required by this Agreement to be performed or complied with by GBNK at or before the Effective Time.

Section 8.03. Delivery of Closing Documents. IBG shall have received all documents required to be delivered by GBNK on or before the Closing Date as set forth in Section 2.02, all in form and substance reasonably satisfactory to IBG.

Section 8.04. Government Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated, and no such Regulatory Approval shall contain or shall have resulted in, or would reasonably be expected to result in, the imposition of any Burdensome Condition.

Section 8.05. No Restraints. No order, injunction, decree or judgment issued by any court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or the other transactions contemplated by this Agreement shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the Merger, the Bank Merger or the other transactions contemplated by this Agreement.

Section 8.06. No Material Adverse Change. Since the date of this Agreement, no Material Adverse Change shall have occurred with respect to GBNK.

Section 8.07. Shareholder Approvals. Each of the Requisite GBNK Stockholder Approval and the Requisite IBG Shareholder Approval shall have been obtained.

Section 8.08. Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending such effectiveness shall be in effect, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness shall have been initiated, continuing, or have been threatened and be unresolved.

Section 8.09. Listing of IBG Shares. The IBG Shares to be issued to the GBNK stockholders as the Merger Consideration in the Merger shall have been approved for listing on the NASDAQ and such approval shall not have been withdrawn or revoked.

Section 8.10. Additional Agreements. The Additional Agreements executed contemporaneously with the execution of this Agreement shall not have been terminated and shall remain in full force and effect.

Section 8.11. Tax Opinion. IBG shall have received an opinion (reasonably acceptable in form and substance to IBG) from Wachtell, Lipton, Rosen & Katz, dated as of the Closing Date, to the effect that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of § 368(a) of the Code. Such opinion will be based upon representations of the parties contained in this Agreement and in the tax representation letters described in Section 1.12(C).

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.01. Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time before the Effective Time (except as otherwise set forth in this Section 9.01), whether before or after approval by the GBNK stockholders or IBG shareholders as follows, and in no other manner:

(A) By the mutual written consent of GBNK and IBG, duly authorized by the GBNK Board and the IBG Board, respectively.

(B) By either GBNK or IBG if the Closing shall not have occurred on or before April 2, 2019 (the “Closing Date Deadline”); provided, however, that the right to terminate this Agreement under this Section 9.01(B) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

(C) By either IBG or GBNK if (i) any Regulatory Approval required to be obtained pursuant to Section 8.04 or Section 7.03 has been denied by the relevant Governmental Authority and such denial has become final and nonappealable or if any such Regulatory Approval includes, or will not be issued without, the imposition of a Burdensome Condition, or (ii) any Governmental Authority of competent jurisdiction shall have issued an order, injunction, decree or ruling or taken any other action permanently restraining, enjoining, invalidating or otherwise prohibiting this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby and such order, injunction, decree, ruling or other action shall have been final and nonappealable.

(D) By IBG, if GBNK shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement which breach or failure, if continuing on the Closing Date, would, individually or together with all other such uncured breaches or failures by GBNK, constitute grounds for the conditions set forth in Section 8.01 or Section 8.02 not to be satisfied on the Closing Date, and such breach or failure shall not have been cured within a period of thirty (30) calendar days after written notice from IBG (or such fewer days as remain prior to the Closing Date Deadline).

(E) By GBNK, if IBG shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure, if continuing on the Closing Date, would, individually or together with all other such uncured breaches or failures by IBG, constitute grounds for the conditions set forth in Section 7.01 or Section 7.02 not to be satisfied on the Closing Date, and such breach or failure shall not have been cured within a period of thirty (30) calendar days after written notice from GBNK (or such fewer days as remain prior to the Closing Date Deadline).

(F) By either IBG or GBNK, if (i) the Requisite GBNK Stockholder Approval shall not have been obtained at the GBNK Meeting, or any adjournment or postponement thereof, called for such purpose at which a vote on this Agreement is taken, or (ii) the Requisite IBG Shareholder Approval shall not have been obtained at the IBG Meeting, or any adjournment or postponement thereof, called for such purpose at which a vote on this Agreement is taken; provided, however, that the right to terminate this Agreement under this Section 9.01(F) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Requisite GBNK Stockholder Approval or the Requisite IBG Shareholder Approval, as applicable, to be obtained and such action or failure to act constitutes a material breach of this Agreement.

(G) By IBG, if GBNK or the GBNK Board shall have made a GBNK Change in Recommendation or failed to comply in any material respect with its obligations under Section 1.08(B) or Section 5.10.

(H) By GBNK, if IBG or the IBG Board shall have failed to comply in any material respect with its obligations under Section 1.08(D).

(I) By GBNK, at any time within two Business Days following the Determination Date (defined below) if both of the following conditions are satisfied:

(1) The number obtained by dividing the Average Closing Price by the Starting Price (each as defined below) (the “IBG Ratio”) shall be less than 0.85; and

(2) (x) the IBG Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.15 from the quotient in this clause (2)(y);

subject, however, to the following three sentences. If GBNK elects to exercise its termination right pursuant to this Section 9.01(I), it shall give written notice to IBG. Following its receipt of such notice, IBG shall have the option, at its sole discretion, to increase the consideration to be received by the GBNK stockholders hereunder, by adjusting the Exchange Ratio (calculated to the nearest ten-thousandth) to a number (rounded to the nearest ten-thousandth) equal to the quotient of (A) the product of (i) the product of the Starting Price, multiplied by 0.85, multiplied by (ii) the Exchange Ratio, divided by (B) the Average Closing Price. If IBG so elects, it shall give prompt written notice to GBNK of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.01(I) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

For purposes of this Section 9.01(I), the following terms shall have the meanings indicated:

“Average Closing Price” has the meaning set forth in Section 1.05(C).

“Determination Date” shall mean the third trading day prior to the Closing Date.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on and including the Determination Date.

“Index Group” shall mean the NASDAQ Bank Index.

“Index Price” shall mean the closing price of the Index Group on a given date.

“Index Price on the Starting Date” shall mean 4,310.34.

“Starting Price” shall mean $78.60.

Section 9.02. Notice of Termination. The power of termination provided for by Section 9.01 may be exercised only by a notice given in writing, as provided for in Section 10.06.

Section 9.03. Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger pursuant to the provisions of Section 9.01, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except that (A) the provisions of Sections 9.03, 9.04, 10.02, 10.07, 10.11, and 10.14 and the Confidentiality Agreement shall survive any such termination of the Agreement and abandonment of the Merger and (B) notwithstanding anything to the contrary, neither IBG nor GBNK shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

Section 9.04. Termination Fee.

(A) In the event that (i) after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management or the board of directors of GBNK or has been made directly to its stockholders generally, or any Person shall have publicly announced an Acquisition Proposal, (ii) thereafter this Agreement is terminated (A) by GBNK or IBG pursuant to Section 9.01(B) (if the Requisite GBNK Stockholder Approval has not theretofore been obtained but all other conditions set forth in Article VII had been satisfied or were capable of being satisfied prior to such termination), (B) by IBG pursuant to Section 9.01(D) as a result of a willful breach, or (C) by GBNK or IBG pursuant to Section 9.01(F)(i), and (iii) prior to the date that is twelve (12) months after the date of such termination, GBNK consummates a transaction included within the definition of Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal, in each case, whether or not relating to the same Acquisition Proposal as that referenced in clause (i), then GBNK shall on the earlier of (x) the date such a transaction is consummated or (y) the date any such definitive agreement is entered into, as applicable, pay IBG a fee equal to $40,000,000 (the “Termination Fee”) by wire transfer of immediately available funds; provided, that, for purposes of this Section 9.04(A), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%”.

(B) In the event this Agreement is terminated by IBG pursuant to Section 9.01(G), then GBNK shall, within two Business Days after the date of termination, pay IBG the Termination Fee by wire transfer of immediately available funds.

(C) In the event this Agreement is terminated by GBNK pursuant to Section 9.01(H), then IBG shall, within two Business Days after the date of termination, pay GBNK the Termination Fee by wire transfer of immediately available funds.

(D) Each of GBNK and IBG acknowledges that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, IBG and GBNK, respectively, would not enter into this Agreement; accordingly, if GBNK or IBG, as applicable, fails promptly to pay the amount due pursuant to this Section 9.04, and, in order to obtain such payment, IBG or GBNK (as applicable) commences a suit which results in a judgment against GBNK or IBG (as applicable) for the fee set forth herein or any portion thereof, GBNK or IBG, as applicable, shall pay to the other party its fees and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if IBG or GBNK fails to pay the amounts payable pursuant to this Section 9.04, then IBG or GBNK, as applicable, shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” published in The Wall Street Journal on the date such payment was required to be made plus 200 basis points for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by GBNK or IBG pursuant to this Section 9.04 constitute liquidated damages and not a penalty, and, except in the case of fraud, or willful breach of this Agreement, shall be the sole monetary remedy of IBG or GBNK, as applicable, in the event of a termination of this Agreement specified in such section. In no event shall any party be required to pay the Termination Fee more than once. Each party’s obligation to pay the Termination Fee shall survive termination of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01. No Survival of Representations and Warranties. The parties hereto agree that all of the representations, warranties and covenants contained in this Agreement shall terminate and be extinguished at Closing, except for those covenants that specifically require performance after the Closing.

Section 10.02. Expenses. Except as specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and all agreements and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, shall be borne and paid by the party incurring such costs or expenses.

Section 10.03. Entire Agreement. This Agreement (including the documents and instruments referred to herein), the Confidentiality Agreement, and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof, and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations, warranties and promises of the other parties hereto that are contained herein or in the other agreements executed by the parties contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement, and has not relied on the oral statements of any other party or its representatives.

Section 10.04. Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Authority by any party to this Agreement to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances which the limitations of the preceding sentence applies. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate applicable Law.

Section 10.05. Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 10.06. Notices. All notices, requests, claims, demands, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing; and may be delivered personally, by nationally-recognized overnight courier service, by United States mail, or by e-mail or facsimile transmission, to such party at the address or transmission numbers set forth below:

(A) If given to GBNK, or to an officer thereof, in such officer’s official capacity, at GBNK’s mailing address or transmission number set forth below (or such address or transmission number as GBNK may give notice to IBG by like notice):

Paul W. Taylor

President and CEO

Guaranty Bancorp

1331 17th Street, Suite 200

Denver, Colorado 80202

Facsimile: (303) 296-0228

Email: paul.taylor@gbnk.com

with a copy (which shall not constitute notice) to:

Christian Otteson, Esq.

Shapiro Bieging Barber Otteson, LLP

4582 South Ulster Street Parkway, Suite 1650

Denver, Colorado 80237

Facsimile: (720) 488-7711

Email: cotteson@sbbolaw.com

(B) If given to IBG, or to an officer thereof, in such officer’s official capacity, at IBG’s mailing address or transmission number set forth below (or such address or transmission number as IBG may give notice to GBNK by like notice):

Mr. David R. Brooks

Chairman of the Board and CEO

Independent Bank Group, Inc.

1600 Redbud Blvd., Suite 400

McKinney, Texas 75069

Facsimile: 972-562-5496

Email: drbrooks@ibtx.com

with a copy (which shall not constitute notice) to:

Mark Haynie, Esq.

Executive Vice President and General Counsel

Independent Bank Group, Inc.

1600 Redbud Blvd., Suite 400

McKinney, Texas 75069

Facsimile: 972-562-5496

Email: mhaynie@ibtx.com

and with a copy (which shall not constitute notice) to:

Edward D. Herlihy, Esq.

Jacob A. Kling, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Email: EDHerlihy@wlrk.com

JAKling@wlrk.com

Any notice given pursuant to this Agreement shall be effective (i) in the case of personal delivery, e-mail or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or three Business Days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of nationally-recognized overnight courier service, one Business Day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery.

Section 10.07. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES SUBJECT TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN ADDITION, EACH PARTY (A) SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF

DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DELAWARE, AND APPELLATE COURTS THEREOF, IN THE EVENT THAT ANY DISPUTE (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISES OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, (C) AGREES THAT IT WILL NOT BRING ANY PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT OTHER THAN THE ABOVE-NAMED COURTS AND (D) AGREES THAT IT WILL NOT SEEK TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT (I) ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, (II) ANY SUCH PROCEEDING SHOULD BE TRANSFERRED OR REMOVED TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, (III) ANY SUCH PROCEEDING SHOULD BE STAYED BY REASON OF THE PENDENCY OF SOME OTHER PROCEEDING IN ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS OR (IV) THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY THE ABOVE-NAMED COURTS. EACH PARTY AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 10.06.

Section 10.08. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE PROCEEDING, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.09. Multiple Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. An e-mail, facsimile or other electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 10.10. Certain Definitions.

(A) “Affiliate” means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person in question. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(B) “Best Knowledge” means, (i) with respect to IBG, the actual knowledge of those Persons set forth on Confidential Schedule 10.10(B)(i), and (ii) with respect to GBNK, the actual knowledge of those Persons set forth on Confidential Schedule 10.10(B)(ii). For purposes of this definition, a named Person shall be deemed to have actual knowledge of facts that would be reasonably expected to come to the attention of such Person in the course of the management reporting practices of IBG or GBNK, as applicable.

(C) “Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in McKinney, Texas are authorized or required by applicable Law or any Governmental Authority to close.

(D) “Environmental Laws” means any applicable federal, state, or local Laws now in effect and in each case as amended to date, including any judicial or administrative order, consent decree, judgment relating to pollution or protection of public or employee health or safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Authorization Act, as amended 49 U.S.C. § 5101, et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1201, et. seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et. seq.; the Clean Air Act, 42 U.S.C. § 7401, et. seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f. et. seq.

(E) “Governmental Authority” means any United States or foreign federal, state or local court, administrative agency, commission or other governmental authority, Regulatory Agency or instrumentality thereof, in each case, of competent jurisdiction.

(F) “Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, including crude oil or any fraction thereof, or any petroleum product, defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Laws, or which is in any way regulated as hazardous or toxic by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead, but notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of the business of GBNK or any GBNK Subsidiary or IBG or any IBG Subsidiary, as applicable, in compliance with all Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

(G) “IBG Property” or “IBG Properties” means all real property owned or leased by IBG or any IBG Subsidiary, including properties that any IBG Subsidiary has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

(H) “Investment Securities” means a security held by Guaranty Bank and reflected as an asset of Guaranty Bank or held by Independent Bank and reflected as an asset of Independent Bank, as applicable, in accordance with GAAP.

(I) “Law” or “Laws” means any federal, state, local or foreign law, statute, ordinance, rule, code, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

(J) “Material Adverse Change” means, with respect to GBNK or IBG, as applicable, any event, circumstance, development, change, occurrence or effect that, individually or in the aggregate, (a) has resulted in, or would reasonably be expected to result in, a material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), business or results of operations of such party and its Subsidiaries, taken as a whole, other than, in the case of this clause (a), any event, circumstance, development, change, occurrence or effect to the extent resulting from (i) any change occurring after the date hereof in any federal or state Law, which change affects banking institutions and their holding companies generally, including any change affecting the Deposit Insurance Fund administered by the FDIC, unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates, (ii) changes in general economic, legal, regulatory or political conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity and currency exchange rates unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates, (iii) general changes in credit markets or general downgrades in credit markets unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates, (iv) changes after the date hereof in GAAP that affect financial institutions generally, unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates, (v) a failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof, or changes in the trading price of GBNK Shares or IBG Shares (as applicable), in and of itself, but not including any underlying causes thereof, (vi) changes resulting from acts of terrorism or war unless such changes have a materially disproportionate adverse effect on a party relative to other similarly situated companies in the industry in which such party operates, (vii) actions of a party or its Subsidiaries taken at the express written request, or with the express prior written consent, of the other party hereto in contemplation of the transactions contemplated hereby, or (viii) the public disclosure of this Agreement, or (b) prevents, or would reasonably be expected to prevent, such party from consummating the Closing (including the Merger and the Bank Merger).

(K) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

(L) “Property” or “Properties” means all real property owned or leased by GBNK or any GBNK Subsidiary, including properties that any GBNK Subsidiary has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

(M) “Regulatory Agency” means (i) the SEC, (ii) any self-regulatory organization, (iii) the FRB, (iv) the FDIC, (v) the Texas Department of Banking (the “TDB”), (vi) the Colorado Division of Banking and (vii) any other federal or state governmental or regulatory agency or authority.

(N) “Subsidiary” means, in the case of either GBNK or IBG, any Person in which it owns or controls, directly or indirectly, 25% or more of the outstanding voting securities or 25% or more of the total equity interest or otherwise has, directly or indirectly, the right to elect or appoint a majority of the directors or other Persons performing similar functions.

Section 10.11. Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which such other party may be entitled, at law or in equity.

Section 10.12. Rules of Construction. When a reference is made in this Agreement to an Article, Section, Exhibit or Confidential Schedule, such reference shall be to an Article or Section of, or an Exhibit or Confidential Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors or assigns. References to IBG relating to periods after the Effective Time shall mean the Resulting Corporation.

Section 10.13. Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors, and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other Person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. Notwithstanding any other provision of this Agreement, it is specifically intended by the parties to this Agreement that the persons entitled to the benefits of the covenants contained in Section 6.13 are third-party beneficiaries solely with respect to such section. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section  10.13 shall be void and of no effect.

Section 10.14. Public Disclosure. None of IBG, Independent Bank, GBNK or any GBNK Subsidiary will make, issue or release, or cause to be made, issued or released, any announcement, public statement, press release, or other public disclosure of the existence, terms, conditions or status of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, IBG and GBNK, upon prior written notice to the other party, will be permitted to make, subject to the terms of this Agreement, any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state Laws or that may be necessary to obtain regulatory approval for, or to otherwise effect, the transactions contemplated hereby.

Section 10.15. Extension; Waiver. At any time before the Closing Date, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No party to this Agreement shall by any act (except by a written instrument given pursuant to this Section 10.15) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

Section 10.16. Amendments. This Agreement may be amended by a written instrument signed by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of this Agreement by the GBNK stockholders or the IBG shareholders; but after the approval of this Agreement by the GBNK stockholders or the IBG shareholders, there shall not be, without the further approval of such stockholders or shareholders, as applicable, any amendment of this Agreement that requires such further approval under applicable Law.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board and CEO

GUARANTY BANCORP

By:	/s/ Paul W. Taylor
Paul W. Taylor
President and CEO

[Signature Page to Agreement and Plan of Reorganization]

Appendix B

OPINION OF STEPHENS INC.

[Letterhead of Stephens Inc.]

May 22, 2018

The Board of Directors of

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069

Members of the Board:

You have engaged us in connection with the proposed acquisition of Guaranty Bancorp (“Target”) by Independent Bank Group, Inc. (the “Company”) (the “Transaction”) to provide our opinion as to whether the Transaction is fair to the Company from a financial point of view. The terms and conditions of the Transaction are set forth in a definitive purchase agreement (the “Agreement”) among the Company and the Target. Pursuant to the Agreement, in connection with the closing of the Transaction, the Target will merge with and into the Company, and all outstanding shares of stock of the Target (other than certain shares held by the Target or the Company) will be cancelled and converted into the right to receive the merger consideration as set forth in the Agreement. Additionally, as more fully described in the Agreement, the Company will pay consideration in the form of a stock payment based upon a fixed exchange ratio of 0.45 shares of the Company’s common stock for each share of the Target’s common stock. The restricted stock awards of the Target will be converted into restricted stock awards of the Company at the same exchange ratio, other than certain restricted stock awards which will vest at the closing of the Transaction and be entitled to receive the merger consideration as set forth in the Agreement. Based upon the Company’s closing stock price of $78.60 per share on May 21, 2018, and on the number of outstanding shares and awards of the common stock of the Target, we understand that the Company would issue approximately 13.2 million shares to the Target’s common shareholders, worth approximately $35.37 per share, or approximately $1.0 billion in the aggregate.

In connection with rendering our opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Company and the Target;

(ii)

Reviewed and considered publicly available consensus mean analyst earnings per share estimates for the Company and the Target for the years ending December 31, 2018 and December 31, 2019, as well as estimated long-term annual earnings and balance sheet growth rates and dividends per share for the Company and the Target for the years thereafter, as provided by the senior management of the Company;

(iii)

analyzed, on a pro forma basis in reliance upon financial projections and other information and assumptions provided by the management teams of the Company and the Target, the effect of the Transaction on the balance sheet, earnings, tangible book value per share and earnings per share of the Company;

(iv)	reviewed the reported prices and trading activity for the common stock of the Company and the Target;

(v)	compared the financial performance of the Target with that of certain publicly-traded companies that we deemed relevant to our analysis of the Transaction, and their securities;

(vi)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

May 22, 2018

(viii)

discussed with management of the Company the operations of and future business prospects for the Company and the Target and the anticipated cost savings and financial consequences of the Transaction to the Company; and

(ix)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Target and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. Management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Target; nor have we evaluated the solvency or fair value of the Company or the Target under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Target. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Target. With respect to any financial forecasts prepared by the management of the Company, including forecasts of potential cost savings and of potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the Target and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all respects material to our analysis.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and regularly provide investment banking services to the Company and we expect to provide similar services in the future. Our firm also issues periodic research reports regarding the Company’s business activities and prospects, and our firm regularly provides securities brokerage services to one or more subsidiaries or affiliates of the Company. During the two years preceding the date of this letter we have received fees from the Company in connection with investment banking services that we provided to assist the Company in a follow-on stock offering and a private placement offering and an offering of subordinated notes, and to provide advice for an acquisition and render a fairness opinion, and we have also received compensation for the brokerage services we have provided. We are entitled to receive a fee from the Company for rendering this fairness opinion to the Board of Directors. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. Stephens expects to pursue future investment banking services assignments from the Company. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, regulatory, accounting or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that

B-2

May 22, 2018

subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

This opinion is for the use and benefit of the Board of Directors of the Company for purposes of assisting with its evaluation of the Transaction. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission; however, this opinion letter and a summary discussion of our underlying analyses may be included in communications to stockholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such stockholder communications.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the consideration to be given by the Company in the Transaction is fair from a financial point of view to Independent Bank Group, Inc.

Very truly yours,

/s/ STEPHENS INC.

STEPHENS INC.

B-3

Appendix C

OPINION OF KEEFE, BRUYETTE & WOODS, INC.

May 22, 2018

The Board of Directors

Guaranty Bancorp

1331 17th Street

Suite 345

Denver, CO 80202

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Guaranty Bancorp (“Guaranty”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of Guaranty with and into Independent Bank Group, Inc. (“Independent”), pursuant to the Agreement and Plan of Reorganization (the “Agreement”) to be entered into by and between Guaranty and Independent. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement) and without any action on the part of Independent, Guaranty or any holder of common stock, par value $0.001 per share, of Guaranty (“Guaranty Common Stock”), each share of Guaranty Common Stock issued and outstanding as of immediately prior to the Effective Time (excluding Cancelled Shares and GBNK 2015 RSAs (each as defined in the Agreement)), shall be converted into the right to receive 0.45 of a share of common stock, par value $0.01 per share, of Independent (“Independent Common Stock”). The foregoing ratio of 0.45 of a share of Independent Common stock for one share of Guaranty Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement further provides that, immediately after the Effective Time, Independent shall cause Guaranty Bank and Trust Company, a wholly-owned subsidiary of Guaranty, to merge with and into Independent Bank, McKinney, Texas, a wholly-owned subsidiary of Independent (“Independent Bank”), with Independent Bank as the surviving entity, pursuant to a separate merger agreement (such transaction, the “Bank Merger”).

KBW has acted as financial advisor to Guaranty and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and in the case of Independent, further to existing sales and trading relationships with each of KBW and a KBW broker-dealer affiliate), may from time to time purchase securities from, and sell securities to, Guaranty and Independent. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Guaranty or Independent for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of Guaranty (the “Board”) in rendering this opinion and will receive a fee from Guaranty for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, Guaranty has agreed to indemnify us for certain liabilities arising out of our engagement.

Keefe, Bruyette & Woods, A Stifel Company ● One Montgomery Street, Suite 3700, San Francisco, CA 94104

(415) 591-5020 ● www.kbw.com

The Board of Directors – Guaranty Bancorp

May 22, 2018

In addition to this present engagement, in the past two years, KBW has provided investment banking and financial advisory services to Guaranty and received compensation for such services. KBW acted as financial advisor to Guaranty in connection with Guaranty’s September 2016 acquisition of Home State Bancorp and sole bookrunner in Guaranty’s July 2016 registered offering of subordinated notes. In the past two years, KBW has provided investment banking and financial advisory services to Independent and received compensation for such services. KBW acted as co-manager in Independent’s June 2016 registered offering of subordinated notes and co-manager in Independent’s November 2017 registered offering of Independent Common Stock. We may in the future provide investment banking and financial advisory services to Guaranty or Independent and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Guaranty and Independent and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated May 18, 2018 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Guaranty; (iii) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 of Guaranty; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Independent; (v) the unaudited quarterly financial statements and Quarterly Report on Form 10-Q for the period ended March 31, 2018 of Independent; (vi) certain regulatory filings of Guaranty and Independent and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2017 as well as the quarter ended March 31, 2018; (vii) certain other interim reports and other communications of Guaranty and Independent to their respective shareholders; and (viii) other financial information concerning the businesses and operations of Guaranty and Independent that was furnished to us by Guaranty and Independent or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Guaranty and Independent; (ii) the assets and liabilities of Guaranty and Independent; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Guaranty and Independent with similar information for certain other companies the securities of which are publicly traded; (v) publicly available consensus “street estimates” of Guaranty, as well as assumed long-term Guaranty growth rates provided to us by Guaranty management, all of which information was discussed with us by Guaranty management and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Independent (which estimates reflect the estimated pro forma impact of Independent’s pending acquisition of Integrity Bancshares, Inc., which acquisition was publicly announced on November 28, 2017 (the “Integrity Acquisition”)), as well as assumed long-term Independent growth rates provided to us by Independent management, all of which information was discussed with us by Independent management and used and relied upon by us based on such discussions, at the direction of Guaranty management and with the consent of the Board; (vii) projected balance sheet and capital data of Independent, giving effect to Independent’s estimates and assumptions regarding the pro forma impact of the Integrity Acquisition, that was prepared by Independent management, provided to and discussed with us by such management and used and relied upon by us based on such discussions, at the direction of Guaranty management and with the consent of the Board; and (viii) estimates regarding certain pro forma financial effects of the Merger on Independent (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, Independent

Keefe, Bruyette & Woods, A Stifel Company ● One Montgomery Street, Suite 3700, San Francisco, CA 94104

(415) 591-5020 ● www.kbw.com

The Board of Directors – Guaranty Bancorp

May 22, 2018

management and that were used and relied upon by us based on such discussions, at the direction of Guaranty management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of Guaranty and Independent regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Guaranty, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Guaranty.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Guaranty as to the reasonableness and achievability of the publicly available consensus “street estimates” of Guaranty and the assumed Guaranty long-term growth rates referred to above (and the assumptions and bases therefor), and we have assumed that all such information was reasonably prepared and represents, or in the case of the Guaranty “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated. We have further relied, with the consent of Guaranty, upon Independent management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Independent, the assumed Independent long-term growth rates, the projected balance sheet and capital data of Independent, and the estimates regarding certain pro forma financial effects of the Merger on Independent, all as referred to above (and the assumptions and bases for all such information, including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), and we have assumed that all such information was reasonably prepared and represents, or in the case of the Independent “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Independent management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated. We express no view or opinion as to the Integrity Acquisition (or any terms, aspects or implications thereof) and have assumed, with the consent of Guaranty, that the Integrity Acquisition will be consummated as described to us by Independent management in the second quarter of 2018.

It is understood that the portion of the foregoing financial information of Guaranty and Independent that was provided to us was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus “street estimates” of Guaranty and Independent, is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of Guaranty and Independent and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

Keefe, Bruyette & Woods, A Stifel Company ● One Montgomery Street, Suite 3700, San Francisco, CA 94104

(415) 591-5020 ● www.kbw.com

The Board of Directors – Guaranty Bancorp

May 22, 2018

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Guaranty or Independent since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for Guaranty and Independent are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Guaranty or Independent, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Guaranty or Independent under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed and referred to above) with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of Guaranty Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions (including the Bank Merger) and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction (including the Bank Merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Guaranty, Independent or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Guaranty that Guaranty has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Guaranty, Independent, the Merger and any related transaction (including the Bank Merger), the Agreement and the Integrity Acquisition. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of Guaranty Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to Guaranty, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other

Keefe, Bruyette & Woods, A Stifel Company ● One Montgomery Street, Suite 3700, San Francisco, CA 94104

(415) 591-5020 ● www.kbw.com

The Board of Directors – Guaranty Bancorp

May 22, 2018

agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Guaranty to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Guaranty or the Board; (iii) the fairness of the amount or nature of any compensation to any of Guaranty’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Guaranty Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Guaranty (other than the holders of Guaranty Common Stock, solely with respect to the Exchange Ratio as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Independent or any other party to any transaction contemplated by the Agreement; (v) any adjustment (as provided in the Agreement) to the Exchange Ratio assumed for purposes of our opinion; (vi) the actual value of Independent Common Stock to be issued in the Merger; (vii) the prices, trading range or volume at which Guaranty Common Stock or Independent Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Independent Common Stock will trade following the consummation of the Merger; (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (ix) any legal, regulatory, accounting, tax or similar matters relating to Guaranty, Independent, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), or the Integrity Acquisition, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Guaranty Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders Guaranty Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, A Stifel Company ● One Montgomery Street, Suite 3700, San Francisco, CA 94104

(415) 591-5020 ● www.kbw.com

Appendix D

EXECUTION VERSION

FORM OF GUARANTY VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Voting Agreement”) dated May 22, 2018, is executed by and among INDEPENDENT BANK GROUP, INC., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (“IBG”), GUARANTY BANCORP, a Delaware corporation and registered bank holding company with its principal offices in Denver, Colorado (“GBNK”), and the undersigned (the “Shareholder”).

RECITALS:

WHEREAS, concurrently herewith, IBG and GBNK are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as the same may be amended, supplemented or modified, the “Reorganization Agreement”), which provides for the merger of GBNK with and into IBG, with IBG as the surviving corporation (the “Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Reorganization Agreement;

WHEREAS, as of the date hereof, the Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock, par value $0.001 per share, of GBNK (the “GBNK Shares”) (such shares, including any GBNK Shares in respect of GBNK RSAs, the “Shares”); and

WHEREAS, as a condition and inducement for IBG to enter into the Reorganization Agreement, and undertake and incur the significant effort and expenses to be undertaken and incurred in consummating the Merger and the other transactions contemplated by the Reorganization Agreement, IBG has required that the Shareholder, in his or her capacity as a shareholder of GBNK, enter into this Voting Agreement, and the Shareholder has agreed to enter into this Voting Agreement.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, GBNK, IBG and the Shareholder undertake, promise, covenant and agree with each other as follows:

1.    Voting Agreement. From the date hereof until the earlier of (a) the Closing or (b) the termination of the Reorganization Agreement in accordance with its terms (the “Support Period”), the Shareholder hereby irrevocably and unconditionally agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of GBNK’s shareholders, however called, and in connection with any written consent of GBNK’s shareholders, the Shareholder shall vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval and adoption of the Reorganization Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of GBNK’s shareholders to a later date if there are not sufficient votes to approve the Reorganization Agreement and in favor of any advisory, non-binding compensation proposal set forth in the Proxy Statement and submitted to the shareholders of GBNK in connection with the Merger, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the GBNK Certificate of Incorporation or Bylaws, in each case, which would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of GBNK contained in the Reorganization Agreement, or of the Shareholder contained in this Voting Agreement, or (2) prevent, materially impede or materially delay the consummation of the transactions contemplated by the

Reorganization Agreement, including the Merger. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Shareholder serves in any partner, shareholder, trustee or similar capacity. To the extent the Shareholder does not control, by himself or herself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights he or she has in such shareholder entity to carry out the intent and purposes of his or her support and voting obligations in this Section 1 and otherwise set forth in this Voting Agreement. The Shareholder covenants and agrees that, except for this Voting Agreement, he or she (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Shares or any other agreement inconsistent with the provisions of this Voting Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares, except as may be necessary to carry out the intent of this Voting Agreement and in a manner consistent with the terms of this Voting Agreement.

2.    Transfer Restrictions Prior to the Merger. The Shareholder hereby covenants and agrees that, during the Support Period, the Shareholder will not, and will not agree to, directly or indirectly, without the prior written consent of IBG, offer for sale, sell, assign, transfer, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”); provided, that the Shareholder may (i) Transfer Shares for estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Voting Agreement, and the Shareholder provides at least three (3) business days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Voting Agreement) to IBG, in which case the Shareholder shall remain responsible for any breach of this Voting Agreement by such transferee, or Transfer Shares at such Shareholder’s death pursuant to law or such Shareholder’s estate plan (provided, that the transferee agrees in a signed writing to be bound by and comply with the provisions of this Voting Agreement) or (ii) surrender Shares to GBNK in connection with the vesting of GBNK RSAs to satisfy any withholding for the payment of taxes incurred in connection with such vesting. In furtherance of the foregoing, the Shareholder hereby authorizes GBNK to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares.

3.    Representations of the Shareholder. The Shareholder represents and warrants as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Voting Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Voting Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Voting Agreement by the Shareholder or the performance of his or her obligations hereunder; (c) the execution and delivery of this Voting Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority; (d) the Shareholder beneficially owns and has the power to vote or direct the voting of the Shares; (e) the Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Voting Agreement or under applicable federal or state securities laws); and (f) the Shareholder has read and is familiar with the terms of the Reorganization Agreement. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his or her obligations under this Voting Agreement, other than to a de minimis extent. The Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by IBG to confirm and assure the rights and obligations set forth in this Voting Agreement. As used in this Voting Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

4.    Additional Shares. In the event that the Shareholder acquires record or beneficial ownership of, and the power to vote or direct the voting of, any additional GBNK Shares or voting interests (including any GBNK Shares acquired by means of purchase, dividend or distribution, or in respect of GBNK RSAs or issued upon the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise), such GBNK Shares or voting interests shall, without further action of the parties, constitute Shares and shall be subject to the provisions of this Voting Agreement.

5.    Publicity. The Shareholder hereby authorizes IBG and GBNK to publish and disclose in any filing required to be made with the SEC or any other filing with any Governmental Authority made in connection with the Merger, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Voting Agreement.

6.    Term and Termination. This Voting Agreement shall be effective upon signing and continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement in accordance with its terms (provided that (i) this Section 6, Section 7, Section 8 and Sections 12 through 16 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein), or (b) the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement at the Closing.

7.    Amendment and Waiver. This Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by GBNK, IBG and the Shareholder. Any provision in this Voting Agreement may be waived if such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.    Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. An electronic or facsimile transmission of a signed counterpart of this Voting Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

9.    Entire Agreement. This Voting Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any person not a party to this Voting Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement. IBG acknowledges and agrees that, except as expressly provided herein, nothing in this Voting Agreement shall be deemed to vest in IBG any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and IBG shall have no authority under or by reason of this Voting Agreement to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of GBNK or exercise any power or authority to direct the Shareholder in the voting of any of the

Shares, except as otherwise expressly provided herein. This Voting Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

10.    Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto. Any purported assignment in violation of this Voting Agreement is void.

11.    Remedies/Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Voting Agreement were not performed in accordance with its terms or otherwise were breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other parties shall be entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which such other party may be entitled, at law or in equity.

12.    Governing Law; Jurisdiction. This Voting Agreement and the rights and obligations of each of the parties subject to this Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of laws. In addition, each party (a) submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, in the event that any dispute (whether in contract, tort or otherwise) arises out of this Voting Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any proceeding relating to this Voting Agreement or the transactions contemplated hereby in any court other than the above-named courts and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that (i) any such proceeding is brought in an inconvenient forum, (ii) any such proceeding should be transferred or removed to any court other than one of the above-named courts, (iii) any such proceeding should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts or (iv) this Voting Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with Section 14.

13.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE PROCEEDING, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.    Notices. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid if to the Shareholder, to the addresses set forth below their signature on the signature pages hereof (or, if no such address is provided, then to the address for the Shareholder as set forth in the shareholder register of GBNK), and if to IBG or GBNK, in accordance with Section 10.06 of the Reorganization Agreement.

15.    Severability. If any term or other provision of this Voting Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Voting Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions of this Voting Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Voting Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

16.    No Representative Capacity. Notwithstanding anything to the contrary herein, this Voting Agreement applies solely to the Shareholder in his or her individual capacity as a shareholder and not in his or her capacity as a director or officer. To the extent the Shareholder serves as a member of the board of directors or officer of GBNK or as a fiduciary for others, nothing in this Voting Agreement shall limit or affect the Shareholder’s discretion to take any action, or fail to take any action, in the Shareholder’s capacity as a director or officer or, subject to Section 1, as a fiduciary for others, including in exercising rights under the Reorganization Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written.

GUARANTY BANCORP

By:
Paul W. Taylor
President and CEO

INDEPENDENT BANK GROUP, INC.

By:
David R. Brooks
Chairman of the Board and CEO

SHAREHOLDER
(Individual)

Signature

Printed Name

Address:

Email:

SHAREHOLDER
(Entity)

Entity Name

By:

Name:

Title:

Address:

Email:

[Signature Page to Voting Agreement]

Appendix E

EXECUTION VERSION

FORM OF INDEPENDENT VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Voting Agreement”) dated May 22, 2018, is executed by and among INDEPENDENT BANK GROUP, INC., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (“IBG”), GUARANTY BANCORP, a Delaware corporation and registered bank holding company with its principal offices in Denver, Colorado (“GBNK”), and the undersigned (the “Shareholder”).

RECITALS:

WHEREAS, concurrently herewith, IBG and GBNK are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as the same may be amended, supplemented or modified, the “Reorganization Agreement”), which provides for the merger of GBNK with and into IBG, with IBG as the surviving corporation (the “Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Reorganization Agreement;

WHEREAS, as of the date hereof, the Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock, par value $0.01 per share, of IBG (the “IBG Shares”) (such shares owned beneficially or of record as of the record date for a Meeting, as defined below, including any IBG Shares in respect of IBG restricted stock awards, the “Shares”); and

WHEREAS, as a condition and inducement for GBNK to enter into the Reorganization Agreement, and undertake and incur the significant effort and expenses to be undertaken and incurred in consummating the Merger and the other transactions contemplated by the Reorganization Agreement, GBNK has required that the Shareholder, in his, her or its capacity as a shareholder of IBG, enter into this Voting Agreement, and the Shareholder has agreed to enter into this Voting Agreement.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, GBNK, IBG and the Shareholder undertake, promise, covenant and agree with each other as follows:

1.    Voting Agreement. From the date hereof until the termination of this Voting Agreement in accordance with its terms (the “Support Period”), the Shareholder hereby irrevocably and unconditionally agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of IBG’s shareholders, however called, and in connection with any written consent of IBG’s shareholders (together, a “Meeting”), the Shareholder shall vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval and adoption of the Reorganization Agreement and the approval of the transactions contemplated thereby, including the Merger and the issuance of IBG Shares pursuant to the Reorganization Agreement, (B) in favor of any proposal to adjourn or postpone such Meeting to a later date if there are not sufficient votes to approve the Reorganization Agreement and (C) against any action, proposal, transaction, agreement or amendment of the IBG Certificate of Formation or Bylaws, in each case, which would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of IBG contained in the Reorganization Agreement, or of the Shareholder contained in this Voting Agreement, or (2) prevent, materially impede or materially delay the consummation of the transactions contemplated by the Reorganization Agreement, including the Merger. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Shareholder serves in any partner, shareholder, trustee or similar capacity. To the extent the Shareholder does not control, by himself, herself or itself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights he, she or it has in such shareholder entity to carry out the intent and purposes of his, her or its support and voting obligations in this Section 1 and otherwise set forth in this Voting Agreement. The Shareholder covenants and agrees that, except for this Voting Agreement, he, she or it (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Shares or any other agreement inconsistent with the provisions of this Voting Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares, except as may be necessary to carry out the intent of this Voting Agreement and in a manner consistent with the terms of this Voting Agreement.

2.    Representations of the Shareholder. The Shareholder represents and warrants as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Voting Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Voting Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Voting Agreement by the Shareholder or the performance of his, her or its obligations hereunder; (c) the execution and delivery of this Voting Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority; (d) the Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Voting Agreement or under applicable federal or state securities laws); and (e) the Shareholder has read and is familiar with the terms of the Reorganization Agreement. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his, her or its obligations under this Voting Agreement, other than to a de minimis extent. The Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by GBNK to confirm and assure the rights and obligations set forth in this Voting Agreement. As used in this Voting Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

3.    Additional Shares. In the event that the Shareholder acquires record or beneficial ownership of, and the power to vote or direct the voting of, any additional IBG Shares or voting interests (including any IBG Shares acquired by means of purchase, dividend or distribution, or in respect of IBG restricted stock awards or issued upon the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) and owns such IBG Shares or voting interests beneficially or of record as of the record date for a Meeting, such IBG Shares or voting interests shall, without further action of the parties, constitute Shares and shall be subject to the provisions of this Voting Agreement.

4.    Publicity. The Shareholder hereby authorizes IBG and GBNK to publish and disclose in any filing required to be made with the SEC or any other filing with any Governmental Authority made in connection with the Merger, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Voting Agreement.

5.    Term and Termination. This Voting Agreement shall be effective upon signing and continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement in accordance with its terms or (b) the receipt of the Requisite IBG Shareholder Approval (provided that (i) this Section 5, Section 6, Section 7 and Sections 11 through 15 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein).

6.    Amendment and Waiver. This Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by GBNK, IBG and the Shareholder. Any provision in this Voting Agreement may be waived if such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.    Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. An electronic or facsimile transmission of a signed counterpart of this Voting Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

8.    Entire Agreement. This Voting Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any person not a party to this Voting Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement. GBNK acknowledges and agrees that, except as expressly provided herein, nothing in this Voting Agreement shall be deemed to vest in GBNK any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and GBNK shall have no authority under or by reason of this Voting Agreement to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of IBG or exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein. This Voting Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

9.    Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto. Any purported assignment in violation of this Voting Agreement is void.

10.    Remedies/Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Voting Agreement were not performed in accordance with its terms or otherwise were breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other parties shall be entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which such other party may be entitled, at law or in equity.

11.    Governing Law; Jurisdiction. This Voting Agreement and the rights and obligations of each of the parties subject to this Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of laws. In addition, each party (a) submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, in the event that any dispute (whether in contract, tort or otherwise) arises out of this Voting Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any proceeding relating to this Voting Agreement or the transactions contemplated hereby in any court other than the above-named courts and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that (i) any such proceeding is brought in an inconvenient forum, (ii) any such proceeding should be transferred or removed to any court other than one of the above-named courts, (iii) any such proceeding should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts or (iv) this Voting Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with Section 13.

12.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE PROCEEDING, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.    Notices. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, email, certified or registered mail (return receipt requested) with postage prepaid if to the Shareholder, to the addresses or email, as applicable, set forth below their signature on the signature pages hereof (or, if no such address is provided, then to the address for the Shareholder as set forth in the shareholder register of IBG), and if to IBG or GBNK, in accordance with Section 10.06 of the Reorganization Agreement.

14.    Severability. If any term or other provision of this Voting Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Voting Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions of this Voting Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Voting Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

15.    No Representative Capacity. Notwithstanding anything to the contrary herein, this Voting Agreement applies solely to the Shareholder in his, her or its capacity as a shareholder and not in his, her or its capacity as a director or officer. To the extent the Shareholder serves as a member of the board of directors or officer of IBG or as a fiduciary for others, nothing in this Voting Agreement shall limit or affect the Shareholder’s discretion to take any action, or fail to take any action, in the Shareholder’s capacity as a director or officer or, subject to Section 1, as a fiduciary for others, including in exercising rights under the Reorganization Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written.

GUARANTY BANCORP

By:
Paul W. Taylor
President and CEO

INDEPENDENT BANK GROUP, INC.

By:
David R. Brooks
Chairman of the Board and CEO

SHAREHOLDER
(Individual)

Signature

Printed Name

Address:

Email:

SHAREHOLDER
(Entity)

Entity Name

By:

Name:

Title:

Address:

Email:

[Signature Page to Voting Agreement]

GUARANTY BANCORP ATTN: CHRISTOPHER TREECE 1331 17TH STREET, STE. 200 DENVER, COLORADO 80202 1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A11 OF 2 1 1 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 24, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 24, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1., 2. and 3. For Against Abstain 1. Approval and adoption of the Agreement and Plan of Reorganization dated as of May 22, 2018 by and between Independent Bank Group, Inc. (Independent) and Guaranty Bancorp (Guaranty) as such agreement may be amended, supplemented or modified from time to time, pursuant to which Guaranty will merge with and into Independent (the Guaranty merger proposal). 2. Approval, on an advisory (non-binding) basis, of the compensation that certain executive officers of Guaranty may receive in connection with the merger of Guaranty with and into Independent pursuant to existing agreements or arrangements with Guaranty. 3. Approval of the adjournment of the Guaranty special meeting to a later date or dates, if the board of directors of Guaranty determines such an adjournment is necessary or appropriate, to permit solicitation of additional proxies in favor of the Guaranty merger proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. JOB # Signature [PLEASE SIGN WITHIN BOX] Date 2 0 0000000000 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SHARES CUSIP # SEQUENCE # Signature (Joint Owners) Date 0000387327_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com GUARANTY BANCORP Proxy for Special Meeting of Stockholders September 25, 2018 1:00 PM Mountain Time This proxy is solicited by the Board of Directors The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and appoint(s) Paul W. Taylor and Christopher G. Treece, or either of them, as proxies, each with the power to act alone and with full power of substitution, and hereby authorize(s) them to represent and to vote all of the shares of common stock of Guaranty Bancorp (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on September 25, 2018, or any adjournment or postponement thereof (the “Meeting”), in the manner directed in this Proxy, and to vote in their discretion with respect to such other business or matters as may properly come before the Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THIS PROXY PROMPTLY. R1.0.1.17 _ 2 0000387327 Continued and to be signed on reverse side